UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 240.14a-12

TXU CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, without par value (the “Common Stock”) of TXU Corp.

(2)	Aggregate number of securities to which transaction applies:

461,196,630 shares of Common Stock (representing the number of shares of Common Stock outstanding on June 6, 2007); 5,608,055 shares of Common Stock issuable pursuant to the terms of outstanding awards under the terms of TXU Corp.’s stock plans and 1,523,106 shares of Common Stock issuable upon conversion of TXU Corp.’s Floating Rate Convertible Senior Notes due 2033.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 461,196,630 shares of Common Stock (representing the number of shares of Common Stock outstanding on June 6, 2007) multiplied by $69.25 per share; (B) 5,608,055 shares of Common Stock issuable pursuant to the terms of outstanding awards under the terms of TXU Corp.’s stock plans multiplied by $69.25 per share; and (C) 1,523,106 shares of Common Stock issuable upon conversion of TXU Corp.’s Floating Rate Convertible Senior Notes due 2033 multiplied by $69.25 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0000307 by the aggregate value calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$32,431,699,526.75

(5)	Total fee paid:

$995,653.18

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TXU Corp.

Notice of Annual Meeting
of Shareholders and
Proxy Statement

Annual Meeting of Shareholders:
[          ], 2007, at [          ]
[
                                                                  ]

Whether or not you will be able to attend the annual meeting, please vote your shares promptly so that you may be represented at the meeting.

                             , 2007

To the shareholders of TXU Corp.:

We cordially invite you to attend the annual meeting of shareholders of TXU Corp., at [ ] a.m., local time, on [  ], 2007, at [    ], Dallas, Texas. Directions to the location of the annual meeting are included in the proxy statement attached to this letter (the “Proxy Statement”).

At the annual meeting, we will ask you to vote for a proposal to approve an Agreement and Plan of Merger, dated as of February 25, 2007 (as it may be amended from time to time, and including the plan of merger it contains, the “Merger Agreement”), among TXU Corp., Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and Texas Energy Future Merger Sub Corp., a Texas corporation (“Merger Sub”), which provides for the merger of Merger Sub with and into TXU Corp. (the “Merger”), as a result of which TXU Corp. will become a subsidiary of Parent. Parent and Merger Sub were formed by an investor group led by affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Texas Pacific Group (“TPG”) solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. If TXU Corp.’s shareholders approve the Merger Agreement and the Merger is completed, you will be entitled to receive $69.25 in cash, without interest, for each share of common stock of TXU Corp., without par value (the “Common Stock”), you own (unless you have properly exercised your rights of dissent and appraisal with respect to the Merger). The merger consideration represents a premium of approximately 25% to the average closing price of the Common Stock for the 20-day trading period ending on February 22, 2007, the last full trading day before press speculation about a possible transaction.

After careful consideration and following receipt of the unanimous recommendation of the Strategic Transactions Committee of the board of directors of TXU Corp., TXU Corp.’s board of directors by unanimous vote (excluding Dr. E. Gail de Planque) has determined that it is in the best interests of TXU Corp.’s shareholders that TXU Corp. enter into the Merger Agreement and complete the Merger on the terms and conditions of the Merger Agreement. Dr. de Planque, to avoid any perception of a potential conflict of interest arising out of her historical professional relationships within the industry, based upon the advice of outside counsel to both TXU Corp. and the Strategic Transactions Committee and the recommendation of the board of directors, recused herself from all discussions about the Merger. TXU Corp.’s board of directors unanimously recommends that you vote “FOR” the approval of the Merger Agreement and “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. In considering the recommendation of TXU Corp.’s board of directors with respect to the Merger and the Merger Agreement, you should be aware that some of TXU Corp.’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of TXU Corp.’s shareholders generally.

As more fully described in the Proxy Statement, at the annual meeting, we will also consider the election of TXU Corp.’s directors and the selection of Deloitte & Touche LLP as TXU Corp.’s independent auditor for the year ending December 31, 2007, and two shareholder proposals. The board of directors of TXU Corp. recommends a vote “FOR” each nominee for director and “FOR” the selection of Deloitte & Touche LLP as TXU Corp.’s independent auditor. The board of directors of TXU Corp. recommends a vote “AGAINST” each of the two shareholder proposals.

The proxies being solicited hereby are being solicited by TXU Corp. and the board of directors of TXU Corp. We have retained Georgeson Inc. to assist in the distribution and solicitation of proxies. The accompanying proxy statement provides you with detailed information about the Merger Agreement, the proposed Merger and the other matters to be considered at the annual meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about TXU Corp. from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of Common Stock you own. We cannot complete the Merger unless holders of two-thirds of the outstanding shares of Common Stock entitled to vote at the annual meeting of shareholders vote for the approval of the Merger Agreement. A failure to vote will have the same effect as a vote against the approval of the Merger Agreement. In addition, the election of directors requires the affirmative vote of the holders of a plurality of the votes cast at the annual meeting, and the approval of all other matters requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, assuming a quorum is present. We would like you to attend the annual meeting. However, whether or not you plan to attend the annual meeting, it is important that your shares of Common Stock be represented. Accordingly, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope or submit your proxy by calling the toll-free number listed on the proxy card or through the Internet as indicated on the proxy card prior to the annual meeting. If you hold shares of Common Stock through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee, but in any case, you should vote your shares because the nominee cannot vote for you on the proposal to approve the Merger Agreement. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Please note that only shareholders entitled to vote at the meeting or their proxy holders may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held through a broker, bank or other nominee, you must bring to the meeting an account statement or letter from the holder of record indicating that you beneficially owned the shares on the record date.

Thank you for your continued support and we look forward to seeing you on [  ], 2007.

Sincerely,

C. John Wilder
Chairman, President and CEO

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or fairness of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated •, 2007, and is first being mailed to shareholders on or about •, 2007.

1601 Bryan Street
Dallas, Texas 75201-3411
(214) 812-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON • , 2007

To the shareholders of TXU Corp.:

An annual meeting of the shareholders of TXU Corp., a Texas corporation (“TXU Corp.”), will be held at [  ], a.m., local time, on [  ], 2007, at [    ], Dallas, Texas for the following purposes:

1.	To vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 25, 2007 (as amended from time to time, the “Merger Agreement”) among TXU Corp., Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and Texas Energy Future Merger Sub Corp., a Texas corporation (“Merger Sub”), including the plan of merger contained in the Merger Agreement. The Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement, provides for the merger of Merger Sub with and into TXU Corp. (the “Merger”), with TXU Corp. continuing as the surviving corporation but becoming a subsidiary of Parent. Pursuant to the Merger Agreement, each share of TXU Corp.’s common stock, without par value (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than those shares (i) owned by Parent or any of its subsidiaries, including Merger Sub, or owned by TXU Corp. or any of its subsidiaries, and in each case not held on behalf of third parties, or (ii) held by shareholders who properly exercise their rights of dissent and appraisal under Texas law, if any, will be converted into the right to receive $69.25 in cash, without interest, and less any applicable withholding tax;

2.	To vote upon any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary;

3.	To elect the directors of TXU Corp. for the ensuing year;

4.	To approve the selection of Deloitte & Touche LLP as TXU Corp.’s independent auditor for the year 2007;

5.	To consider a shareholder proposal related to TXU Corp.’s adoption of quantitative goals for emissions at its existing and proposed plants;

6.	To consider a shareholder proposal requesting a report on TXU Corp.’s political contributions and expenditures; and

7.	To transact such other business that may properly come before the annual meeting or any adjournment or postponement thereof.

In accordance with TXU Corp.’s bylaws, the board of directors of TXU Corp. has fixed the close of business on [  ], 2007 as the record date for the purposes of determining shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. A list of TXU Corp.’s shareholders will be available at TXU Corp.’s principal executive offices at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 during ordinary business hours for 11 days prior to the annual meeting. All TXU Corp. shareholders entitled to vote at the meeting are cordially invited to attend the annual meeting in person. Please plan to arrive early to allow sufficient time for processing through security.

The approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote at the annual meeting. In addition, the election of directors requires the affirmative vote of the holders of a plurality of the votes cast at the annual meeting, and the approval of all other matters requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, assuming a quorum is present. Whether or not you plan to attend the annual meeting, we urge you to vote your shares by telephone, the Internet or by completing, signing, dating and returning the enclosed proxy card as promptly as possible prior to the annual meeting to ensure that your shares will be represented at the annual meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Merger Agreement and be voted in accordance with TXU Corp.’s board of directors’ other recommendations with respect to the other matters to be considered at the annual meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the annual meeting, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the annual meeting and, if a quorum is present, it will have the same effect as a vote against the approval of the Merger Agreement. Any TXU Corp. shareholder attending the annual meeting may vote in person, even if he or she has returned a proxy card; such vote by ballot will revoke any proxy previously submitted. However, if you hold your shares of Common Stock through a bank or broker or other custodian, you must provide a legal proxy issued from such custodian in order to vote your shares of Common Stock in person at the annual meeting.

Shareholders who vote against the approval of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if the Merger is completed, but only if they submit a written objection to the Merger to TXU Corp. before the vote is taken on the Merger Agreement and they comply with all requirements of Texas law, which are summarized in the accompanying proxy statement. We urge you to read the entire proxy statement carefully.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

By Order of the Board of Directors,

C. John Wilder
Chairman, President and CEO
Dallas, Texas
                  , 2007

-i-

(cont’d)

-ii-

(cont’d)

-iii-

(cont’d)

-iv-

(cont’d)

ANNEX A	AGREEMENT AND PLAN OF MERGER

ANNEX B	OPINION OF CREDIT SUISSE SECURITIES (USA) LLC

ANNEX C	OPINION OF LAZARD FRÈRES & CO. LLC

ANNEX D	CHAPTER 10, SUBCHAPTER H OF THE TEXAS BUSINESS ORGANIZATIONS CODE — RIGHTS OF DISSENTING OWNERS

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the annual meeting of the shareholders of TXU Corp. (the “annual meeting”), and the proposed merger (the “Merger”) of Texas Energy Future Merger Sub Corp (“Merger Sub”), a Texas corporation formed by an investor group led by Kohlberg Kravis Roberts & Co. (“KKR”) and Texas Pacific Group (“TPG”), with and into TXU Corp. These questions and answers may not address all information that may be important to you as a shareholder of TXU Corp. To fully understand the Merger, please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “we,” “our,” and “us” refer to TXU Corp.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of TXU Corp. by Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of February 25, 2007 (as it may be amended from time to time, including the plan of merger it contains, the “Merger Agreement”) among TXU Corp., Parent and Merger Sub. Parent and Merger Sub are entities formed by an investor group led by KKR and TPG solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement.

If the Merger Agreement is approved by TXU Corp.’s shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into TXU Corp., and each share of common stock of TXU Corp., without par value (the “Common Stock”), issued and outstanding immediately prior to the Effective Time of the Merger (as defined on page 54), other than those shares (i) owned by Parent or any of its subsidiaries, including Merger Sub, or owned by TXU Corp. or any of its subsidiaries, and in each case not held on behalf of third parties or, (ii) held by shareholders who properly exercise their rights of dissent and appraisal under Texas law, if any, will be converted into the right to receive $69.25 in cash, without interest, and less any applicable withholding tax. As a result of the Merger, TXU Corp. would become a subsidiary of Parent and no longer be a publicly held corporation, and its Common Stock would be delisted from the New York and Chicago stock exchanges.

Q:	What will I receive for my shares of Common Stock in the Merger?

A:	Upon completion of the Merger, unless you properly perfect your right of dissent and appraisal under Texas law, you will be entitled to receive $69.25 in cash, without interest and less any applicable withholding tax, for each share of Common Stock that you own. For example, if you own 100 shares of Common Stock, you will be entitled to receive $6,925 in cash for your shares of Common Stock (excluding the effects of any applicable withholding taxes). You, including those of you who exercise your right of dissent and appraisal under Texas law, will no longer own shares in TXU Corp.

The $69.25 paid per share of Common Stock is referred to in this proxy statement as the “Per Share Merger Consideration.”

Q:	Will I continue to receive regular quarterly dividends?

A:	Our current policy is to provide quarterly cash dividends on your shares of Common Stock at a rate of $0.4325 per share. The terms of the Merger Agreement allow us to continue this policy through the last regular quarterly dividend record date preceding the closing date of the Merger. However, any future decision by TXU Corp.’s board of directors (the “Board of Directors”) to pay cash dividends will depend on, among other factors, our earnings, financial position, capital requirements and legislative and regulatory changes.

Q:	What am I being asked to vote on at the annual meeting?

A:	You are being asked to consider and vote on a proposal to approve the Merger Agreement that provides for the acquisition of TXU Corp. by Parent and to approve any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. Also, you are being asked to consider and vote on the election of directors of TXU Corp.; the selection of Deloitte & Touche LLP as TXU Corp.’s independent

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auditor for the year ending December 31, 2007; two shareholder proposals, if presented at the annual meeting; and any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q:	What vote of TXU Corp.’s shareholders is required to approve the Merger Agreement?

A:	For us to complete the Merger, shareholders holding two-thirds of the outstanding shares of Common Stock on the record date must vote “FOR” the approval of the Merger Agreement, with each share having a single vote for these purposes. Accordingly, failure to vote, a broker non-vote (described below) or an abstention will have the same effect as a vote “against” approval of the Merger Agreement.

Q:	Does the Board of Directors recommend that our shareholders vote “FOR” the approval of the Merger Agreement?

A:	Yes. After careful consideration and following receipt of the unanimous recommendation of the Strategic Transactions Committee of the Board of Directors, the Board of Directors by unanimous vote of all directors participating recommends that you vote “FOR” the approval of the Merger Agreement and “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. You should read “The Merger — Reasons and Recommendation of the Board of Directors” beginning on page 22 of this proxy statement for a discussion of the factors that the Board of Directors considered in deciding to recommend the approval of the Merger Agreement.

Q:	Do any of TXU Corp.’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A:	Yes. In considering the recommendation of the Board of Directors with respect to the Merger Agreement, you should be aware that some of TXU Corp.’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 39.

Q:	What was the role of the Strategic Transactions Committee?

A:	The Strategic Transactions Committee of the Board of Directors was formed as a committee of the Board of Directors and consisted of four independent directors. The Strategic Transactions Committee’s purpose was to facilitate the efficient and effective review of the KKR/TPG proposal and TXU Corp.’s other strategic alternatives. As requested by the Board of Directors, the Strategic Transactions Committee evaluated and directed the negotiation of the terms of the KKR/TPG proposal and also evaluated the other strategic options potentially available to TXU Corp.

Q:	Am I entitled to exercise rights of dissent and appraisal instead of receiving the Per Share Merger Consideration for my shares of Common Stock?

A:	Yes. As a holder of Common Stock you are entitled to rights of dissent and appraisal under Texas law in connection with the Merger if you meet certain conditions, which are described in this proxy statement under “The Merger — Rights of Dissent and Appraisal” beginning on page 49.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed in the fourth quarter of 2007, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, including approval of the Merger Agreement by our shareholders, receipt of certain regulatory approvals and the conclusion of the Marketing Period (as defined below under “The Merger Agreement — Effective Time; Marketing Period”), the exact timing of the completion of the Merger and the likelihood thereof cannot be predicted. If any of the conditions in the Merger Agreement, which are described under “The Merger Agreement — Conditions to the Merger” beginning on page 66 of this proxy statement, are not satisfied or waived, the Merger will not be completed.

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Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by TXU Corp. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of TXU Corp., none of whom will receive additional compensation therefor. TXU Corp. will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q:	Will the proceeds I receive for my shares in the Merger be taxable to me?

A:	Yes. Your receipt of cash in exchange for Common Stock pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should read the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to U.S. Shareholders” beginning on page 52 for a more complete discussion of the federal income tax consequences of the Merger.

Q:	Will a proxy solicitor be used?

A:	Yes. TXU Corp. has engaged Georgeson Inc. to assist in the solicitation of proxies for the annual meeting and TXU Corp. estimates that it will pay Georgeson Inc. a fee of up to $30,000. TXU Corp. has also agreed to reimburse Georgeson Inc. for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Georgeson Inc. against certain losses, costs and expenses. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make solicitations of proxies by mail, telephone, facsimile or other contact in connection with the Merger. Parent expects to retain a proxy soliciter to provide advisory services and to assist it in any solicitation efforts it may decide to make in connection with the Merger.

Q:	Should I send in my stock certificates now?

A:	No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the applicable Per Share Merger Consideration. You should use the letter of transmittal to exchange stock certificates for the applicable portion of the Merger Consideration to which you are entitled as a result of the Merger. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:	How does TXU Corp.’s Board of Directors recommend that I vote on matters other than the Merger?

A:	The Board of Directors unanimously recommends that our shareholders vote “FOR” each of the nominees in the election of directors, “FOR” the selection of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2007, and “AGAINST” each of the two shareholder proposals, if presented at the annual meeting.

Q:	What vote of our shareholders is required for the matters to be considered at the annual meeting other than the Merger?

A:	Subject to the resignation policy in TXU Corp.’s Corporate Governance Guidelines, in uncontested elections, directors are elected by a plurality of the votes cast at the annual meeting. This means that the director nominees with the most votes are elected. For a more complete description of our resignation policy, please see “Director Resignations” on page 17. In addition, you may exercise cumulative voting rights in the election of directors if you give written notice of your intention to do so to the Secretary of TXU Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411 on or before the day before the annual meeting. If you exercise this right, you will be entitled to one vote for each share you hold multiplied by the number of directors to be elected, and you may cast all of your votes for a single nominee or spread your votes among the nominees in any manner you desire.

Approval of all other proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting (other than the approval of the Merger Agreement which is described elsewhere). Abstentions and broker non-

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votes will have the same effect as negative votes on the proposal to approve the Merger Agreement, any proposal by TXU Corp. to adjourn or postpone the annual meeting if determined to be necessary, and the proposal relating to the selection of auditors. Broker non-votes will not be counted in determining the outcome of the shareholder proposals, but abstentions will have the same effect as votes against the shareholder proposals. Broker non-votes are shares held by brokers, banks and other nominees that are present at the meeting but not voted on matters for which the nominee does not have the discretion to vote the shares and the beneficial holder of the shares does not timely deliver voting instructions to the nominee. Under the New York Stock Exchange Rules, the proposals to elect directors, to postpone or adjourn the annual meeting if determined to be necessary, and to ratify the selection of independent auditors are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 15 days before the date of annual meeting. For a more complete description of the treatment of abstentions and broker non-votes, please see “The Annual Meeting — Quorum, Abstentions, Withholds and Broker Non-Votes” on page 14.

Q:	Where and when is the annual meeting?

A:	The annual meeting will be held at [ ] a.m., local time, on [ ], 2007, at [ ], Dallas, Texas.

Q:	Who is eligible to vote and attend the annual meeting?

A:	All shareholders who are the record owner of shares of Common Stock at the close of business on [ ], 2007 (the “record date”) will be entitled to receive notice of the annual meeting, to attend the meeting and to vote the shares of Common Stock that they hold on the record date at the annual meeting, or any adjournments or postponements of the annual meeting.

Q:	Which of my shares of Common Stock may I vote?

A:	All shares of Common Stock owned by you as of the close of business on the record date may be voted by you. These shares include shares that are: (i) held directly in your name as the shareholder of record, and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each of your shares of Common Stock is entitled to one vote at the annual meeting.

Q:	What is the difference between holding shares of Common Stock as a shareholder of record and as a beneficial owner?

A:	Most of our shareholders hold their shares of Common Stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares of Common Stock held of record and those owned beneficially.

Shareholder of Record: If your shares of Common Stock are registered directly in your name with TXU Corp.’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by TXU Corp. As the shareholder of record, you have the right to grant your voting proxy directly to TXU Corp. or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the annual meeting (provided you bring an account statement or letter from the holder of record indicating that you beneficially owned the shares on the record date). However, since you are not the shareholder of record, you may not vote these shares of Common Stock in person at the annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares of Common Stock. Regarding the vote on the Merger Agreement, your broker, bank or other nominee generally cannot vote your shares without your direction.

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Q:	How can I vote my shares of Common Stock in person at the annual meeting?

A:	Shares of Common Stock held directly in your name as the shareholder of record on the record date may be voted by you in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the annual meeting.

Shares of Common Stock held in “street name” may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder (your broker, bank or other nominee) giving you the right to vote the shares. Your vote is important. Accordingly, we urge you to complete, sign, date and return the accompanying proxy card or voting instruction card accompanying this proxy statement whether or not you plan to attend the annual meeting.

Q:	What steps should I take if I want to attend the annual meeting?

A:	If you plan to attend the annual meeting, please note that only shareholders entitled to vote at the meeting or their proxy holders may attend the meeting. Space is limited; therefore, admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at [ ] a.m., local time. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your shares are held through a broker, bank or other nominee, you must bring to the meeting an account statement or letter from the holder of record indicating that you beneficially owned the shares on the record date. Cameras (including cellular telephones with photographic capabilities), recording devices and other electronic devices will not be permitted at the annual meeting.

Q:	How can I vote my shares of Common Stock without attending the annual meeting?

A:	Whether you hold shares of Common Stock directly as the shareholder of record or beneficially in street name, when you vote via the Internet, by telephone or when you return your proxy card or voting instructions accompanying this proxy statement, properly signed, the shares represented will be voted in accordance with your directions.

Q:	How do I revoke or change my vote?

A:	You can change your vote at any time before your proxy is voted at the annual meeting. If you are the shareholder of record, you may revoke your proxy by providing written notice to the Secretary of TXU Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411 or by telephone by calling the toll free number 1-888-693-8683, or by accessing the Internet website www.cesvote.com. In addition, your proxy may be revoked by attending the annual meeting and voting in person. However, simply attending the annual meeting will not revoke your proxy. If you have instructed a broker to vote your shares of Common Stock, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:	Is my vote confidential?

A:	Yes. TXU Corp. has adopted a confidential voting policy. Accordingly, your vote and all others cast at the annual meeting or by proxy will be tabulated by an independent agent and generally kept private and not disclosed to TXU Corp.

Q:	Who will count the votes?

A:	Corporate Election Services will tabulate the votes and act as inspector of election.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares of Common Stock are registered differently and are in more than one account, you will receive more than one card. Please complete, sign, date and return all of the proxy cards and voting instruction cards you receive (or submit your proxy by telephone or the Internet as indicated on the proxy card or voting instruction card) to ensure that all of your shares of Common Stock are voted.

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Q:	What if I return my proxy card without specifying my voting choices?

A:	If you are a shareholder of record and your proxy card is signed and returned without specifying choices, the shares of Common Stock will be voted in favor of the approval of the Merger Agreement in accordance with the recommendation of the Board of Directors and in accordance with all other recommended votes of the Board of Directors.

Q:	If my shares of Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	For the proposal regarding the approval of the Merger Agreement and the two shareholder proposals, your broker, bank or other nominee will not vote your shares of Common Stock on your behalf unless you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares in favor of the Merger. Without those instructions, your shares will not be voted in favor of the Merger, which will have the same effect as voting “AGAINST” the Merger. For all proposals other than the Merger and shareholder proposals, the broker may vote your shares at its discretion if you do not provide voting instructions.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes (described below) are counted for quorum purposes, but since they are not votes cast “FOR” a particular matter, they will have the same effect as negative votes or a vote “AGAINST” the approval of the Merger Agreement.

Q:	What happens if I sell my shares of Common Stock before the annual meeting?

A:	The record date of the annual meeting is earlier than the annual meeting date and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the annual meeting, you will retain your right to vote at the annual meeting, but will have transferred the right to receive the Per Share Merger Consideration. In order to receive the Per Share Merger Consideration, you must hold your shares through completion of the Merger.

Q:	What else do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the information incorporated by reference, and to consider how the Merger affects you. If you are a shareholder as of the record date, then you can ensure that your shares are voted at the annual meeting by completing, signing, dating and returning the proxy card in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as indicated on the proxy card prior to the annual meeting.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger or the other matters to be considered at the annual meeting, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact our proxy solicitor, Georgeson Inc., toll-free at: (888) 605-7523. Brokers, banks and other nominees may call collect at (212) 440-9800. If your broker, bank or other nominee holds your shares of Common Stock, you should call your broker, bank or other nominee for additional information.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger and the other matters being considered at the annual meeting, you should carefully read this entire proxy statement and the documents to which we have referred you. In particular, you should read the annexes attached to this proxy statement, including the Agreement and Plan of Merger, dated as of February 25, 2007, among TXU Corp., Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp, which is attached as Annex A to this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. See the section entitled “Where You Can Find More Information” beginning on page 136.

The Annual Meeting (Page 13)

Time, Date and Place. An annual meeting of our shareholders will be held at [          ], local time, on [Day], • , 2007, at [          ], Dallas, Texas.

Purpose of the Annual Meeting. The purpose of the annual meeting is to consider and vote upon the following: (i) a proposal to approve the Merger Agreement; (ii) any proposal by TXU Corp. to adjourn or postpone the annual meeting if determined to be necessary; (iii) the election of directors; (iv) the selection of Deloitte & Touche LLP as independent auditor for TXU Corp. for the year ending December 31, 2007; (v) two shareholder proposals, if presented at the annual meeting; and (vi) any other business properly brought before the annual meeting or any adjournment thereof.

Record Date and Voting Power. You are entitled to vote at the annual meeting if you owned shares of Common Stock at the close of business on • , 2007, the record date set by TXU Corp.’s board of directors (the “Board of Directors”) for the annual meeting. Except as indicated below with respect to the exercise of cumulative voting rights in the election of directors, you will have one vote at the annual meeting for each share of Common Stock you owned at the close of business on the record date. As of the record date, there were • shares of Common Stock outstanding and entitled to be voted at the annual meeting.

Required Vote. The approval of the Merger Agreement requires the affirmative vote of shareholders holding two-thirds of the shares of Common Stock outstanding at the close of business on the record date. Subject to the resignation policy in TXU Corp.’s Corporate Governance Guidelines, in uncontested elections, directors are elected by a plurality of the votes cast at the annual meeting. For a more complete description of our resignation policy, please see “Director Resignations” on page 17. You may also exercise cumulative voting rights in the election of directors by giving written notice to TXU Corp. The proposal to adjourn or postpone the annual meeting requires the affirmative vote of shareholders holding a majority of the shares of Common Stock present or represented by proxy at the annual meeting and entitled to vote on the matter (whether or not a quorum is present). Approval of all other proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, assuming a quorum is present.

Voting at the Annual Meeting. If you are a shareholder of record, you may vote in person by ballot at the annual meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend the annual meeting. If you attend the annual meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

How to Vote by Proxy. If you are a shareholder of record and choose to submit your proxy by mail, please complete each proxy card you receive, date and sign it, and return it in the prepaid envelope which accompanied that proxy card. If you are a shareholder of record, you can submit your proxy by telephone by calling the toll-free telephone number on your proxy card (1-888-693-8683) or through the Internet by accessing the website identified on your proxy card (www.cesvote.com). If you hold your shares indirectly through a bank, broker or other nominee, as a “street-name shareholder,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Proxies Without Instruction. If you are a shareholder of record and submit your proxy but do not make specific choices, your proxy will be voted in accordance with the Board of Directors’ recommendations.

Revocation of Proxies. You may revoke your proxy at any time prior to the time your shares are voted. If you are a shareholder of record, your proxy can be revoked in several ways:

•	by entering a new vote by telephone or through the Internet;

•	by delivering a written revocation to our corporate secretary that is received prior to the annual meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the annual meeting; or

•	by attending the annual meeting and voting your shares in person.

If your shares are held in “street name” through a bank, broker or other nominee, you must check with your bank, broker or other nominee to determine how to revoke your proxy.

Share Ownership of Directors and Executive Officers. As of the record date, our directors and executive officers and their affiliates owned approximately • % of the shares of Common Stock entitled to vote at the annual meeting. Our directors and their affiliates have indicated their intention to vote their shares of Common Stock in favor of the proposal to approve the Merger Agreement and as recommended by the Board of Directors on all other matters, although none of them has entered into any agreement obligating them to do so.

See the section entitled “The Annual Meeting” beginning on page 13.

The Parties to the Merger (Page 12)

TXU Corp. TXU Corp. is a Dallas-based energy company that manages a portfolio of competitive and regulated energy businesses in Texas. TXU Corp. is a holding company conducting its operations principally through its subsidiaries, TXU Energy Company LLC (whose name we expect to change to Texas Competitive Electric Holdings LLC, and which we refer to as “Competitive Energy”), Oncor Electric Delivery Company (which was formerly named TXU Electric Delivery Company, and which we refer to as “Oncor”) and TXU Generation Development Company LLC (“TXU DevCo”), and their respective subsidiaries. Competitive Energy is a holding company whose subsidiaries are engaged in competitive market activities consisting of electricity generation, retail electricity sales to residential and business customers, wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas. TXU Corp.’s retail business, TXU Energy, provides electricity and related services to more than 2.1 million competitive electricity customers in Texas. TXU Corp.’s generation business, TXU Power, has over 18,100 MW of generation in Texas, including 2,300 MW of nuclear generation capacity and 5,800 MW of coal-fueled generation capacity. TXU Corp.’s wholesale business, TXU Wholesale, optimizes the purchases and sales of energy for TXU Energy and TXU Power and provides related services to other market participants. TXU Wholesale is the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. TXU Energy, TXU Power and TXU Wholesale conduct their operations through a number of separate legal entities that, in accordance with regulatory requirements, operate independently within the competitive Texas power market. Competitive Energy’s power and related businesses, such as TXU Power and TXU Wholesale, plan to transition toward the new Luminant Energy brand. TXU Corp.’s regulated business, Oncor, is an electric distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 101,000 miles of distribution and 14,300 miles of transmission lines. While Oncor is a wholly-owned subsidiary of TXU Corp., Oncor is a separate legal entity from TXU Corp. and all of its other affiliates, with its own assets and liabilities. TXU DevCo and its subsidiaries are engaged in the development of new coal-fueled generation facilities in Texas; these development activities are expected to be continued by subsidiaries of Competitive Energy.

Parent. Texas Energy Future Holdings Limited Partnership (“Parent”) is a Delaware limited partnership that was formed solely for the purpose of acquiring TXU Corp. Parent is owned by an investor group led by affiliates of Kohlberg Kravis Roberts & Co. (“KKR”) and Texas Pacific Group (“TPG”). Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement.

Merger Sub. Texas Energy Future Merger Sub Corp (“Merger Sub”) is a Texas corporation that was formed solely for the purpose of completing the proposed Merger. Upon the completion of the proposed Merger, Merger Sub will merge with and into TXU Corp. and will cease to exist. TXU Corp. will continue as the surviving corporation and will become a subsidiary of Parent. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement.

The Merger (Page 19)

In the Merger, Parent will acquire TXU Corp. through a merger of Merger Sub, Parent’s wholly-owned subsidiary, with and into TXU Corp. under the terms of the Agreement and Plan of Merger, dated as of February 25, 2007, as it may be amended from time to time, and including the plan of merger it contains (“Merger Agreement”), among TXU Corp., Parent and Merger Sub. The Merger Agreement is described in this proxy statement and attached as Annex A. We encourage you to read the Merger Agreement carefully and in its entirety. It is the principal document governing the Merger.

After the Merger is completed, your shares of Common Stock will be converted into the right to receive $69.25 in cash (the “Per Share Merger Consideration”) without interest and less any applicable withholding tax, unless you vote against the approval of the Merger Agreement and properly perfect your rights of dissent and appraisal under Texas law. In either case, at the time of the Merger, you will no longer have any rights as a shareholder of TXU Corp. As a former shareholder of TXU Corp., you will be entitled to receive the Per Share Merger Consideration, without interest, after exchanging your shares of Common Stock, including stock certificates, if applicable, in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after completion of the Merger or, if applicable, the consideration determined by your appraisal process.

The Strategic Transactions Committee

The Strategic Transactions Committee was formed as a committee of the Board of Directors of TXU Corp. to facilitate the efficient and effective review of the KKR/TPG proposal and TXU Corp.’s other strategic alternatives. As requested by the Board of Directors, the Strategic Transactions Committee evaluated and directed the negotiation of the terms of the KKR/TPG proposal and also evaluated the other strategic options potentially available to TXU Corp. The Strategic Transactions Committee was comprised of the following four independent directors: Michael W. Ranger (chair), Leldon E. Echols, Jack E. Little and Glenn F. Tilton.

Reasons and Recommendation of the Board of Directors (Page 22)

After careful consideration of the factors described in the section entitled “The Merger — Reasons and Recommendation of the Board of Directors” and following receipt of the unanimous recommendation of the Strategic Transactions Committee of the Board of Directors, the Board of Directors by unanimous vote of all directors (excluding Dr. E. Gail de Planque who, to avoid any perception of a potential conflict of interest arising out of her historical professional relationships within the industry, based upon the advice of outside counsel to both TXU Corp. and the Strategic Transactions Committee and the recommendation of the Board of Directors, recused herself from all discussions about the Merger), approved the Merger Agreement; determined that it is in the best interests of TXU Corp.’s shareholders that TXU Corp. enter into the Merger Agreement and complete the Merger on the terms and conditions set forth in the Merger Agreement; and recommends that our shareholders vote “FOR” the approval of the Merger Agreement and “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary.

In considering the recommendation of the Board of Directors with respect to the Merger Agreement, you should be aware that some of our directors and executive officers who participated in meetings of the Board of Directors have interests in the Merger that are different from, or in addition to, yours. See the section entitled “The Merger – Interests of our Directors and Executive Officers in the Merger” beginning on page 39. For factors considered by the Board of Directors in reaching its decision to approve the Merger Agreement, see the section entitled “The Merger — Reasons and Recommendation of the Board of Directors” beginning on page 22. For information regarding the Board of Directors’ recommendation on the other matters to be considered at the annual meeting, see the section entitled “Other Matters to be Considered at the Annual Meeting” beginning on page 9.

Opinions of TXU Corp.’s Financial Advisors (Pages 25-37)

Opinion of TXU Corp.’s Financial Advisor. In connection with the Merger, TXU Corp.’s financial advisor, Credit Suisse Securities (USA) LLC (“Credit Suisse”), delivered a written opinion, dated February 25, 2007, to the Board of Directors and its Strategic Transactions Committee as to the fairness, from a financial point of view and as of the date of such opinion, of the Per Share Merger Consideration to be received by the holders of Common Stock. The full text of Credit Suisse’s written opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The Strategic Transactions Committee was provided Credit Suisse’s opinion on the basis of it being an administrative committee of the Board of Directors that was not established as a special independent committee for purposes of evaluating a possible conflicted or similar transaction.

Opinion of the Strategic Transactions Committee’s and the Board of Director’s Financial Advisor. In connection with the Merger, Lazard Frères & Co. LLC (“Lazard”), financial advisor to the Strategic Transactions Committee of the Board of Directors and the Board of Directors, delivered an opinion to the Strategic Transactions Committee and the Board of Directors, dated February 25, 2007, to the effect that, as of that date and based upon and subject to certain assumptions, procedures, factors, limitations and qualifications set forth therein, the Per Share Merger Consideration to be paid to holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares, which are described below) pursuant to the Merger was fair, from a financial point of view, to such holders. The full text of Lazard’s written opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference.

We encourage you to read each opinion described above carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in connection with such opinion. Each opinion described above was provided to the Board of Directors and its Strategic Transactions Committee in connection with their evaluation of the Per Share Merger Consideration from a financial point of view and does not address any other aspect of the proposed Merger. In addition, neither opinion described above constitutes a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any other matter relating thereto.

See the section entitled “The Merger — Opinion of Credit Suisse Securities (USA) LLC” beginning on page 25 and the section entitled “The Merger — Opinion of Lazard Frères & Co. LLC” beginning on page 29.

Interests of our Directors and Executive Officers in the Merger (Page 39)

When considering the recommendation by the Board of Directors, you should be aware that a number of our executive officers and directors have interests in the Merger that are different from, or in addition to, yours, including, among others:

•	some of our executive officers will receive acceleration of the vesting (but not acceleration of the payment) of their performance units in connection with the Merger;

•	some of our executive officers will be entitled to receive potential severance payments in connection with a termination of employment that may occur in connection with the Merger (and, in some cases, a tax gross-up relating to parachute payment excise taxes resulting from such severance payments);

•	our outside directors will receive payment in respect of share units previously earned and deferred under the TXU Deferred Compensation Plan for Outside Directors; and

•	indemnification arrangements and insurance coverage for our current and former directors and executive officers will be continued if the Merger is completed.

In addition, equity awards under many of our benefit plans will accelerate at the completion of the Merger, including awards granted to our executive officers. See the section entitled “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 39.

Market Price and Dividend Data (Page 46)

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) and the Chicago Stock Exchange under the symbol “TXU”. On February 22, 2007, the last full trading day prior to reports from U.S. publications that we were in discussions concerning a possible merger transaction, the closing per share sales price of our Common Stock, as reported on the NYSE was $57.64. On February 23, 2007, the last full trading day prior to the public announcement of the proposed Merger, our Common Stock closed at a price of $60.02. On • , 2007, the last full trading day prior to the date of this proxy statement, our Common Stock closed at a price of $ • . See the section entitled “The Merger — Market Price and Dividend Data” beginning on page 46.

Delisting and Deregistration of Common Stock (Page 53)

If the Merger is completed, our Common Stock will no longer be traded on the NYSE or the Chicago Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to the shares of our Common Stock as a result of being listed on a stock exchange, although we anticipate that we will continue to be subject to other requirements to file reports with the SEC.

The Merger Agreement (Page 53)

Conditions to the Merger.

The obligations of TXU Corp., Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of a number of conditions, including the following:

•	the Merger Agreement must have been approved by TXU Corp.’s shareholders holding two-thirds of the outstanding shares of Common Stock;

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), must have expired or been terminated;

•	the approval by the Nuclear Regulatory Commission (“NRC”) of the indirect transfer of our Comanche Peak plant’s nuclear operating licenses and, to the extent necessary, any conforming amendments to such licenses to reflect that indirect transfer and the approval by the Federal Energy Regulatory Commission (“FERC”) of the Merger under Section 203 of the Federal Power Act must have been obtained;

•	no injunction, judgment, order or law that prohibits, restrains or renders illegal the completion of the Merger shall be in effect;

•	TXU Corp.’s, Parent’s and Merger Sub’s respective representations and warranties in the Merger Agreement must be true and correct as of the closing date in the manner described under “The Merger Agreement — Conditions to the Merger” beginning on page 66;

•	each of TXU Corp., Parent and Merger Sub must have performed in all material respects all obligations that it is required to perform under the Merger Agreement; and

•	with respect to TXU Corp.’s obligation to effect the Merger only, Parent must have delivered to TXU Corp. a solvency certificate.

Solicitations of Alternative Proposals.

The Merger Agreement provides that, until 12:01 a.m., Eastern Standard Time, on April 16, 2007, we were permitted to initiate, solicit and encourage acquisition proposals for TXU Corp. (including by way of providing information), and to enter into and maintain discussions or negotiations with respect to acquisition proposals for TXU Corp. or otherwise cooperate with or assist or participate in or facilitate any inquiries, proposals, discussions or negotiations with respect to any such acquisition proposal. Prior to terminating the Merger Agreement or entering into an acquisition agreement with respect to any such acquisition proposal, TXU Corp. was required to comply with certain terms of the Merger Agreement applicable to changes by the Board of Directors of its recommendation with respect to the Merger, including, if required, paying a termination fee. During the period prior to April 16,

2007, during which Lazard conducted the “go-shop” process on behalf of TXU Corp., the Board of Directors determined that no proposal was received during the “go shop” period that could reasonably be expected to result in a proposal more favorable to TXU Corp.’s shareholders from a financial point of view than the Merger.

The Merger Agreement provides that from and after April 16, 2007, we are generally not permitted to initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, an acquisition proposal for TXU Corp. or engage in any discussions or negotiations or provide information (other than with a person who submitted a proposal prior to April 16, 2007 under certain circumstances) with respect thereto, or otherwise knowingly facilitate any effort or attempt by any person to make an acquisition proposal.

Notwithstanding these restrictions, under certain circumstances, we may, before the Merger Agreement is approved by our shareholders, respond to an unsolicited bona fide written proposal for an alternative acquisition or terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal, so long as we comply with certain terms of the Merger Agreement applicable to the circumstances in which the Board of Directors may change its recommendation with respect to the Merger Agreement, including negotiating with Parent and Merger Sub in good faith to make adjustments to the Merger Agreement prior to termination and, if required, paying a termination fee.

Termination of the Merger Agreement.

The Merger Agreement may be terminated:

•	by mutual written consent of TXU Corp. and Parent;

•	by either Parent or TXU Corp., if:

•	the Merger is not completed on or before March 15, 2008, or, under certain circumstances where the conditions to the completion of the Merger have not yet been satisfied but remain capable of being satisfied, and either Parent or TXU Corp. provides a notice extending such date, on or before June 15, 2008, or (if the “marketing period” (as defined below under “The Merger Agreement — Effective Time; Marketing Period”) has not ended on or before such date), on or before July 10, 2008, so long as the failure to complete the Merger is not the result of, or caused by, the failure of the terminating party to comply with the terms of the Merger Agreement;

•	our shareholders do not approve the Merger Agreement at the annual meeting or any adjournment or postponement thereof; or

•	an injunction, judgment, order or law that prohibits, restrains or renders illegal the completion of the Merger has become final and non-appealable;

•	by TXU Corp., if:

•	prior to obtaining the vote of shareholders at the annual meeting, TXU Corp. receives a superior proposal and concurrently with the termination of the Merger Agreement enters into a definitive agreement with respect to such superior proposal, provided that TXU Corp. has complied with its obligations under the Merger Agreement described under “The Merger Agreement — Acquisition Proposals” beginning on page 62, and provided that TXU Corp. has paid the termination fee owed to Parent as described under “The Merger Agreement — Termination Fees” beginning on page 68;

•	Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements under the Merger Agreement which would give rise to the failure of certain conditions to closing to be satisfied if that breach or failure to perform cannot be cured by the termination date of the Merger Agreement (as described above), if we are not in a material breach of the Merger Agreement that would cause certain of the closing conditions not to be satisfied;

•	conditions to Parent’s obligation to complete the Merger have been satisfied or waived and Parent has not completed the Merger within two business days after the final day of the marketing period; or

•	within 15 days after a new Texas statute is enacted, or regulatory action taken under such new statute, to require us or our subsidiaries to divest or submit to a capacity auction for baseload solid fuel generation capacity, as described under “The Merger Agreement — Filings; Other Actions; Notification” beginning on page 64, and Parent does not waive its right to take the consequences of such action into account in determining whether a Company Material Adverse Effect (as defined under “The Merger Agreement — Representations and Warranties”) has occurred; or

•	by Parent, if:

•	the Board of Directors or a committee of the Board of Directors withholds, withdraws, modifies or qualifies, or publicly proposes or resolves to withhold, withdraw, modify or qualify, in a manner adverse to Parent, its recommendation that our shareholders approve the Merger Agreement, or takes action or makes any public statement in connection with the annual meeting inconsistent with such recommendation, or approves or recommends, or resolves to approve or recommend, any acquisition proposal by a third party other than the Merger, or fails to include its recommendation of approval of the Merger Agreement in this proxy statement; or

•	we have materially breached or failed to perform any of our representations, warranties, covenants or agreements under the Merger Agreement which would give rise to the failure of certain conditions to closing to be satisfied and where that breach or failure to perform cannot be cured by the termination date of the Merger Agreement (as described above), if Parent is not in a material breach of the Merger Agreement that would cause certain of the closing conditions not to be satisfied.

Termination Fees.

If the Merger Agreement is terminated under certain circumstances:

•	TXU Corp. may be obligated to pay a termination fee of $1 billion as directed by Parent; and

•	Parent will be obligated to pay TXU Corp. a termination fee of $1 billion. Members of the investor group have agreed severally to guarantee the obligation of Parent to pay this termination fee, subject to individual caps, equal to $1 billion in the aggregate.

Financing (Page 70)

The Merger Agreement does not contain any condition relating to the receipt of financing by Parent. TXU Corp. and Parent estimate that the total amount of funds necessary to complete the Merger and related transactions, including the new financing arrangements, the assumption, the refinancing, repayment or redemption of certain of TXU Corp.’s and TXU Corp.’s subsidiaries’ outstanding indebtedness and the payment of customary fees and expenses in connection with the proposed Merger and financing arrangements, will be approximately $46.7 billion, which is expected to be funded by new credit facilities, private and/or public offerings of debt securities and equity financing as well as cash on hand at TXU Corp. and assumption of certain existing indebtedness of TXU Corp. and its subsidiaries. Funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters pursuant to which the financing will be provided. See the section entitled “Financing” beginning on page 70. Parent and Merger Sub have obtained equity and debt financing commitments summarized below in connection with the transactions contemplated by the Merger Agreement. Both the equity and debt financings are subject to conditions, including conditions that do not relate directly to the Merger Agreement. Although obtaining financing is not a condition to the completion of the Merger, the failure of Parent and Merger Sub to obtain sufficient financing is likely to result in the failure of the Merger to be completed.

Equity Financing. Parent has received equity commitment letters for an aggregate investment at closing of up to $8.0 billion. KKR 2006 Fund L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”) have collectively agreed to cause up to $6.5 billion of cash to be contributed to Parent at closing. In addition, each of J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Bridge Investors”) has separately committed to contribute $500 million of cash in equity to Parent. Subject to certain conditions, the Sponsors and the Bridge Investors may assign all or a portion of their equity commitment obligations to other investors, provided that they remain obligated to perform to the extent not performed by the assignee. As of the date of this proxy statement, the Sponsors and the Bridge Investors have obtained approximately $ •  in equity commitments from other investors, as further described under “Financing — Equity Financing” beginning on page 70, which commitments are expected to be used at closing to reduce the commitments of the Sponsors and Bridge Investors. GS Capital Partners VI Fund, L.P. and affiliated funds (“Goldman Sachs”) and affiliates of Lehman Brothers Holdings Inc. (“Lehman Brothers”), have also committed to the Sponsors, subject to certain conditions, to contribute up to $2.0 billion of equity collectively to Parent, which amounts would also reduce at closing the equity investment by the Sponsors.

Debt Financing. Merger Sub has received a debt commitment letter, dated as of February 25, 2007, from affiliates of Citigroup, Goldman Sachs Credit Partners L.P., JPMorgan Chase, Lehman Brothers and Morgan Stanley, that includes, among other things, commitments to provide (a) senior secured term loan facilities, a senior secured revolving credit facility, a senior secured synthetic letter of credit facility and a senior unsecured revolving credit facility in an aggregate principal amount of up to $25.9 billion (not all of which is expected to be drawn at closing or used to finance the completion of the Merger); and (b) senior unsecured bridge facilities in an aggregate principal amount of up to $11.25 billion.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Shareholders (Page 52)

The receipt of cash in exchange for shares of our Common Stock pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Shareholders are urged to consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Merger.

You should read the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to U.S. Shareholders” beginning on page 52 for a more complete discussion of the federal income tax consequences of the Merger.

Tax matters are complicated, and the tax consequences of the Merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the Merger to you.

Regulatory Matters (Page 47)

The HSR Act prohibits us and Parent from completing the Merger until we and Parent have furnished required information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended or been earlier terminated. Parent and we expect to file the required notification and report forms in June 2007. The Merger is also subject to approval by FERC, NRC and the Federal Communications Commission (the “FCC”). We or our subsidiaries have filed applications in connection with the approvals sought by each of the foregoing commissions, and we and Parent have agreed to cooperate with each other to facilitate the review of those applications. In addition, on April 25, 2007, Oncor and Parent filed a Joint Report and Application with the Public Utility Commission of Texas (the “PUCT”) pursuant to Section 14.101 of the Texas Public Utility Regulatory Act seeking a determination by the PUCT that the proposed transaction is consistent with the public interest. Approval of the PUCT under Section 14.101 of the Texas Public Utility Regulatory Act is not a condition to the parties’ obligations to complete the Merger. See the section entitled “The Merger — Regulatory Matters” beginning on page 47.

Rights of Dissent and Appraisal (Page 49)

The Texas Business Organizations Code provides you with rights of dissent and appraisal in connection with the Merger. This means that if you are not satisfied with the amount you are receiving in the Merger, you are entitled to have the fair value of your shares of Common Stock determined by a Texas court and to receive payment based on that valuation. The ultimate amount you receive as a dissenting shareholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the Merger. To exercise your rights of dissent and appraisal, you must deliver a written objection to the Merger before the Merger Agreement is voted on at the annual meeting and you must vote against the approval of the Merger Agreement. Your failure to follow exactly the procedures specified under Texas law will result in the loss of your rights of dissent and appraisal.

Annex D to this proxy statement contains the full text of Subchapter H of Chapter 10 of the Texas Business Organizations Code, which relates to your rights of dissent and appraisal. We encourage you to read these provisions carefully and in their entirety.

Other Matters to be Considered at the Annual Meeting

At the annual meeting, we are also asking you to consider and vote on the following matters:

•	the election of directors to the Board of Directors;

•	the selection of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2007;

•	the consideration of two shareholder proposals (if presented at the meeting) related to TXU Corp.’s adoption of quantitative goals for emissions at its existing and proposed plants and requesting a report on TXU Corp.’s political contributions and expenditures, respectively; and

•	any other business properly brought before the annual meeting.

Approval by you of these other annual meeting matters is not a condition to completion of the Merger. The Board of Directors unanimously recommends that you vote “FOR” each of the nominees in the election of directors, “FOR” the selection of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2007 and “AGAINST” each of the two shareholder proposals, if presented at the annual meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking” statements based on expectations, beliefs, plans, goals, strategies, future events or performance, estimates, assumptions and other statements that are other than statements of historical facts. Forward looking statements include information concerning TXU Corp.’s future outlook, strategy, anticipated capital expenditures, future cash flow and borrowings, possible or assumed future results of operations of TXU Corp., the expected completion and timing of the Merger and other information relating to the Merger. There are “forward-looking” statements throughout this proxy statement, including, among others, under the headings “Questions and Answers About the Annual Meeting and the Merger”, “Summary”, “The Merger”, “Financing”, “Other Matters to be Considered at the Annual Meeting”, “Opinion of Credit Suisse Securities (USA) LLC”, “Opinion of Lazard Frères & Co. LLC”, “Regulatory Matters”, “Projected Financial Information” and “Merger-Related Litigation” and in statements containing the words “believes”, “estimates”, “expects”, “anticipates”, “intends”, “contemplates”, “may”, “will”, “could”, “should”, or “would” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of TXU Corp. These forward-looking statements speak only as of the date on which the statements were made, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements included in this proxy statement or elsewhere as a result of new information, future events or otherwise.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the financial performance of TXU Corp. through the date of the completion of the Merger;

•	the failure by Parent and Merger Sub to obtain the necessary debt financing arrangements set forth in the debt commitment letter received by Merger Sub in connection with the Merger or replacement debt financing;

•	the failure to satisfy any of the closing conditions set forth in the Merger Agreement, including the approval of TXU Corp.’s shareholders and regulatory approvals;

•	the effect of legislative and regulatory initiatives, actions, reviews, approvals, restrictions or conditions relating to TXU Corp. or its subsidiaries and the industries in which TXU Corp. and its subsidiaries conduct their businesses;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee of $1 billion;

•	the failure of the Merger to close for any reason;

•	any significant delay in the expected completion of the Merger;

•	the outcome of any legal proceedings instituted against TXU Corp. and others in connection with the proposed Merger;

•	the effect of the announcement of the Merger on our customer relationships, regulatory relationships, operating results and business generally;

•	diversion of management’s attention from ongoing business concerns;

•	business uncertainty and contractual restrictions that may exist during the pendency of the Merger;

•	regulatory review, approvals and restrictions;

•	the amount of the costs, fees, expenses and charges related to the Merger and the final terms of the financings that will be obtained for the Merger; and

•	other risks related to our business that are described in our public filings (see the section entitled “Where You Can Find More Information” beginning on page 136).

These and other important factors are detailed in various SEC filings made periodically by us, particularly our latest report on Form 10-K and subsequent reports on Form 10-Q, copies of which are available from us without charge or online at www.txucorp.com. Please review such filings and do not place undue reliance on these forward-looking statements.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE PARTIES TO THE MERGER

TXU Corp.

TXU Corp. is a Dallas-based energy company that manages a portfolio of competitive and regulated energy businesses in Texas. TXU Corp. is a holding company conducting its operations principally through its subsidiaries, Competitive Energy, Oncor and TXU DevCo, and their respective subsidiaries. Competitive Energy is a holding company whose subsidiaries are engaged in competitive market activities consisting of electricity generation, retail electricity sales to residential and business customers, wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas. TXU Corp.’s retail business, TXU Energy, provides electricity and related services to more than 2.1 million competitive electricity customers in Texas. TXU Corp.’s generation business, TXU Power, has over 18,100 MW of generation in Texas, including 2,300 MW of nuclear generation capacity and 5,800 MW of coal-fueled generation capacity. TXU Corp.’s wholesale business, TXU Wholesale, optimizes the purchases and sales of energy for Competitive Energy and TXU Power and provides related services to other market participants. TXU Wholesale is the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. TXU Energy, TXU Power and TXU Wholesale conduct their operations through a number of separate legal entities that, in accordance with regulatory requirements, operate independently within the competitive Texas power market. Competitive Energy’s power and related businesses, such as TXU Power and TXU Wholesale, plan to transition toward the new Luminant Energy brand. TXU Corp.’s regulated business, Oncor, is an electric distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. Oncor operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 101,000 miles of distribution and 14,300 miles of transmission lines. While Oncor is a wholly-owned subsidiary of TXU Corp., Oncor is a separate legal entity from TXU Corp. and all of its other affiliates, with its own assets and liabilities. TXU DevCo and its subsidiaries are engaged in the development of new lignite/coal-fueled generation facilities in Texas; these development activities are expected to be continued by subsidiaries of Competitive Energy. TXU Corp.’s principal executive offices are currently located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 and our telephone number is (214) 812-4600. For more information about TXU Corp., visit www.txucorp.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. TXU Corp. is publicly traded on the NYSE and on the Chicago Stock Exchange under the symbol “TXU”.

Texas Energy Future Holdings Limited Partnership (Parent)

Parent is a Delaware limited partnership that was formed solely for the purpose of acquiring TXU Corp. Parent is owned by an investor group led by affiliates of KKR and TPG. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. The principal office addresses of Parent are c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019 and c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. The telephone number at each of these principal offices is (212) 750-8300 and (817) 871-4000, respectively.

Texas Energy Future Merger Sub Corp (Merger Sub)

Merger Sub is a Texas corporation that was formed solely for the purpose of completing the proposed Merger. Upon the completion of the proposed Merger, Merger Sub will merge with and into TXU Corp. and will cease to exist. TXU Corp. will continue as the surviving corporation and will become a subsidiary of Parent. Merger Sub is wholly owned by Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. The principal office addresses of Merger Sub are c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019 and c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. The telephone number at each of these principal offices is (212) 750-8300 and (817) 871-4000, respectively.

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board of Directors for use at an annual meeting to be held at [ ] a.m., local time, on [ ], 2007 at [  ], Dallas, Texas or at any adjournment or postponement thereof.

Purpose of the Annual Meeting

The purpose of the annual meeting is to consider and vote upon the following:

1.	A proposal to approve the Merger Agreement;

2.	Any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary;

3.	Election of directors of TXU Corp.;

4.	Selection of Deloitte & Touche LLP as independent auditor for TXU Corp. for the year ending December 31, 2007;

5.	Two shareholder proposals, if presented at the annual meeting; and

6.	Any other business properly brought before the annual meeting or any postponement or adjournment thereof.

If the shareholders fail to approve the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Who Can Vote at the Annual Meeting

In accordance with TXU Corp.’s bylaws, the Board of Directors has set the close of business on [  ], 2007 as the record date. The holders of record of shares of Common Stock as of the record date are entitled to receive notice of and to vote at the annual meeting. If you own shares of Common Stock that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares of Common Stock or obtain an authorization from them to vote the shares of Common Stock yourself at the annual meeting in person or by proxy. On [ ], there were [ ] shares of Common Stock outstanding held by approximately [     ] holders of record.

Shares Entitled to Vote

Shares entitled to vote at the annual meeting are shares of Common Stock held as of the close of business on the record date. Except as indicated below with respect to the exercise of cumulative voting rights in the election of directors, each shareholder is entitled to one vote at the annual meeting for each share of Common Stock held by that shareholder at the close of business on the record date.

Vote Required

The approval of the Merger Agreement, which is recommended by the Board of Directors, requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote thereon, with each share having a single vote for these purposes. The failure to vote, a broker non-vote or an abstention has the same effect as a vote “against” approval of the Merger Agreement. Subject to the resignation policy in TXU Corp.’s Corporate Governance Guidelines, in uncontested elections, directors of TXU Corp. are elected by a plurality of the votes cast at the annual meeting. For a more complete description of our resignation policy, please see “Director Resignations” on page 17. You may exercise cumulative voting rights in the election of directors if you give written notice of your intention to do so to the Secretary of TXU Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411 on or before the day before the annual meeting. If you exercise this right, you will be entitled to one vote for each share you hold multiplied by the number of directors to be elected, and you may cast all of your votes for a single nominee or spread your votes among the nominees in any manner you desire. The proposal to adjourn or postpone the annual meeting requires the affirmative vote of shareholders holding a majority of the shares of

Common Stock present or represented by proxy at the annual meeting and entitled to vote on the matter (whether or not a quorum is present). Approval of all other proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting, assuming a quorum is present. Abstentions and broker non-votes will have the same effect as votes against the proposal to adjourn or postpone the annual meeting and the proposal regarding the selection of the independent auditor, and abstentions will have the same effect as votes against the shareholder proposals. For a complete description of abstentions and broker non-votes, please see “— Quorum, Abstentions, Withholds and Broker Non-Votes” below.

Quorum, Abstentions, Withholds and Broker Non-Votes

The holders of a majority of the outstanding shares of Common Stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. A quorum is necessary to hold the annual meeting. Once a share of Common Stock is represented at the annual meeting, it will be counted for the purposes of determining a quorum at the annual meeting, and any postponement or adjournment of the annual meeting, and for transacting all business, unless the holder is present solely to object to the annual meeting. If a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed. If a new record date is set for an adjourned or postponed meeting, then a new quorum will have to be established. See “— Adjournment and Postponements” beginning on page 16.

Under the rules of the NYSE, brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote even if they do not receive timely instructions from the customer. When a broker does not have the discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results. Although any broker non-vote would be counted as present at the annual meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. For the proposals regarding the election of directors, the selection of the independent auditor, and the adjournment or postponement of the annual meeting if determined to be necessary, brokers will have discretionary authority in the absence of timely instructions from their customers. Under NYSE rules, however, a broker may not vote a client’s shares on the proposal regarding the approval of the Merger Agreement or the shareholder proposals absent instructions from the client.

Because the required vote for the Merger Agreement is based upon the number of shares of our Common Stock outstanding rather than the number of votes cast at the annual meeting, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as a vote “against” the approval of the Merger Agreement. However, because the required vote to approve the shareholder proposals is the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on these proposals, and because broker non-votes are not considered “entitled to vote” on the shareholder proposals, a broker non-vote will have no effect in determining the outcome of the shareholder proposals. Abstentions will have the same effect as votes against the shareholder proposals.

SEC rules provide that specifically designated spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Withholds and broker non-votes (if submitted by brokers even though they have discretionary authority in the voting for directors) in connection with the election of one or more of the nominees for director will not have an effect on such election. With respect to the proposals relating to the selection of auditors and to the adjournment or postponement of the annual meeting, abstentions and broker non-votes (if submitted by brokers even though they have discretionary authority in such matters) will have the same effect as negative votes.

Shares Beneficially Owned by Our Directors and Executive Officers

Our directors and executive officers and their affiliates beneficially owned [ • ] shares of Common Stock on the record date for the annual meeting. These shares represent in total approximately [ • ]% of the total voting power of our voting securities outstanding and entitled to vote as of the record date. Our directors and their affiliates have indicated their intention to vote their shares of Common Stock for the approval of the Merger Agreement and as recommended by the Board of Directors, although none of them has entered into any agreements obligating them to do so.

Voting at the Annual Meeting

If you are a shareholder of record, you may vote in person by ballot at the annual meeting or by submitting a proxy. We recommend you submit your proxy even if you plan to attend the annual meeting. If you attend the annual meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals, “withhold” votes with respect to director candidates, or abstain from voting.

Vote by Proxy

This proxy statement is being sent to you on behalf of the Board of Directors for the purpose of requesting that you allow your shares of Common Stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Common Stock represented at the annual meeting by proxies voted by telephone, the Internet or by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. After careful consideration and following receipt of the unanimous recommendation of the Strategic Transactions Committee comprised of independent directors of TXU Corp., the Board of Directors by unanimous vote of all directors participating recommends a vote “FOR” approval of the Merger Agreement and “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. In considering the recommendation of the Board of Directors with respect to the Merger Agreement, you should be aware that some of TXU Corp.’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 39. The Board of Directors also recommends a vote “FOR” the proposal to elect the directors named in the director election proposal and “FOR” the proposal to select Deloitte & Touche LLP as TXU Corp.’s independent auditor for the year 2007. The Board of Directors recommends a vote “AGAINST” each of the two shareholder proposals related to TXU Corp.’s adoption of quantitative goals for emissions at its existing and proposed plants and requesting a report on TXU Corp.’s political contributions and expenditures, respectively.

If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Common Stock voted or to change or revoke an earlier instruction. If you do not instruct your broker, bank or other nominee to vote your shares of Common Stock, a broker non-vote will occur with respect to the proposal to approve the Merger Agreement and the shareholder proposals, which has the same effect as a vote “against” approval of the Merger Agreement but will have no effect in determining the outcome of the vote on the shareholder proposals. Under NYSE rules, your broker may vote on the proposals regarding the election of directors, the selection of the independent auditor and the adjournment or postponement of the annual meeting if determined to be necessary, if you have not furnished voting instructions at least 15 days before the date of the annual meeting.

If you are a shareholder of record and you sign and return a proxy card without giving voting instructions, your shares will be voted “FOR” approval of the Merger Agreement and “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. Your proxy will also be voted in accordance with all other recommended votes of the Board of Directors. The persons named in the proxy card will use their own judgment to determine how to vote your shares of Common Stock regarding any matters not described in this proxy statement that are properly presented at the annual meeting. TXU Corp. does not know of any matter to be presented at the annual meeting other than the proposal to approve the Merger Agreement (and to approve the adjournment or postponement of the meeting) and the other matters to be considered at the annual meeting described in the preceding paragraphs.

Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the annual meeting. If you are a shareholder of record of Common Stock, to revoke your proxy, you must either send a signed written notice to the Secretary of TXU Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411 revoking your proxy, submit a new proxy by telephone, Internet or mail dated after the date of the earlier proxy you wish to change or revoke, or attend the annual meeting and vote your shares of Common Stock in person. Merely attending the annual meeting without voting will not constitute revocation of your earlier proxy. Please note that if your shares are held in street name and you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in this paragraph do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

Proxy Solicitation

TXU Corp. will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of TXU Corp. may solicit proxies personally and by telephone, facsimile or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. TXU Corp. has retained Georgeson Inc. to assist in its solicitation of proxies in connection with the annual meeting, and TXU Corp. estimates that it will pay Georgeson Inc. a fee of up to $30,000. Georgeson Inc. may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries. TXU Corp. has also agreed to reimburse Georgeson Inc. for its reasonable administrative and out-of-pocket expenses and to indemnify it against certain losses, costs and expenses. TXU Corp. also, upon request, will reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make solicitations of proxies by mail, telephone, facsimile or other contact in connection with the Merger. Parent expects to retain a proxy solicitor to provide advisory services and to assist it in any solicitation efforts it may decide to make in connection with the Merger. Parent’s proxy solicitor may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries.

Submitting Proxies via the Internet or by Telephone

Our shareholders of record as of the record date and many of our shareholders who hold their shares of Common Stock through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone. Please note however that voting by telephone is not available to shareholders of record outside of the United States and Canada. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a shareholder of record or your shares of Common Stock are held in street name by your broker, bank or other nominee. If your shares of Common Stock are held in street name, you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, shareholders of record may submit their proxies:

•	via the Internet by visiting a website established for that purpose at www.cesvote.com and following the instructions on the website; or

•	by telephone by calling the toll-free number 1-800-693-8683 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for such other reasons as the Board of Directors shall determine. Any adjournment or postponement may be made without notice, other than by an announcement made at the annual meeting, of the time, date and place of the adjourned or postponed meeting. Whether or not a quorum exists, holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn or postpone the annual meeting. If you are a record holder of shares of Common Stock and if your proxy card is signed and no instructions are indicated on your proxy card, your shares of Common Stock will be voted “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow TXU Corp.’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Communications with the Board of Directors

You may communicate with the entire Board of Directors of TXU Corp., the lead director or individual directors, including non-management directors, by writing to them c/o Lead Director, TXU Corp., 1601 Bryan Street, Dallas, Texas 75201-3411.

Confidential Voting

TXU Corp. has adopted a confidential voting policy. Accordingly, your vote and all others cast at the annual meeting or by proxy will be tabulated by an independent agent and generally kept private and not disclosed to TXU Corp.

Certain Relationships and Related Transactions

We have director and officer, or “D&O”, liability insurance for the purpose of reimbursing us when we have indemnified our directors and officers. D&O liability insurance also provides direct payment to our directors and officers under certain circumstances when we have not previously provided indemnification. We also have liability insurance which provides fiduciary coverage for us, our directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O insurance was purchased for a one-year period commencing on October 31, 2006 at a net cost of $8,140,657. Fiduciary liability insurance was also purchased for a one year period commencing on October 31, 2006 at a net cost of $1,541,000. We plan to renew both programs upon expiration. Our directors and officers also have interests as set forth under “Independence of Directors.”

In considering the recommendation of the Board of Directors with respect to the Merger Agreement, you should be aware that some of TXU Corp.’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. See “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 39.

Attending the Annual Meeting

Only shareholders entitled to vote at the annual meeting or their proxy holders and TXU Corp.’s guests may attend the annual meeting. Your ownership of shares of Common Stock on the record date will be verified prior to your admittance to the annual meeting. Each shareholder or proxy holder and each guest will be asked to present a valid government-issued picture identification, such as a driver’s license or passport, before being admitted to the meeting. If your shares are held through a broker, bank or other nominee, you must bring to the meeting an account statement or letter from the holder of record indicating that you beneficially owned the shares on the record date.

Director Resignations

TXU Corp.’s Corporate Governance Guidelines provide that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Governance Committee of the Board of Directors would then consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors of TXU would then act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board of Directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a filing with the SEC.

Assistance

If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact:

TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Telephone: (214) 812-4600
Attention: Corporate Secretary
E-mail: thogan@txu.com

or our proxy solicitor,

Georgeson Inc.
17 State Street
New York, New York, 10004
Telephone: (212) 440-9800
Attention: TXU Annual Meeting of Shareholders
E-mail: txuinfo@georgeson.com

THE MERGER

The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully.

Background of the Merger

Consistent with the Board of Directors’ ongoing evaluation of TXU Corp.’s business and strategic direction, in early 2006, representatives of TXU Corp. had separate discussions with representatives of each of KKR and TPG, among others, regarding possible transactions involving TXU Corp.’s electric distribution and power generation businesses, but those discussions never proceeded beyond a preliminary stage.

In late November of 2006, a representative of KKR and TPG called our Chief Executive Officer, John Wilder, to express interest in discussing a possible acquisition or other transaction involving TXU Corp. or one or more of its businesses. At the request of this representative, Mr. Wilder met with the representatives of TPG and KKR in Dallas on November 27, 2006 to discuss in more detail their possible interest in a transaction with TXU Corp. At that meeting Mr. Wilder agreed that TXU Corp. would share a limited amount of confidential information regarding TXU Corp. with KKR and TPG, subject to their entry into a confidentiality agreement. On November 30, 2006, KKR and TPG entered into a confidentiality agreement with TXU Corp. and commenced preliminary financial and business due diligence, including meetings in December 2006 and early January 2007 with senior financial executives of TXU Corp. and a small number of additional TXU Corp. executives.

In mid December 2006, Mr. Wilder advised the chair of the Board of Directors’ Finance and Business Development Committee, Michael Ranger, that TXU Corp., KKR and TPG had entered into a confidentiality agreement and were in the midst of preliminary due diligence on TXU Corp. On January 5, 2007, Mr. Wilder advised Mr. Ranger that KKR and TPG appeared to have a serious interest in making a proposal to acquire the entire company. In early January 2007, Mr. Wilder advised the entire Board of Directors of KKR and TPG’s interest. On January 18, 2007, KKR and TPG orally advised Mr. Wilder that they believed that if they were given several weeks of more extensive due diligence and an opportunity to arrange debt financing that they could make by the end of February a fully financed cash offer to acquire TXU Corp. for $66.00 per share of Common Stock. KKR and TPG also requested a period of exclusivity within which to prepare a proposal.

On January 22, 2007, the Board of Directors met telephonically to discuss the KKR/TPG proposal and how TXU Corp. would respond to it. The Board of Directors decided at this meeting to permit KKR and TPG access to additional due diligence information and to establish the Strategic Transactions Committee to evaluate the KKR/TPG proposal along with and against TXU Corp.’s other stand alone and strategic alternatives. The Board of Directors decided to form the Strategic Transactions Committee to facilitate the efficient and effective review of any KKR/TPG proposal and to direct TXU Corp.’s dealings with KKR and TPG, including any negotiations with KKR and TPG regarding a possible transaction. This committee was also formed in part in anticipation of the possibility that management might be invited or required as a condition of an agreement to invest with KKR and TPG in acquiring TXU Corp. The Board of Directors also decided they wished to preserve the flexibility of the Strategic Transactions Committee and therefore not to grant KKR and TPG any period of exclusivity. The Board of Directors also determined at that time to prohibit TXU Corp. management from discussing any equity investment in the KKR/TPG transaction or future employment with TXU Corp. if a KKR/TPG transaction should proceed.

Following the Board of Directors meeting on January 22, 2007, TXU Corp. retained Credit Suisse and Sullivan & Cromwell LLP (“Sullivan & Cromwell”) as its financial and legal advisors, respectively. In addition, the Strategic Transactions Committee retained Cravath, Swaine & Moore LLP (“Cravath”) to act as legal advisor to the Strategic Transactions Committee. On January 26, 2007, KKR and TPG confirmed in writing their $66.00 per share proposal and KKR and TPG were provided access to more detailed due diligence information and management presentations. Due diligence then continued until shortly before the parties entered into the Merger Agreement, including ongoing discussions among representatives of KKR and TPG and management regarding TXU Corp.’s business operations and strategy, including TXU Corp.’s plans to construct 11 new coal-fueled generation facilities.

After its formation, the Strategic Transactions Committee requested that management and Credit Suisse assist the Strategic Transactions Committee in considering TXU Corp.’s current business strategy and certain modifications to that strategy, possible risks of pursuing the existing business strategy and potential alternatives, the availability of alternative sale transactions and the potential risks to its business associated with entering into a transaction with an entity formed by KKR and TPG. The Strategic Transactions Committee also considered, over several meetings, the identity of other possible acquirors of TXU Corp., their likely degree of interest in such a transaction, the ability and willingness of other potential acquirors to pay more than the KKR/TPG proposal, regulatory issues potentially associated with these potential acquirors, the likelihood that such potential acquirors could quickly complete due diligence and proceed with a transaction and the practical utility of a right to seek higher bids after signing a merger agreement with a KKR/TPG entity. As a part of this process, the Strategic Transactions Committee met seven times between January 22, 2007 and February 25, 2007 and its members had additional conversations from time to time with each other and with management about these issues.

On February 9, 2007, counsel for TXU Corp. provided KKR and TPG with a proposed form of Merger Agreement. Also on that date, the Strategic Transactions Committee and the Board of Directors retained Lazard as its financial advisor in recognition of the possibility that Credit Suisse might ultimately participate in the financing of the KKR/TPG transaction or any other potential transaction that TXU Corp. might pursue. Credit Suisse and Lazard are collectively referred to in this proxy statement as TXU Corp.’s financial advisors.

On February 13, 2007, counsel for KKR and TPG provided comments on the proposed form of Merger Agreement and from that date until the Merger Agreement was signed on the night of February 25, 2007 the parties negotiated the Merger Agreement and related documents. Significant issues negotiated, in addition to price, included the right of TXU Corp. to affirmatively seek higher offers after entering into the Merger Agreement, the allocation, through the definition of what constitutes a Company Material Adverse Effect (as defined in the Merger Agreement), of risks of adverse regulatory developments and changes in law after signing the Merger Agreement, the nature and amount of the financial commitment KKR and TPG were prepared to make to TXU Corp. through the Guarantee, the scope of TXU Corp.’s representations and warranties, the limitations on TXU Corp.’s conduct of its business prior to the completion of the Merger, the right of TXU Corp. to pay a final interim dividend before closing, the duration of the debt marketing period, the extent of limitations on the liability of KKR, TPG and Parent, and limitations on the availability of specific performance against Parent and Merger Sub and the right of the Board of Directors to change its recommendations to shareholders in favor of the Merger.

On February 15, 2007, at the direction of the Strategic Transactions Committee, TXU Corp.’s advisors requested that KKR and TPG increase their price for the acquisition of TXU Corp. and respond to a list of significant concerns the Strategic Transactions Committee and their advisors identified with respect to the revised Merger Agreement, based on the issues described in the preceding paragraph.

On February 17, 2007, KKR and TPG made a revised proposal to acquire TXU Corp. at a price of $69.00 per share of Common Stock, and KKR and TPG’s advisors responded with their positions on the significant contract issues. After consideration, the Strategic Transactions Committee instructed the advisors to TXU Corp. and the Strategic Transactions Committee to consider strategies for obtaining the highest price available from KKR and TPG and improving the key non-price contract terms. On February 20, 2007 the Strategic Transactions Committee met, together with management and TXU Corp.’s and the Strategic Transactions Committee’s legal and financial advisors, to discuss the revised proposal, TXU Corp.’s alternatives and whether KKR and TPG would potentially pay a higher price. After extensive discussion among the Strategic Transactions Committee and such persons, including consideration of the factors described above regarding other potential acquirors, the Strategic Transactions Committee determined to seek a higher price from KKR and TPG and concessions from KKR and TPG on key non-price terms, rather than opening up a broader auction process. The Strategic Transactions Committee ultimately authorized Lazard and Credit Suisse to indicate that the committee would support a $70.00 per share of Common Stock proposal with agreement terms that allocated to buyers the risk of change in law, other than to the extent a material baseload generation divestiture results in a material adverse effect on TXU Corp. and other specified terms. In response to this proposal, KKR and TPG proposed increasing the price to $69.25 per share of Common Stock and accepting most of the risk of a change in law as requested by TXU Corp., but did not agree to several of TXU Corp.’s other requested contract changes. The Strategic Transactions Committee discussed the revised proposal with TXU Corp.’s and the Strategic Transactions Committee’s advisors and discussed whether KKR and TPG might be willing to further increase their price. TXU Corp.’s financial advisors indicated that they did not believe, based on their discussions as of that date with KKR and TPG, that further price increases would be forthcoming from KKR and TPG. The Strategic Transactions Committee concluded that $69.25 per share of

Common Stock was superior to TXU Corp.’s other available alternatives and determined to recommend to the Board of Directors a price of $69.25 per share of Common Stock on the terms being discussed. Also on February 20, the Strategic Transactions Committee gave permission for our Chief Executive Officer to discuss with KKR and TPG his willingness to remain with the Company following any transaction.

On February 21, 2007, the Board of Directors met, together with management, members of the Strategic Transactions Committee, Sullivan & Cromwell and TXU Corp.’s and the Strategic Transactions Committee’s legal and financial advisors to discuss the status of negotiations with KKR and TPG and TXU Corp.’s alternatives. After extensive discussion, the Board of Directors concluded there was a sufficient probability of reaching a final agreement to consent to having KKR and TPG begin meeting with state government officials. Also on February 21, at the request of the Board of Directors, TXU Corp.’s counsel advised counsel for KKR and TPG, that any conversations with management regarding their willingness to remain with TXU Corp. following a transaction must be completed before commencement of meetings with any government officials regarding the transaction. TXU Corp.’s counsel also indicated that, after KKR and TPG had started meeting with government officials and other stakeholders, no further discussions with management on these topics would be permitted at least until the “go shop” process was well underway. That evening, representatives of KKR and TPG had a conversation with our Chief Executive Officer in which they discussed KKR and TPG’s general philosophy on post-closing management investment and compensation arrangements. KKR, TPG and our Chief Executive Officer did not propose or discuss any specific arrangements for any members of the senior management team and KKR and TPG did not ask for or receive any commitment relating to any members of the senior management team remaining with TXU Corp. after a transaction.

Beginning on February 22, 2007, representatives of KKR, TPG and TXU Corp. met with certain Texas state government officials to brief them on the potential transaction and KKR and TPG’s proposed approach to ownership and operations of TXU Corp. Also during this time, negotiation of final Merger Agreement terms continued.

On February 24 and 25, 2007, the Board of Directors held telephonic meetings during which it reviewed with management and TXU Corp.’s and the Strategic Transactions Committee’s legal and financial advisors a summary of the negotiations of the proposed Merger Agreement, the terms and conditions of the proposed Merger Agreement, the terms of the debt financing being considered by the investor group led by KKR and TPG, and the interests of officers and certain directors in the proposed Merger. In addition, Cravath reviewed with the Board of Directors its fiduciary duties in considering and acting on the proposed Merger Agreement. At the February 24, 2007 meeting of the Board of Directors, each of Credit Suisse and Lazard separately reviewed with the Board of Directors its financial analysis of the Per Share Merger Consideration. At the February 25, 2007 meeting of the Board of Directors, Credit Suisse delivered to the Board of Directors and the Strategic Transactions Committee an oral opinion, which was confirmed by delivery of a written opinion dated February 25, 2007, to the effect that, as of that date and based upon and subject to various assumptions and limitations described in its opinion, the Per Share Merger Consideration to be received by holders of shares of Common Stock was fair, from a financial point of view, to such holders. Also, on February 25, 2007, Lazard delivered to the Board of Directors and the Strategic Transactions Committee an oral opinion, which was confirmed by delivery of a written opinion dated February 25, 2007, to the effect that, as of that date and based upon and subject to various assumptions and limitations described in its opinion, the Per Share Merger Consideration to be paid to the holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares, which are described below) pursuant to the Merger was fair, from a financial point of view, to such holders. Thereafter the Strategic Transactions Committee unanimously recommended that the Board of Directors approve the Merger pursuant to the Merger Agreement. The Board of Directors unanimously (excluding Dr. E. Gail de Planque who, to avoid any perception of a potential conflict of interest arising out of her historical professional relationships within the industry, based upon the advice of outside counsel to both TXU Corp. and the Strategic Transactions Committee and the recommendation of the Board of Directors, recused herself from all discussions about the Merger) approved the Merger Agreement and the transactions contemplated in the Merger Agreement, including the Merger, and unanimously (by all directors voting) recommended that shareholders vote to approve the Merger Agreement.

Following the February 25, 2007 meeting of the Board of Directors, on the night of February 25, 2007, TXU Corp., Parent and Merger Sub executed the Merger Agreement, Parent and Merger Sub’s financing sources executed a debt commitment letter in favor of Merger Sub, affiliates of KKR, TPG, JP Morgan, Citigroup and

Morgan Stanley executed equity commitment letters in favor of Parent, and affiliates of KKR, TPG, Citigroup and Morgan Stanley executed limited guarantees in favor of TXU Corp.

On February 26, 2007, prior to the opening of trading on the NYSE and the Chicago Stock Exchange, TXU Corp., KKR, TPG and Goldman Sachs & Co. issued a joint press release announcing the transaction.

The Merger Agreement provides that, until 12:01 a.m., Eastern Standard Time, on April 16, 2007, TXU Corp. was permitted to initiate, solicit and encourage acquisition proposals for TXU Corp. (including by way of providing information), and to enter into and maintain discussions or negotiations with respect to acquisition proposals for TXU Corp. or otherwise cooperate with or assist or participate in or facilitate any inquiries, proposals, discussions or negotiations with respect to any such acquisition proposal. During the period prior to April 16, 2007, Lazard conducted the “go-shop” process on behalf of TXU Corp. and solicited interest from over 70 potential purchasers, including U.S. utility companies, non-U.S. utility companies, other energy companies and financial sponsors and infrastructure investors. TXU Corp. entered into confidentiality agreements with ten of these entities and provided them confidential information regarding TXU Corp. and its subsidiaries. At the conclusion of this process, the Board of Directors determined that no proposal was received that could reasonably be expected to result in a proposal more favorable to TXU Corp.’s shareholders from a financial point of view than the Merger.

Reasons and Recommendation of the Board of Directors

     Reasons for the Recommendation of the Board of Directors

In the course of making its decision to approve the Merger Agreement and recommend that TXU Corp.’s shareholders vote “FOR” the approval of the Merger Agreement, TXU Corp.’s Board of Directors, with Dr. E. Gail de Planque recusing herself from the deliberations and vote, to avoid any perception of a potential conflict of interest arising out of her historical professional relationships within the industry, based upon the advice of outside counsel to both TXU Corp. and the Strategic Transactions Committee and the recommendation of the Board, considered the recommendation of its Strategic Transactions Committee and a number of other factors. The material factors considered by the Board of Directors were the same factors considered by the Strategic Transactions Committee in arriving at its decision to recommend the Merger to the Board of Directors (other than the recommendation of the Strategic Transactions Committee as set out in the seventh bullet below) and included the following:

•	the $69.25 Per Share Merger Consideration represented an approximately 25% premium to the average closing price of Common Stock for the 20-trading-day period ending on February 22, 2007, the last full trading day before press speculation about a possible merger transaction, an approximately 20% premium to the closing price of the Common Stock on February 22, 2007 and a small premium to the 52-week high trading price for Common Stock;

•	the $69.25 Per Share Merger Consideration represented a premium to the values the Board of Directors believed, after consultation with management and the financial advisors to TXU Corp. and the Strategic Transactions Committee and presentations from management, would reasonably be likely to result from the execution of TXU Corp.’s current business plan or any identified modification or alternative to that business plan;

•	in addition to the premium provided to TXU Corp.’s shareholders through the $69.25 Per Share Merger Consideration, the Merger removes the shareholders’ exposure to the risks inherent in continuing as a public company, including operational and regulatory risks associated with TXU Corp.’s planned construction of new coal-fueled electric generation facilities, risks of changes in government regulation at the federal and state levels, including, but not limited to, potential environmental related restrictions that could reduce the value of TXU Corp.’s assets, and risks resulting from the sensitivity of the market value of TXU Corp.’s generating assets to the price of natural gas;

•	the future natural gas prices embedded in the implied value of TXU Corp.’s generation assets based on the $69.25 Per Share Merger Consideration were higher than the future prices TXU Corp. management believed were likely, taking into account the inherently unpredictable factors that impact long-term natural gas prices;

•	the opinion of Credit Suisse, dated February 25, 2007, to the Board of Directors and its Strategic Transactions Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the Per Share Merger Consideration to be received by the holders of Common Stock, and the financial presentation in connection therewith, as more fully described below under “Opinion of Credit Suisse Securities (USA) LLC”;

•	the opinion of Lazard, dated February 25, 2007, to the Board of Directors and its Strategic Transactions Committee to the effect that, as of that date and based upon and subject to certain assumptions, procedures, factors, limitations and qualifications, the Per Share Merger Consideration to be paid to the holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares, which are described below) pursuant to the Merger was fair from a financial point of view, to such holders, and the financial presentation in connection therewith, as more fully described below under “Opinion of Lazard Frères & Co. LLC”;

•	the recommendation of the Strategic Transactions Committee in favor of the Merger to the full Board of Directors, which reflected the results of seven Strategic Transactions Committee meetings which were also attended by management and legal and financial advisors to TXU Corp. and to the Strategic Transactions Committee as well as private deliberations and discussions among members of the Strategic Transactions Committee regarding the advantages and disadvantages of proceeding with the Merger;

•	the terms of the Merger Agreement, which the Board of Directors believed minimized, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and provided reasonable flexibility to operate TXU Corp.’s business during the pendency of the Merger;

•	the right of TXU Corp. under the Merger Agreement to solicit superior acquisition proposals from third parties until April 16, 2007 and the right to receive and consider unsolicited proposals thereafter until approval of the Merger Agreement by TXU Corp.’s shareholders, including the right to terminate the Merger Agreement to accept a superior proposal;

•	the amount of the termination fee required to be paid by TXU Corp. to Parent in order to accept a superior proposal and the fact that a lower termination fee of $375 million is payable in respect of transactions solicited and negotiated during the pre-April 16, 2007 “go shop” period;

•	the fact that the debt commitment letter obtained by Merger Sub indicated a strong commitment on the part of lenders with few conditions that would permit lenders to terminate their commitment;

•	the right under the Merger Agreement of TXU Corp.’s Board of Directors, under certain circumstances, to change its recommendation that its shareholders vote in favor of approval of the Merger Agreement, subject to the payment to Parent of a termination fee of $1 billion, or approximately 3% of the equity value of the Merger;

•	the right of TXU Corp.’s shareholders to exercise rights of dissent and appraisal;

•	the fact that TXU Corp.’s management has no agreements with Parent regarding future employment and therefore are free to work with any competing bidders that may emerge during the “go shop” process; and

•	the fact that, under certain circumstances, TXU Corp. would not be required to establish damages in the event of a failure of the Merger to be completed as a result of the terms of the $1 billion termination fee payable by Parent and guaranteed by Parent’s equity owners.

TXU Corp.’s Board of Directors also considered and balanced against the potential benefits of the Merger a number of potentially adverse factors, including the following:

•	the risk that the Merger might not be completed in a timely manner, or at all, including the risks of adverse regulatory or other governmental reactions or that the financing contemplated by the debt financing commitments is not obtained, along with the risk that the transaction could prompt regulatory or legislative actions that could prevent the Merger and adversely affect the ongoing regulatory position of TXU Corp.;

•	the loss of the opportunity for TXU Corp.’s shareholders to benefit from the possibility that the future price of natural gas will be higher than anticipated as of the date of the Merger Agreement and other factors that could favorably affect the potential future earnings of TXU Corp. and the value of TXU Corp.;

•	the fact that Parent is a newly-formed limited partnership and Merger Sub is a newly formed corporation with essentially no assets and that any remedy in the event of breach of the Merger Agreement by Parent or Merger Sub, even a breach that is deliberate or willful, is limited to a maximum of $1 billion and is guaranteed by certain investors in Parent;

•	the interest of certain directors and executive officers of TXU Corp. as described under “The Merger — Interests of our Directors and Executive Officers in the Merger”;

•	the fact that the Merger Agreement was entered into without any pre-signing market check, although the Merger Agreement would permit a post-signing market check through the “go-shop” with a limited termination fee; and

•	the fact that the Per Share Merger Consideration will be taxable to TXU Corp.’s U.S. shareholders.

After taking into account the factors set forth above, as well as others, the Board of Directors concluded that the benefits of the Merger outweigh the risks and that the Merger Agreement and the Merger are advisable and in the best interests of TXU Corp. and its shareholders. The Board of Directors has approved the Merger Agreement and recommends that TXU Corp.’s shareholders vote to approve the Merger Agreement.

The Board of Directors did not assign relative weights to the factors above or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusions on each factor considered, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weight to different factors.

Board of Directors’ Recommendation to Shareholders

After careful consideration and following receipt of the unanimous recommendation of the Strategic Transactions Committee, and taking into account the factors outlined above, the Board of Directors by unanimous vote of all directors recommends that our shareholders vote “FOR” the approval of the Merger Agreement. The Board of Directors also recommends that TXU Corp. shareholders vote “FOR” any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary.

[In addition to the factors above, in making its recommendation that you approve the Merger Agreement, the Board of Directors considered changes in TXU Corp.’s business plans and prospects, market changes and changes in laws and regulations since the date of the Merger Agreement, including changes in:

•	Commodity prices, including any expectations that the future price of natural gas will be higher than anticipated as of the date of the Merger Agreement and the resultant favorable effects on the value of TXU Corp.;

•	Laws proposed and adopted by the Texas legislature, including the requirement that any future direct or indirect acquisition of Oncor would generally require PUCT approval, which would likely apply to any premium change of control transaction for TXU Corp., other than Parent’s proposed acquisition, or for Oncor and may decrease the likelihood of any such transaction arising in the future (see “The Merger — Regulatory Approvals — Legislative Matters”);

•	Expectations as to TXU Corp.’s ability to construct new coal-fueled generation facilities, taking into account the fact that TXU Corp. and Parent have agreed in the Merger Agreement that subsidiaries of TXU Corp. would construct only 3 of the 11 previously planned new coal-fueled generation plants, have subsequently terminated several material development contracts for these previously planned development efforts and have suspended efforts to obtain related environmental permits;

•	TXU Corp.’s business, including those resulting from having entered into the Merger Agreement; examples of such business changes include retail electricity price cuts announced by TXU Energy for its residential customers, suspension of Oncor’s planned joint venture with InfrastruX Group, additional natural gas hedges implemented to support Parent’s expected financing, and changes in the estimated salvage values for cancelled equipment orders related to discontinued plant developments; and

•	The public market trading values of energy companies.][Note: to be updated based on the actual changes considered by the Board of Directors prior to the date of the final proxy statement]

Opinion of Credit Suisse Securities (USA) LLC

TXU Corp. retained Credit Suisse to act as its financial advisor in connection with the Merger. In connection with Credit Suisse’s engagement, Credit Suisse was requested to evaluate the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Common Stock. On February 25, 2007, at a meeting of the Board of Directors held to evaluate the proposed Merger, Credit Suisse rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 25, 2007, to the effect that, as of that date and based on and subject to the considerations described in its opinion, the Per Share Merger Consideration was fair, from a financial point of view, to holders of Common Stock. The Strategic Transactions Committee was provided the opinion on the basis of it being an administrative committee of the Board of Directors that was not established as a special independent committee for purposes of evaluating a possible conflicted or similar transaction.

The full text of Credit Suisse’s written opinion, dated February 25, 2007, to the Board of Directors and its Strategic Transactions Committee, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Credit Suisse in rendering its opinion, is attached as Annex B and is incorporated into this proxy statement by reference in its entirety. Holders of Common Stock are encouraged to read this opinion carefully in its entirety. Credit Suisse’s opinion was provided to the Board of Directors and its Strategic Transactions Committee for their information in connection with their evaluation of the Per Share Merger Consideration and relates only to the fairness of the Per Share Merger Consideration from a financial point of view, does not address any other aspect of the proposed Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Credit Suisse reviewed the Merger Agreement as well as certain publicly available business and financial information relating to TXU Corp. Credit Suisse also reviewed certain other information relating to TXU Corp., including financial forecasts under alternative business scenarios and commodity pricing assumptions, provided to or discussed with Credit Suisse by TXU Corp., and met with TXU Corp.’s management to discuss TXU Corp.’s business and prospects. Credit Suisse also considered certain financial and stock market data of TXU Corp. and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of TXU Corp., and Credit Suisse considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for TXU Corp. which Credit Suisse reviewed, TXU Corp.’s management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of TXU Corp.’s management as to TXU Corp.’s future financial performance under the alternative business scenarios reflected in such forecasts. With respect to the alternative commodity pricing assumptions that Credit Suisse reviewed, Credit Suisse was advised by TXU Corp.’s management, and Credit Suisse assumed, that they were a reasonable basis on which to evaluate TXU Corp.’s future financial performance and were appropriate for Credit Suisse to utilize in its analyses. Credit Suisse also assumed, with TXU Corp.’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect, in any respect material to Credit Suisse’s analyses, on TXU Corp. or the Merger and that the Merger would be completed in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement. Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of TXU Corp.’s assets or liabilities, contingent or otherwise, and Credit Suisse was not furnished with any such evaluations or appraisals. Credit Suisse’s opinion addressed only the fairness, from a financial point of view and as of the date of the opinion, to the holders of Common Stock of the Per Share Merger Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of TXU Corp.; however, Credit Suisse was advised that TXU Corp. would solicit such indications of interest from potential buyers for a limited period after the date of the Merger Agreement as permitted under the provisions of the Merger Agreement. Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion, including assumptions as to future commodity fuel prices which are subject to significant volatility and which, if different than as assumed, could have a material impact on Credit Suisse’s analyses. Credit Suisse’s opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to TXU Corp., nor did it address the underlying business decision of TXU Corp. to proceed with the Merger. Except as described above, TXU Corp. imposed no other limitations on Credit Suisse with respect to the investigations made or procedures followed in rendering its opinion.

In preparing its opinion, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse’s analyses described below is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond TXU Corp.’s control. No company, transaction or business used in Credit Suisse’s analyses as a comparison is identical to TXU Corp. or the proposed Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the proposed Merger, which consideration was determined through negotiations between TXU Corp., on the one hand, and KKR and TPG, on the other hand, and the decision to enter into the Merger was solely that of the Board of Directors. Credit Suisse’s opinion and financial analyses were only one of many factors considered by the Board of Directors and its Strategic Transactions Committee in their evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board of Directors, the Strategic Transactions Committee or TXU Corp.’s management with respect to the Merger or the Per Share Merger Consideration.

The following is a summary of the material financial analyses reviewed with the Board of Directors in connection with Credit Suisse’s opinion dated February 25, 2007. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse’s financial analyses.

     Company Financial Analyses

     Discounted Cash Flow Analysis

Credit Suisse performed a discounted cash flow analysis of TXU Corp. to calculate the estimated present value of the unlevered, after-tax free cash flows that TXU Corp. could generate on a standalone basis from its operations at its current leverage position, other than TXU Corp.’s Power Direct program and gas plant portfolio, during calendar years 2007 through 2012. Estimated cash flows were based on internal estimates of TXU Corp.’s management, including projected commodity fuel pricing assumptions utilized by TXU Corp.’s management, under three alternative business scenarios regarding the number of coal plants to be constructed by TXU Corp. during the next several years. These three alternative business scenarios consisted of a “no build” scenario which assumed no additional coal plants would be constructed, a “base build” scenario which assumed five coal plants would be constructed and a “full build” scenario which assumed 10 coal plants would be constructed. Credit Suisse calculated terminal values of TXU Corp.’s operations (other than TXU Corp.’s Power Direct program and gas plant portfolio) by applying to the calendar year 2012 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”), attributable to those operations a range of terminal value EBITDA multiples of 7.0x to 8.25x. The present value of the cash flows and terminal values of TXU Corp.’s operations (other than TXU Corp.’s Power Direct program and gas plant portfolio) were calculated using discount rates ranging from 7.5% to 8.25%. The present values of TXU Corp.’s Power Direct program and gas plant portfolio were based on internal estimates of TXU Corp.’s management. This analysis indicated the following implied per share equity reference ranges for TXU Corp. under the alternative business scenarios referred to above, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Reference Ranges for TXU Corp.
No Build	Base Build	Full Build	Per Share Merger Consideration

$50.42 - $61.31	$53.70 - $67.34	$48.36 - $63.55	$69.25

Credit Suisse also performed a discounted cash flow analysis of TXU Corp. as described above utilizing alternative projected commodity fuel pricing assumptions based on New York Mercantile Exchange forward curve pricing as of February 22, 2007. This analysis indicated the following implied per share equity reference ranges for TXU Corp. under each of the three alternative business scenarios referred to above, as compared to the Per Share Merger Consideration:

Implied Per Share Equity Reference Ranges for TXU Corp.
No Build	Base Build	Full Build	Per Share Merger Consideration

$52.99 - $64.44	$56.73 - $70.99	$51.72 - $67.60	$69.25

     Selected Public Companies Analysis

Credit Suisse reviewed financial and stock market information of TXU Corp. and the following 10 selected publicly traded companies, six of which are engaged in both regulated utility operations and unregulated wholesale power generation, referred to as integrated merchant power companies, and four of which are primarily focused on unregulated wholesale power generation, referred to as merchant generation companies:

Integrated Merchant Power Companies	Merchant Generation Companies

• Allegheny Energy, Inc.	• Dynegy Inc.
• Constellation Energy Group, Inc.	• Mirant Corporation
• Exelon Corporation	• NRG Energy, Inc.
• FirstEnergy Corp.	• Reliant Energy, Inc.
• PPL Corporation
• Public Service Enterprise Group Incorporated

Credit Suisse reviewed, among other things, enterprise values of the selected companies, calculated as market value based on closing stock prices on February 23, 2007, plus debt, preferred stock and out-of-the-money convertibles, less cash and cash equivalents, of the selected companies as multiples of calendar year 2007 estimated EBITDA and earnings before interest and taxes. Credit Suisse also reviewed market values of the selected companies based on closing stock prices on February 23, 2007 as a multiple of calendar year 2007 estimated net income. Credit Suisse then applied a range of selected multiples of such financial data derived from the selected companies to corresponding data of TXU Corp. Financial data of the selected companies were based on publicly available research analysts’ estimates and public filings. Financial data of TXU Corp. were based on internal estimates of TXU Corp.’s management under the “base build” scenario described above and included TXU Corp.’s Power Direct program and gas plant portfolio. This analysis indicated the following implied per share equity reference range for TXU Corp., as compared to the Per Share Merger Consideration:

Implied Per Share Equity
Reference Range for TXU Corp.	Per Share Merger Consideration

$54.80 - $71.93	$69.25

Selected Transactions Analysis

Credit Suisse reviewed the transaction values of the following four transactions in the power generation industry publicly announced from July 21, 2004 through December 19, 2005:

Acquiror	Target

• FPL Group, Inc.	• Constellation Energy Group, Inc
• NRG Energy, Inc.	• Texas Genco LLC
• Exelon Corporation	• Public Service Enterprise Group Incorporated
• The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group	• Texas Genco Holdings, Inc.

Credit Suisse reviewed, among other things, transaction values in the selected transactions as a multiple of latest 12 months EBITDA. Credit Suisse then applied a range of selected latest 12 months EBITDA multiples derived from the selected transactions to TXU Corp.’s calendar year 2006 estimated EBITDA. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transactions. Financial data of TXU Corp. were based on internal estimates of TXU Corp.’s management and included TXU Corp.’s Power Direct program and gas plant portfolio. This analysis indicated the following implied per share equity reference range for TXU Corp., as compared to the Per Share Merger Consideration:

Implied Per Share Equity
Reference Range for TXU Corp.	Per Share Merger Consideration

$53.73 - $76.22	$69.25

Miscellaneous

TXU Corp. selected Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with TXU Corp. and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

TXU Corp. has agreed to pay Credit Suisse for its financial advisory services in connection with the Merger an aggregate fee estimated to be approximately $37 million, $4 million of which was payable upon rendering its opinion and approximately $33 million of which is contingent upon the completion of the Merger. In addition, TXU Corp. has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse, and to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement.

TXU Corp. requested that Credit Suisse and certain of its affiliates offer to provide, arrange, or otherwise assist Parent and other potential buyers in obtaining, all or a portion of the financing in connection with acquiring TXU Corp., for which Credit Suisse and such affiliates would receive compensation. Parent expects Credit Suisse to participate in its debt financing for the transaction. Credit Suisse and its affiliates from time to time in the past have provided and currently are providing investment banking and other financial services to TXU Corp., for which services Credit Suisse and its affiliates have received, and expect to receive, compensation. Credit Suisse and its affiliates also from time to time in the past have provided, currently are providing and in the future may provide investment banking and other financial services to KKR, TPG, their respective affiliates and certain of their respective portfolio companies, for which services Credit Suisse and its affiliates have received, and may receive, compensation. In addition, Credit Suisse and certain of its affiliates and certain of its and their respective employees and certain private investment funds affiliated or associated with Credit Suisse have invested in affiliates of KKR and TPG. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of TXU Corp., KKR, TPG and any other entities that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

Opinion of Lazard Frères & Co. LLC

Under an agreement dated February 9, 2007, the Special Transactions Committee and the Board of Directors retained Lazard to act as their financial advisor in connection with the Merger. As part of that engagement, the Special Transactions Committee and the Board of Directors requested that Lazard evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of shares of Common Stock who have not voted such shares in favor of the Merger and who have otherwise taken all of the steps required by Subchapter H of Chapter 10 of the Texas Business Organizations Code to properly exercise and perfect such shareholders’ dissenters rights (shares referred to in clause (y) being “Excluded Shares”)) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger. Lazard delivered an oral opinion to the Special Transactions Committee and the Board of Directors, which opinion was subsequently confirmed by the delivery of a written opinion, dated February 25, 2007, to the effect that, as of that date and based upon and subject to certain assumptions, procedures, factors, limitations and qualifications set forth therein, the Per Share Merger Consideration to be paid to holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares) pursuant to the Merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s opinion, which sets forth the procedures followed, assumptions made, factors considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The following is a summary of Lazard’s opinion. The description of Lazard’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s opinion attached as Annex C to this proxy statement. Holders of shares of Common Stock are urged to read Lazard’s opinion carefully in its entirety for a description of the procedures followed, assumptions made, factors considered and limitations and qualifications on the review undertaken by Lazard in connection with its opinion.

Lazard’s opinion was directed only to the Special Transactions Committee and the Board of Directors and only addresses the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger. Lazard’s opinion did not address the merits of the underlying decision by TXU Corp. to engage in the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to TXU Corp. In that regard, Lazard was not authorized to, and did not, solicit third party indications of interest in acquiring all or a part of TXU Corp. or engaging in a business combination or any other strategic transaction with TXU Corp. in connection with its engagement prior to the date of Lazard’s opinion. Lazard’s opinion was not intended to and does not constitute a recommendation to any holder of Common Stock as to how such holder should vote with respect to the Merger or any other matter relating thereto. Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion, including, without limitation, the price of natural gas, which may be subject to significant fluctuation between the date of Lazard’s opinion and the effective time of the Merger, and thereafter. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions contained in the latest draft of the Merger Agreement reviewed by Lazard;

•	analyzed certain historical publicly available business and financial information relating to TXU Corp.;

•	reviewed various financial forecasts and other data provided to Lazard by the management of TXU Corp. relating to its businesses;

•	held discussions with members of the senior management of TXU Corp. with respect to the businesses and prospects of TXU Corp.;

•	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to those of TXU Corp.;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally comparable to those of TXU Corp.;

•	reviewed the historical stock prices and trading volumes of Common Stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard relied upon the accuracy and completeness of the foregoing information, and Lazard did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of TXU Corp., or concerning the solvency or fair value of TXU Corp., and Lazard had not been furnished with any such valuation or appraisal prior to the delivery of its opinion. With respect to the financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of TXU Corp. as to the future financial performance of TXU Corp. Lazard did not assume any responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

In rendering its opinion, Lazard assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions, including Parent’s or Merger Sub’s obtaining the necessary financing to effect the Merger. Lazard further assumed that the executed Merger Agreement would not differ in any material respect from the latest draft provided to Lazard prior to the delivery of its opinion. In addition, Lazard assumed that the representations and warranties of TXU Corp. contained in the Merger Agreement and all agreements related thereto were true and complete.

Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Special Transactions Committee, the Board of Directors and TXU Corp. obtained such advice as they deemed necessary from qualified professionals. Lazard’s opinion did not address the solvency or fair value of TXU Corp. or any other entity, including under any state, federal or other applicable laws relating to bankruptcy, insolvency or similar matters. Lazard did not express any opinion as to the price at which shares of Common Stock may trade subsequent to the date of its opinion.

In preparing its opinion, Lazard performed a variety of financial and comparative analyses that it deemed to be appropriate for this type of transaction, including those described below. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses as a whole and did not, and believes that one should not, attribute any particular weight to any factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of TXU Corp. No company, transaction or business used in Lazard’s analyses as a comparison is identical to TXU Corp. or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and estimates are inherently subject to substantial uncertainty.

Lazard’s opinion was one of many factors taken into consideration by the Special Transactions Committee and the Board of Directors in determining to enter into the Merger Agreement. See “Reasons for the Recommendation of the Board of Directors.” Consequently, the analyses described below should not be viewed as determinative of the opinion of the Special Transactions Committee or the Board of Directors with respect to the Per Share Merger Consideration or of whether the Special Transactions Committee or Board of Directors would have been willing to determine that a different merger consideration was fair. The Per Share Merger Consideration to be paid to the holders of shares of Common Stock pursuant to the Merger was determined through arm’s-length negotiations between TXU Corp. and representatives of Parent and was recommended by the Special Transactions Committee and approved by the Board of Directors. Lazard did not recommend any specific merger consideration to the Special Transactions Committee, the Board of Directors or TXU Corp. or that any given merger consideration constituted the only appropriate consideration for the Merger.

The following is a brief summary of the material financial and comparative analyses that were performed by Lazard in connection with rendering its opinion. Lazard prepared these analyses for the purpose of providing an opinion to the Special Transactions Committee and the Board of Directors as to the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

     Historical Trading Prices

Lazard compared the Per Share Merger Consideration to the closing price of Common Stock on February 21, 2007, the date that is two full trading days prior to the announcement of the execution of the Merger Agreement, and to the average daily closing prices of Common Stock for the trailing 30- and 90-trading day time periods as of February 21, 2007 and noted the following implied offer premia:

		Implied Premium to
	Common	Per Share Merger
	Stock Price	Consideration(b)

Premium to:(a)
As of February 21, 2007	$56.07	23.5%
30-day trailing average	$55.49	24.8%
90-day trailing average	$55.29	25.2%

(a)	30- and 90-day averages calculated based on period ending February 21, 2007.

(b)	Based on the Per Share Merger Consideration of $69.25 per share of Common Stock.

Comparable Public Companies Analysis

Lazard calculated an implied valuation for TXU Corp. based on an analysis of companies that Lazard believed to be generally comparable to TXU Corp. In performing these analyses, Lazard reviewed and analyzed certain publicly available financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for TXU Corp. This analysis was performed to derive a range of implied equity values per share of Common Stock based on the market values of shares of comparable publicly traded companies.

For purposes of this analysis, Lazard reviewed seven public utility companies that had substantial operations in certain or all of merchant generation, electricity delivery and retail electricity supply (the “Merchant Utility Companies”). Although none of the Merchant Utility Companies is directly comparable to TXU Corp., the Merchant Utility Companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, were considered similar to certain operations of TXU Corp. The Merchant Utility Companies are:

•	American Electric Power Co. Inc.;

•	Allegheny Energy Inc.;

•	Constellation Energy Group Inc.;

•	Edison International;

•	NRG Energy Inc.;

•	Reliant Energy Inc.; and

•	Sempra Energy.

In general, historical financial data used for this analysis was as of September 30, 2006 or December 31, 2006, depending on the date of the most recently available public information for each Merchant Utility Company, and market data used for this analysis was as of February 21, 2007. Projected earnings per share, or EPS, and long-term growth rates used for this analysis were based on consensus estimates as of February 21, 2007 from I/B/E/S (a data source that compiles estimates issued by research analysts) for each Merchant Utility Company. Other projected information for the Merchant Utility Companies used for this analysis was based on selected Wall Street equity research reports.

Using this data, Lazard reviewed the:

•	trading price (common stock price) of each of the Merchant Utility Companies as a multiple of projected 2007 and 2008 EPS;

•	enterprise value (defined as market capitalization plus net debt) of the Merchant Utility Companies as a multiple of projected 2007 and 2008 EBITDA; and

•	enterprise value of the Merchant Utility Companies as a multiple of projected 2007 and 2008 earnings before interest and taxes (“EBIT”).

The following table summarizes the results of this review:

Merchant Utility Company
	Range(a)	Mean	Median

Multiple of Stock Price to:
Projected 2007 EPS	13.9x-21.1x	16.7x	16.1x
Projected 2008 EPS	13.4x-18.0x	15.0x	14.6x
Enterprise Value to:
Projected 2007 EBITDA	6.7x-10.2x	8.6x	8.6x
Projected 2008 EBITDA	6.5x- 9.2x	7.8x	7.9x
Projected 2007 EBIT	9.8x-15.3x	12.6x	12.2x
Projected 2008 EBIT	9.7x-12.8x	11.1x	11.1x

(a)	Reliant excluded from stock price multiple range as Reliant’s insignificant near-term earnings did not form a valuation basis that Lazard believed was appropriate for its shares.

Based on the foregoing review and after comparing the results of the review to (i) estimates for TXU Corp.’s results of operations from selected Wall Street equity research reports, and (ii) internal estimates and forecasts of TXU Corp.’s management making certain subjective valuation judgments based on TXU Corp.’s business mix and projected financial performance relative to the Merchant Utility Companies, Lazard calculated the following implied equity reference value ranges per share of Common Stock:

Financial Metric	Multiples Range				Implied Equity Value Per Share
	Low		High		Low	High

Projected 2007 EBITDA	7.25	x	8.00	x	$52.24	$60.15
Projected 2008 EBITDA	7.50	x	8.25	x	$51.85	$59.45
Projected 2007 EBIT	9.25	x	10.50	x	$58.52	$69.70
Projected 2008 EBIT	9.50	x	11.00	x	$56.42	$69.14
Projected 2007 Net Income	11.50	x	13.50	x	$55.61	$65.28
Projected 2008 Net Income	11.00	x	13.00	x	$55.84	$65.99

From this analysis, based on the assumptions and subjective judgments set forth above, Lazard derived an implied equity reference range per share of Common Stock of $53.12 to $63.86, as compared to the Per Share Merger Consideration of $69.25 per share.

Precedent Transactions Analysis

Lazard analyzed certain publicly available information relating to selected publicly announced precedent transactions in the electric utility industry and other large buyout transactions to assess the market values of shares of reasonably comparable publicly traded companies and to provide a range of implied equity values per share of Common Stock.

In selecting the precedent transactions it used in this analysis, Lazard reviewed merger transactions since 1997 involving companies in the electric utility industry but relied more extensively on recently announced transactions, specifically those announced since December 2004. In addition, Lazard reviewed several large buyout transactions across a variety of industries since 2005 in order to compare the implicit premium paid to the existing shareholders of the relevant targets. Although none of the selected precedent transactions or the companies party to the precedent transactions is directly comparable to the Merger or to TXU Corp., the precedent transactions were chosen because they involve transactions that, for purposes of analysis, were considered similar to the Merger and/or involve publicly traded companies with operations that, for purposes of analysis, were considered similar to certain operations of TXU Corp.

The precedent electric utility transactions selected by Lazard were (listed by the date publicly announced, the acquiror and the target company):

Date Publicly Announced	Acquiror	Target

Recent Transactions:
February 7, 2007	Great Plains/Black Hills	Aquila, Inc.
July 10, 2006	WPS Resources	Peoples Energy Corporation
July 5, 2006	Investor Group/Macquarie	Duquesne Light Holdings, Inc.
April 25, 2006	Babcock & Brown Infrastructure	NorthWestern Corporation
February 27, 2006	National Grid plc	KeySpan Corporation
December 19, 2005	FPL Group, Inc.	Constellation Energy Group, Inc.
May 24, 2005	MidAmerican Energy Company	PacifiCorp
May 9, 2005	Duke Energy Corporation	Cinergy Corp.
December 20, 2004	Exelon Corporation	Public Service Enterprise Group Incorporated
Other Selected Transactions:
February 3, 2004	Ameren Corporation	Illinois Power Company
April 28, 2002	Ameren Corporation	CILCORP Inc.
February 20, 2001	Energy East Corporation	RGS Energy Group, Inc.
February 12, 2001	PEPCO Holdings, Inc.	Conectiv
November 9, 2000	Public Service Company of New Mexico	Western Resources Electric Utility
September 5, 2000	National Grid Group plc	Niagara Mohawk Power Corporation
August 8, 2000	FirstEnergy Corp.	GPU, Inc.
July 17, 2000	The AES Corporation	IPALCO Enterprises Inc
February 28, 2000	PowerGen plc	LG&E Energy Corp.
October 25, 1999	Investor Group	MidAmerican Energy Holdings Co.
August 23, 1999	Carolina Power & Light Company	Florida Progress Corporation
June 14, 1999	Dynegy Inc.	Illinova Corporation
February 1, 1999	New England Electric System	Eastern Utilities Associates
December 14, 1998	National Grid Group plc	New England Electric System
December 7, 1998	Scottish Power plc	PacifiCorp
August 12, 1998	CalEnergy Co Inc	MidAmerican Energy Company
May 11, 1998	Consolidated Edison, Inc.	Orange & Rockland Utilities, Inc.
December 22, 1997	American Electric Power Company Inc.	Central & South West Corporation

For each of the selected electric utility precedent transactions, Lazard calculated (i) the target company’s transaction value (calculated as equity purchase price plus net debt) as a multiple of EBITDA for the target company for the last twelve months prior to the announcement of the transaction, or LTM, (ii) the equity purchase price as a multiple of the target company’s forward earnings as available as of the announcement of the transaction, and (iii) the premium paid or proposed to be paid in the precedent transaction based on the stock price of the target company one day and one week prior to the public announcement of the transaction. In performing this analysis,

Lazard calculated the following multiple and premia ranges based on the recent precedent transactions indicated above and for all of the selected precedent transactions indicated above:

Recent Precedent Electric Utility Merger Transactions:	Range	Median

Transaction Value / LTM EBITDA	8.5x-11.5x	9.1x
Equity Purchase Price / Forward Earnings	15.0x-20.6x	17.8x
Premia Paid:
1-Day	(2.8%)-21.7%	14.2%
1-Week	0.2%-24.7%	16.8%

All Precedent Electric Utility Merger Transactions:	Range	Median

Transaction Value / LTM EBITDA	5.5x-11.5x	7.9x
Equity Purchase Price / Forward Earnings	11.4x-20.6x	16.9x
Premia Paid:
1-Day	(2.8%)-57.8%	20.0%
1-Week	0.2%-58.4%	19.5%

The large buyout transactions selected by Lazard were (listed by the acquiror and the target company):

Acquiror	Target

The Blackstone Group	Equity Office Properties Trust
Bain Capital Partners, LLC / Kohlberg Kravis Roberts & Co. L.P. / Merrill Lynch Global Partners, Inc.	HCA Inc.
Kohlberg Kravis Roberts & Co. L.P.	RJR Nabisco, Inc.
Apollo Management, L.P. and TPG Partners, L.P.	Harrah’s Entertainment, Inc.
Bain Capital Partners, LLC / Thomas H. Lee Partners, L.P.	Clear Channel Communications, Inc.
GS Capital Partners / American International Group, Inc. / The Carlyle Group / Riverstone Holdings LLC	Kinder Morgan, Inc.
The Blackstone Group / The Carlyle Group / Permira Advisers LLC / Texas Pacific Group	Freescale Semiconductor, Inc.
Cerberus Capital Management, L.P.	Albertson’s, Inc.
Apax Partners Worldwide LLP / The Blackstone Group International Limited / Kohlberg Kravis Roberts & Co. L.P. / Permira Advisers KB / Providence Equity Partners Limited	TDC A/S
Clayton, Dubilier & Rice, Inc. / The Carlyle Group / Merrill Lynch Global Private Equity	The Hertz Corporation

For each of the selected large buyout transactions, Lazard calculated the premium paid or proposed to be paid based on the closing stock price of the target company one day prior to announcement of the transaction.

Based on the foregoing, and after making certain subjective judgments regarding appropriate multiples and premia based on TXU Corp.’s business mix and projected financial performance relative to that of the target universe in the reviewed precedent transactions, Lazard determined the following implied equity reference value ranges per share of Common Stock:

Financial Metric	Multiples Range		Implied Equity Value per Share
	Low	High	Low	High

Enterprise Value / 2006E EBITDA	7.75x	8.75x	$64.87	$76.36
Enterprise Value / 2007E EBITDA	8.00x	9.00x	$60.15	$70.69
Equity Purchase Price / Forward Earnings	11.50x	13.50x	$67.70	$77.37
Premia Paid – Utility Transactions	12%	20%	$63.48	$68.02
Premia Paid – Large Buyout Transactions	15%	25%	$65.18	$70.85

From this analysis, based on the assumptions and subjective judgments set forth above, Lazard derived an implied equity reference range per share of Common Stock of $60.10 to $70.84, as compared to the Per Share Merger Consideration of $69.25 per share.

Sum of the Parts Discounted Cash Flow Analysis

Lazard performed an analysis of the present value of the projected unlevered free cash flows derived from each of the business segments of TXU Corp. using financial projections provided by TXU Corp. management. This analysis was performed to derive a valuation of shares of Common Stock as a function of the future unlevered free cash flows and going concern values of each of its business segments to provide a range of implied equity values per share of Common Stock based on the value of TXU Corp.’s enterprise as a whole.

In performing this analysis, Lazard analyzed the forecasted cash flow for the following segments of TXU Corp.:

•	electricity generation operation (“Power”);

•	regulated electricity transmission and distribution business (“Delivery”);

•	consumer and business retail electricity sales ( “Retail”);

•	additional generation asset development (“Development”);

•	wholesale power management business (“Wholesale”); and

•	corporate and other business operations (“Corporate”).

For Power, Lazard performed a five-year discounted cash flow analysis using a discount rate range of 9.5% to 10.5% and a terminal value based on a 2012 EBITDA exit multiple range of 8.0x to 9.0x; for Delivery, a five-year discounted cash flow analysis using a discount rate range of 5.5% to 6.5% and a terminal value based on a 2012 EBITDA exit multiple range of 8.0x to 8.5x; for Retail, a thirteen-year discounted cash flow analysis using a discount rate range of 8.5% to 9.5% and a terminal value based on a 2020 EBITDA exit multiple range of 6.0x to 7.0x; for Development, a five-year discounted cash flow analysis using a discount rate range of 9.5% to 10.5% and a terminal value based on a 2012 EBITDA exit multiple range of 8.0x to 9.0x; for Wholesale, a five-year discounted cash flow analysis using a discount rate range of 8.5% to 9.5% and a terminal value based on a 2012 EBITDA exit multiple range of 5.0x to 6.0x; and for Corporate, a five-year discounted cash flow analysis using a discount rate range of 5.5% to 6.5% and a terminal value based on a 2012 EBITDA exit multiple range of 5.0x to 6.0x.

The following table represents the results of the analysis performed by Lazard:

Business Segment	Enterprise Value
	(in millions, except per share amounts)
	Low	High

Power	$16,039	$18,062
Development	2,607	3,800
Delivery	10,186	11,309
Retail	5,446	6,141
Wholesale	1,923	2,144
Corporate	1,290	1,371
Total Enterprise Value	$37,490	$42,828
Less: Net Debt	($11,262)	($11,262)
Equity Value	$26,228	$31,566
Equity Value per Share	$56.32	$67.78

From this analysis, based on the assumptions set forth above, Lazard derived an implied equity reference range per share of Common Stock of $56.32 to $67.78, as compared to the Per Share Merger Consideration of $69.25 per share.

Miscellaneous

In connection with Lazard’s services as the financial advisor to the Special Transactions Committee and the Board of Directors, TXU Corp. agreed to pay Lazard an aggregate fee of $8 million, $1 million of which became payable upon the execution of the engagement agreement with Lazard, $5 million of which became payable upon the earliest of the delivery of Lazard’s opinion (that was not contingent upon the outcome of the opinion), the execution of the Merger Agreement and the consummation of the Merger and $2 million of which is contingent and will become payable upon the consummation of the Merger. In addition, TXU Corp. agreed to pay Lazard an additional fee if Lazard conducted a process to identify potential counterparties to a transaction at the request of the Special Transactions Committee and the Board of Directors and an alternative acquisition proposal was made. TXU Corp. has also agreed to reimburse Lazard for its reasonable expenses (including reasonable fees and disbursements of attorneys) and to indemnify Lazard and certain related parties against liabilities, including certain liabilities under the federal securities laws, arising out of its engagement.

Lazard has in the past provided investment banking services to TXU Corp. and may have provided and may currently be providing investment banking services to one or more of the equity holders of Parent, or to one or more of their respective portfolio companies or other affiliates, for which Lazard has received and/or may receive customary fees.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity held in large part by managing directors of Lazard) may actively trade securities of TXU Corp. and/or the securities of the portfolio companies and/or affiliates of the equity holders of Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the Special Transactions Committee and the Board of Directors because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of TXU Corp.

Projected Financial Information

Although TXU Corp. periodically may issue limited guidance to investors concerning its expected financial performance, TXU Corp. does not as a matter of course publicly disclose detailed financial projections. However, in connection with the due diligence for the Merger, TXU Corp. provided KKR, TPG and other equity and debt financing sources, as well as TXU Corp.’s financial advisors, with non-public, financial projections that were prepared by TXU Corp.’s management for internal planning purposes and not for public disclosure. These projections were prepared based upon a variety of cases and assumptions and were regularly refined and revised throughout the due diligence process.

Set forth below is a summary of the base case projections of TXU Corp.’s management as of shortly before the Merger Agreement was signed. These projections were provided by TXU Corp. to KKR, TPG, other equity and debt financing sources, and TXU Corp.’s financial advisors. TXU Corp.’s financial advisors also were provided additional data that was used by the financial advisors in connection with their analyses, which additional data differed from the summary financial projections described below. TXU Corp. believes that such additional data differed from the summary financial projections in immaterial respects.

TXU Corp. Summary Financial Projections
(all amounts are in billions and are approximate)

	2007	2008	2009	2010	2011

EBITDA	$4.9	$4.9	$5.5	$6.5	$6.5

Capital expenditures	$4.3	$4.0	$2.5	$1.3	$1.2

Net income (loss) available for common stock	$2.3	$2.4	$2.7	$3.1	$3.3

While the financial projections set forth above were prepared in good faith by TXU Corp.’s management, no assurance can be given regarding future events, many of which are beyond TXU Corp.’s control. Therefore, such financial projections may not be predictive of future operating results, and this information should not be relied on as such. The financial projections in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding financial projections. The financial projections are not historical fact and should not be relied upon as being necessarily indicative of actual future results. In light of the foregoing, and considering that TXU Corp.’s annual meeting will be held at least six months after the date the financial projections above were prepared, as well as the uncertainties inherent in any financial projections, shareholders are cautioned not to unduly rely on these financial projections.

The prospective financial information of TXU Corp. included in this proxy statement reflects certain assumptions, which may cause the financial projections to vary significantly from actual financial results. As described in the following paragraph, since the date the financial projections were provided, some of these assumptions no longer reflect TXU Corp.’s expectations. Significant assumptions underlying the summary financial projections set forth above included the following:

•	TXU Corp.’s generation business would develop and build five new coal-fueled facilities: Sandow 5, Oak Grove and three other coal-fueled units;

•	the cost and schedule for the construction of the proposed five new coal-fueled facilities, and the salvage values for equipment previously ordered for the five discontinued development units, would meet estimates based on analyses performed by TXU Corp. as of the date the projections were prepared;

•	long-term natural gas prices and ERCOT heat rates would evolve in a manner consistent with the analysis performed by TXU Corp. as of the date the projections were prepared;

•	TXU Corp.’s regulated business would achieve projected cost savings as a result of its implementation of the InfrastruX Energy Service Group LP joint venture, and that joint venture, along with other corporate growth initiatives, would generate additional earnings;

•	TXU Corp. would apply all excess cash flows to the reduction of existing debt;

•	new regulations concerning carbon emission reduction would be implemented after the period for which projections are presented; and

•	TXU Corp.’s retail business would achieve estimated gross residential margins (which reflected estimated price reductions) and its market share estimates in the territories in which it operates, based on analyses performed by TXU Corp. as of the date the projections were prepared.

The estimates and assumptions underlying the financial projections of TXU Corp. involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions.

Since the date the financial projections were prepared, some of the assumptions underlying the projections no longer reflect TXU Corp.’s current expectations, including several of the assumptions listed above. For example, the estimates and assumptions regarding the development and construction of three coal-fueled units in addition to the Sandow 5 and Oak Grove units no longer reflect TXU Corp.’s current expectations with respect to these units, as the permitting efforts for these units were suspended in connection with the announcement of the Merger. In addition, the estimates and assumptions regarding the InfrastruX Energy Service Group LP joint venture no longer reflect TXU Corp.’s current expectations, as the agreements relating to this joint venture were suspended in April 2007.

Further, the estimates and assumptions regarding TXU Corp.’s retail business no longer reflect TXU Corp.’s current expectations, as TXU Corp. has agreed to provide certain residential customers located in TXU Energy’s traditional service area additional price reductions beyond those contemplated in the financial projections set forth above as well as other benefits such as customer rebates. In any event, the remaining estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of TXU Corp.

The inclusion of these financial projections should not be interpreted as an indication that TXU Corp. considers this information necessarily predictive of actual future results, and this information should not be relied on for that purpose. These projections are not included in this document in order to induce any shareholder of TXU Corp. to vote to approve the Merger Agreement, or to impact any investment decision with respect to the Common Stock. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 10.

TXU CORP. HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE NO LONGER APPROPRIATE.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors, TXU Corp.’s shareholders should be aware that certain of TXU Corp.’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of TXU Corp.’s shareholders generally (see “Beneficial Ownership of Common Stock of TXU Corp.” for a listing of the beneficial ownership of Common Stock by such persons). These interests may present such directors and executive officers with actual or potential conflicts of interest. The Board of Directors and the Strategic Transactions Committee were aware of these interests and considered them, among other matters, in reaching their decisions to approve and recommend the Merger Agreement.

Equity Compensation Awards

Long-Term Incentive Plan (“LTIP”) Performance Awards

TXU Corp.’s LTIP performance awards were designed to provide incentives for TXU Corp. management, over a three-year period, linked to total shareholder return (“TSR”, which basically is stock price appreciation/depreciation plus dividends) as compared to the companies in the Standard & Poor’s (“S&P”) 500 Electric Utility Index and/or the S&P Multi-Utilities Index, and, for certain awards, in part on an absolute TSR over the relevant performance period. Because the Merger will cause the Common Stock to cease to be publicly traded, the Organization and Compensation Committee of the Board of Directors decided to end the performance periods under outstanding LTIP awards as of the completion of the Merger and make performance calculations based on relative TSR performance and/or absolute TSR performance through the closing of the Merger as determined by the Organization and Compensation Committee of the Board of Directors measured by the $69.25 Per Share Merger Consideration (with awards measured on absolute TSR performance adjusted for the duration of the performance period through the closing). The cash amounts payable will be determined by taking the number of shares of Common Stock issuable based upon the performance calculations, multiplied by $69.25. The amounts payable will be vested and not subject to forfeiture, but for our executive officers, other than our Controller, will not be paid until the end of the LTIP awards’ original performance period (which is March 31, 2008 for the 2005 LTIP awards, March 31, 2009 for the 2006 LTIP awards, and March 31, 2010 for the 2007 LTIP awards). For our Controller and all other non-executive employees, amounts payable in respect of outstanding LTIP awards will be paid at the closing of the Merger.

The number of shares of Common Stock payable pursuant to the 2005 and 2006 LTIP performance awards to Messrs. Wilder, Campbell and Poole, and Jonathan Siegler can range from 0% to 200% of the number of awards granted, calculated solely on the relative TSR performance. The number of shares payable pursuant to the 2005 and 2006 LTIP performance awards to Messrs. Baker, Greene, Michael McCall, James Burke, Rizwan Chand, Michael Childers, Robert Shapard and Charles Enze can range from 0% to 175% of the number of awards granted, with the final calculation being based on a combination of such comparative TSR performance and an absolute TSR performance. The 2007 LTIP performance awards for our executive officers are capped at a 100% payout if the merger is completed, except with regard to Messrs. Poole and Siegler, whose awards have a maximum payout level of 200% pursuant to their respective employment agreements.

The actual payouts for 2005 and 2006 awards upon completion of the Merger are not known at this time, and will not be known prior to the completion of the Merger. The calculation of payout values as of the completion of the Merger will be based on TXU Corp.’s total shareholder return relative to the other companies in the peer group indices referred to above and the defined absolute performance standard, as would be the case if the transaction did not close. Factors that will impact the ultimate payout level include the time it takes to secure regulatory approvals and satisfy other conditions to the closing of the Merger and the shareholder returns of the other companies in the peer group indices through the closing date of the Merger. For illustrative purposes, if the Merger were to have been completed as of May 25, 2007, with performance payout percentages and the resulting number of shares payable based on TXU Corp.’s actual and relative TSR performance and the performance of other companies in the relevant peer group indices through that date, and valuing the shares payable using a $69.25 share price, the hypothetical resultant amounts our executive officers would have been entitled to receive are shown in the table below:

2005, 2006 and 2007 LTIP Performance Awards Held and Implied Values

		Number of	Shares Issuable (at	Shares Issuable (based	Implied Pre-Tax Value
		Shares/Units	maximum	on performance	(based on performance
Name	Grant Year	Issued	performance)	through May 25, 2007)	through May 25, 2007)
C. John Wilder	2005	300,000	634,866	238,075	$16,486,694

	2006	300,000	617,000	154,250	$10,681,813

	2007	300,000	300,000	150,000	$10,387,500

David A. Campbell	2005	40,000	84,648	31,743	$2,198,203

	2006	40,000	82,266	20,567	$1,424,265

	2007	40,000	40,000	20,000	$1,385,000

M. S. Greene	2005	28,000	51,847	33,330	$2,308,133

	2006	13,100	23,574	19,088	$1,321,844

	2007	9,100	9,100	4,550	$315,088

T. L. Baker	2005	28,000	51,847	33,330	$2,308,103

	2006	10,500	18,897	15,301	$1,059,594

David P. Poole	2005	30,000	63,486	23,807	$1,648,635

	2006	30,000	61,700	15,425	$1,068,181

	2007	30,000	60,000	15,000	$1,038,750

Other 7 Executive Officers (as a group)	2005	107,970	202,572	124,557	$8,625,572

	2006	117,300	213,661	161,494	$11,183,460

	2007	66,300	76,300	33,150	$2,295,638

Ungranted 2008 and 2009 Long Term Incentive Awards upon a Termination without Cause or Resignation for Good Reason

Under the terms of their respective employment agreements, if Messrs. Campbell, and Poole were to be terminated by TXU Corp. without cause or resign for good reason, they would be entitled to receive LTIP awards for 2008 and 2009, which would be paid, if performance criteria are met, in March 2011 and March 2012, respectively. Mr. Siegler may be similarly entitled to LTIP awards for 2008. Those potential award obligations will, according to the terms of their respective employment agreements, be honored by Parent. While an accurate valuation of these potential future awards is not possible at this time, an estimated potential value has nonetheless been provided in the right hand column of the table below and reflects the undiscounted value of future payouts on March 31, 2011 for the 2008 LTIP awards and on March 31, 2012 for the 2009 LTIP awards (except with regard to Mr. Siegler, whose employment agreement may entitle him to LTIP awards through 2008 upon such an involuntary termination), assuming that payouts are equal to the guaranteed number of shares payable multiplied by $69.25, assuming no value for dividends nor reinvested dividends, for Messrs. Campbell, Poole, and Siegler.

Ungranted 2008 and 2009 LTIP Performance Awards Obligations

	Guaranteed Number of	Estimated Value of Units at
Name	Units Issuable	Close of Merger

David A. Campbell	80,000	$5,540,000
David P. Poole	60,000	$4,155,000
Jonathan A. Siegler	10,000	$692,500

Deferred LTIP Shares/Units

Mr. Wilder’s two year LTIP performance award that was earned and vested on March 31, 2006, resulted in 393,488 shares and stock units being deferred by Mr. Wilder pursuant to limitations in the LTIP in compliance with Section 162(m) of the Internal Revenue Code. Similarly, Mr. Baker’s 2002 and two year 2003 LTIP performance awards which were earned and vested on March 31, 2005, resulted in 153,279 shares and deferred stock units being deferred, of which 13,628 units were released to Mr. Baker in May 2006 pursuant to the LTIP. On May 25, 2007 the following 2004 LTIP performance awards which were earned and vested on March 31, 2007 were deferred pursuant to the LTIP: 423,808 for Mr. Wilder, 160,950 for Mr. Baker, 73,152 for Mr. Greene and 12,425 for Mr. Campbell. The number of shares has increased with reinvested dividends. Upon the completion of the Merger, these previously earned and vested deferred shares and units will be converted into the right to receive cash in an amount equal to $69.25 per share or unit. Certain of the deferred shares and units included in the table below for Messrs. Wilder (189,217) and Baker (1,142) are also included in the beneficial ownership table on page 72.

Deferred LTIP Shares and Units Held and Values

	Number of Deferred
Name	LTIP Shares/Units	Pre-Tax Value

C. John Wilder	828,318	$57,361,022
T. L. Baker	309,062	$21,402,544
M.S. Greene	73,152	$5,065,776
David A. Campbell	12,425	$860,431

Deferred Shares Held in Rabbi Trust

To join TXU Corp., Mr. Wilder had to forfeit certain benefits from his prior employer. To partially compensate Mr. Wilder for a portion of his forgone compensation and to conserve cash payments in a time TXU Corp. was cash constrained, TXU Corp. established a rabbi trust, which holds 1,000,000 shares of Common Stock purchased for the benefit of Mr. Wilder by TXU Corp. On June 20, 2005, Mr. Wilder elected to defer the distribution of the shares held in the rabbi trust to the later of their original distribution dates, or April 1 following the calendar year during which Mr. Wilder’s employment with TXU Corp. terminates. The number of shares has increased with reinvested dividends to 1,081,057. Upon the completion of the Merger, these deferred shares will be converted into the right to receive cash in an amount equal to $69.25 per share, which would result in an aggregate cash out value of $74,863,164.

Directors’ Deferred Stock Units

Upon completion of the Merger, all share units previously earned under the TXU Deferred Compensation Plan for Outside Directors will be paid out in cash in an amount equal to each director’s number of units held multiplied by $69.25. The aggregate number of share units held by the directors (including Dr. de Planque, who resigned on March 2, 2007) is 153,914 and the aggregate cash out value at $69.25 is $10,658,545. The average payout per outside director is $819,888 and the highest payout for any outside director is $2,148,551.

Employment Agreements and Change in Control Severance Policy

Employment Agreement with Mr. Wilder

Mr. Wilder’s employment agreement with TXU Corp. provides that (1) if the completion of the Merger occurs after February 23, 2008 and Mr. Wilder terminates his employment for any reason within six months following the completion of the Merger, or (2) if Mr. Wilder is terminated without cause (as defined in the employment agreement) or resigns for good reason (as described in the employment agreement), Mr. Wilder will be entitled to the following:

•	A prorated annual bonus for the year of termination paid in March of the year following termination.

•	A cash severance payment equal to two times Mr. Wilder’s annualized base salary and target bonus paid immediately after termination.

•	An immediate distribution of trust shares previously earned and vested by him.

•	Certain continuing health care and fringe benefits.

•	A tax gross-up payment concurrently with and to offset any “golden parachute excise taxes” which may result under Section 4999 of the Code.

•	Any vested, accrued benefits to which he or she is entitled under TXU Corp.’s employee benefits plans paid within thirty days of termination, or, if applicable, according to the terms of the plan, policy or program under which the benefit was granted.

If the completion of the Merger occurs on or prior to February 23, 2008 and Mr. Wilder terminates his employment for any reason (other than for good reason) within six months following the closing, Mr. Wilder will be entitled to the benefits set forth above, except that Mr. Wilder will not be entitled to receive the cash severance payment and will not receive an immediate distribution of trust shares previously earned and vested by him (instead, the distribution of trust shares will be made in accordance with his June 20, 2005 deferred election).

Mr. Wilder’s employment agreement also provides for an automatic extension if a change of control (as defined in the employment agreement) is completed during the last two years of the initial five year term of the agreement. Consequently, upon completion of the Merger, the term of his employment agreement would be extended until the second anniversary of the completion of the Merger. His employment agreement also provides that he will be entitled to an LTIP award having a target payout of 300,000 shares during each year the term of the agreement is extended.

Employment Agreements with Messrs, Campbell, Burke, Poole and Siegler

Messrs. Campbell, Burke, Poole and Siegler’s employment agreements with TXU Corp. provide that in the event the executive is terminated without cause (as defined in the individual employment agreements) or resigns for good reason (as defined in the individual employment agreements) within 24 months following the completion of the Merger, the executive will be entitled to receive:

•	A lump sum cash payment equal to three times the sum of the annualized base salary and annual bonuses for Mr. Campbell and two times the sum of the annualized base salary and annual bonuses for the other executives paid immediately after termination.

•	For all but Mr. Burke, granting, immediately after termination, of all ungranted LTIP performance awards that would have been granted during the remainder of the term of the employment agreement and payment of such LTIP performance awards at the times such LTIP performance awards would otherwise have been paid in accordance with their terms.

•	Certain continuing health care and fringe benefits.

•	The matching contributions that would have been made under Salary Deferral Plan during the 24-month period (36-month period for Mr. Siegler) following the termination.

•	A tax gross-up payment concurrently with and to offset any “golden parachute excise taxes” which may result under Section 4999 of the Code.

•	For Mr. Campbell and Mr. Poole, an additional two years of service credit for each year remaining in the term of their respective employment agreement under the TXU Retirement Plan and the TXU Second Supplemental Retirement Plan.

•	Any vested, accrued benefits to which he or she is entitled under TXU Corp.’s employee benefits plans paid within thirty days of termination, or, if applicable, according to the terms of the plan, policy or program under which the benefit was granted.

The employment agreements for Messrs. Campbell, Burke, Poole and Siegler also provide for an automatic extension upon a change of control (as defined in their respective employment agreements). Consequently, upon completion of the Merger, the term of their respective employment agreements would be extended until the second anniversary of the completion of the Merger (except with respect to Mr. Siegler, whose employment agreement provides for a one year extension).

Executive Change in Control Policy

Messrs. Baker, Greene, Chand, Childers, Enze, Shapard and McCall are not covered by individual employment agreements, but they participate in the TXU Executive Change in Control Policy. This policy provides transition benefits in the event a covered executive is terminated without cause (as defined in the policy), or resigns for good reason (as defined in the policy), from TXU Corp. within 24 months following the Effective Time (as that term is defined on page 54). Messrs. Wilder, Campbell, Burke, Poole and Siegler are currently not eligible for benefits under the Executive Change in Control Policy, because they have entered into employment agreements with TXU Corp. Under the terms of the Executive Change in Control Policy and upon the events described above, a participant will receive:

•	A one-time lump sum cash severance payment in an amount equal to two times the sum of (a) his or her annualized base salary and (b) his or her annual target incentive award for the year of termination or resignation.

•	Continued coverage under TXU Corp.’s health care benefit plans for two years.

•	Outplacement assistance at TXU Corp.’s expense for 18 months.

•	Any vested, accrued benefits to which he or she is entitled under TXU Corp.’s employee benefits plans.

•	A tax gross-up payment concurrently with and to offset any “golden parachute excise taxes” which may result under Section 4999 of the Code from the severance benefits described above under the Executive Change in Control Policy (plus a prorated portion of the LTIP awards), provided that such severance benefits will be subject to a cut-back to the Section 280G limit if the severance benefits do not exceed 110% of such limit.

Given an assumed closing date for the Merger of December 1, 2007 and assuming an immediate qualifying termination of each executive officer, the one-time lump sum cash severance amount payable to our executive officers (excluding other severance benefits and “golden parachute” gross-ups and cut-backs) in such circumstance would be:

Cash Severance Amounts Payable

Name	Amount

C. John Wilder	$9,791,667
T. L. Baker	$2,022,400
David A. Campbell	$1,833,600
M. S. Greene	$1,622,400
David P. Poole	$982,400
Other 7 Executive Officers (as a group)	$8,435,000

Potential Aggregate Excise Tax Gross Up Amount

Under certain circumstances, as explained above, TXU Corp. executives may be subject to certain excise taxes under Code Section 4999 as a result of the application of Code Section 280G to any payments they receive in connection with a change in control of TXU Corp. (which would include completion of the Merger). Pursuant to their employment agreements, TXU Corp. has agreed to reimburse Messrs. Wilder, Campbell, Poole, Burke and Siegler for all excise taxes that are imposed on them, including those imposed under Code section 4999, and any income and excise taxes, interest and penalties that are payable by the executive as a result of any such reimbursements. TXU Corp. will also reimburse its other executives for excise taxes that are attributable to benefits received pursuant to its Change in Control Policy, which would only provide benefits if the executive’s employment is terminated without cause or the executive resigns for good reason (as those terms are defined in the Policy) within 24 months following the completion of the Merger.

While the actual cost to TXU Corp. under these provisions is impossible to calculate at this time (actual excise tax liability and lost tax deductibility depends on whether the benefit payments actually paid to executives are deemed to be “parachute payments” subject to federal excise tax, and a number of other employment-related items that have not yet been decided, including the reasonableness of executive compensation rates and future employment arrangements), the maximum aggregate cost to TXU Corp. related to these provisions is approximately $143,000,000 for our 12 executive officers as a group. This amount represents TXU Corp.’s estimated maximum possible exposure level for costs related to excise tax liability and the actual amount payable is likely to be substantially lower. The actual costs for excise tax-related liability, if payable, would be incurred by TXU Corp. through tax withholding on behalf of the executive in the year that the “parachute payments” are made to the executive. If the amounts paid on behalf of the executive at the time the excise taxes are due are not sufficient to satisfy the tax in full, TXU Corp. will pay the additional amounts necessary to satisfy the excise taxes in accordance with the terms of the respective employment agreements, or otherwise, within 30 days of the deadline for payment of such excise taxes. Similarly, if the amounts paid by TXU Corp. to satisfy the excise taxes result in a refund paid to the executive, the executive will be required to pay the refund amount to TXU Corp. within 30 days of the executive’s receipt of such excise refund.

This amount is based on the same assumptions and conditions explained in detail in the section entitled “Excise Tax Gross-Ups” beginning on page 125, except that the maximum aggregate cost of $143,000,000 listed above was calculated assuming (1) that a change in control of TXU Corp. occurred on December 1, 2007, valuing TXU Corp.’s stock at the $69.25 Per Share Merger Consideration, and (2) that the executive’s employment with TXU Corp. terminated on December 1, 2007. In addition, to the extent that any payout was conditioned upon or determined based on achievement of performance criteria, it was assumed that such payout would be at the maximum level of performance.

Deferred Compensation Plans and Pension Arrangements

Upon the completion of the Merger, all participants (including our executive officers) will become fully vested in their accounts under the TXU Salary Deferral Program, the TXU Second Supplemental Retirement Plan and the TXU Deferred Incentive Compensation Program. In addition, upon completion of the Merger, under the TXU Deferred and Incentive Compensation Plan, (1) all amounts that would mature within 12 months of the completion of the Merger will be deemed matured, and the trustee will pay such amounts in full, within 30 days following the closing, and (2) with respect to all amounts that would mature more than 12 months following the completion of the Merger, participants will be entitled to elect, as of the closing, to have such amounts mature and be distributed on the first anniversary of the completion of the Merger or as of the date they would otherwise mature.

Under the TXU Thrift Plan, all excess amounts in the suspense account of the Leveraged Employee Stock Ownership Plan will be allocated to participants’ accounts (including our executive officers’ accounts) as of the last day of the plan year in which the completion of the Merger occurs.

Based on an assumed closing date for the Merger of December 1, 2007, the table below sets forth the aggregate accelerated vesting of deferred compensation plans and pension arrangements and the LESOP excess allocation amount for our executive officers:

Aggregate Accelerated Vesting of Deferred Compensation Plans and Pension Arrangements Values

Name	Value

C. John Wilder	$2,927,696
T. L. Baker	$29,319
David A. Campbell	$188,684
M. S. Greene	$29,319
David P. Poole	$171,557
Other 7 Executive Officers (as a group)	$5,511,193

Trust Funding

Within 30 days after the Effective Time, TXU Corp. will be obligated to (1) fully fund into a trust all of the unfunded obligations under the TXU Salary Deferral Program and the TXU Second Supplemental Retirement Plan and (2) fund a trust to pay for the premiums on the vested portion of the TXU Split Dollar Life Insurance Program until such time as the cash surrender value is sufficient to maintain the policy. Such funding is for the benefit of all participants in such plans (including our executive officers) and the aggregate trust funding for such benefits is expected to be about $17 million.

In addition, TXU Corp. will fund into a trust all amounts payable in respect of LTIP awards which are not paid out on the completion of the Merger. For this purpose, prior to the completion of the Merger, TXU Corp. currently intends to establish an irrevocable rabbi trust and immediately prior to the completion of the Merger would fund such trust with the amounts payable in respect of such LTIP awards, including any anticipated accrued dividends. The trust is expected to have an independent trustee, such as a trust company, which would administer all amounts held in the trust. The trust document is expected to provide that any funds in the trust associated with 2005 LTIP awards will be paid out on March 31, 2008; any funds in the trust associated with 2006 LTIP awards will be paid out on March 31, 2009; and any funds in the trust associated with 2007 LTIP awards will be paid out on March 31, 2010. Each LTIP award participant with funds in this trust would receive, as of the date of the completion of the Merger, a statement listing the amount of the funds to which he or she is entitled and the timing of payment.

Potential Future Employment

As of the date of this proxy statement, no executive officer has entered into any agreement or understanding with the Parent regarding employment with, or the right to receive equity compensation awards from or make a personal investment in, Parent after the closing of the Merger. However, companies controlled by private equity firms, such as Parent, often seek to retain certain existing management employees of acquired companies, such as TXU Corp. Executives who are retained may enter into employment arrangements that provide the opportunity to invest in the equity of the acquired company and/or may be provided equity or equity linked awards and incentives. These arrangements create the opportunity for significant investment returns if the investment proves to be successful for the private equity firms. As stated above, no such arrangements exist as of the date of this proxy statement.

Indemnification and Insurance

The Merger Agreement provides that, from and after the Effective Time, the surviving corporation in the Merger will indemnify and hold harmless, to the fullest extent permitted by law, the present and former directors and officers of TXU Corp. and its subsidiaries with respect to claims arising out of acts or omissions occurring at or prior to the Effective Time.

The Merger Agreement also provides that TXU Corp. will, prior to the Effective Time, obtain and fully pay the premium for the extension of the directors’ and officers’ liability insurance covering those persons who are currently covered by our directors’ and officers’ liability insurance policy and our fiduciary liability insurance policies for at least six years from and after the Effective Time in an amount and on terms no less advantageous than those applicable to our current directors and officers.

See section entitled “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance” beginning on page 69.

Market Price and Dividend Data

The Common Stock is listed on the NYSE and the Chicago Stock Exchange (symbol: “TXU”). The table below shows, for the periods indicated, the price range of the Common Stock, as reported by Bloomberg L.P., and the dividends per share declared during each of the calendar quarters of 2007, 2006 and 2005 were as follows (prior periods adjusted to reflect the stock split):

	Common Stock				Dividends
	Low		High		Declared

Year ended December 31, 2007
First Quarter	$52.85		$68.45		$0.4325
Second Quarter (through [May 25, 2007])	$[63.05	]	$[68.10	]	$0.4325

					$0.8650

Year ended December 31, 2006
First Quarter	$44.43		$53.90		$0.4125
Second Quarter	$44.10		$59.93		$0.4125
Third Quarter	$58.14		$67.21		$0.4125
Fourth Quarter	$53.05		$65.44		$0.4325

					$1.6700

Year ended December 31, 2005
First Quarter	$30.22		$40.38		$0.2813
Second Quarter	$37.36		$43.63		$0.2813
Third Quarter	$40.17		$56.59		$0.2813
Fourth Quarter	$44.01		$58.30		$0.4124

					$1.2563

The following table sets forth the closing per share sales price of Common Stock, as reported on the NYSE on February 22, 2007, the last full trading day prior to reports from U.S. publications that we were in discussions concerning a possible merger transaction, on February 23, 2007, the last full trading day before the public announcement of the proposed Merger, and on • , 2007, the latest practicable trading day before the printing of this proxy statement:

Common Stock
Closing Price

February 22, 2007	$57.64
February 23, 2007	$60.02
[ ], 2007

Regulatory Matters

United States Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules thereunder, certain transactions, including the Merger, may not be completed unless certain waiting period requirements have been satisfied. Parent and TXU Corp. expect to file a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission in June 2007, and we may each receive additional requests for information. The requirements of the HSR Act will be satisfied if the Merger is completed within one year from the termination of the waiting period. Even if the waiting period is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally approve the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

NRC Approval. TXU Corp. and Parent are seeking the approval of the Nuclear Regulatory Commission (the “NRC”) under the Atomic Energy Act of the indirect transfer of the Comanche Peak nuclear operating licenses deemed to be created by the Merger and any conforming amendments of such licenses to reflect that transfer. TXU Generation Company LP, our wholly-owned subsidiary, filed an application with the NRC on April 19, 2007, seeking approval of any such transfer, and we and Parent have agreed to cooperate with each other to facilitate the NRC’s review of that application. The receipt of the required NRC approval is a condition to the parties’ respective obligations to complete the Merger.

FERC Approval. TXU Corp. and Parent are also seeking the approval of FERC under Section 203 of the Federal Power Act for the Merger. On May 4, 2007, two of our subsidiaries, Oncor Electric Delivery and TXU Portfolio Management, along with Parent, filed an application with FERC seeking such approval, and TXU Corp. and Parent have agreed to cooperate with each other to facilitate FERC’s review of the application. The receipt of FERC approval under Section 203 of the Federal Power Act is a condition to the parties’ respective obligations to complete the Merger.

FCC Approval. TXU Corp. also sought approval by the Federal Communications Commission (the “FCC”) of the transfer of radio licenses and point-to-point private microwave licenses we hold indirectly. We filed three applications with the FCC seeking such approvals and all three applications have been approved. The receipt of FCC approval is not a condition to the parties’ obligations to complete the Merger.

PUCT Report. Under the Texas Public Utility Regulatory Act and the rules of the Public Utility Commission of Texas (the “PUCT”), we must file with the PUCT a report on the Merger within 30 days of the closing of the transaction. On April 25, 2007, Oncor Electric Delivery and Parent filed the required report and application with the PUCT in order to allow the PUCT to conduct a review of the transaction as it relates to Oncor Electric Delivery, TXU Corp.’s regulated distribution and transmission business. Approval of the PUCT under Section 14.101 of the Texas Public Utility Regulatory Act is not a condition to the parties’ obligations to complete the Merger.

Legislative Matters. House Bill 624 was passed in the recently concluded Texas Legislative Session. That bill includes a provision that requires an electric utility or transmission and distribution utility to report to, and obtain approval of, the PUCT before closing any transaction in which: (1) the electric utility or transmission and distribution utility will be merged or consolidated with another electric utility or transmission and distribution utility; (2) at least 50 percent of the stock of the electric utility or transmission and distribution utility will be transferred or sold; or (3) a controlling interest or operational control of the electric utility or transmission and distribution utility will be transferred. House Bill 624 further provides that this requirement does not apply to a transaction for which a definitive agreement was executed before April 1, 2007, if an electric utility or transmission and distribution utility or a person seeking to acquire or merge with an electric utility or transmission and distribution utility made a filing for review of the transaction under Section 14.101 of the Texas Public Utility Regulatory Act before May 1, 2007, and the resulting proceeding was not withdrawn. Unless the Section 14.101 proceeding initiated by Oncor Electric Delivery and Parent is withdrawn, the Merger should fall within this exception and not require approval of the PUCT prior to closing.

In addition to House Bill 624, during the recently concluded Texas Legislative Session, several pieces of legislation were introduced that, if passed, may have had a material impact on TXU and its financial prospects, including for example, legislation that would have:

•	required TXU Corp. to separate its subsidiaries into two or three stand-alone companies, which could have a significant tax cost to TXU;

•	required divestiture of significant wholesale power generation assets, which also could have resulted in a significant tax cost to TXU Corp.; and

•	given new authority to the PUCT to cap retail electric prices.

The active involvement of Parent and its representatives in the recently concluded Texas Legislative Session had a significant beneficial impact on the outcome of the Texas Legislative Session with respect to proposed and enacted legislation relating to TXU Corp. in the context of the proposed Merger. TXU Corp. expects that absent completion of the Merger, TXU Corp., as a stand-alone company, would face significant renewed and ongoing legislative and regulatory risks, including evaluation of potential requirements to separate its subsidiaries into two or three stand-alone companies, the costs of which could include material federal income taxes.

It is a condition to the parties’ obligations to complete the Merger that no law or order be enacted or issued that is in effect and restrains, enjoins, renders illegal or otherwise prohibits completing the Merger. Neither TXU Corp., nor Parent is aware of any other regulatory approval that is material to TXU Corp.’s businesses and that is likely to be adversely affected by completion of the transactions or of any approval or other action by any state, federal or foreign government or governmental agency, other than routine relicensing procedures, that would be required to be made or obtained before the completion of the Merger.

See the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page 66.

Merger-Related Litigation

Two putative class and derivative lawsuits and one derivative lawsuit were filed in the United States District Court, Northern District of Texas, Dallas Division in March 2007 against the directors of TXU Corp., TXU Corp., as a nominal defendant, and two private equity firms. On April 27, 2007, the Plaintiffs filed Amended Complaints asserting only derivative claims against the same defendants. The lawsuits seek to challenge and enjoin the Merger Agreement. The cases allege that the directors abused their ability to control and influence TXU Corp., committed gross mismanagement and violated various fiduciary duties by approving the Merger Agreement and the two private equity firms aided and abetted that alleged conduct. The Plaintiffs contend that the directors violated fiduciary duties owed to shareholders by failing to maximize the value of TXU Corp. and by breaching duties of loyalty and due care by not taking adequate measures to ensure that the interests of shareholders were properly protected. The Merger Agreement allowed TXU Corp. to solicit other proposals from third parties until April 16, 2007 and the transaction is subject to the approval of TXU Corp.’s shareholders. Accordingly, TXU Corp. and its directors filed a Motion to Dismiss in each action based on the Plaintiffs’ failure to comply with the provisions of the Texas Business Organizations Code applicable to filing and pursuing derivative proceedings. The Motions are pending before the Court.

In February and March 2007, three derivative lawsuits were filed in Dallas County state district courts arising out of the Merger Agreement. The suits, filed by putative shareholders, allege that TXU Corp.’s directors, named as defendants, breached fiduciary duties owed TXU Corp. by approving the Merger Agreement. The petitions, now consolidated into one action in the 44th District Court, Dallas County, Texas, include claims that the defendants failed to ensure that the transaction was in the best interest of TXU Corp.; that the directors participated in a transaction where their loyalties were divided and where they were to receive a personal financial benefit; that such alleged conduct constituted a breach of their duties of care, loyalty, good faith, candor and independence owed to TXU Corp.; and that the two private equity firms aided and abetted the alleged breaches of fiduciary duties by the directors. TXU Corp. believes that the Plaintiffs failed to comply with provisions of the Texas Business Organizations Code applicable to filing and pursuing derivative proceedings and thus have filed a Motion to Dismiss that is pending before the Court. Additionally, TXU Corp. has filed a Written Statement with the Court advising that, pursuant to the Texas Business Organizations Code, a Derivative Demand Committee of independent and disinterested members of TXU Corp.’s board of directors has been formed and is engaged in the active review, in good faith, of the allegations in the consolidated derivative lawsuits. Consequently, TXU Corp. has requested that the Court enforce the automatic and mandatory stay of the proceedings as provided in the Texas Business Organizations Code until the Derivative Demand Committee has completed its review. On May 16, 2007, the parties agreed to stay the consolidated derivative proceeding pending the Derivative Demand Committee’s review of Plaintiffs’ claims in that proceeding. On May 18, 2007, the District Court entered an order staying the action in accordance with Section 21.555 of the Texas Business Organizations Code.

In February and March 2007 eight lawsuits were filed in state district court in Dallas County, Texas by putative shareholders against the directors of TXU Corp., TXU Corp., two private equity firms, and certain financial entities, asserting claims on behalf of owners of shares of TXU common stock as well as seeking to certify a class action on behalf of allegedly similarly situated shareholders. The lawsuits, which have been consolidated into one action in the 44th District Court, Dallas County, Texas, contend that the directors of TXU Corp. violated various fiduciary duties owed plaintiffs and other shareholders in connection with the execution of the Merger Agreement and that the two private equity firms and certain financial entities aided and abetted the alleged breaches of fiduciary duties by the directors. Plaintiffs seek to enjoin defendants from consummating the Merger Agreement until such time as a procedure or process is adopted to obtain the highest possible price for shareholders, as well as a request that the Court direct the officers and directors of TXU Corp. to exercise their fiduciary duties in order to obtain a transaction in the best interest of TXU Corp. shareholders. The consolidated suit includes claims that the directors failed to take steps to properly value or maximize the value of TXU Corp. and breached their duties of loyalty, good faith, candor and independence owed to TXU Corp. shareholders. The Merger Agreement allowed TXU Corp. to solicit other proposals from third parties until April 16, 2007 and is subject to the approval of TXU Corp.’s shareholders. The consolidated suit purports to assert claims by shareholders directly against the directors. TXU Corp. believes that Texas law does not recognize such a cause of action. Consequently, TXU Corp. and its directors have filed a Motion to Dismiss. On May 25, 2007, the District Court granted the Motion and dismissed the consolidated putative class action suit with prejudice. On May 31, 2007, Plaintiffs moved for reconsideration of the May 25 Order dismissing the action. The motion is pending before the District Court. TXU Corp. believes the claims made in this litigation are without merit and, therefore, intends to vigorously defend this litigation.

Rights of Dissent and Appraisal

Under the Texas Business Organizations Code (the “TBOC”), you have the right to demand appraisal of your shares of Common Stock in connection with the Merger and to receive, in lieu of the Per Share Merger Consideration, payment in cash, without interest, for the fair value of your shares of Common Stock as determined by an appraiser selected in a Texas state court proceeding. TXU Corp.’s shareholders electing to exercise appraisal rights must comply with the provisions of Section 10.356 of the TBOC in order to perfect their rights of dissent and appraisal. TXU Corp. will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Texas statutory procedures required to be followed by a shareholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter H of Chapter 10, and specifically Sections 10.354 to 10.361 of the TBOC. The full text of Subchapter H of Chapter 10 appears in Annex D to this proxy statement.

This proxy statement constitutes TXU Corp.’s notice to its shareholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 10.355 of the TBOC. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 10.356 of the TBOC contained in Annex D since failure to timely and properly comply with the requirements of Section 10.356 of the TBOC will result in the loss of your appraisal rights under Texas law.

If you elect to demand appraisal of your shares of Common Stock, you must satisfy each of the following conditions:

•	prior to the annual meeting you must deliver to TXU Corp. a written objection to the Merger stating your intention to exercise your right to dissent in the event that the Merger is completed, and setting forth the address at which notice shall be provided to you in that event.

•	this written objection must be in addition to and separate from any proxy or vote against the approval of the Merger Agreement. Voting against the approval of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 10.356 of the TBOC.

•	you must vote against the approval of the Merger Agreement. Failing to vote against approval of the Merger Agreement will constitute a waiver of your appraisal rights. An abstention from or a vote in favor of the approval of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares of Common Stock so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares of Common Stock through the Effective Time.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Per Share Merger Consideration for your shares of Common Stock as provided for in the Merger Agreement if you are the holder of record at the Effective Time, but you will have no appraisal rights with respect to your shares of Common Stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the approval of the Merger Agreement, will constitute a waiver of your right of appraisal, and will nullify any previous written demand for appraisal.

All written objections should be addressed to TXU Corp.’s Secretary at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, and should be executed by, or on behalf of, the record holder of the shares of Common Stock in respect of which appraisal is being demanded. The written objection must reasonably inform TXU Corp. of the identity of the shareholder and the intention of the shareholder to demand appraisal of such shareholder’s shares of Common Stock.

To be effective, a written objection must be made by or on behalf of, the shareholder of record. The written objection should set forth, fully and correctly, the shareholder of record’s name as it appears on his or her Common Stock certificate(s) and should specify the holder’s mailing address and the number of shares of Common Stock registered in the holder’s name and the fair value of the Common Stock as estimated by the shareholder. The written objection must state that the person intends to exercise their right to dissent under Texas law in connection with the Merger. Beneficial owners who do not also hold the shares of Common Stock of record may not directly make appraisal demands to TXU Corp. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of those shares of Common Stock. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written objection must be made in that capacity; and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the written objection must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the written objection for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the written objection, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written objection should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the written objection will be presumed to cover all shares of Common Stock held in the name of the record owner.

If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for making a demand for appraisal by the nominee.

Within 10 days after the Effective Time, TXU Corp. must give written notice that the Merger has become effective to each shareholder of TXU Corp. who has properly filed a written objection and who voted against the approval of the Merger Agreement. Any shareholder making a written demand for payment must submit to TXU Corp. for notation any certificated shares held by that shareholder which are subject to the demand within 20 days after making the written demand. The failure by any shareholder making a written demand to submit its certificates may result in the termination of the shareholder’s appraisal rights.

TXU Corp. has 20 days after its receipt of a demand for payment to provide notice that TXU Corp. (i) accepts the amount claimed in the written demand and agrees to pay the amount claimed within 90 days from Effective Time, or (ii) offer to pay its estimated fair value of the shares of Common Stock not later than 60 days after the date the offer is accepted.

If, within 60 days after the date TXU Corp. first delivered its offer to pay its estimated fair value of the shares of Common Stock to the shareholder, the offer is not accepted, and TXU Corp. and a shareholder who has delivered written demand in accordance with Section 10.356 of the TBOC do not reach agreement as to the fair value of the shares of Common Stock, either TXU Corp. or the shareholder may, within 60 days after the expiration of the 60-day demand period, file a petition in a court in Dallas County, Texas, with a copy served on TXU Corp. in the case of a petition filed by a shareholder, demanding a determination of the fair value of the shares of Common Stock held by all shareholders entitled to appraisal. TXU Corp. has no obligation and has no present intention to file such a petition if there are objecting shareholders. Accordingly, it is the obligation of TXU Corp.’s shareholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Common Stock within the time prescribed in Sections 10.361 of the TBOC. The failure of a shareholder to file such a petition within the period specified could nullify the shareholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to TXU Corp., TXU Corp. will then be obligated, within 10 days after receiving service of a copy of the petition, to provide the office of the clerk of the court in which the petition was filed with a list containing the names and addresses of all shareholders who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached.

After notice to dissenting shareholders, the court will conduct a hearing upon the petition, and determine those shareholders who have complied with Sections 10.354 to 10.361 and who have become entitled to the appraisal rights provided thereby.

After determination of the shareholders entitled to appraisal of their shares of Common Stock, the court will appraise the shares of Common Stock, determining their fair value. When the value is determined, the court will direct the payment of such value to the shareholders entitled to receive the same, immediately to the holders of uncertificated shares of Common Stock and upon surrender by holders of the certificates representing shares of Common Stock.

You should be aware that the fair value of your shares of Common Stock as determined under Section 10.362 of the TBOC could be more, the same, or less than the Per Share Merger Consideration. You should also be aware that the opinions of TXU Corp.’s financial advisors as to the fairness, from a financial point of view, of the Per Share Merger Consideration do not purport to be appraisals.

Costs of the appraisal proceeding may be imposed upon TXU Corp. and the shareholders participating in the appraisal proceeding by the court as the court deems equitable in the circumstances. Upon the application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal. Any shareholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to payment as of a record date prior to the Effective Time;

however, if no petition for appraisal is filed within 120 days after the date TXU Corp. first delivered its offer to pay its estimated fair value of the shares of Common Stock to the shareholder, or if the shareholder delivers a written withdrawal of such shareholder’s demand for appraisal and an acceptance of the terms of the Merger prior to the filing of a petition for appraisal or if the court adjudges that the shareholder is not entitled to elect to dissent, then the right of that shareholder to appraisal will cease and that shareholder will be entitled to receive the Per Share Merger Consideration. Any withdrawal of a demand for appraisal made after the filing of a petition for appraisal may only be made with the written approval of TXU Corp.

Failure to comply with all of the procedures set forth in Sections 10.354 to 10.361 of the TBOC will result in the loss of a shareholder’s statutory appraisal rights. In view of the complexity of Sections 10.354 to 10.361 of the TBOC, TXU Corp.’s shareholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Shareholders

The following section describes the material U.S. federal income tax consequences of the transaction to the shareholders. This discussion addresses only those shareholders that hold their Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address all the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of their individual circumstances or to shareholders that are subject to special rules, such as:

•	financial institutions;

•	insurance companies;

•	shareholders subject to the alternative minimum tax;

•	persons that have a functional currency other than the U.S. dollar;

•	regulated investment companies;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that own Common Stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	persons who are not citizens or residents of the United States; and

•	shareholders who acquired their shares of Common Stock through the exercise of an employee stock option or otherwise as compensation.

The following is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or U.S. federal laws other than those pertaining to the U.S. federal income tax, are not addressed in this document. Determining the actual tax consequences of the Merger to a particular shareholder may be complex. The actual consequences will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the Merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

The receipt of cash for shares of our Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a holder who receives cash in exchange for shares of our Common Stock pursuant to the Merger will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our Common Stock surrendered in exchange therefor. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares of our Common Stock exceeds one year at the time of the completion of the Merger. Certain limitations apply to the use of capital losses. Gain or loss and the relevant holding period will be determined separately for each block of shares of our Common Stock (that is, shares of our Common Stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger.

A holder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) that exchanges shares of our Common Stock for cash pursuant to the Merger, including through the exercise of appraisal rights, may be subject, under certain circumstances, to information reporting on the cash received. In addition, such holder may be subject to backup withholding at the applicable rate unless the holder provides the holder’s taxpayer identification number (TIN), certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service. Each holder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following completion of the Merger so as to provide the information and certification necessary to avoid backup withholding.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund generally can be obtained by the holder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will no longer be traded on the NYSE or the Chicago Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the Merger and we will no longer be required to file periodic reports with the SEC with respect to our shares of Common Stock as a result of being listed on a stock exchange, although we anticipate that we will continue to be subject to other requirements to file.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety.

The Merger Agreement is included to provide you with information regarding its terms and is not intended to provide any other factual information about TXU Corp., Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants made by TXU Corp., Parent and Merger Sub are qualified and subject to important limitations agreed to by TXU Corp., Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement.

The Merger

The Merger Agreement provides for the merger of Merger Sub with and into TXU Corp. upon the terms, and subject to the conditions, set forth in the Merger Agreement (the “Merger”). As the surviving corporation, TXU Corp. will continue to exist following the Merger.

Effective Time; Marketing Period

The closing of the Merger will take place on the second business day following the date on which the conditions to closing (described below under “Conditions to Closing”) are satisfied or waived (other than the conditions that by their nature cannot be satisfied until the closing). If the Marketing Period (defined below) has not ended at the time of the satisfaction or waiver of the conditions to closing, the closing will take place at the earliest to occur of a date during the Marketing Period specified by Merger Sub, the final day of the Marketing Period, and the Termination Date (which, as described under “Termination” below, is March 15, 2008, subject to extension under certain circumstances).

The effective time of the Merger will occur as soon as practicable following the closing upon the filing of a certificate of merger with the office of the Secretary of State of the State of Texas and the delivery of a written acknowledgement of such filing by the office of the Secretary of State of the State of Texas (or at such later date as we and Parent may agree and as specified in the certificate of merger), the “Effective Time.”

The “Marketing Period” is the first period of 20 consecutive days following the date of the Merger Agreement during which Parent has received certain financial information from TXU Corp. and the mutual closing conditions have been satisfied and nothing has occurred and no condition exists that would prevent any of the conditions to the obligations of Parent and Merger Sub from being satisfied if the closing were to occur at any time during such 20-day period. However, if the Marketing Period has not ended on or before August 16, 2007, the Marketing Period will commence no earlier than September 3, 2007; and if the Marketing Period has not ended on or before December 20, 2007, the Marketing Period will commence no earlier than January 2, 2008. In addition, if before the completion of the Marketing Period, Deloitte & Touche LLP withdraws its audit opinion with respect to any financial statements contained in our filings with the SEC since December 31, 2003, the Marketing Period will not be deemed to have commenced.

Treatment of Stock and Stock Awards

Common Stock

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time will convert into the right to receive the Per Share Merger Consideration, without interest. Any applicable withholding tax will be withheld from the Per Share Merger Consideration. Common Stock owned by Parent, Merger Sub or TXU Corp. will be cancelled without payment of consideration. As described under “Rights of Dissent and Appraisal”, shareholders who perfect their dissent rights will not receive the Per Share Merger Consideration for their shares of Common Stock and will instead be entitled to the appraisal rights provided under Texas law.

Restricted Stock Awards

Except as otherwise agreed by Parent and a holder of restricted stock, immediately prior to the Effective Time each unvested share of restricted stock will vest and, at the Effective Time, each share of restricted stock will be converted into the right to receive the Per Share Merger Consideration. To the extent that an award agreement relating to restricted stock provides that the number of shares of restricted stock that vest depends on achievement of targets measured by total shareholder return, the number of shares that vest will be determined by the Organization and Compensation Committee of the Board of Directors using the Per Share Merger Consideration as the relevant share price.

Performance Awards

Except as otherwise agreed by Parent and a holder of TXU Corp. performance awards, and except as described below with respect to certain of our officers, immediately prior to the Effective Time, all TXU Corp. performance awards that remain unvested will automatically become fully vested and free of any forfeiture restrictions and, at the Effective Time, performance awards will be paid out in a lump sum cash payment equal to the product of (x) the number of shares of Common Stock payable in respect of each such performance award, based on performance through the Effective Time as determined by the Organization and Compensation Committee of the Board of Directors of TXU Corp. measured by the Per Share Merger Consideration (with awards measured on absolute performance adjusted for the duration of the performance period through the Effective Time) and (y) the Per Share Merger Consideration, subject to any applicable withholding tax.

Officers who are part of our Senior Leadership Team will have their performance awards vest and convert into a cash amount determined at the Effective Time in the same manner as described above for other performance awards but, instead of receiving payment for their performance awards at closing, their awards will be paid out in cash in a lump sum at the end of each such award’s specified performance period, subject to any applicable withholding tax. There are 11 officers on our Senior Leadership Team.

Share-Based Benefits under Benefit Plans

At the Effective Time, each right under TXU Corp. benefits plans (other than restricted stock awards and performance awards as described above) to receive payments or benefits measured by the value of Common Stock will entitle the beneficiary of such right to receive cash in an amount equal to the product of (x) the total number of shares of Common Stock underlying such right immediately prior to the Effective Time and (y) the Per Share Merger Consideration.

Exchange and Payment Procedures

As promptly as practicable after the Effective Time the paying agent will mail a letter of transmittal and instructions to each holder of certificated shares. The letter of transmittal and instructions will tell you how to surrender your Common Stock (whether book entry or certificates) in exchange for the Per Share Merger Consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

If your shares are certificated, you will not be entitled to receive the Per Share Merger Consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Parent and the surviving corporation will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Per Share Merger Consideration. Any sum that is withheld and paid to a taxing authority by Parent and the surviving corporation will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the Effective Time, there will be no transfers on our stock transfer books of shares of the Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to TXU Corp., Parent or the paying agent for transfer, they will be cancelled and exchanged for the Per Share Merger Consideration.

Any portion of the Per Share Merger Consideration deposited with the paying agent that remains unclaimed by former holders of the Common Stock for 180 days after the Effective Time will be delivered, upon demand, to the surviving corporation. Former holders of the Common Stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the Per Share Merger Consideration. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any former holders of the Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a customary amount sufficient to protect it or the surviving corporation against any claim that may be made against it with respect to that certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Financing Commitments; Company Cooperation

In connection with the execution of the Merger Agreement, Merger Sub received the Debt Financing Commitment (described under “Financing — Debt Financing”) from certain debt financing sources and the Equity Financing Commitments (described under “Financing — Equity Financing”) from members of the investor group. The Debt Financing Commitment and the Equity Financing Commitments (referred to collectively as the “Financing Commitments”) commit the parties thereto to provide the financing necessary to complete the Merger, in each case subject to the terms and conditions of such Financing Commitments.

Parent has agreed that it will use its reasonable best efforts to arrange the debt financing in connection with the Merger on the terms and conditions contained in the Debt Financing Commitment delivered in connection with the execution of the Merger Agreement, including using its reasonable best efforts to:

•	maintain in effect the Debt Financing Commitment;

•	negotiate definitive agreements with respect to the financing on the terms and conditions contemplated by the Financing Commitments (or on other terms no less favorable to Parent and Merger Sub); and

•	satisfy on a timely basis all conditions in the Debt Financing Commitment applicable to Parent that are within its control or cause Merger Sub to satisfy on a timely basis all conditions in the Debt Financing Commitment that are within its control.

If all conditions to the Financing Commitments (other than, in the case of the Debt Financing Commitment, the availability of the equity financing in accordance with the Equity Financing Commitments), have been satisfied in Parent’s good faith judgment, Parent has agreed to use its reasonable best efforts to cause the parties providing such financing to fund on the date of closing of the Merger the financing required to complete the Merger.

If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent has agreed to use its reasonable best efforts to arrange alternative financing on terms no less favorable to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable but in any event no later than the final day of the Marketing Period or, if earlier, the business day immediately prior to the Termination Date.

In the event that:

•	all or any portion of the debt financing structured as high yield financing has not been completed,

•	all closing conditions (other than the delivery of the officers’ certificates) have been satisfied or waived, and

•	the bridge facilities contemplated by the Debt Financing Commitment (or alternative bridge financing obtained in accordance with the Merger Agreement) are available on the terms and conditions described in the Debt Financing Commitment (or replacements thereof on terms and conditions no less favorable to Parent and Merger Sub), then Parent will use the proceeds of such bridge financing to replace such high yield financing no later than the final day of the Marketing Period or, if earlier, the business day immediately prior to the Termination Date.

We have agreed to extensively cooperate in connection with Parent’s efforts to obtain the financing as Parent reasonably requests. Parent will reimburse our reasonable out-of-pocket costs in connection with such cooperation.

The receipt by Parent of the proceeds of the Financing Commitments is not a condition to the obligations of the parties to complete the Merger.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the parties solely for the benefit of each other. The statements contained in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution and delivery of the Merger Agreement and that qualify and create exceptions to those representations and warranties, and in the case of our representations and warranties made to Parent and Merger Sub, they are also qualified by the disclosure in certain portions of certain of our filings with the SEC.

Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ due organization, existence, good standing and authorization to do business;

•	our capitalization and the validity of our equity securities;

•	ownership in our subsidiaries and other equity interests and the absence of commitments to make investments in, or provide funds to, any person;

•	the absence of shareholder and similar agreements relating to our equity securities and our subsidiaries’ equity securities;

•	our corporate power and authority to enter into, and complete the transactions under, the Merger Agreement and the enforceability of the Merger Agreement against us;

•	the approval, adoption and recommendation by the Board of Directors of the Merger Agreement and the receipt of opinions from Credit Suisse and Lazard;

•	the Board of Directors’ action so that Parent will not be an “affiliated shareholder” and so that Parent will not be prohibited from entering into or completing a “business combination” with us under Texas takeover laws;

•	the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements relating to the Merger;

•	the required governmental consents and approvals in connection with the transactions contemplated by the Merger Agreement;

•	compliance with the listing and corporate governance rules and regulations of the NYSE and the Chicago Stock Exchange;

•	our SEC filings since December 31, 2003 including financial statements or schedules included therein;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a Company Material Adverse Effect (as defined below) and the absence of certain other changes or events related to us or our subsidiaries since September 30, 2006;

•	the absence of certain undisclosed liabilities;

•	the absence of legal proceedings and governmental orders against us;

•	compliance with applicable laws, licenses and permits;

•	taxes;

•	material contracts;

•	employment and labor matters;

•	employee benefit plans;

•	the inapplicability of anti-takeover regulation and anti-takeover provisions in our governing documents to the Merger;

•	environmental matters;

•	intellectual property;

•	insurance policies;

•	compliance with certain laws and regulations applicable to utilities;

•	derivative products;

•	the brokers’ fees;

•	real property.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company Material Adverse Effect”, which is defined in the Merger Agreement to mean a material adverse change or effect on the financial condition, business, assets, or results of operations of us and our subsidiaries taken as whole, and we have represented that since September 30, 2006 there has not been any change in the financial condition, business, assets or results of operations of us and our subsidiaries that, taken as a whole, has had or would be reasonably expected to have, a Company Material Adverse Effect. However, none of the following will constitute, or be taken into account in determining whether there has been or is, a Company Material Adverse Effect:

•	changes in general economic or political conditions or the securities, credit or financial markets in general in the United States or in the State of Texas or changes that are the result of acts of war or terrorism (other than such acts that cause any damage or destruction to or render physically unusable our facilities or property or those of any of our subsidiaries);

•	any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, including the Electric Reliability Council of Texas, Inc. (“ERCOT”);

•	changes or developments in national, regional or state wholesale or retail markets for fuel, including changes in natural gas or other commodity prices or in the hedging markets therefor, or related products;

•	changes or developments in national, regional or state wholesale or retail electric power prices;

•	system-wide changes or developments in national, regional or state electric transmission or distribution systems, other than changes or developments involving physical damage or destruction to or rendering physically unusable facilities or properties;

•	changes that are the result of factors generally affecting any business in which we and our subsidiaries operate, other than changes or developments involving physical damage or destruction to or rendering physically unusable facilities or properties;

•	any loss or threatened loss or adverse change or threatened adverse change in the relationship of us or any of our subsidiaries with customers, employees, regulators, financing sources or suppliers to the extent caused by the pendency or the announcement of the transactions contemplated by the Merger Agreement;

•	changes or effects to the extent relating to the entry into, pendency of actions contemplated by, or the performance of obligations required by the Merger Agreement or consented to by Parent, including any change in our credit ratings to the extent relating thereto and any actions taken by us and our subsidiaries that is not in violation of the Merger Agreement to obtain approval from any governmental entity for completion of the Merger;

•	changes in any law or in U.S. generally accepted accounting principles or interpretation thereof after February 25, 2007;

•	our failure to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after February 25, 2007;

•	changes or developments arising out of or related to any proceeding or action by or before a governmental entity to the extent it affects our and our subsidiaries’ plans for the development of new generation capacity in the State of Texas, including any related litigation; and

•	a decline in the price or trading volume of Common Stock on the NYSE or the Chicago Stock Exchange.

The events summarized in the first six bullet points above (other than action of the PUCT) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such events have a disproportionate (taking into account our and our subsidiaries’ relative size and our and our subsidiaries’ affected businesses as compared to the other relevant entities and businesses) adverse effect on us as compared to other entities engaged in the relevant business in Texas or other relevant geographic area and are not otherwise excluded by the last six bullet points above from what may be taken into account in such determination.

In addition, none of the exceptions to the definition of Company Material Adverse Effect operate to exclude a Material Baseload Divestiture Requirement from a determination of whether a Company Material Adverse Effect has occurred. A “Material Baseload Divestiture Requirement” means any requirement imposed by a statute enacted into law by the legislature of the State of Texas after February 25, 2007, or any legally binding regulatory or administrative action taken pursuant to authority granted by such a new statute, that we or our subsidiaries divest, or submit to capacity auctions for, a material amount of our approximately 8,137 MW as of February 25, 2007 of baseload solid fuel (coal, lignite and nuclear) generation capacity, and the effects of any Material Baseload Divestiture Requirement will take into account the after-tax proceeds or other consideration or benefits that we and our subsidiaries would reasonably be expected to receive in connection with any such divestiture or capacity auction.

The Merger Agreement also contains representations and warranties made by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications (including bankruptcy and general equity principles exceptions).

The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their due organization, valid existence and good standing;

•	their power and authority to enter into, and complete the transactions under, the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into the Merger Agreement and completing the Merger;

•	the required governmental consents and approvals in connection with the transactions contemplated by the Merger Agreement;

•	the absence of litigation against Parent and Merger Sub;

•	the existence of the Financing Commitments;

•	as of February 25, 2007, the absence of amendment to or rescission of the Financing Commitments or any default under the Financing Commitments and the full force and effect of the Financing Commitments;

•	the capitalization of Merger Sub;

•	the absence of ownership, control or construction of any electric generation facilities by Parent and its affiliates that offer or are capable of delivering electricity for sale to, or are located in, the ERCOT Region (defined as the geographic area under the jurisdiction of the PUCT that is served by transmission and/or distribution providers that are not synchronously interconnected with electric utilities outside of the State of Texas);

•	foreign ownership, control or influence of Parent;

•	the absence of undisclosed broker’s fees;

•	the solvency of Parent and TXU Corp. following the completion of the Merger;

•	the guarantors’ delivery of the executed guaranties (as described below under “Limited Guaranties”); and

•	the absence of shareholder voting agreements, employee retention agreements, third party equity financing agreements other than the Equity Financing Commitments and certain other agreements.

The representations and warranties in the Merger Agreement of each of TXU Corp., Parent and Merger Sub will terminate at the termination of the Merger Agreement pursuant to its terms.

Conduct of our Business Pending the Merger

Under the Merger Agreement, we have agreed that, subject to certain exceptions, between February 25, 2007 and the Effective Time, unless Parent gives its prior consent (which it cannot unreasonably withhold, delay or condition), we and our subsidiaries will conduct business in a manner consistent with the agreed business plan (the “Business Plan”) and will otherwise conduct business in the ordinary course (taking into account the effects of the Business Plan). The Business Plan describes our capital expenditures as well as some changes that we are implementing in our business, including changes in rates offered in our retail business and changes affecting generation capacity.

In addition, subject to certain agreed exceptions, neither we nor our subsidiaries will take any of the following actions without Parent’s consent (which it cannot unreasonably withhold, delay or condition):

•	change our respective certificates of formation or bylaws or other applicable governing instruments;

•	merge or consolidate with any other person;

•	liquidate, dissolve, restructure, recapitalize or otherwise reorganize;

•	acquire any asset or person for a purchase price in excess of $10 million, unless allowed by the capital expenditures contained in the Business Plan, or due to operational emergencies, equipment failures or outages;

•	issue, sell, pledge, dispose, grant, transfer or encumber any shares of capital stock;

•	make any loans, advances or capital contributions to or investments in any person (other than intercompany) in excess of $20 million in the aggregate;

•	declare or pay any dividend or other distribution with respect to our capital stock (except for (1) regular quarterly dividends not to exceed $0.4325 per share of Common Stock per quarter (but we will not be allowed to declare a quarterly dividend for the quarter in which the Effective Time occurs unless the Effective Time is after the record date for such quarter), and (2) dividends to holders of preferred stock of TXU US Holdings Company) or enter into any agreement with respect to the voting of our capital stock;

•	reclassify, split, combine, subdivide, redeem, purchase or otherwise acquire any of our capital stock or other related securities;

•	repurchase, redeem, defease, cancel, prepay, forgive, issue, sell, incur or otherwise acquire any of our or our subsidiaries’ indebtedness, or guarantee indebtedness of another person (other than the TXU Corp.’s subsidiaries), except for indebtedness for borrowed money incurred or repaid in the ordinary course of business (1) under existing credit facilities, (2) under commercial paper borrowings, (3) to refinance indebtedness, (4) by drawing under outstanding letters of credit or (5) in connection with the remarketing of outstanding pollution control revenue bonds, in each case not to include prepayment penalties or make-whole or similar terms and not to materially affect the financing under the Debt Financing Commitment;

•	materially amend, modify or refinance any of our or our subsidiaries’ indebtedness for borrowed money, guarantees of indebtedness for borrowed money or debt securities, except in connection with any refinancing at maturity that does not include prepayment penalties or make-whole or similar terms and does not compete with, or impede in any material respect, the financing under the Debt Financing Commitment;

•	except as set forth in the capital expenditures contained in the Business Plan and for expenditures related to operational emergencies, equipment failures or outages, make or authorize any capital expenditure in excess of $50 million in the aggregate during any 12-month period;

•	reactivate or enter into any “reliability must run” contract with respect to any generating plant that was shutdown or “mothballed” as of February 25, 2007;

•	make any material changes with respect to accounting policies or procedures;

•	waive, release or settle pending or threatened litigation or other proceedings (1) for an amount in excess of $10 million, (2) entailing the incurrence of (A) any obligation in excess of $10 million or (B) any material restrictions on our or our subsidiaries’ business, or (3) brought by any holder of any of our capital stock or debt securities relating to the transactions contemplated by the Merger Agreement;

•	other than in the ordinary course of business, make or change any material tax election, settle or compromise any tax liability in excess of $10 million, change any method of tax accounting, enter into any material tax closing agreement or surrender any right to claim a material tax refund;

•	take any action outside the ordinary course of business that could result in the inclusion in taxable income of any intercompany gain;

•	transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets, product lines or businesses (including the capital stock of any of our subsidiaries) with a fair market value in excess of $400 million in the aggregate, other than certain actions taken in the ordinary course of business or pursuant to contracts in effect prior to February 25, 2007 that have been made available to Parent and Merger Sub;

•	except as required by contracts, benefit plans or law, (1) grant or provide any severance or termination payments or benefits or increase the compensation or make any new equity awards to any director, employee or designated officer, except (other than for members of our senior leadership team) in the ordinary course of business or (2) establish, adopt, terminate or materially amend any benefit plan;

•	materially modify our risk management policies applicable to trading or any similar policy or, subject to specified exceptions, enter into certain derivative products or similar transactions;

•	enter into, terminate, renew or materially extend or amend any material contract or waive any material default under, or release, settle or compromise any material claim against us or liability or obligation owing to us under any material contract;

•	fail to maintain in full force and effect material insurance policies in a form and amount consistent with past practice except for such modifications to the form and amount of such insurance as we determine in our reasonable commercial judgment;

•	(1) voluntarily file or initiate any proceeding regarding rates charged by any of our subsidiaries (except for any proceedings related to automatic transmission capital trackers or automated meter reading investments), (2) enter into any settlement, or make any commitment or concession, regarding the regulated rates, regulated rate base or return on equity of any of our subsidiaries or (3) take certain restricted actions;

•	sell, purchase, transfer, swap, encumber or otherwise make unavailable any air emissions allowances, credits or offsets, except for usage to offset emissions at our or our subsidiaries’ facilities;

•	subject to specified exceptions, enter into certain commodity transactions that require the posting of letters of credit and/or cash as collateral support;

•	revoke, withdraw, terminate or abandon any environmental permits or applications relating to (1) the construction of generation facilities; or (2) the operation of the business; or

•	agree, authorize or commit to do any of the foregoing.

In addition, if we or our subsidiaries enter into certain types of new commodity hedging arrangements and are required to provide collateral support, the related documentation must provide for automatic termination, amendment and/or other release of such collateral on the closing date and the substitution of such collateral with liens on the collateral specified in the Debt Financing Commitment that are pari passu with the liens securing the Debt Financing. Such transactions may not include limitations on our or our subsidiaries’ ability to incur indebtedness or grant liens on our assets.

Acquisition Proposals

Until April 16, 2007 we were permitted to:

•	solicit Acquisition Proposals (as defined below) from third parties, including by providing third parties non-public information pursuant to an acceptable confidentiality agreement (provided that we promptly make available to Parent and Merger Sub any material non-public information concerning TXU Corp. or our subsidiaries provided to third parties if not previously made available to Parent or Merger Sub); and

•	discuss and negotiate Acquisition Proposals with third parties.

Except with respect to Excluded Parties (as defined below), commencing on April 16, 2007:

•	we were required to immediately cease discussions and negotiations with third parties regarding Acquisition Proposals; and

•	until the Effective Time (or the termination of the Merger Agreement, if earlier), we may not:

•	initiate, solicit or knowingly encourage inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

•	engage in, continue or otherwise participate in any discussion or negotiation regarding any Acquisition Proposal or provide non-public information to any person relating to an Acquisition Proposal; or

•	knowingly facilitate any effort or attempt by any person to make an Acquisition Proposal.

Such restrictions are not applicable to any person, group of related persons or group that includes any person (so long as such person and the other members of such group, if any, who were members of such group immediately prior to April 16, 2007 constitute at least 50% of the equity financing of such group at all times following April 16, 2007 and prior to the termination of the Merger Agreement) or group of related persons from whom we have received, after February 25, 2007 and prior to April 16, 2007, a written Acquisition Proposal that the Board of Directors or any committee thereof determines in good faith is bona fide and could reasonably be expected to result in a Superior Proposal (as defined below) (any such person or group of related persons, an “Excluded Party”, provided that any Excluded Party will cease to be an Excluded Party for all purposes under the Merger Agreement at such time as the Acquisition Proposal (as such Acquisition Proposal may be revised during the course of ongoing negotiations, in which event it may temporarily cease to be a Superior Proposal or an Acquisition Proposal that could reasonably be expected to result in a Superior Proposal, so long as such negotiations are ongoing and it subsequently constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal) made by such person fails to constitute either a Superior Proposal or an Acquisition Proposal that could reasonably be expected to result in a Superior Proposal).

At any time on or following April 16, 2007 and prior to the time our shareholders approve the Merger Agreement, we may:

•	provide information requested by a person who has made an unsolicited bona fide written Acquisition Proposal after February 25, 2007 and who executes an acceptable confidentiality agreement;

•	discuss and negotiate any such Acquisition Proposal; and

•	after complying with certain requirements described below, adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) such an Acquisition Proposal,

to the extent that (other than with respect to Excluded Parties), (x) prior to taking any such action, the Board of Directors determines in good faith after consultation with outside legal counsel that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law, (y) in each such case referred to in the first or second bullet point above, the Board of Directors has determined in good faith based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, and (z) in the case referred to in the third bullet point above, the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal.

An “Acquisition Proposal” means any inquiry, proposal or offer with respect to:

•	a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction; or

•	any other direct or indirect acquisition,

in each case, involving 15% or more of the total voting power of any class of our equity securities, or 15% or more of our consolidated total revenues or consolidated total assets (including equity securities of our subsidiaries). The term Acquisition Proposal does not include the Merger or a recapitalization of TXU Corp. or our subsidiaries or a split-off or spin-off of one or more of our business units or subsidiaries that is not a component of and a material condition to a third party Acquisition Proposal in which the consideration to holders of our equity securities that is not funded by borrowings of TXU Corp. or our subsidiaries is predominantly funded from such third party.

A “Superior Proposal” means a bona fide Acquisition Proposal involving:

•	assets that generate more than 50% of our consolidated total revenues,

•	assets that constitute more than 50% of our consolidated total assets, or

•	more than 50% of the total voting power of our equity securities,

that the Board of Directors has determined in its good faith judgment, would, if completed, result in a transaction more favorable to our shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (x) after taking into account the likelihood and timing of completion (as compared to the transactions pursuant to the Merger Agreement) and (y) after taking into account all material legal, financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal.

The Board of Directors may not:

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, its recommendation that the Merger Agreement be approved by our shareholders or adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal; or

•	cause or permit us to enter into any acquisition agreement, Merger Agreement or similar definitive agreement relating to any Acquisition Proposal,

except that prior to approval of the Merger Agreement by our shareholders, the Board of Directors may withhold, withdraw, qualify or modify its recommendation that the Merger Agreement be approved by our shareholders in response to a material change in circumstances, or approve, recommend or otherwise declare advisable any Superior Proposal made after February 25, 2007, if the Board of Directors determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable law (any of the foregoing, a “Change of Recommendation”). However, in the case of any Change in Recommendation that is not the result of an Excluded Party Superior Proposal (as defined below):

•	we must provide prior notice to Parent and Merger Sub, at least five calendar days in advance (the “Notice Period”), of our intention to effect a Change of Recommendation and specifying the basis for such Change of Recommendation, including, if in connection with a Superior Proposal, the identity of the party making the Superior Proposal and the material terms thereof; and

•	during the Notice Period, we and our advisors must negotiate with Parent and Merger Sub in good faith to adjust the terms and conditions of the Merger Agreement so as to permit us not to effect a Change of Recommendation.

An “Excluded Party Superior Proposal” means any Superior Proposal made by any Excluded Party prior to April 16, 2007 and any subsequent Superior Proposal made prior to April 30, 2007 by such Excluded Party.

In the event of any material revisions to a Superior Proposal that is not an Excluded Party Superior Proposal, we must deliver a new notice to Parent and Merger Sub and comply with the Notice Period requirements, except that the Notice Period is reduced to three calendar days.

From April 16, 2007, we must notify Parent within 48 hours of the receipt of any Acquisition Proposal and any request for non-public information and discussions or negotiations sought to be initiated or continued, indicating the identity of the person or group of persons making such offer or request, the material terms of any proposals or offers and thereafter must keep Parent reasonably informed of the status thereof.

Nothing in the non-solicitation provisions prevents us from disclosing to our shareholders a position contemplated by Rules 14e-2(a) and 14d-9 under the Exchange Act (but any such disclosure will be deemed to be a Change of Recommendation unless the Board of Directors expressly publicly reaffirms at least two business days prior to our shareholders’ meeting its recommendation in favor of the approval of the Merger Agreement), or making any “stop-look-and-listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Shareholders’ Meeting

Unless the Merger Agreement is terminated, we are required to convene a meeting of our shareholders promptly after the mailing of this proxy statement. Except as described under “Acquisition Proposals”, the Board of Directors is required to recommend approval of the Merger Agreement and include such recommendation in this proxy statement, and unless there has been a Change of Recommendation, we are required to take all reasonable lawful action to solicit approval of the Merger Agreement. Unless doing so would violate applicable law, we need to call, give notice of and convene the shareholders’ meeting without regard to a Change of Recommendation, unless we terminate the Merger Agreement in connection with entering into a transaction in respect of a Superior Proposal.

Filings; Other Actions; Notification

We and Parent will cooperate and use reasonable best efforts to take all actions and do all things reasonably necessary, proper or advisable to complete the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, including effecting the regulatory filings described under “Regulatory Matters”.

We will cooperate with Parent in communicating to and pursuing Parent’s strategy and business plan with appropriate governmental entities, including, to the extent requested by Parent, by making filings, seeking approvals or appearing before any governmental entities in support of the strategy and business plan. Parent is free to modify the agreed strategy and business plan. We and our subsidiaries are not required to take or agree to take any action with respect to our or their businesses unless the effectiveness of such agreement or action is conditioned upon closing, provided that we may not take any action intended or reasonably expected to frustrate, interfere with or delay any modification of the strategy and business plan. We are not required to endorse any modifications of the strategy and business plan that we determine in good faith would not be in our best interest if the Merger were not to be completed, but we agreed, subject to the above proviso, to make such filings, seek such approvals or appear before any governmental entities, if requested by Parent or required by any governmental entity in connection with modifications to the strategy and business plan. We and our subsidiaries may not consent to any action by, or enter into any material agreement or undertaking with or incur any material obligation to, any governmental entity without the prior consent of Parent (not to be unreasonably withheld or delayed if consistent with the strategy and business plan).

We and Parent have agreed to, subject to certain exceptions:

•	promptly provide each governmental entity with jurisdiction over any approvals required in connection with the Merger non-privileged information reasonably requested by it or that is necessary, proper or advisable to permit completion of the transactions contemplated by the Merger Agreement;

•	with respect to the regulatory filings with FERC, under the HSR Act and in respect of any governmental approval required by a change in law after February 25, 2007, promptly use best efforts to obtain all necessary approvals and avoid the entry of any order or judgment that would restrain, prevent or materially delay completion of the transactions contemplated by the Merger Agreement, including Parent’s agreement to dispose of some of our assets or businesses or Parent’s or either’s subsidiaries or affiliates if such action is reasonably necessary or advisable to avoid or remove the commencement of any proceeding or issuance or enforcement of any order or judgment that would delay, restrain or prevent completion of the Merger by any governmental entity;

•	with respect to filings with the NRC, TXU Corp. and Parent will jointly prepare and cause our subsidiary, TXU Generation Company LP, to file as promptly as may be practicable an application with the NRC for approval of the indirect transfer of the NRC licenses for Comanche Peak’s nuclear operations and, if and to the extent necessary, any conforming amendment of the NRC licenses to reflect such indirect transfer, including to cooperate with one another to facilitate review of the application by the NRC staff; and

•	if any injunction, decision, order, judgment or law is or becomes reasonably foreseeable to be entered, issued or enacted in any proceeding, review or inquiry that would make completion of the Merger unlawful or that would restrain, prevent, enjoin materially delay or otherwise prohibit completion of the Merger or the other transactions contemplated by the Merger Agreement, use best efforts to take all steps (including appeal and posting of a bond) necessary to resist, modify, prevent, remove or comply with such injunction, decision, order, judgment or enactment so as to permit the completion on a schedule as close as possible to that contemplated by the Merger Agreement.

Parent is not, however, obligated to agree to modify its anticipated capital structure, modify the identity of its initial equity holders or their equity commitments or agree to a Material Baseload Divestiture Requirement (as defined under “Representations and Warranties”), except to the extent that any such divestiture or submission would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

If the legislature of the State of Texas enacts a law or takes a binding regulatory or administrative action under such new law that requires that we or our subsidiaries divest or submit to capacity auctions for baseload solid fuel generation capacity, then we will have the right for 15 days to terminate the Merger Agreement, unless within 30 days after the date either party notifies the other of such enactment or action, Parent and Merger Sub notify us either (i) that such enactment does not impose a Material Baseload Divestiture Requirement or (ii) that no changes resulting from such enactment will be taken into account in determining whether there has been a Company Material Adverse Effect.

Employee Benefit Plans

Parent has agreed that it will, and will cause TXU Corp. after the completion of the Merger to:

•	from the Effective Time until December 31, 2008, provide TXU Corp.’s and its subsidiaries’ employees compensation and employee benefits (other than any equity-based benefits) that, in the aggregate, are no less favorable than the compensation and employee benefits for these employees immediately prior to the Effective Time; and (ii) for 24 months following the Effective Time, provide severance benefits that are no less favorable than those provided by us and our subsidiaries immediately prior to the Effective Time; but Parent, TXU Corp. and their affiliates are not obligated to continue to employ any particular employee;

•	credit all service with us and our subsidiaries for purposes of eligibility, vesting and benefit accrual under any employee benefit plan applicable to employees of TXU Corp. or its subsidiaries after the completion of the Merger to the same extent as if such service were credited under a comparable plan of TXU Corp., and waive any preexisting conditions of its welfare benefit plans in which employees of TXU Corp. are eligible to participate; and

•	honor its obligations under our benefits plans.

Parent has acknowledged that a “change in control” or “change of control” within the meaning of certain of our benefit plans will occur upon the Effective Time.

Conditions to the Merger

The obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•	The approval of the Merger Agreement by our shareholders;

•	The waiting period under the HSR Act has expired or been terminated, and the required approvals of each of the NRC and the FERC has been obtained and is in effect; and

•	No court or other governmental entity issued any law or order that is in effect and restrains, renders illegal or otherwise prohibits the completion of the Merger.

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following additional conditions:

•	The accuracy of our representations and warranties (without giving effect to any materiality or Company Material Adverse Effect qualification) as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be correct as of such earlier date) except where any failures of any such representations and warranties to be correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, except for (x) the representations and warranties regarding our capitalization, our corporate authority and the enforceability of the Merger Agreement, which must be true and correct in all material respects and (y) the representations and warranties regarding the absence of a Company Material Adverse Effect, which must be true and correct without disregarding TXU Corp. Material Adverse Effect qualification.

•	The performance in all material respects by us of our obligations under the Merger Agreement at or prior to the closing date.

Our obligation to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following additional conditions:

•	The accuracy of Parent’s representations and warranties as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be correct in all material respects as of such earlier date) except (other than with respect to the representations and warranties regarding the solvency of Parent and the surviving corporation) where any failure to be correct would not prevent completion of the Merger;

•	The performance in all material respects by Parent and Merger Sub of all their obligations under the Merger Agreement at or prior to the closing date; and

•	Parent’s delivery to us of a solvency certificate substantially similar in form and substance to the solvency certificate to be delivered to the senior lenders as required by the Debt Financing Commitment or any agreement entered into in connection with the debt financing for the Merger.

The conditions to each of the parties’ obligations to complete the Merger are for the sole benefit of such party and may be waived by such party in whole or in part (to the extent permitted by applicable laws).

Termination

We and Parent may agree to terminate the Merger Agreement without completing the Merger at any time prior to the Effective Time.

The Merger Agreement also may also be terminated as follows:

•	by either Parent or us if:

•	unless the Termination Date is extended, the Merger has not been completed by March 15, 2008 (such date, as may be extended as described below, the “Termination Date”) (this right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement caused or resulted in the failure of the Merger to occur on or before the Termination Date);

•	our shareholders do not approve the Merger Agreement at the annual meeting or any adjournment or postponement thereof; or

•	any court or other governmental entity has issued any law or order that is in effect, which permanently restrains, renders illegal or otherwise prohibits the completion of the Merger and has become final and non-appealable.

•	by us if:

•	prior to the approval of the Merger Agreement by our shareholders, (1) the Board of Directors authorizes us to enter into an alternative acquisition agreement with respect to a Superior Proposal; (2) immediately prior to or concurrently with the termination of the Merger Agreement, we enter into an alternative acquisition agreement with respect to a Superior Proposal; and (3) immediately prior to or concurrently with such termination, we pay the Termination Fee (as described below under “Termination Fee”). However, we are not entitled to terminate the Merger Agreement with respect to any Superior Proposal that is not an Excluded Party Superior Proposal unless we have provided Parent with the five-and three-day periods described above during which Parent can take actions to cause a Superior Proposal to no longer be a Superior Proposal;

•	Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements under the Merger Agreement which would give rise to the failure of certain conditions to closing to be satisfied if that breach or failure to perform cannot be cured by the termination date of the Merger Agreement (as described above) if we are not in a material breach of the Merger Agreement that would cause certain of the closing conditions not to be satisfied;

•	Parent has failed to complete the Merger no later than two business days after the final day of the Marketing Period and all of Parent’s and Merger Sub’s closing conditions would have been satisfied if the closing were to have occurred on such date; or

•	within 15 days after a 30-day period starting on the date either Parent or we notify the other in writing that the legislature of the State of Texas has passed a statute which was enacted into law or any binding regulatory action was taken pursuant to authority granted by such new statute which, in either case, imposes a requirement that we divest or submit to capacity auctions for baseload solid fuel generation capacity, and Parent does not waive its right to take the consequences of such action into account in determining whether a Company Material Adverse Effect has occurred.

•	by Parent, if:

•	the Board of Directors effects a Change of Recommendation or approves or recommends to the shareholders an Acquisition Proposal, or we fail to include the recommendation of the approval of the Merger Agreement in this proxy statement; or

•	we have materially breached or failed to perform any of our representations, warranties, covenants or agreements under the Merger Agreement which would give rise to the failure of certain conditions to closing to be satisfied and where that breach or failure to perform cannot be cured by the termination date of the Merger Agreement (as described above), if Parent is not in a material breach of the Merger Agreement that would cause certain of the closing conditions not to be satisfied.

The Termination Date may be extended under the following situations:

•	if on March 15, 2008 the conditions to closing of the Merger have not been fulfilled but remain capable of fulfillment, we (and, if the failure of the conditions to be satisfied relates to a change in law or regulation after February 25, 2007, Parent) may extend the termination date to June 15, 2008; and

•	if the Marketing Period has commenced but not ended on or before any such Termination Date, such Termination Date will automatically be extended by one month, and the Termination Date will not occur sooner than three business days after the final day of the Marketing Period.

However, in no event will the Termination Date be later than July 10, 2008.

Termination Fees

Company Termination Fee

We must pay a termination fee as directed by Parent ($375 million would have been payable in connection with a transaction or alternative acquisition agreement with an Excluded Party and $1 billion is payable in all other circumstances (the “Termination Fee”)):

•	if (1) a bona fide Acquisition Proposal has been made to us or any of our subsidiaries, or any person shall have publicly announced or publicly made known and not publicly withdrawn without qualification an intention to make an Acquisition Proposal within a specified number of days prior to the termination of the Merger Agreement or the shareholders’ meeting; (2) thereafter the Merger Agreement is terminated by either party because the Merger fails to be completed by the Termination Date, the shareholder approval fails to be obtained, or we are in material breach of our representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied; and (3) within 12 months after such termination, we or any of our subsidiaries enter into an alternate acquisition agreement with respect to, or have completed, approved or recommended to our shareholders, an acquisition proposal (substituting “50%” for “15%” in the definition of “Acquisition Proposal”);

•	if the Merger Agreement is terminated by Parent because the Board of Directors effects a Change of Recommendation, approves or recommends to our shareholders an Acquisition Proposal, or fails to include the recommendation of approval of the Merger Agreement in this proxy statement; and

•	if we terminate the Merger Agreement in connection with an alternative acquisition agreement with respect to a Superior Proposal.

In the circumstances set forth in the second and third bullets above, the payment of the Termination Fee will be the exclusive monetary remedy of Parent, Merger Sub and their affiliates with respect to any breach of any covenant or agreement giving rise to or associated with such termination.

Expenses

If the Merger Agreement is terminated by either party due to the failure to obtain shareholder approval, we will promptly pay Parent all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby (including the debt and equity financing) up to a maximum amount of $50 million.

Parent Termination Fee

If we terminate the Merger Agreement because Parent or Merger Sub are in material breach of any of their representations, warranties, covenants or agreements, or any such representation or warranty becomes untrue such that certain of our closing conditions would not be satisfied (so long as there is no other state of facts or circumstances that would cause those closing conditions not to be satisfied), or because of Parent’s failure to complete the Merger no later than two business days after the final day of the Marketing Period, Parent will pay us as promptly as reasonably practicable (and, in any event, within three business days following such termination) an amount equal to $1 billion. The Parent Termination Fee is the exclusive remedy of TXU Corp. against Parent and its affiliates in the event the Merger fails to be completed, except for costs or losses incurred by TXU Corp. in connection with obtaining a judgment against Parent in respect of the Parent Termination Fee or assisting Parent in procuring the financing and in connection with the tender offers for certain of TXU Corp.’s outstanding indebtedness (the “Debt Offers”).

Limited Guaranties

In connection with the Merger Agreement, each of KKR 2006 Fund L.P., TPG Partners V, L.P., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated entered into a Limited Guaranty in our favor to severally guarantee a determined portion (approximately 47% for each of KKR 2006 Fund L.P. and TPG Partners V,

L.P. and approximately 3% for each of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated) of Parent’s and Merger Sub’s payment obligations under the Merger Agreement in respect of:

•	the Parent Termination Fee, and costs and expenses that we may incur, and interest that may accrue, in the event we obtain a judgment against Parent therefor; and

•	any costs or losses we may incur in connection with assisting Parent in procuring the Financing and in connection with the Debt Offers and the Debt Financing.

The sum of the amounts guaranteed by the four guarantors equals $1 billion. The maximum aggregate liability of the guarantors in respect of Parent’s and Merger Sub’s payment obligations under the Merger Agreement will not exceed $1 billion.

Indemnification; Directors’ and Officers’ Insurance

TXU Corp. will, after the Effective Time, indemnify and advance expenses to the fullest extent permitted by law to our and our subsidiaries’ present and former directors and officers. TXU Corp. will maintain directors’ and officers’ liability coverage and fiduciary liability insurance policies with a claims period of at least six years from the Effective Time.

Access

Subject to certain exceptions, we will afford Parent and its financing sources reasonable access to TXU Corp. and will furnish Parent information concerning our business, properties, facilities, operations and personnel as may reasonably be requested.

Amendment and Waiver

At any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement, by agreement executed and delivered by duly authorized officers of the respective parties.

FINANCING

The total amount of funds necessary to complete the Merger and the related transactions is anticipated to be approximately $46.7 billion, including the new financing arrangements, the assumption, refinancing, repayment or redemption of certain of our and our subsidiaries’ outstanding indebtedness and the payment of customary fees and expenses in connection with the proposed Merger and financing arrangements. These amounts are expected to be funded by new credit facilities, private and/or public offerings of debt securities and equity financing as well as cash on hand at TXU Corp. and assumption of certain existing indebtedness of TXU Corp. and its subsidiaries. Parent and Merger Sub have obtained equity and debt financing commitments described below in connection with the transactions contemplated by the Merger Agreement. Both the equity and debt financings are subject to conditions, including conditions that do not relate directly to the Merger Agreement. Although obtaining financing is not a condition to the completion of the Merger, the failure of Parent and Merger Sub to obtain sufficient financing is likely to result in the failure of the Merger to be completed.

Equity Financing

Parent has received equity commitment letters for an aggregate investment at closing of up to $8.0 billion, which will constitute the equity portion of the merger financing. KKR 2006 Fund L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”) have collectively agreed to cause up to $6.5 billion of cash to be contributed to Parent at closing. In addition, J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Bridge Investors”) have committed to contribute $500 million of cash each in equity to Parent. Subject to certain conditions, the Sponsors and the Bridge Investors may assign all or a portion of their equity commitment obligations to other investors, provided that they remain obligated to perform to the extent not performed by the assignee. As of the date of this proxy statement, the Sponsors and Bridge Investors have obtained approximately $ • in equity commitments from other investors, which commitments are expected to be used at closing to reduce the commitments of the Sponsors and Bridge Investors.

In addition, the Sponsors have received equity commitment letters from investment vehicles affiliated with each of Goldman Sachs and Lehman Brothers pursuant to which, subject to the satisfaction of certain conditions, Goldman Sachs and Lehman Brothers have committed to the Sponsors to contribute $1.5 billion of cash and $500 million of cash, respectively, to Parent in connection with the Merger.

Each of the equity commitments is generally subject to the satisfaction of the conditions to Merger Sub’s obligations to effect the closing under the Merger Agreement. Each of the equity commitment letters will terminate upon termination of the Merger Agreement.

Debt Financing

Merger Sub has received a debt commitment letter, dated as of February 25, 2007 (the “Debt Financing Commitment”), from affiliates of Citigroup (“Citigroup” shall mean Citigroup Global Markets Inc. (“CGMI”), Citibank, N.A., Citicorp USA Inc., Citicorp North America, Inc. and/or any of their affiliates), Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (together, “JP Morgan Chase”), Lehman Brothers and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), that includes, among other things, commitments to provide (a) senior secured term loan facilities, a senior secured revolving credit facility, a senior secured synthetic letter of credit facility and a senior unsecured revolving credit facility in an aggregate principal amount of up to $25.9 billion (not all of which is expected to be drawn at closing or used to finance the completion of the Merger) and (b) senior unsecured bridge facilities in an aggregate principal amount of up to $11.25 billion.

It is expected that the aggregate Per Share Merger Consideration will be funded by approximately $24.6 billion in indebtedness to be incurred in connection with the Debt Financing Commitment, the substantial majority of which is anticipated to be incurred by Competitive Energy, secured by substantially all of the assets of Competitive Energy and its subsidiaries, and guaranteed by substantially all of the subsidiaries of Competitive Energy. It is expected that a portion of the aggregate Per Share Merger Consideration will be funded with unsecured debt issued at TXU Corp. In addition to the aggregate Per Share Merger Consideration, the debt commitments provide for funds to repay some outstanding indebtedness of TXU Corp. and its subsidiaries, and to pay fees and expenses incurred in connection with the Merger.

The Debt Financing Commitment also provides for significant liquidity facilities to be made available to 1) Competitive Energy to provide for ongoing working capital and other general corporate purposes of the surviving corporation and its subsidiaries after the completion of the Merger and 2) Oncor to provide for ongoing working capital and for other general corporate purposes for Oncor and its subsidiaries. None of the new debt to be incurred (other than the Oncor liquidity facility, the proceeds of which will not be used to finance the completion of the Merger) in connection with the Debt Financing Commitment will be raised at, guaranteed by, or secured by the assets of, Oncor.

While Parent has advised TXU Corp. that, as of the date of this proxy statement, there is significant uncertainty as to the various details of the ultimate structure of the debt financing (including whether TXU Corp. will guarantee any of the debt of Competitive Energy) and the outstanding debt securities that may be repaid or refinanced, the completion of the Merger is not conditioned on the receipt of such debt financing and the availability of the debt financing under the Debt Financing Commitment is subject only to documentary and other customary closing conditions, including the following: the execution of definitive financing documentation consistent with the term sheets for the debt facilities; completion of the Merger by no later than July 10, 2008 in accordance with the Merger Agreement and without any modifications, amendments or express waivers to the Merger Agreement that are materially adverse to the lenders (including to the definition of “Company Material Adverse Effect” therein) and which have not been approved by the lead arrangers under the Debt Financing Commitment; the receipt by Merger Sub from the equity investors of equity contributions which constitute at least 15% of the total sources required to pay the aggregate Per Share Merger Consideration, redeem, refinance or repay certain existing indebtedness of TXU Corp. and its subsidiaries and to pay related fees, premiums and expenses; the receipt of specified financial statements and other financial data and the lead arrangers under the Debt Financing Commitment being afforded a period consistent with the definition of “Marketing Period” in the Merger Agreement to seek to offer and sell or privately place senior unsecured notes with qualified purchasers; the creation and perfection of security interests, subject to certain limitations; and the receipt of customary closing documents and deliverables.

Parent has agreed that it will use its reasonable best efforts to arrange the debt financing on the terms and conditions contained in the Debt Financing Commitment. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent has agreed to use its reasonable best efforts to arrange alternative financing from alternative sources on terms no less favorable to Parent (as determined in the reasonable judgment of Parent).

Although the debt financing described in this proxy statement is not subject to due diligence or a typical “market out” provision (i.e. a provision allowing lenders not to fund their commitments if certain conditions in the financial markets prevail), such financing may not be considered assured. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Pursuant to the Merger Agreement, TXU Corp. has agreed, if and to the extent and on terms requested by Parent, to commence, or cause its appropriate subsidiaries to commence, tender offers and consent solicitations with respect to certain of the outstanding debt securities of TXU Corp. and its subsidiaries or, in some cases, provide notices of redemption or satisfaction or discharge with respect to such debt securities, all to be conditioned upon the closing of the Merger or payment by Parent of funds for the redemption or satisfaction or discharge of all costs and expenses associated with any repurchase, consent, redemption or defeasance. Parent has advised TXU Corp. that, as of the date hereof, Parent does not know what actions it intends to request that TXU Corp. take pursuant to this provision of the Merger Agreement.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Each director and nominee for director and certain current and former executive officers of TXU Corp. reported beneficial ownership of Common Stock, as of May 25, 2007, as follows:

	Number of
	Shares
	Beneficially
Name	Owned

Leldon E. Echols	3,103
Kerney Laday	5,200
Jack E. Little	6,768	(1)
Gerardo I. Lopez	3,900
J. E. Oesterreicher	10,760	(2)
Michael W. Ranger	20,000
Leonard H. Roberts	4,096
Glenn F. Tilton	2,096
C. John Wilder	1,584,830	(3)
David A. Campbell	103,640
T. L. Baker	375,728	(4)
M. S. Greene	232,916
David P. Poole	57,430
Kirk R. Oliver	43,566
Eric H. Peterson	25,000
All directors and current executive officers as a group (22 persons)	2,654,883

(1)	Shares reported consist of shares in which Dr. Little and his spouse share voting and investment power.

(2)	Shares reported consist of shares held in a family trust for which Mr. Oesterreicher has sole voting and investment power.

(3)	Shares reported include 201,374 shares related to 2004 LTIP awards that are also included in the Outstanding Equity Awards at Fiscal Year-End – 2006 table on page 110, and 83,783 shares of restricted stock that are also included in the Nonqualified Deferred Compensation – 2006 table on page 115. Shares reported do not include 118,214 shares that are included in the Outstanding Equity Awards at Fiscal Year-End – 2006 table that were sold for payment of taxes on the distribution of 2004 LTIP awards.

(4)	Shares reported include 101,682 shares related to 2004 LTIP awards that are also included in the Outstanding Equity Awards at Fiscal Year-End – 2006 table on page 110. Shares reported do not include 58,112 shares that are included in the Outstanding Equity Awards at Fiscal Year-End – 2006 table that were sold for payment of taxes on the distribution of 2004 LTIP awards.

Except as noted, the named individuals have sole voting and investment power for all shares reported as beneficially owned. The share ownership of each individual director and executive officer and for all directors and executive officers as a group constituted less than 1% of Common Stock.

As of December 31, 2006, based on information reported in filings made by the following persons with the SEC or information otherwise known to TXU Corp., the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of Common Stock.

	Shares
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	44,735,268	(1)	9.74%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	29,827,081	(2)	6.49%

(1)	Includes holding by Barclays Global Investors, NA., Barclays Global Investors, Ltd, and Barclays Global Investors Japan Trust and Banking Company Limited who acted as banks and Barclays Global Fund Advisors and Barclays Global Investors Japan Limited who acted as investment advisors. Together these entities had sole dispositive power with respect to these shares and sole voting power with respect to 39,595,631 shares of Common Stock.

(2)	Wellington Management Company, LLP acted as investment advisor and had shared dispositive power with respect to these shares and shared voting power with respect to 18,669,915 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers of TXU Corp. to file with the SEC reports of ownership and changes in ownership with respect to the equity securities of TXU Corp. Based solely on a review of the copies of the reports furnished to TXU Corp. and written representations that no other reports were required, during 2006, all required reports were timely filed, except that, as the result of an inadvertent oversight, Kerney Laday was two days late filing a report disclosing a transaction relating to the transfer of 700 shares from his direct account to his pension plan.

ELECTION OF DIRECTORS

Director Selection

As provided in its charter, the Nominating and Governance Committee of the Board of Directors is responsible for identifying individuals qualified to become Board of Directors members and recommending to the Board of Directors nominees for election as directors. The Nominating and Governance Committee considers recommendations for director nominees, including those submitted by TXU Corp. shareholders, on the bases described below. Shareholders may recommend nominees by writing to the Nominating and Governance Committee c/o the Secretary at 1601 Bryan Street, Dallas, Texas 75201-3411. Shareholder recommendations will be promptly provided to the chairman of the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for inclusion in the proxy for the 2008 annual meeting, recommendations must be received by the Secretary of TXU Corp. not later than the close of business on December 28, 2007.

In identifying and evaluating nominees, the Nominating and Governance Committee may consult with the other Board of Directors members, management, consultants, and other individuals likely to possess an understanding of TXU Corp.’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills, attributes and qualifications of nominees and the composition of the Board of Directors as a whole in the context of the Board of Directors’ criteria and needs. In assessing nominees and making recommendations, the Nominating and Governance Committee will consider the following criteria for Board of Directors membership:

1.	Not less than a majority of directors shall satisfy the New York Stock Exchange (NYSE) independence requirements;

2.	All directors shall possess the following traits:

a.	strong character;

b.	business acumen;

c.	high personal and professional ethics, integrity and values;

d.	practical wisdom and mature judgment;

e.	commitment to representing TXU Corp.’s long-term interests;

f.	relevant knowledge and experience; and

g.	willingness to devote sufficient time to carrying out their duties and responsibilities effectively.

3.	Consideration will be given to the Board of Directors’ desire for directors with diverse backgrounds and interests.

The Nominating and Governance Committee engaged a nationally-known search firm to assist it in identifying, and making informed decisions about, potential candidates and implementing a thorough, disciplined approach to director selection and succession planning.

As previously disclosed, William H. Griffin retired from the Board of Directors during 2006. Pursuant to the bylaws of TXU Corp., the members of the Board of Directors filled the resulting vacancy by electing Gerardo I. Lopez.

TXU Corp.’s Corporate Governance Guidelines provide that no director may stand for election to the Board of Directors after reaching age 72, unless the Board of Directors determines that granting an exception to this policy would be in TXU Corp.’s best interests.

It is the intent of the Board of Directors that the persons named in the proxy will vote your shares in favor of the nominees for directors listed in this proxy statement, unless authority is withheld. All of the nominees are current members of the Board of Directors. The persons named in the proxy may cumulate the votes represented thereby and in case any nominee shall become unavailable, which the Board of Directors has no reason to anticipate, may vote for a substitute.

Nominees

The names of the nominees for election as directors for the ensuing year and information about them, as furnished by the nominees themselves, are set forth below:

		Served as
Name	Age	Director Since	Business Experience

Leldon E. Echols (1)(6)	51	2005	Private investments since July 2006; prior thereto Executive Vice President and Chief Financial Officer, Centex Corporation (home builder) (June 2000 – June 2006); prior thereto Managing Partner, Audit Practice for North Texas, Colorado and Oklahoma Region, Arthur Andersen LLP (1997 – 2000).
Kerney Laday (2)(3)(4)(6)	65	1993	President, The Laday Company (management consulting and business development) since July 1995; prior thereto Vice President, field operations, Southern Region, U. S. Customer Operations, Xerox Corporation (January 1991 – June 1995); prior thereto Vice President and region general manager, Xerox Corporation (1986 – 1991).

		Served as
Name	Age	Director Since	Business Experience

Jack E. Little (1)(2)(5)	68	2001	Retired President and Chief Executive Officer, Shell Oil Company (oil and gas exploration) since July 1999; prior thereto President and Chief Executive Officer, Shell Oil Company (1998 – 1999); prior thereto President and Chief Executive Officer, Shell Exploration & Production Company (1995 – 1998). Director of Noble Corporation.
Gerardo I. Lopez (4)(6)	47	2006	Senior Vice President, and President, Global Consumer Products, Starbucks Corporation (retail coffee products) since September 2004; prior thereto President, Handleman Entertainment Resources (2001 – 2004); prior thereto Senior Vice President and General Manager, Handleman Entertainment Resources (2000 – 2001); prior thereto President, International Division, International Home Foods (1999 – 2000); prior thereto Senior Vice President and General Manager, SouthWest Brands, International Home Foods (1997 – 1999).
J. E. Oesterreicher (1)(2)(3)(6)	65	1996	Retired Chairman of the Board of Directors and Chief Executive Officer of J. C. Penney Company, Inc. (retailer) since September 2000; prior thereto Chairman of the Board of Directors and Chief Executive Officer of J. C. Penney Company, Inc. (January 1997 – September 2000); prior thereto Vice Chairman of the Board of Directors and Chief Executive Officer of J. C. Penney Company, Inc. (January 1995 – January 1997); prior thereto President, J. C. Penney Stores and Catalog (1992 – 1995). Director of Brinker International, Inc. and HCC Insurance Holdings, Inc.

		Served as
Name	Age	Director Since	Business Experience

Michael W. Ranger (3)	49	2003	Senior Managing Director, Diamond Castle Holdings, LLC (private equity investments) since 2004; prior thereto consultant to CSFB Private Equity, overseeing private equity investments in the energy and power industries (2002 – 2004); prior thereto Managing Director, Investment Banking, of Credit Suisse First Boston (2000 – 2001); prior thereto Managing Director and Group Head of Global Energy and Power Group, Investment Banking, of Donaldson, Lufkin & Jenrette Securities Corporation (1990 – 2000).
Leonard H. Roberts (1)(2)(6)	58	2005	Retired Chairman of the Board of Directors, RadioShack Corporation (consumer electronics) since May 2006; prior thereto Chairman of the Board of Directors, RadioShack Corporation (May 1999 – May 2006); prior thereto Chief Executive Officer, RadioShack Corporation (January 1999 – May 2005); prior thereto President, RadioShack Corporation (December 1995 – December 2000). Director of J. C. Penney Company, Inc. and Rent-A-Center, Inc.
Glenn F. Tilton (3)(4)(5)	59	2005	Chairman, President and Chief Executive Officer, UAL Corporation and United Air Lines, Inc., a wholly owned subsidiary of UAL Corporation (air transportation) since September 2002; prior thereto Non-Executive Chairman, Dynegy, Inc. (May 2002 – September 2002); prior thereto Vice Chairman, ChevronTexaco Corporation (October 2001 – August 2002); prior thereto Chairman and Chief Executive Officer, Texaco Inc. (February 2001 – October 2001); prior thereto President, Texaco’s Global Business Unit (1997 – 2001). Director of Abbott Laboratories, UAL Corporation and United Air Lines, Inc.

		Served as
Name	Age	Director Since	Business Experience

C. John Wilder (2)(5)	49	2004	Chairman, President and CEO of TXU Corp. since May 2005; prior thereto President and Chief Executive of TXU Corp. (February 2004 – May 2005); prior thereto Executive Vice President and Chief Financial Officer of Entergy Corporation (1998 – 2004). Director of Oncor Electric Delivery Company and TXU Energy Company LLC.

(1)	Member of Audit Committee.

(2)	Member of Executive Committee.

(3)	Member of Finance and Business Development Committee.

(4)	Member of Nominating and Governance Committee.

(5)	Member of Nuclear Committee.

(6)	Member of Organization and Compensation Committee

Independence of Directors

In order for a director to be considered independent under NYSE regulations, the Board of Directors must determine that the director has no material relationship with TXU Corp., whether directly, or as a partner, shareholder or officer of an organization that has a material relationship with TXU Corp. To assist it in its determinations regarding the independence of its members, the Board of Directors has adopted categorical standards which reflect and give effect to the independence requirements of the NYSE. These standards are included in TXU Corp.’s Corporate Governance Guidelines which are posted on TXU Corp.’s website at www.txucorp.com under “Investor Resources”.

Based on the application of these standards and in accordance with the requirements of the NYSE and SEC, the Board of Directors has determined that:

1.	The following directors are independent: Messrs. Echols, Laday, Lopez, Oesterreicher, Ranger, Roberts, Tilton and Little;

2.	E. Gail de Planque, who resigned from the Board of Directors in March 2007, and William M. Griffin, who retired from the Board of Directors in February 2006, were independent;

3.	All of the members of the Audit Committee, the Nominating and Governance Committee and the Organization and Compensation Committee are independent;

4.	All of the members of the Audit Committee are “Audit Committee Financial Experts” as defined in Item 407(d)(5) of SEC Regulation S-K; and

5.	In compliance with the requirements of Section 303A of the NYSE Listed Company Manual, all of the members of the Audit Committee are independent and are financially literate, as interpreted by the Board of Directors in its business judgment.

In making its independence determinations, the Board of Directors considered the followings transactions, relationships and arrangements not otherwise disclosed in this proxy statement for the directors found independent. None of the items described below exceed applicable limitations for independence purposes under NYSE or SEC requirements or under the categorical standards adopted by the Board of Directors.

•	Dr. de Planque – None

•	Mr. Echols – his service on the board of a charity to which TXU Corp. makes donations

•	Mr. Griffin – None

•	Mr. Laday – None

•	Dr. Little – his service on an advisory board to an entity that has a minority ownership interest in a project from which TXU Corp. purchases wind power

•	Mr. Lopez – de minimis amounts of business between his employer and TXU Corp.

•	Mr. Oesterreicher – his service on the board of a charity to which TXU Corp. makes donations

•	Mr. Ranger – his service as chairman of an entity that has a minority ownership interest in a project from which TXU Corp. purchases wind power; his financial interest and gain resulting from the issuance and redemption of certain of the securities of TXU Energy Company LLC, a wholly-owned subsidiary of TXU Corp. in 2003 - 2004

•	Mr. Roberts – his service as a trustee of a non-profit organization to which TXU Corp. makes donations

•	Mr. Tilton – de minimis amounts of business between his employer and TXU Corp.

Meetings of the Board of Directors and Its Committees

The standing committees of the Board of Directors and the membership of each committee are shown on pages 74, 75, 76 and 77. The Board of Directors has adopted a written charter for each standing committee other than the Executive Committee, as described below. These charters are maintained on TXU Corp.’s website at www.txucorp.com under “Investor Resources”.

Board of Directors

During 2006, the Board of Directors held a total of nine meetings. No director attended less than 75% of the meetings of the Board of Directors and Committees on which he or she served.

At least quarterly, those directors who are not also officers of TXU Corp. meet separately from directors who are officers. Dr. Little, the lead director of the Board of Directors, presides at these separate meetings. In the event that these meetings include directors who are not independent, the independent directors meet separately in executive session at least once per year.

The policy of the Board of Directors is that directors should attend TXU Corp.’s annual meetings of shareholders. All of the directors attended the 2006 annual meeting except for Mr. Roberts who was unable to attend due to a commitment he had made prior to joining the Board of Directors.

Audit Committee

The Audit Committee is a separately-designated standing audit committee, as required by SEC regulations and NYSE rules and established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Among other functions, the Audit Committee performs the following key functions:

1.	Assists the Board of Directors in fulfilling its oversight responsibilities relating to:

a.	the integrity of the financial statements of TXU Corp.;

b.	the compliance by TXU Corp. with legal and regulatory requirements;

c.	the independent auditor’s qualifications and independence;

d.	the performance of TXU Corp.’s internal audit function and independent auditor;

e.	TXU Corp.’s system of internal controls over financial reporting, accounting, legal compliance and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on TXU Corp.’s financial statements; and

2.	Fosters open communications among the independent auditor, financial and senior management, internal audit and the Board of Directors.

As it may deem necessary, the Audit Committee may form and delegate authority to subcommittees. The Audit Committee held eight meetings during 2006.

Executive Committee

The Executive Committee exercises the authority of the Board of Directors in the intervals between Board of Directors meetings. The Executive Committee did not meet during 2006.

Finance and Business Development Committee

The Finance and Business Development Committee performs the following functions:

1.	Reviews and recommends to the Board of Directors new business opportunities, proposed acquisitions and divestitures and other similar transactions;

2.	Reviews and recommends to the Board of Directors major financial undertakings and policies and corporate financing plans; and

3.	Assists the Board of Directors in fulfilling its fiduciary responsibilities relating to TXU Corp.’s financial policies, plans and programs.

As it may deem necessary, the Finance and Business Development Committee may form and delegate authority to subcommittees. The Finance and Business Development Committee held four meetings during 2006.

Nominating and Governance Committee

The Nominating and Governance Committee performs the following functions:

1.	Identifies individuals qualified to become Board of Directors members and recommends to the Board of Directors the nominees to stand for election as directors;

2.	Oversees, and assumes a leadership role in, the governance of TXU Corp., including recommending Corporate Governance Guidelines for the Board of Directors’ consideration;

3.	Leads the Board of Directors in its annual evaluation of its performance; and

4.	Recommends committee member nominees to the Board of Directors.

Please see “Election of Directors — Director Selection” on page 73 for a description of the Nominating and Governance Committee’s activities with respect to identifying director candidates. As it may deem necessary, the Nominating and Governance Committee may form and delegate authority to subcommittees. The Nominating and Governance Committee held three meetings during 2006.

Nuclear Committee

The Nuclear Committee reviews and makes reports and recommendations to the Board of Directors concerning the operation of TXU Corp.’s nuclear generating units. As it may deem necessary, the Nuclear Committee may form and delegate authority to subcommittees. The Nuclear Committee held five meetings during 2006.

Organization and Compensation Committee

The Organization and Compensation Committee performs the following functions:

1.	Reviews and approves corporate goals and objectives relevant to the compensation of TXU Corp.’s CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation;

2.	Oversees the evaluation of executive officers other than the CEO and other senior officers and key employees and reviews, determines and approves their compensation levels;

3.	Oversees and makes recommendations to the Board of Directors with respect to the adoption, amendment or termination of incentive compensation, equity-based and other executive compensation and benefits plans, policies and practices;

4.	Reviews and discusses with the Board of Directors executive management succession planning;

5.	Makes recommendations to the Board of Directors with respect to the compensation of TXU Corp.’s outside directors; and

6.	Produces the Organization and Compensation Committee Report that is included in this proxy statement and undertakes the actions described in that report.

As it may deem necessary, the Organization and Compensation Committee may form and delegate authority to subcommittees. The committee typically meets at least four times per year, with additional special meetings as needed. The following items, among others, are reviewed:

1.	Executive development and succession – at least two times per year;

2.	Executive compensation marketplace information and trends – quarterly education/market updates by the committee’s independent consultant;

3.	Executive compensation practice – at least annually and more often as needed. Specific executive officer pay decisions are made at a meeting scheduled after the close of the prior fiscal year.

a.	After the end of the year, the CEO assesses the performance of each executive officer, assessing each officer’s performance against his or her personal goals and those of the officer’s business unit/function. That assessment, as well as a review of each executive officer’s total compensation relative to marketplace compensation data provided by the committee’s compensation consultant, serves as the basis for the CEO developing a recommendation on each executive officer’s compensation. The CEO presents the performance discussion and compensation recommendation for each executive officer to the committee. The committee then makes the decisions about the executive officers’ compensation.

b.	The CEO provides a detailed self-assessment to the committee in advance of the committee meeting. During the meeting, the committee has the opportunity to clarify any aspects of the self-assessment. The CEO leaves the room during committee discussion of his own compensation. The committee discusses the CEO’s compensation level relative to market compensation data with the committee’s consultant. On the basis of his performance, his employment contract, the market compensation data and the company’s performance, the committee determines the CEO’s base salary, annual incentive payment, and long term incentive plan award.

4.	Director compensation practice – at least annually and more often as needed.

The Organization and Compensation Committee held five meetings during 2006.

Towers Perrin, a nationally recognized executive compensation consulting firm, has been retained by the Organization and Compensation Committee to assist it in its periodic reviews of compensation and benefits provided to officers and directors. Towers Perrin utilizes extensive nationwide survey data that tracks compensation trends of comparable utilities and energy companies as well as general industry companies with respect to both the level and composition of officers’ and directors’ compensation. Towers Perrin attends the regular meetings of the Organization and Compensation Committee and assists it by providing updates of executive compensation trends and analysis of market compensation levels. The survey data is one of several factors utilized by the committee in determining compensation levels of each individual named on page 104 of this proxy statement. Others include, where applicable, company, business unit and individual performance, and current compensation mix.

Towers Perrin also assists in other areas of director and executive compensation and benefits plan design and assessment, including the analysis of stock ownership guidelines, to assist the committee in developing director and executive programs that are appropriate and competitive.

Corporate Governance Documents

TXU Corp. maintains certain corporate governance documents on its website at www.txucorp.com. TXU Corp.’s Corporate Governance Guidelines and the committee charters, including those of the Audit Committee, the Nominating and Governance Committee and the Organization and Compensation Committee, can be accessed by selecting “Investor Resources” on the company’s website. The Code of Conduct of TXU Corp. that applies to all of its employees, officers (including the CEO, Chief Financial Officer and Controller) and directors is also available on the website. In accordance with SEC regulations, any amendments to the Code of Conduct will be posted on TXU Corp.’s website. Printed copies of the corporate governance documents that are posted on TXU Corp.’s website are also available to any shareholder upon request to the Secretary of TXU Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411.

Policies and Procedures Relating to Related Party Transactions

TXU Corp. has a number of written policies and procedures that address related party transactions, including the Code of Conduct and the charter of the Audit Committee.

The Code of Conduct provides that employees are expected to avoid conflicts of interest between their personal interests and those of TXU Corp. The Code of Conduct goes on to state that employees or members of their immediate families should not:

1.	receive compensation from, or have any financial interest in, a current or prospective supplier, customer, or competitor if that compensation or financial interest constitutes a conflict of interest for the employee, or

2.	own a significant financial interest in any business that supplies TXU Corp. with a substantial amount of goods or services or where sales to TXU Corp. are a substantial part of the other business’s revenues.

The Audit Committee’s charter provides that the Audit Committee will review related party transactions with TXU Corp.’s general counsel. In addition, this charter provides that the Audit Committee will discuss with management and the chief internal audit executive compliance with the Code of Conduct and advise the Board of Directors with respect to any alleged material non-compliance with the Code of Conduct.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

For more than 120 years, TXU Corp. and its predecessors primarily owned and operated regulated utility businesses. As such, its executive compensation programs were designed to enable it to compete in that marketplace. In 2002, with the introduction of a competitive, deregulated retail electric marketplace in Texas, TXU Corp. began restructuring its executive compensation programs and practices to better enable it to attract and retain talent in a volatile, commodity-sensitive environment that has a unique set of capability requirements. In 2004, the Board of Directors hired a new CEO to lead TXU Corp. in a competitive environment and TXU Corp. undertook a dramatic restructuring. Since then, TXU Corp. has delivered top-tier results based on a turnaround strategy designed to transform it into a high-performing industrial company that can compete successfully in a newly deregulated market and reliably meet next-generation energy demands through consumer and environmentally sensitive platforms.

Under new leadership, the process to instill a pay-for-performance culture was accelerated. Examples of actions taken include:

1.	Strengthening the Board of Directors’ and the Organization and Compensation Committee’s effectiveness and independence by:

a.	Strengthening the role of the committees and their independent chairs through, among other practices, disciplined use of work plans and involvement in agenda setting;

b.	Adding new independent directors;

c.	Hiring Towers Perrin, an independent compensation consultant, to advise and report directly to the Organization and Compensation Committee on executive compensation issues, including multi-utility index and other benchmarks, median competitive data, performance measurements and peer group selection;

d.	Conducting regular private sessions without management present at committee meetings; and

e.	Strengthening executive and director stock ownership guidelines to more strongly align their interests with those of TXU Corp.’s shareholders.

2.	Aligning executive compensation policies and programs more strongly with company performance by:

a.	Maintaining compensation structures based on targeting median competitive pay;

b.	Redefining TXU Corp.’s peer group in order to effect more stringent, market-based comparisons;

c.	Freezing or eliminating some perquisites; and

d.	Phasing out or eliminating programs, such as the Deferred and Incentive Compensation Plan, that do not support TXU Corp.’s pay-for-performance culture or long-term shareholder interest.

Today, TXU Corp.’s compensation programs are designed to enable TXU Corp. to hire, retain, and motivate top talent, with a strong correlation between rewards and sustained results.

Purposes and Structure of the Organization and Compensation Committee and the Role of the CEO in Compensation Decisions

The purposes of the Organization and Compensation Committee include:

1.	Determining and overseeing TXU Corp.’s executive compensation programs;

2.	Overseeing the evaluation of the CEO and other executive performance in light of corporate goals and objectives relevant to compensation and approving the compensation based on the evaluation; and

3.	Overseeing and making recommendations to the Board of Directors with respect to the adoption, amendment or termination of incentive compensation, equity-based and other executive compensation and benefits plans, policies and practices.

The Organization and Compensation Committee also reviews executive management succession planning and advises the Board of Directors with respect to compensation of TXU Corp.’s outside directors.

In determining the compensation of the executives reporting to the CEO, including the executive officers named in the Summary Compensation Table of this proxy statement, the Organization and Compensation Committee seeks the input of the CEO on the performance of these individuals and the CEO’s recommendations regarding individual compensation actions. More detail about each of the plans can be found in the compensation tables and the accompanying narrative.

The role of the CEO is to assess at the end of each year the performance of each of the executives reporting to the CEO, including the executive officers named in the Summary Compensation Table of this proxy statement against their personal goals and those of their respective business unit/function and to present the performance discussion and compensation recommendation for each of these individuals to the Organization and Compensation Committee.

Currently, the Organization and Compensation Committee is composed of five non-employee, independent directors, each of whom satisfies the requirements for independence under applicable law and regulations of the SEC and the NYSE. The Organization and Compensation Committee met five times in 2006.

The Organization and Compensation Committee has the sole authority to retain and terminate any compensation consultant or other advisors to be used to assist in the evaluation of director, CEO or senior executive compensation. The committee has retained Towers Perrin as its external compensation advisor. Towers Perrin is engaged and works for TXU Corp. only on director and executive compensation matters. There are no other relationships between TXU Corp. and Towers Perrin.

Compensation Philosophy

TXU Corp.’s compensation philosophy, principles and practices are intended to compensate executives appropriately for their contribution to the attainment of key strategic objectives, and to strongly align the interests of executives and shareholders through equity-based plans and performance goals. To achieve those objectives, TXU Corp. believes that:

1.	Levels of executive compensation should be based upon an evaluation of the performance of TXU Corp. and its executives as well as a comparison to compensation levels of persons with comparable responsibilities in business enterprises of similar size, scale, complexity, risk and performance;

2.	Compensation plans should reward positive, sustained returns to shareholders and should balance both long-term and short-term objectives; and

3.	The overall compensation program should emphasize variable compensation elements that have a direct link to company and individual performance.

To support these compensation principles, the total compensation program for TXU Corp.’s executives principally consists of:

1.	Base salaries;

2.	The opportunity to earn an annual performance bonus under TXU Corp.’s Executive Annual Incentive Plan;

3.	Awards of performance-based restricted shares or performance units under TXU Corp.’s Long-Term Incentive Compensation Plan or the 2005 Omnibus Incentive Plan;

4.	The opportunity to participate in TXU Corp.’s Salary Deferral Program and receive company matching contributions; and

5.	Participation in TXU Corp.’s Thrift Plan, Retirement Plan and Supplemental Retirement Plan.

To align these compensation programs with TXU Corp.’s compensation philosophy and strategic objectives, TXU Corp. has:

1.	Where possible and appropriate, used three market reference points for market compensation data: broader energy industry data; a specific peer group; and broader general industry data. TXU Corp. used these reference points to gather competitive compensation data for each executive. To ensure the market data reflects TXU Corp.’s scope, all broad survey data were size-adjusted to TXU Corp.’s revenue size using regression analyses, where possible. The specific peer group used in 2006 is shown below.

AES American Electric Power Dominion Resources Entergy FirstEnergy PPL Southern Company	Allegheny Energy Calpine Duke Energy Exelon Mirant Progress Energy Xcel Energy	Ameren Constellation Energy Edison International FPL Group NRG Energy Public Service Enterprise Group

TXU Corp. expects that it will be necessary, as a result of mergers, acquisitions and/or other changes, to update the list periodically to maintain a representative list of companies for compensation comparisons.

The broader energy industry data includes compensation data collected from Towers Perrin’s 2006 Energy Services Industry CDB Executive Compensation Database. The survey is composed of 97 energy services companies. The broader general industry data includes compensation data collected from Towers Perrin’s 2006 General Industry CDB Executive Compensation Database. The survey is composed of 820 general industry companies.

2.	Established base salaries around the median, or 50th percentile, of the base salaries provided to similar positions at comparable utility, energy, or industrial companies. Please refer to “Competitive Compensation Mix” for a more detailed discussion of executive compensation.

3.	Held base salaries flat since 2004 for executive officers named in the Summary Compensation Table and shifted compensation to variable, at-risk pay linked to meeting annual performance goals and long-term shareholder value creation.

4.	Awarded performance units rather than stock options or other equity-related compensation. TXU Corp. believes that performance units, which pay out in shares based on the company’s absolute and relative total shareholder returns, better allow TXU Corp. to link executive pay to its performance relative to peers, while ensuring that absolute shareholder value has been achieved.

5.	Phased out many perquisites that no longer fit TXU Corp.’s compensation policy. TXU Corp. no longer provides perquisites that do not serve as a necessary part of a competitive pay package or enhance an executive’s ability to conduct the company’s business. This includes substantially limiting the use of TXU Corp.’s aircraft, and subjecting usage to an annual review by the Organization and Compensation Committee. Additional information about the limited perquisites allowed to executive officers is contained throughout this proxy statement.

6.	Prohibited hedging against TXU Corp. securities. Under TXU Corp.’s stock trading policy, all TXU Corp. executive officers and directors are restricted from short sales and derivative transactions involving TXU Corp.’s securities.

Competitive Compensation Mix

The bulk of each executive officer’s direct compensation (base salary, annual incentive and long-term incentive) is directly linked to achieving company and business unit performance objectives. Other factors impacting compensation include individual performance, retention risk, and market compensation data provided by Towers Perrin. Over a period of time, the direct compensation mix for executive officers will be targeted at the levels summarized below.

Target Mix of Direct Compensation

Other
Executive
	CEO	Officers

Fixed cash compensation / base salary	10-20%	30-40%
Variable compensation / annual and long-term awards based on performance	80-90%	60-70%

As shown above, TXU Corp. believes that 80-90% of the CEO’s direct compensation and 60-70% of the other executive officers’ direct compensation should be based on performance. The programs are designed to reward executives for their contribution to the attainment of key strategic objectives, to link compensation to TXU Corp.’s financial and operational performance and to strongly align the interests of executives and shareholders through equity-based plans with a range of payouts based on performance. TXU Corp. believes its targeted mix of pay will allow it to attract the caliber of individual that wants to be aligned with the results produced for its shareholders.

TXU Corp. does not use stock options in its long-term programs. TXU Corp. has elected to use restricted stock or performance units rather than stock options or other equity-related compensation. TXU Corp. believes that this practice allows it to more directly link executive pay to TXU Corp.’s performance relative to its peers.

For 2006, the mix of direct compensation was:

2006 Mix of Direct Compensation

		Other
		Executive
	CEO	Officers

Fixed cash compensation / base salary	13%	29%
Annual performance-based cash incentive	18%	11%
Long-term performance-based incentive	69%	60%

Based on the mix of compensation of TXU Corp.’s executive officers in 2006, it is clear that the company is moving toward the targeted mix of compensation.

In addition to the direct compensation opportunities outlined above, TXU Corp. currently maintains two on-going nonqualified compensation programs, the Salary Deferral Program and the Supplemental Retirement Plan. The primary purpose of these programs is to facilitate retention and, with respect to the Supplemental Retirement Plan, to provide for the payment of retirement benefits that would otherwise be limited by the Internal Revenue Code statutory limits or the definition of earnings in the Retirement Plan. Please refer to the narrative under the Pension Benefits table beginning on page 114 for a more detailed description of these programs.

Compensation Elements

Following is a discussion of the principal compensation components provided to our executives. More detail about each of the plans that follow can be found in the compensation tables and the narrative and footnotes to the tables.

Base Salary

Base salary should reward executives for the scope and complexity of their position and the level of responsibility required. TXU Corp. believes that a competitive level of base salary is required to attract qualified talent.

The Organization and Compensation Committee reviews base salaries annually, although salaries may be frozen for a period of time once they have achieved market levels. In 2004, TXU Corp. was at the beginning stages of the turnaround phase of its business strategy and wanted its leaders to be focused on actions that would create long-term value for shareholders. Therefore, base pay levels for the executive officers named in the Summary Compensation Table have been held flat since October 2004 and compensation was shifted toward variable pay linked to meeting annual performance goals and to long-term shareholder value creation.

Base salaries for the executive officers named in the Summary Compensation Table are generally set around the median, or 50th percentile, of the base salaries provided by TXU Corp.’s competitive peer groups. In making these determinations, TXU Corp. looks at a combination of markets, specifically the utility, energy, and general industrial sectors because this is where the company primarily competes for experienced talent. A thorough analysis of market base salary, annual incentive, long-term incentive, and total compensation levels is conducted annually by Towers Perrin. That analysis and information is a factor utilized in reviewing the actual salary levels of each executive officer named in the Summary Compensation Table, based on the market data and performance of TXU Corp. overall, the performance of the business unit the particular officer is leading, and the officer’s individual performance for the current period and over a period of years.

2006 Base Salary for TXU Corp.’s Named Executive Officers

Name	Title	Salary	Comments

C. John Wilder	Chairman, President and CEO-TXU Corp.	$1,250,000	No change since February 2004

David A. Campbell	EVP and Chief Financial Officer-TXU Corp.	$382,000	No change since October 2004

M. S. Greene	Chairman of the Board of Directors and CEO-TXU Power	$507,000	No change since October 2004

T. L. Baker	Vice Chairman	$632,000	No change since October 2004

David P. Poole	EVP and General Counsel – TXU Corp.	$307,000	No change since October 2004

Kirk R. Oliver	Former EVP and Chief Financial Officer – TXU Corp.	$507,000	No longer with the company as of March 2006

Eric H. Peterson	Former EVP and General Counsel – TXU Corp.	$507,000	No longer with the company as of April 2006

Executive Annual Incentive Plan

The Executive Annual Incentive Plan, which is paid in cash, is intended to provide a market and performance-based annual reward for the successful attainment of certain annual performance goals and business objectives that are established by the Organization and Compensation Committee at the beginning of each year. These targets are generally set at challenging levels to ensure they are high performance goals relative to external benchmarks, as well as relative to TXU Corp.’s historical performance. In general, it is TXU Corp.’s intent that the goals be set so that:

•	Results fall in the target range approximately 50% of the time;

•	The targets are exceeded up to 25% of the time; and

•	The targets are not achieved up to 25% of the time.

The chart below provides a summary of the Executive Annual Incentive Plan funding from 2002 through 2006. The payout percent represents the aggregate funding, as a percent of target awards, available to the executive officers named in the Summary Compensation Table.

Historical Payout of Executive Annual Incentive Plan as a Percentage of Target

Plan Year	Payout Percent (%)

2002	0
2003	124
2004	100
2005	135
2006	65

The combination of company, business unit and individual performance, together with the Organization and Compensation Committee’s evaluation of the competitive level of compensation appropriate for such performance, determines the amount of annual incentive, if any, actually awarded. Awards under the Executive Annual Incentive Plan constitute the annual incentive component of TXU Corp.’s executive compensation. The CEO assists the Organization and Compensation Committee in evaluating the performance of the other executive officers named in the Summary Compensation Table and determining the amount of annual incentive, if any, actually awarded.

The table below summarizes the 2006 annual incentive targets and actual performance and payout funding percentage. The earnings per share measurement is intended to align annual incentive compensation with TXU Corp.’s growth strategy, while the operating cash flow measurement is designed to encourage TXU Corp. executives to support the company’s investment in infrastructure development. Annual incentive payout funding can range from zero to two times aggregate target incentive levels, based on the performance of TXU Corp. during the fiscal year.

2006 Executive Annual Incentive Plan Performance Metrics and Funding

Metric & Funding	Weighting	Threshold	Target	Superior	Actual

Operating earnings per share	50%	$5.31	$5.90	$6.49	$5.55
Operating cash flow (billions)	50%	$4.59	$5.10	$5.61	$4.93
Payout funding percentage(1)	n/a	50%	100%	200%	65%

(1)	Payout funding percentage is interpolated between performance levels.

Actual payout funding for 2006 was 65% of target.  TXU Corp. will use the same annual incentive plan funding metrics in 2007 with new targets based on 2007 expectations.

With the exception of Mr. Wilder, whose target annual incentive levels are consistent with those in his employment agreement, target annual incentive levels for executives are determined based on a thorough analysis of market practices conducted annually by Towers Perrin and reviewed by the Organization and Compensation Committee. Target annual incentive compensation levels for the CEO and all other executive officers named in the Summary Compensation Table are as follows:

1.	Mr. Wilder’s target annual incentive is set at 200% of base salary.

2.	Target annual incentive compensation levels for all other executive officers named in the Summary Compensation Table are set near the median of the comparable market; with the opportunity to reach the 75th percentile, or above, of that market in circumstances where TXU Corp.’s annual performance reaches the 75th percentile or better relative to such market.

The following table provides a summary of the 2006 annual incentive targets and actual awards for each executive officer named in the Summary Compensation Table.

2006 Annual Incentives for TXU Corp.’s Named Executive Officers

	Target			Actual
	Payout as	Target		Award
	(% of	Award ($	Actual	(% of
Name	Salary)	Value)	Award	Target)	Comments

C. John Wilder	200%	$2,500,000	$1,625,000	65%	–
David A. Campbell	60%	$229,200	$230,000	100%	–
M. S. Greene	60%	$304,200	$220,000	72%	–
T. L. Baker	60%	$379,200	$130,000	34%	–
David P. Poole	60%	$184,200	$120,000	65%	–
Kirk R. Oliver	60%	$304,200	–	–	No longer with the company as of March 2006
Eric H. Peterson	60%	$304,200	–	–	No longer with the company as of April 2006

Long-Term Equity Incentives

The principal long-term component of TXU Corp.’s executive compensation package is the 2005 Omnibus Incentive Plan, which was approved by TXU Corp.’s shareholders in 2005. The ultimate value, if any, of awards granted under the Omnibus Plan, is directly related to future performance with respect to absolute and relative total shareholder returns. TXU Corp. measures its total shareholder returns performance against a peer group of companies comprised of the combined S&P 500 Electric Utilities and the S&P 500 Multi-Utilities Indices. TXU Corp. has selected total shareholder returns as the performance measure for the Omnibus Plan because it aligns the executives’ interests with the economic interests of TXU Corp.’s shareholders.

Awards under the Omnibus Plan provided to the executives of TXU Corp. have been almost exclusively in the form of performance-based restricted stock or performance units settled in shares of Common Stock.

All executive officers participate in the Omnibus Plan. The target amount of the long-term incentive compensation award is generally set at the market median of the peer group as described above. The awards are designed to balance absolute and relative total shareholder returns performance. For certain executives, the variability in the number of performance units granted is tied to:

1.	the amount of each of the other elements of that executive’s direct compensation and how each of these elements compares to the market median, and

2.	the terms of individual employment agreements.

All awards under the Omnibus Plan and the Long Term Incentive Compensation Plan issued during a given year have a performance period that begins on April 1 of that year and ends on March 31 three years later. TXU Corp. has used this date for several years and finds that having consistency across awards with respect to performance periods eases administrative burdens when calculating payouts of the awards.

The ultimate payout of long-term incentive compensation awards, if any, is determined by TXU Corp.’s total shareholder returns on both an absolute and relative basis. Fifty percent of each award is based on absolute total shareholder returns over the prior three-year period. Depending upon TXU Corp.’s absolute total return for such period, the participants may earn from 0% to 150% of this portion of the original award, and their compensation is, thereby, directly related to shareholder value, as set forth below:

2006 Performance Payout Rates—Absolute Total Shareholder Return

	Aggregate 3-yr Total
Performance Level	Shareholder Return	Performance Unit Adjustment

Maximum	40.5%	Maximum payout (150% of target)
Target	29.5%	Interpolate between 100% & 150% of target
Minimum	19.1%	Interpolate between 50% & 100% of target
Zero	<19.1%	No payout

The remaining 50% of each award is based on relative total shareholder returns determined by comparing TXU Corp.’s total returns for the performance period against the companies comprising the S&P 500 Electric Utilities and the S&P Multi-Utilities Indices. Depending upon TXU Corp.’s relative total return for such periods, the participants may earn from 0% to 200% of this portion of the original award, and their compensation is, thereby, directly related to shareholder value, as set forth below:

2006 Performance Payout Rates—Relative Total Shareholder Return

Aggregate 3-yr Total
Performance Level	Shareholder Return	Performance Unit Adjustment

Maximum	81st percentile & above	Maximum payout (200% of target)
150% of target	71st–80.99th percentiles	Interpolate between 150% & 200% of target
125% of target	61st–70.99th percentiles	Interpolate between 125% & 150% of target
Target	51st–60.99th percentiles	Interpolate between 100% & 125% of target
Minimum	41st–50.99th percentiles	Interpolate between 50% & 100% of target
Zero	40.99th percentile & below	No payout

The combination of absolute and relative components of each award means that each incentive compensation award under the Omnibus Plan will pay out, in the aggregate, from 0% to 175% of the original amount.

As detailed in the narrative of the Grants of Plan-Based Awards table beginning on page 108, the employment agreements for Messrs. Wilder, Campbell and Poole require that their long term incentive awards be measured solely on TXU Corp.’s total shareholder return performance relative to companies comprising the S&P 500 Electric Utilities Index. For these executives, the ultimate value of their awards, if any, is determined by TXU Corp.’s total shareholder return over future performance periods, on a relative basis, and does not contain an absolute basis.

For a more detailed description of TXU Corp.’s long-term incentive plans, including the vesting conditions of long-term incentive awards, please refer to the narrative that follows the Grants of Plan-Based Awards table beginning on page 108. TXU Corp. believes that the three-year vesting period, in conjunction with the company’s stock ownership and retention requirements, ensures that executives are focused on sustained long-term performance. The number of shares and the price per share of Common Stock included in this Compensation Disclosure and Analysis have been adjusted to reflect the stock split that TXU Corp. completed in December 2005.

Deferred Compensation and Retirement Plans

Salary Deferral Program: TXU Corp.’s Salary Deferral Program allows participating employees to defer a portion of their salary and annual incentive award and to receive a matching award based on their deferrals. Executives can defer up to 50% of their base salary and up to 100% of any annual incentive award, for seven years or until retirement. TXU Corp. matches 100% of deferrals up to 8% of salary deferred under the program. TXU Corp does not match deferred annual incentive awards. The program encourages employee retention because generally, participants who terminate their employment with TXU Corp. prior to seven years of service forfeit TXU Corp.’s matching contribution to the program.

Please refer to the narrative that follows the Nonqualified Deferred Compensation table on pages 116 and 117 for a more detailed description of the Salary Deferral Program.

Retirement Plan: TXU Corp. and its participating subsidiaries maintain a retirement plan, which is qualified under applicable provisions of the Internal Revenue Code and is a benefit for all employees of TXU Corp. and those participating subsidiaries. TXU Corp.’s Retirement Plan contains both a traditional defined benefit component and a cash balance component. Effective January 1, 2002, TXU Corp. changed its defined benefit plan from a traditional final average pay design to a cash balance design. This change was made to better align the retirement program with competitive practices. All participants were extended an opportunity to remain in the traditional program or transition to the cash balance component. Messrs. Greene, Baker and Oliver elected to remain in the traditional program.

All employees employed after January 1, 2002 are only eligible to participate in the cash balance program. As a result, Messrs. Wilder, Campbell, Poole and Peterson are covered under the cash balance component. For a more detailed description of the Retirement Plan, please refer to the narrative that follows the Pension Benefits table on pages 114 and 115.

Supplemental Retirement Plan: TXU Corp.’s Supplemental Retirement Plan provides for the payment of retirement benefits that:

1.	Would otherwise be capped by the Internal Revenue Code’s statutory limits for qualified retirement plans;

2.	Include Executive Annual Incentive Plan awards in the definition of earnings (for participants in the traditional component only); and/or

3.	TXU Corp. or its participating subsidiaries are obligated to pay under contractual arrangements.

Messrs. Greene, Baker and Oliver, the executives who elected to remain in the traditional defined benefit retirement plan, are eligible for a supplemental retirement benefit in concert with that plan, which provides for a traditional defined benefit type retirement annuity stream. This feature of the plan is only available to the executives hired prior to January 1, 2002. As such, it is not available to Messrs. Wilder, Campbell, Poole and Peterson who participate in the “make whole” portion of the Supplemental Retirement Plan (but only as it relates to the cash balance component), which only provides for the payment of retirement benefits that would otherwise be capped by the Internal Revenue Code or for the inclusion of additional accredited service under contractual arrangements.

For a more detailed description of the Supplemental Retirement Plan, please refer to the narrative that follows the Pension Benefits table on pages 114 and 115.

Perquisites

In keeping with its pay-for-performance philosophy, TXU Corp. does not believe that significant perquisites fit with the culture and direction of the company. After a September 2004 internal review of its compensation programs, TXU Corp. eliminated several perquisites that no longer fit the company’s compensation philosophy. For example, TXU Corp. no longer provides an automobile allowance or free parking to executives. In addition, the Deferred and Incentive Compensation Plan was closed in 2004 to new participants to eliminate a significant non-performance-based reward program. For a more detailed description of this and other eliminated programs, please refer to the narrative that follows the Summary Compensation Table on pages 105 and 106 and the Nonqualified Deferred Compensation table on pages 116 and 117.

Those perquisites that continue are intended to serve as part of a competitive total compensation program and to enhance the executives’ ability to conduct company business. These benefits include the limited use of TXU Corp. aircraft, financial planning, a preventive physical health exam and reimbursement for certain country club membership costs.

TXU Corp. has substantially limited the use of its aircraft. Under current policy, only members of TXU Corp.’s Senior Leadership Team (primarily comprised of the CEO and his direct reports) may schedule use of company aircraft, and TXU Corp. personnel and contractors are not to have personal use of the aircraft except:

1.	Pursuant to the terms of an employment agreement; or

2.	In exceptional cases, when personal use is in the best interest of TXU Corp., as determined by a member of the Senior Leadership Team (other than the member, if any, requesting personal use).

In addition, TXU Corp. has eliminated personal use of its aircraft by former executives.

The following is a summary of benefits offered to the executive officers named in the Summary Compensation Table that are not available to all employees:

Aircraft Usage: As recommended by TXU Corp.’s independent security advisor and provided in his employment agreement, Mr. Wilder is provided use of TXU Corp. aircraft for personal use. The use of TXU Corp. aircraft was one of the benefits provided in 2004 when negotiating for Mr. Wilder’s services.

Executive Financial Planning: All executive officers named in the Summary Compensation Table are eligible to receive executive financial planning services through AYCO. Such service is intended to support them in managing their financial affairs, which TXU Corp. considers especially important given the high level of time commitment and performance expectation required of its executives. Furthermore, such service helps ensure greater accuracy and compliance with individual tax regulations.

Executive Physical Health Exam: All executive officers named in the Summary Compensation Table are also eligible to receive an annual physical examination. TXU Corp. recognizes the importance of the health of its senior management team and the vital leadership role they play in directing and operating the company. The executive officers are important assets of TXU Corp. and this benefit is designed to help ensure their health and long-term ability to serve TXU Corp.’s shareholders.

Country Club/Luncheon Club Membership: Executive officers named in the Summary Compensation Table are entitled to reimbursement of certain expenses for personal country club or luncheon club use, which provide a setting for cultivating business relationships and interaction with key community leaders and officials.

In addition, all employees, including all executive officers named in the Summary Compensation Table, are eligible to participate in TXU Corp.’s relocation policy which reimburses the eligible relocation expenses for relocating employees that move at the request of TXU Corp.

Expenditures for the perquisites outlined above are disclosed by individual in footnotes to the Summary Compensation Table, which begin on page 105.

Performance and Individual Compensation

Company Performance

TXU Corp.’s recent business performance sets the context for the discussion of individual executive compensation. Beginning in 2004, under the leadership of new CEO John Wilder, TXU Corp. undertook a substantial turnaround and business restructuring program. This turnaround program followed a difficult period for TXU Corp. that included the 2002 bankruptcy of TXU Corp.’s European subsidiary. In 2002, TXU Corp.’s share price also experienced an 80% drop in less than two months and the dividend was cut by almost 80%. In early 2004, CEO John Wilder and his team developed and implemented a three-phase strategic restructuring plan focused on improving financial resiliency, divesting structurally disadvantaged businesses, providing superior customer service, and significantly improving operations, thereby unlocking shareholder value and furthering the transformation of TXU Corp. from a regulated utility to a commercial enterprise capable of surviving and thriving in the restructured Texas electric power market. The plan focused on achieving industry leadership across three critical factors – operational excellence, market leadership, and performance management – to drive to top-quartile financial performance and create a high-performance enterprise positioned to compete with the best industrial companies.

The plan comprised three phases:

1.	Rationalize, restructure, and restore financial strength: This phase restructured TXU Corp. and restored it to profitability.

2.	Strengthen the core businesses and drive performance improvement: This phase launched an ongoing, broad-based performance-improvement program.

3.	Allocate capital and grow: This phase focused on refining the capital allocation philosophy, rebasing the dividend, and establishing a framework for future growth investments.

TXU Corp. successfully completed its strategic turnaround plan ahead of schedule. Performance has improved sharply relative to 2003, moving from the bottom quartile to the top quartile across a broad set of operational, financial, market, and risk measures. TXU Corp. is now a much stronger, more resilient company within reach of its goal of achieving industry-leading performance and is executing its growth plan. The turnaround drove performance improvement across virtually every part of the business, as discussed below.

As previously stated, TXU Corp.’s overall compensation philosophy is to set target base compensation at the median within the industry, while ensuring alignment between executives and shareholders by putting a high percentage of total compensation at risk. In particular, the compensation for the CEO and management team was designed to place a heavy emphasis on at-risk compensation, as is typical at the start of turnaround and restructuring programs. The compensation received by the executive officers named in the Summary Compensation Table in 2006 and over the past three years during the turnaround reflects this compensation philosophy:

1.	TXU Corp. total shareholder returns during the turnaround have been outstanding. From February 20, 2004 to April 15, 2007, TXU Corp.’s total shareholder returns equaled 470%. This compares to a negative 2% total shareholder return for the ten-year period from the end of 1993 through 2003. This performance ranks #7 in the S&P 500 and #1 in the S&P 500 Utilities Index. Over this period, TXU Corp. created an estimated more than $31 billion in shareholder value.[1]

2.	Chief Executive Officer John Wilder’s 2006 compensation, as reported on page 104 in the Summary Compensation Table, equaled $10,014,548. This is in the second quartile of compensation for CEOs in the S&P 500 Utilities Index and just above median among CEOs of the more than 275 companies in the S&P 500 Index companies that had filed 2006 compensation information through April 19, 2007.

3.	More than 70% of the total beneficially owned shares, trust shares, and deferred shares of CEO John Wilder (as described in footnote (2) on page 115 and the Beneficial Ownership table on page 72) were granted in 2004, consistent with the terms of the CEO’s employment agreement and in conjunction with the successful execution of the first phase of the restructuring program, which focused on restructuring international operations and disadvantaged businesses and improving financial flexibility.

4.	Value creation is largely attributable to successful portfolio restructuring and baseload generation. The majority of the value was created by international businesses restructuring to recover from a more than $4 billion bankruptcy loss; eliminating more than $10 billion in claims from litigation associated with the collapse of European operations; restructuring over $14 billion in debt and equity securities; and improving the underlying value of TXU Corp.’s nuclear and coal generation assets. The estimated

[1]	From February 20, 2004 through April 15, 2007, TXU delivered a total return to shareholders of 470% and created an estimated more than $31 billion of shareholder value. The estimate of more than $31 billion of shareholder value creation is based on returns to shareholders in excess of the estimated threshold annual return of 10%, and takes into account the value of all net distributions (dividends + share repurchases − share issuances) made to shareholders over this time period. During this time period, the execution of the turnaround strategy raised the market capitalization from a starting value of $8 billion to $30 billion while also providing net distributions of more than $11 billion to TXU’s shareholders. Described another way, within a three-year time period TXU distributed almost 140% of its initial market capitalization, and increased the total market capitalization by almost four times. In 2007 present value dollars, $17 billion of value (including share dilution) was created through increasing the value of the underlying equity and an additional $14 billion of value was created through net distribution of more than $11 billion, for a total value creation estimate of more than $31 billion.

value of TXU Corp.’s retail business has declined in this time period due to market share losses and high wholesale prices.

5.	TXU Corp. has well aligned pay for performance programs. In keeping with sound corporate governance practices, the Board of Directors has designed stringent pay for performance guidelines that place more than 85% of the CEO’s compensation at risk. Failure to perform would also result in limited compensation to the other executives named in the Summary Compensation Table.

6.	In turnaround situations senior executive teams generally share in the value creation achieved by TXU Corp. During the three-year period, cumulative compensation to TXU Corp.’s CEO and other currently employed named executive officers was substantially less than 1% of value creation.[2]

7.	Named executive officers have retained shares. The CEO and the other currently employed named executive officers strengthened shareholder alignment by retaining all their shares of TXU Corp. stock (other than those sold to offset income taxes and for limited charitable donations and other gifts) during 2004 – 2006.

8.	Merger impacts reflect compensation philosophy. The proposed Merger would create an estimated $6 billion of incremental value for TXU Corp.’s shareholders at the $69.25 merger price. The announcement or closing of the Merger will not result in any additional share awards or acceleration of payments to named executive officers.

The industry-leading returns to shareholders were driven by a structured three-phase turnaround focused initially on restructuring TXU Corp.’s business portfolio, particularly its international operations and the balance sheet impacts of the difficulties experienced by these operations, as well as systematic operational improvements in the remaining core businesses.

Phase 1 - Rationalize, Restructure, and Restore Financial Health

In the mid-1990s, as deregulation was starting to open up electric power markets across the world, TXU Corp. expanded its footprint outside of Texas. This included investments outside the electric power business and across Australia and Europe; in total, more than $8 billion was invested overseas. By 2002, unanticipated market changes and operational difficulties in the U.K. market resulted in TXU Corp.’s European operations declaring bankruptcy. In large part due to the difficulties in its overseas operations, in 2002 TXU Corp. experienced an 80% decline in its share price in less than two months and cut its dividend by nearly 80%. To manage the liquidity needs of the parent company during this period, TXU Corp. also issued a series of new equity, debt and hybrid instruments, including $750 million of Exchangeable Preferred Membership Interests (EPMIs) that had a 9% coupon and the ability to be exchanged for common stock ultimately totaling more than 114 million shares (split-adjusted) at an equity price of $6.5621/share (split-adjusted).

The new management team assembled by John Wilder and the Board in 2004 recognized the importance of restructuring the business portfolio and balance sheet and driving a broad-based performance improvement program in order to improve the resiliency of the business and maximize value for shareholders. After examining and valuing each business, the team reshaped the business portfolio to focus on three core Texas electricity businesses. The associated restructuring of the business portfolio involved settling domestic and international litigation associated with the demise of the European business (with cumulative claims in excess of $10 billion), selling the Australia business, and divesting non-core U.S. businesses, including TXU Gas and TXU Fuel. The sales generated proceeds of over $6.5 billion (including cash and assumed debt). The balance sheet was also restructured, involving more than $14 billion in cash and assumed debt including the impact of business sales;

[2]	Based on estimated cumulative compensation over the three-year period for the currently employed named executive officers listed in the Summary Compensation Table, including an estimated calculation of 2004 and 2005 compensation using current SEC rules for compensation disclosures (both value creation and compensation estimated on an after-tax basis). These amounts include compensation for the CEO that represents less than 2/10ths of one percent of value creation and compensation for all currently employed named executive officers, including the CEO, of approximately 3/10ths of one percent of value creation.

the proceeds were used to restructure debt, streamline the balance sheet, reduce diluted shares of common stock outstanding, pay dividends, and invest in the core businesses. Relatively expensive securities like the EPMIs were retired, such that the ongoing impact of business improvements and value creation in the core set of businesses will be realized by residual shareholders.

Developing top-flight leadership and transforming the management team began in Phase 1 and continues today. A new leadership team was formed, through both internal promotions and de-layering as well as external hires; over 46% of the officers employed by TXU Corp. at the end of 2003 had departed by the end of 2004. An important part of the turnaround program involves a multiyear effort to drive a strategic talent management plan across TXU Corp. that is tightly aligned with the business strategy.

By the end of 2005, the results of Phase 1 were evident. TXU Corp. was in the top decile of the industry in growth in operational earnings per share, and returns on invested capital. Operating cash flow was top quartile, as were interest coverage, debt to EBITDA, and debt to enterprise value. Cumulative total shareholder returns, the most comprehensive measure of risk/return performance, dramatically exceeded that of the market indices and TXU Corp.’s previous performance. TXU Corp.’s solid performance has continued relative to 2003. Through year-end 2006, market capitalization has grown by 224%.

Operational earnings is a non-GAAP metric consisting of net income available to common shareholders adjusted for special items and income or losses that are not reflective of continuing operations (such as discontinued operations, extraordinary items and cumulative effect of changes in accounting principles). Beginning in the fourth quarter of 2006, TXU Corp. has adjusted operational earnings for all periods to exclude all effects of recording unrealized gains and losses from cash flow hedge ineffectiveness and other mark-to-market valuations of positions in the long-term hedging program because management believes such presentation will more appropriately reflect the ongoing earnings of the business. TXU Corp. relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings. EBITDA is a non-GAAP measure of income from continuing operations before interest income, interest expense and related charges, and income tax plus depreciation and amortization and special items.

Phase 2 - Strengthen the Core and Drive Performance Improvement

Phase 2, launched in mid-2004, drove a rigorous performance improvement program throughout the company. This phase was essentially complete by the end of 2005, a year ahead of schedule. It fell into three broad categories: operational excellence, market leadership, and performance management.

Operational Excellence: The centerpiece of Phase 2 is an ongoing strategic initiative called the TXU Operating System. The first systematic application of lean manufacturing concepts to the power industry, the TXU Operating System began driving continuous improvement initially across TXU Corp.’s power generation business (TXU Power), with the objective of improving operations by eliminating waste and perfecting work processes. Results were immediate. In 2004, TXU Corp.’s 5,837-megawatt lignite coal and 2,300-megawatt nuclear power generation fleets set generation records. They achieved record-breaking production again in 2005. In 2006, the company’s power generation business again set records with its baseload plants – its nuclear and lignite plants  achieving the highest annual generation in fleet history, an 8% improvement versus 2003. Increased investment is an important element of the program; relative to 2002-2003, average capital expenditures for the solid fuel generation plants increased more than 70% for 2004-2006. TXU Corp.’s nuclear plant had its best year in 2006, with record production and cost management and the safe completion of a refueling outage in record time. TXU Corp.’s coal fleet is now producing at a capacity factor that is more than 8% above the top-decile capacity factor for U.S. coal-fueled generation plants, and it is on a trajectory to achieve top-quartile cost management. TXU Corp.’s nuclear plant is also performing at top decile levels. The continuous cost and performance improvements from the TXU Operating System are allowing TXU Corp. to drive the long-term high-performance trends seen in other competitive heavy industries.

Market Leadership: Phase 2 also included performance improvements to build a reputation for market leadership in customer service, satisfaction, and products. Attacking unacceptably poor customer service was the first order of business. In 2003, call answer times in TXU Corp.’s call centers averaged 268 seconds and sometimes reached almost five minutes. By summer 2004, the centers were answering calls in 15 seconds or less, a world-class standard. By 2006, they averaged 11 seconds. Customer time in the integrated voice recognition system, which automates the handling of customer calls, also dropped 32% by the end of 2004. Today, it is 35% below 2003 levels, and customer satisfaction has continued to climb. TXU Corp., through its retail operations (Competitive Energy), is also the market leader in providing its retail electricity customers the most competitive prices, abundant choice offerings, and best-in-class assistance for low-income customers. Throughout 2004, 2005, and 2006, Competitive Energy’s price-to-beat rate was consistently the lowest among the three large incumbent retailers (Competitive Energy, Reliant, and Direct Energy). In addition, in 2006 and early 2007 Competitive Energy consistently offered customers the broadest set of plans of any retailer in the market; for example, in March of this year Competitive Energy had 8 of the 11 lowest-priced alternative products offered by incumbents to residential customers in their home service territory. As part of the turnaround, TXU Corp. also pledged a fourfold increase in funding TXU Energy Aid, which helps customers in financial difficulty pay their energy bills, setting aside $15 million over three years. Since its inception in 1983, TXU Energy Aid has assisted over 300,000 customers pay their bills including nearly 75,000 customers since the 2004 pledge. In addition, Competitive Energy is the only retailer that has consistently provided a 10% discount for low-income customers since state funding for the discount was redirected by the Texas Legislature in 2005.

Performance Management: Creating a systematic performance management system has been a critical enabler of operational excellence and market leadership and the success of the overall restructuring plan. As part of this program, TXU Corp. instituted a series of monthly performance reviews with each business and commercial area; these reviews go through a series of customer service, operations, and financial metrics to understand how the business is performing relative to plan and relative to the fundamental drivers of business results. Comparisons versus benchmarks and the assessment of results relative to top quartile and top decile standards are integral parts of this discussion. Human performance leadership is also a vital element to the performance management program, including recruiting, compensation, and development initiatives geared toward establishing top-tier capabilities across TXU Corp. Over 46% of the officers who were part of TXU Corp. at the beginning of the turnaround are no longer with TXU Corp. Thirty-six leaders are new to their positions, bringing enthusiasm and a fresh approach; 16 new officers have been recruited from outside TXU Corp. to head up critical areas such as strategy, retail sales, generation development and construction, legal, operations, and human resources. TXU Corp. also launched an aggressive campus recruiting program in 2006, to hire and then develop TXU Corp.’s future leaders. In addition to shifting the mix of executive compensation to at-risk pay, TXU Corp. implemented a significant performance-based element to its annual incentive program in 2005, applicable to both senior managers and employees throughout TXU Corp. Finally, as part of an enhanced approach to development, TXU Corp.’s top 100 leaders are being evaluated and developed using a 360-degree assessment tool against a TXU Corp.-specific competency model. In addition, to increase TXU Corp.’s pool of future leaders, a high-potential program has been implemented with individually designed development plans designed to prepare participants for executive-level roles.

The three-phase restructuring plan drove performance improvement across virtually every part of the business. Highlights include the following elements and the performance data listed in the table below:

1.	TXU Corp. has dramatically improved employee safety for all key safety indicators, reaching or moving close to top decile in safety across the board.

2.	Cumulative total return to shareholders during the turnaround equals 371% from February 20, 2004 through December 31, 2006 and 470% through April 15, 2007, compared with minus (37)% during the three years prior to the turnaround. During the turnaround, TXU Corp. shareholder returns rank #7 in the S&P 500 and #1 in the S&P 500 Utilities Index.

3.	Operational earnings per share have increased 450%. (See description of operational earnings per share on page 94.)

4.	TXU Power’s baseload (coal and nuclear-fueled) power plants have achieved record production levels each year, with lignite generation improving more than 6% and nuclear generation rising almost 12%.

5.	Competitive Energy has achieved world-class customer service, with call-answer times in its phone centers dropping more than 95% to an average of just 11 seconds.

6.	Capital investment increased by more than 60% for 2004-2006 compared with the 2001-2003 period. The majority of these investments were in TXU Power and Oncor Electric Delivery, focused on improving the productivity and performance of those assets to meet the goal of providing more reliable electricity for customers.

7.	Competitive Energy is now the retail market leader with innovative service plans that give customers unprecedented choice to pick a plan that fits their needs.

8.	Oncor Electric Delivery is transforming its power distribution network into the nation’s first broadband-enabled smart grid to propel customer service and reliability into the 21st century.

TXU Corp. and Subsidiaries Performance Scorecard for 2006; 03-06; Mixed measures

Percent
Performance Metric	Measure	2003	2006	Improvement
Operational excellence Lignite generation Nuclear generation SAIDI(1) Safety(2) Total operating costs and SG&A expense(3)	gigawatt-hours gigawatt-hours minutes rate $ millions	41,311 17,717 74.2 0.26 2,773	43,837 19,795 79.1 0.10 2,192	6% 12% (7)% 62% 21%
Market leadership Call answer time PUC complaints Retail bad-debt expense/retail revenue	seconds # thousands percent	268 5.4 1.8	11 2.7 1.0	96% 50% 44%
Risk/return mindset(4) Total shareholder value created Total shareholder return (3-year)	$ billions percent	n/a (40)	31 470	n/a n/a
Performance management Variance between top performer vs. low performer bonus Average layers of management	variance % number	+/-20 8	0/200 6	n/a 25%

(1)	System Average Interruption Duration Index: the number of minutes an average customer’s power is out during a year.

(2)	Based on Lost Time Incident Rate: the number of injuries requiring time away from the job per 200,000 employee hours worked.

(3)	2003 includes $477 million related to discontinued operations.

(4)	2006 value and total shareholder return are for the turnaround period of February 20, 2004 to April 15, 2007. Total shareholder value created consists of capital appreciation, accumulated dividends, and net share repurchases for that period.

Phase 3 - Allocate Capital and Grow

Phase 3 focused in 2004 on refining the capital allocation philosophy and exploring value-creating growth opportunities, including new generation development to meet expanding customer demand in Texas and investments to improve reliability, efficiency and service in the transmission and distribution network. This phase included the announcement of the February 25, 2007 Merger Agreement among TXU Corp., Texas Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp.

Cumulatively over the three-year period, the revamped capital-deployment program has returned more than $11 billion through dividends and net repurchases of common stock and securities linked to and convertible into common stock. Between February 2004 and the end of 2006, TXU Corp.’s stock price increased from approximately $12.50/share (split adjusted) to $54.21/share. Management believes that over 90% of the value increase is attributable to the restructuring of the company’s international operations, business portfolio and balance sheet as part of the turnaround program, as well as the increased value of the wholesale power generation business. During this time period, management believes that the value of the retail business has not improved, given retail market share losses and the significant rise in wholesale power prices. For example, since the beginning of 2004, residential retail market share in TXU Corp.’s home service territory fell from 86% to 65%.

As described above, the compensation levels for the executive officers named in the Summary Compensation Table were structured to reflect industry median levels for base pay while creating strong alignment with shareholders by sharing in incremental value creation. Given the strong performance of the company over the past three years, management compensation has been well in excess of target levels during the turnaround, driven by strong operating, financial, and total shareholder return performance.

Individual Compensation

Individual executive compensation reflects TXU Corp.’s performance both in 2006 and since the inception of its restructuring plan in early 2004. Beginning in June 2005, it has been the policy of TXU Corp. to employ its executives on an “at will” basis. Accordingly, executives hired after June 1, 2005, do not have employment agreements. TXU Corp. will honor all existing employment agreements until expiration. Currently, Messrs. Wilder, Campbell, and Poole are the only executive officers named in the Summary Compensation Table that have employment agreements. Their employment agreements are described below.

CEO Compensation

In February 2004, following a challenging and turbulent year caused by a destabilizing financial crisis, the Board of Directors went through an extensive and exhaustive CEO search and hired C. John Wilder as CEO of TXU Corp. Over the next 90 days, he and his team developed a three-phase strategic restructuring plan that would unlock shareholder value, build financial flexibility, strip unprofitable operations, provide top customer service and begin the transformation of TXU Corp. from a regulated utility to a commercial enterprise, capable of competing with the best industrial businesses. They have executed this plan and have delivered strong performance, as outlined above.

TXU Corp. entered into an employment agreement with Mr. Wilder effective February 23, 2004. The agreement was amended effective June 20, 2005. The agreement provides for Mr. Wilder’s service as TXU Corp.’s President and Chief Executive Officer during a five-year term, which is automatically extended for successive one-year periods unless terminated by TXU Corp. or Mr. Wilder. As contemplated in the agreement, Mr. Wilder was elected as Chairman of the Board of Directors in May 2005. The agreement provides that, during the initial five-year term, Mr. Wilder will be entitled to the terms outlined below:

1.	A minimum annual base salary of $1,250,000.

2.	Target annual bonuses under the Executive Annual Incentive Plan of 200% of his base salary.

3.	Two initial awards, under the Long-Term Incentive Compensation Plan, of performance-based restricted stock. Each award was for 300,000 shares, one with a two-year performance period and the other with a three-year performance period. On the last trading day prior to the announcement of Mr. Wilder’s hiring, TXU Corp.’s share price closed at $12.42 per share, and each 300,000 share award at time of grant had an estimated fair market value, using a SFAS 123R valuation, of $1,598,000 for the two-year award and $1,304,000 for the three-year award.

4.	Annual performance-based long-term incentive awards through 2007 and each year that the agreement is extended, under the Omnibus Plan, each having a target payout of 300,000 shares.

The Organization and Compensation Committee and the Board of Directors unanimously approved the terms and conditions of the employment agreement after consideration of Mr. Wilder’s qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent at comparable energy companies.

The following is a summary of Mr. Wilder’s individual compensation for 2006.

Base Salary: In 2006, Mr. Wilder’s base salary was $1,250,000; this amount has not changed since he was hired in February 2004.

Annual Incentive: In accordance with his employment agreement, Mr. Wilder’s target annual incentive is 200% of base salary. While TXU Corp. delivered record earnings per share and operating cash flow results in 2006, the company fell short of its incentive funding metrics relative to challenging internal goals approved by the Organization and Compensation Committee. See “2006 Executive Annual Incentive Plan Performance Metrics and Funding” on page 87 for incentive plan funding. As a result, based on his target of 200% and TXU Corp.’s financial performance relative to the performance objectives, Mr. Wilder was awarded a bonus of $1,625,000, or approximately 65% of his target bonus of $2,500,000.

Long Term Equity Incentive: The Long-Term Incentive Compensation Plan was superseded and replaced by the Omnibus Plan for all long-term incentive awards issued in 2006. In accordance with his employment agreement, Mr. Wilder was awarded 300,000 performance units in 2006. At the time Mr. Wilder’s employment agreement was signed and this grant level was set, the equivalent estimated fair market value of these awards, using a SFAS 123R valuation methodology, was $3,734,000.

Compensation of Other Named Executive Officers

David A. Campbell

TXU Corp. entered into an employment agreement with Mr. Campbell effective May 14, 2004. The agreement provides for Mr. Campbell’s service as TXU Corp.’s Executive Vice President of Corporate Planning, Strategy and Risk during a five-year term, which term is automatically extended for successive one-year periods unless terminated by TXU Corp. or Mr. Campbell. The agreement provides that, during the five-year term, Mr. Campbell will be entitled to the terms outlined below:

1.	A minimum annual base salary of $325,000.

2.	Target annual bonuses under the Executive Annual Incentive Plan of 50% of his base salary.

3.	Annual performance-based long-term incentive awards, with the long-term incentive award for 2004 having a target of 80,000 shares of Common Stock, and awards in subsequent years each having a target of no less than 40,000 shares of Common Stock. Mr. Campbell’s initial award of 80,000 shares in 2004 and his subsequent awards reflect his long-term incentive compensation for each year as well as compensation for foregone earnings potential with his prior employer. Mr. Campbell joined TXU Corp. from McKinsey & Company, one of the world’s preeminent strategy consulting firms, where Mr. Campbell was employed as a Principal (partner). At the time the employment agreement was signed, TXU Corp.’s share price traded at $17.56 per share, and the 80,000 share award at time of grant had an estimated fair market value, using a SFAS 123R valuation methodology, of $492,000. Mr. Campbell received the long-term incentive award commitment in recognition of his higher cash compensation at McKinsey & Company and as an incentive to join TXU Corp.

The following is a summary of Mr. Campbell’s individual compensation for 2006:

Base Salary: In 2006, Mr. Campbell’s base salary was $382,000; this amount has not changed since October 2004, when his salary was adjusted to its current level in recognition of increased responsibilities.

Annual Incentive: Mr. Campbell’s target annual incentive was changed from 50% to 60% in 2005 to align his target with market levels and with his peers within TXU Corp. In 2006, as a result of TXU Corp.’s results as previously discussed, as well as Mr. Campbell’s individual performance, he was awarded a bonus of $230,000.

Long Term Equity Incentive: In accordance with his employment agreement, Mr. Campbell was awarded 40,000 performance units in 2006 under the Omnibus Plan. At the time Mr. Campbell’s employment agreement was signed and this share grant level was set, the equivalent estimated fair market value of this award, using a SFAS 123R valuation methodology, was $623,000.

Michael S. Greene

On June 30, 2006, the employment agreement between Mr. Greene (Chairman and Chief Executive TXU Power) and TXU Corp. expired. Consistent with company policy, as of July 1, 2006, Mr. Greene has been employed as Chairman and Chief Executive of TXU Power on an at-will basis, and a new employment agreement will not be signed. Mr. Greene is eligible to participate in all compensation plans of TXU Corp. in which similarly situated executives are eligible to participate.

The following is a summary of Mr. Greene’s individual compensation for 2006:

Base Salary: In 2006, Mr. Greene’s base salary was $507,000; this amount has not changed since October 2004.

Annual Incentive: Mr. Greene received a bonus for 2006 of $220,000, reflecting the performance of TXU Corp., TXU Power (the business unit he leads) and his individual performance.

Long Term Equity Incentive: Based on Towers Perrin’s data on market long-term incentives, as well as an assessment of the total outstanding value of Mr. Greene’s unvested long-term incentive awards, Mr. Greene was awarded 13,100 performance units in 2006 under the Omnibus Plan.

T. L. Baker

On February 28, 2006, the employment agreement between Mr. Baker and TXU Corp. expired. Since March 1, 2006, Mr. Baker has been employed on an at-will basis, and a new employment agreement will not be signed. Mr. Baker is eligible to participate in all compensation plans of TXU Corp. in which similarly situated executives are eligible to participate.

During 2006, Mr. Baker served as Chairman of the Board, President and Chief Executive of Oncor Electric Delivery. Since April 17, 2007 he has served as Vice Chairman of TXU Corp. The following is a summary of Mr. Baker’s individual compensation for 2006:

Base Salary: In 2006, Mr. Baker’s base salary was $632,000; this amount has not changed since October 2004.

Annual Incentive: Mr. Baker received a bonus for 2006 of $130,000, reflecting the performance of TXU Corp., Oncor Electric Delivery (the business unit he led during 2006) and his individual performance.

Long Term Equity Incentive: Based on Towers Perrin’s data on market long term incentives, as well as an assessment of the total outstanding value of Mr. Baker’s unvested long-term incentive awards, Mr. Baker was awarded 10,500 performance units in 2006 under the Omnibus Plan.

David P. Poole

TXU Corp. entered into an employment agreement with Mr. Poole effective May 1, 2004. The agreement provides for Mr. Poole’s service as TXU Corp.’s Vice President and Associate General Counsel during a five-year term, which term is automatically extended for successive one-year periods unless terminated by TXU Corp. or Mr. Poole. The agreement provides that, during the five-year term, Mr. Poole will be entitled to the terms outlined below:

1.	A minimum annual base salary of $300,000.

2.	Target annual bonuses under the Executive Annual Incentive Plan of 50% of his base salary.

3.	Annual performance-based long-term incentive awards, with the long-term incentive awards for 2004 having a target value of 40,000 shares of Common Stock, and long-term incentive awards in subsequent years each having a target value of 30,000 shares of Common Stock. Mr. Poole’s initial award of 40,000 shares in 2004 and a significant portion of subsequent awards reflect his long-term incentive compensation for each year as well as compensation for foregone earnings potential with his prior employer. Mr. Poole joined TXU Corp. from Hunton & Williams, a leading U.S. law firm, where Mr. Poole previously served as Managing Partner of the Dallas office. At the time the employment agreement was signed, TXU Corp.’s shares traded at $17.07 per share, and the 40,000 share award at time of grant had an estimated fair market value, using a SFAS 123R valuation methodology, of $239,000. Mr. Poole received the long-term incentive award commitment to offset (on a performance-linked basis) the higher cash compensation he was leaving at Hunton & Williams to join TXU Corp.

Mr. Poole was named Executive Vice President and General Counsel in March 2006. The following is a summary of Mr. Poole’s individual compensation for 2006.

Base Salary: In 2006, Mr. Poole’s base salary was $307,000; this amount has not changed since October 2004 when his salary was adjusted to its current level.

Annual Incentive: Mr. Poole’s target annual incentive was changed from 50% to 60% of base salary in 2006 as a result of his promotion to Executive Vice President and General Counsel to align his target incentive with market levels for his new role and with his peers within TXU Corp. In 2006, as a result of TXU Corp.’s results, as previously discussed, as well as Mr. Poole’s individual performance, he was awarded a bonus of $120,000.

Long Term Equity Incentive: In accordance with his employment agreement, Mr. Poole was awarded 30,000 performance units in 2006 under the Omnibus Plan. At the time Mr. Poole’s employment agreement was signed and this share grant level was set, the equivalent estimated fair market value of this award, using a SFAS 123R valuation methodology, was $460,000.

Kirk R. Oliver

Mr. Oliver left TXU Corp. on March 24, 2006. The following is a summary of Mr. Oliver’s individual compensation for 2006.

Base Salary: In 2006, Mr. Oliver’s base salary was $126,750, which reflects a prorated payment of his annual salary of $507,000 through his departure date.

Annual Incentive: Mr. Oliver did not receive a bonus for 2006.

Long Term Incentive: Due to his departure from TXU Corp., Mr. Oliver was not awarded performance units in 2006.

Severance Payments: Mr. Oliver was paid approximately $11.4 million in separation payments. The separation payments consisted primarily of cash payments in lieu of previously outstanding long-term incentive compensation awards as well as severance benefits to which he was entitled under the terms of his employment agreement. In addition, Mr. Oliver has agreed to a two-year consulting arrangement with TXU Corp. at a monthly fee of $8,500 to assist TXU Corp. with the closure of certain business matters.

Eric H. Peterson

Mr. Peterson left TXU Corp. on April 2, 2006. The following is a summary of Mr. Peterson’s individual compensation for 2006.

Base Salary: In 2006, Mr. Peterson’s base salary was $136,352, which reflects a prorated payment of his annual salary of $507,000 through his departure date.

Annual Incentive: Mr. Peterson did not receive a bonus for 2006.

Long-Term Incentive: Due to his departure from TXU Corp., Mr. Peterson was not awarded performance units in 2006.

Severance Payments: Mr. Peterson was paid approximately $1.1 million in severance. In addition, Mr. Peterson has agreed to a one-year consulting arrangement with TXU Corp. at a monthly fee of $25,333 to assist TXU Corp. with the closure of certain business matters.

Stock Ownership & Retention Requirements

In 2004, TXU Corp. instituted a stock ownership policy for each of the executive officers named in the Summary Compensation Table and its other executives and top management. The stock ownership policy consists of two components:

1.	A requirement to hold a minimum level of stock and;

2.	A restriction on the sale of incentive awards distributed in stock.

Under the ownership policy, TXU Corp.’s executives and top management are required to hold a significant minimum level of TXU Corp. stock. Current policy requires the CEO to hold TXU Corp. stock valued at least five times his annual salary and requires the other executive officers named in the Summary Compensation Table to hold at least three times their respective annual salaries. Executives have a period of five calendar years to become compliant with the policy, starting with the later of the adoption date of the guidelines (December 16, 2004) or the date that the person is appointed to an affected position. If the executive is not compliant at the measurement date, the executive will be notified of their status by the CEO or general counsel. Until the executive is in compliance, he or she must retain 100% (on an after tax basis) of any long-term incentive award that is settled in TXU Corp. stock.

Although the stock ownership policy does not require measurement of progress against the ownership requirements until 2009, currently the CEO and two executive officers named in the Summary Compensation Table meet the minimum holding requirements. The other two executive officers named in the Summary Compensation Table are making appropriate headway toward the minimum holding requirement.

The TXU Corp. policy also significantly limits the sale by executive officers of certain incentive awards distributed in TXU Corp. stock. Under the policy, in 2005 and 2006, the executive officers named in the Summary Compensation Table have been required to retain all long-term incentive awards vested in 2005 and beyond, other than for tax purposes or for limited charitable contributions.

Based on an analysis by Towers Perrin, TXU Corp.’s stock ownership policy is more demanding, in mandating both an ownership level and retention requirements, than the stock ownership policies of its peers. The purposes of the stock ownership policy are to ensure that TXU Corp.’s executives are focused on sustained long-term performance and to align them with shareholders. TXU Corp.’s stock ownership policy is reviewed annually to ensure it remains competitive and is accomplishing its intended purpose of aligning the executives’ interests with those of shareholders.

Contingent Payments

Change in Control Policy

TXU Corp. maintains a Change in Control Policy for eligible executives of TXU Corp. and its subsidiaries. The purpose of TXU Corp.’s Change in Control Policy is to provide the payment of transition benefits to eligible executives of TXU Corp. and its subsidiaries if:

1.	Their employment with TXU Corp. or a successor is terminated within 24 months following a change of control of TXU Corp.; and

2.	They:

a.	are terminated without cause, or

b.	resign for good reason due to a reduction in salary or a material reduction in the aggregate level or value of benefits for which they are eligible.

TXU Corp. believes these payments, to be triggered upon meeting the criteria above, provide incentive for executives to fully consider potential changes that are in the best interest of TXU Corp. and its shareholders, even if such changes would result in the executives’ termination or transition from TXU Corp. The terms “change of control,” “without cause” and “good reason” are defined in the Change in Control Policy which is an exhibit to TXU Corp.’s Form 8-K filed May 23, 2005.

TXU Corp. believes it is important to have a competitive Change in Control Policy to attract and retain the caliber of executives that its business requires, especially since TXU Corp. no longer expects to enter into new employment agreements. TXU Corp. also believes that the policy will allow its executives to more easily consider transactions that may be in TXU Corp.’s best interest, but which may change the composition of TXU Corp.’s executive team.

Executives that participate in the Change in Control Policy will be eligible to receive:

1.	A one-time lump sum cash severance payment in an amount equal to two times the sum of the executive’s (a) annualized base salary and (b) annual target incentive award for the year of termination or resignation;

2.	Continued eligibility for distribution of already granted LTIP awards at maturity; however any such distribution will be prorated for the period of employment during the relevant performance or restriction period prior to termination;

3.	Continued coverage under TXU Corp.’s health care benefit plans for two years;

4.	Outplacement assistance at TXU Corp.’s expense for 18 months;

5.	Any vested, accrued benefits to which the executive is entitled under TXU Corp.’s employee benefits plans; and

6.	If any of the severance benefits described in the Change in Control Policy shall result in an excise tax pursuant to Code Sections 280G or 4999 of the Internal Revenue Code, payable by the executive, a tax gross-up payment to cover such additional taxes, but subject to a cut back to the Section 280G limit if the severance benefits are less than 110% of such limit.

Severance Plan

TXU Corp. maintains a Severance Plan to provide certain benefits to eligible executives. The purpose of TXU Corp.’s Severance Plan is to provide benefits to eligible executives of TXU Corp. and its subsidiaries who are not eligible for severance pursuant to another plan or agreement (including an employment agreement) and whose employment is involuntarily terminated for reasons other than:

1.	Cause (as defined in the Severance Plan);

2.	The employee’s participation in TXU Corp.’s long-term disability plan; or

3.	A transaction involving TXU Corp. or any of its affiliates in which the employee is offered employment with a company involved in, or related to, the transaction.

TXU Corp. believes it is important to have a Severance Plan in place to attract and retain the caliber of executives that its business requires, in particular since TXU Corp. expects to no longer enter into new employment agreements. The Severance Plan is an exhibit to TXU Corp.’s Form 8-K filed May 23, 2005.

Executives that participate in the Severance Plan will be eligible to receive:

1.	A one-time lump sum cash severance payment in an amount equal to the sum of (a) two times the executive’s annualized base salary and (b) a prorated portion of the executive’s annual target incentive award for the year of termination;

2.	Continued coverage under TXU Corp.’s health care benefit plans for two years;

3.	Outplacement assistance at TXU Corp.’s expense for 18 months; and

4.	Any vested, accrued benefits to which the executive is entitled under TXU Corp.’s employee benefits plans.

TXU Corp. has entered into an employment agreement with each of Messrs. Wilder, Campbell and Poole. The terms of the employment agreements supersede the Change in Control Policy and the Severance Plan discussed above, and generally provide that certain payments and benefits will be paid upon the expiration or termination of the agreement under various circumstances, including a termination without cause or resignation for good reason, and a termination of employment within a fixed period of time following a change in control. More information on each of the employment agreements can be found in the narrative to the Potential Payments upon Termination or Change in Control tables beginning on page 117.

Accounting and Tax Considerations

Accounting Considerations

Upon maturity, awards under TXU Corp.’s Long-Term Incentive Compensation Plan and Omnibus Plan are distributed in the form of shares of TXU Corp. stock. Under current accounting rules, specifically SFAS 123(R), the total amount of compensation expense to be recorded for this type of award is based on the fair value of the award on the grant date. This fair value is then recorded ratably as expense over the vesting period, which is usually three years, with an offsetting increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in the TXU Corp. share price, for the actual number of shares distributed, or for any other factors except for true-ups related to estimated forfeitures compared to actual forfeitures.

Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held company of compensation in excess of $1 million paid to the CEO or any other of its four most highly compensated executives, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. TXU Corp. believes that the awards under its Annual Incentive Plan, Long-Term Incentive Compensation Plan, and Omnibus Plan qualify as performance-based compensation and are not subject to any deductibility limitations under Code Section 162(m). In addition, under the Deferred and Incentive Compensation Plan and the Salary Deferral Program, maturing amounts are required to be deferred until the time when they would be deductible.

TXU Corp. considers deductibility in the design and administration of its other executive compensation plans and programs. However, TXU Corp. believes that it is in its best interest to retain flexibility and discretion to make compensation awards, whether or not deductible, when such awards are consistent with the strategic goals of TXU Corp.

Mr. Wilder’s base pay is above the $1 million threshold provided in Section 162(m). As a result, the portion of his salary above $1 million and any other amounts paid or the value of perquisites provided to him that do not qualify as performance-based compensation are not deductible by TXU Corp.

The Internal Revenue Code also limits the tax deductibility by corporations of amounts paid to certain persons that are treated as excess parachute payments under Code Section 280G. Excess parachute payments are also subject to an excise tax payable by the recipient of such payments. Excess parachute payments could arise with regard to payments made to executives in connection with a transaction that gives rise to a change in the ownership or effective control of TXU Corp. or in the ownership of a substantial portion of its assets. For example, the tax gross-up payments provided to executives in connection with a change in control of TXU Corp. as described in more detail on page 125 would be an excess parachute payment and would not be deductible by TXU Corp., nor would any of the underlying excess parachute payments that gave rise to the excise tax be deductible by TXU Corp.

The information contained herein under the heading “Organization and Compensation Committee Report” is not to be deemed to be “soliciting material” or “filed” with the SEC within the meaning of Item 402(a)(9) of SEC Regulation S-K.

Organization and Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on this review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Organization and Compensation Committee

J. E. Oesterreicher, Chair Kerney Laday Leonard H. Roberts	Leldon E. Echols Gerardo I. Lopez

The following table provides information, for the fiscal year ended December 31, 2006, regarding the aggregate compensation paid to TXU Corp.’s named executive officers.

Summary Compensation Table - 2006

					Change in
					Pension
					Value and
				Non-	Non-
				Equity	qualified
				Incentive	Deferred
				Plan	Compen-
			Stock	Compen-	sation	All Other
Name and			Awards	sation	Earnings	Compen-	Total
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	sation ($)(4)	($)

C. John Wilder
Chairman, President and CEO of TXU Corp.	2006	1,250,000	6,390,038	1,625,000	185,454	564,056	10,014,548

David A. Campbell
Executive Vice President and Chief Financial Officer of TXU Corp.	2006	382,000	1,311,787	230,000	30,639	53,682	2,008,108

M. S. Greene
Chairman of the Board of Directors and Chief Executive of TXU Energy Company LLC	2006	507,000	1,145,979	220,000	1,222,893	229,765	3,325,637

T. L. Baker
Vice Chairman of the Company	2006	632,000	459,986	130,000	580,050	302,169	2,104,205

David P. Poole
Executive Vice President and General Counsel of TXU Corp.	2006	307,000	841,275	120,000	22,696	43,082	1,334,053

Kirk R. Oliver
Former Executive Vice President and Chief Financial Officer of TXU Corp.	2006	126,750	–	–	43,482	11,503,758	11,673,990

Eric H. Peterson
Former Executive Vice President and General Counsel of TXU Corp.	2006	136,352	–	–	7,530	1,424,682	1,568,564

(1)	The amounts reported as “Stock Awards” represent the compensation expense recognized over the vesting period in accordance with SFAS 123(R) for the restricted stock and/or performance units awarded under the Long-Term Incentive Compensation Plan and the 2005 Omnibus Incentive Plan from 2003-2006. The Long-Term Incentive Compensation Plan and Omnibus Plan are comprehensive, stock-based incentive compensation plans providing for common stock-based awards to designated employees and non-employee directors. The reported amount includes the applicable 2006 compensation cost for stock or performance units awarded in 2003, 2004, 2005 and 2006. Assumptions made in valuing these awards are discussed in the “Management’s Discussion and Analysis” section of TXU Corp.’s Annual Report on Form 10-K for the year ended December 31, 2006.

The awards to Messrs. Wilder, Campbell and Poole reflect the terms of individual employment agreements. Under the terms of their employment agreements, Messrs. Wilder, Campbell and Poole are entitled to annual awards of 300,000, 40,000 and 30,000 shares, respectively.

The material terms of the 2006 awards made under the Omnibus Plan are described in the narrative that follows the Grants of Plan-Based Awards table on pages 108 and 109.

(2)	Amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the executive in 2006 and relate to 2006 awards pursuant to the Executive Annual Incentive Plan. Those awards were paid to the executive in 2007 as described under “Individual Compensation” in the “Performance and Individual Compensation” section beginning on page 91. Under the terms of the Executive Annual Incentive Plan, the Organization and Compensation Committee establishes performance goals, including earnings per share and operating cash flow of TXU Corp., which must be met before awards under the plan are paid. Based on the level of attainment of these performance goals, an aggregate plan funding percentage amount for all participants is determined. The plan funding percentage is then multiplied by the executive’s target incentive award, which is computed as a percentage of annualized base salary. The plan funding percentage for 2006 was 65%, based on TXU Corp.’s earnings per share and cash flow performance against established targets. Based on the executive’s performance, an individual performance modifier is applied to the calculated award to determine the final incentive payment. The individual performance modifier is based on the CEO’s and the Organization and Compensation Committee’s review and evaluation of the executive’s performance. The individual performance modifier can range from an outstanding rating (200%) to an unacceptable rating (0%). The material terms of the 2006 awards made under the Executive Annual Incentive Plan are described in the narrative that follows the Grants of Plan-Based Awards table on pages 108 and 109.

(3)	Amounts reported under “Change in Pension Value” and “Nonqualified Deferred Compensation Earnings” include the aggregate increase in actuarial value of TXU Corp.’s Retirement Plan and its Supplemental Retirement Plan. TXU Corp. and its participating subsidiaries maintain the Retirement Plan, which is qualified under applicable provisions of the Internal Revenue Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Messrs, Greene, Baker and Oliver are covered under the traditional defined benefit component and Messrs. Wilder, Campbell, Poole and Peterson are covered under the cash balance component. For a more detailed description of TXU Corp.’s retirement plans, please refer to the narrative that follows the Pension Benefits table on page 114. There are no above market earnings for nonqualified deferred compensation.

(4)	Amounts reported as “All Other Compensation” are attributable to the executive’s participation in certain plans and as otherwise described in this footnote.

Under TXU Corp.’s Thrift Plan, all eligible employees of TXU Corp. and any of its participating subsidiaries may contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, TXU Corp. matches a portion of an employee’s contributions. TXU Corp.’s matching contribution is 75% of the employee’s contribution up to the first 6% of the employee’s salary for employees covered under the traditional defined benefit component of the Retirement Plan, and 100% of the employee’s contribution up to 6% of the employee’s salary for employees covered under the cash balance component of the Retirement Plan. All matching contributions are invested in Common Stock, subject to a participant’s diversification and withdrawal rights provided for in the Thrift Plan. The amounts reported under “All Other Compensation” in the Summary

Compensation Table include the following matching amounts for Messrs. Wilder, $14,286; Campbell, $10,904; Greene, $10,986; Baker, $12,092; Poole, $14,362; Oliver, $6,333, and Peterson, $0.

Under TXU Corp.’s Salary Deferral Program, all eligible employees of TXU Corp. and any of its participating subsidiaries may defer a percentage of their salary and/or annual incentive awards. TXU Corp. matches a portion of the salary deferral. Please refer to the narrative that follows the Nonqualified Deferred Compensation table on pages 116 and 117 for a more detailed description of the Salary Deferral Program and the matching formula. Salaries and incentive awards deferred under the Salary Deferral Program are included in amounts reported under Salary and Non-Equity Incentive Plan Compensation in the Summary Compensation Table. During 2006, matching awards, which are included under “All Other Compensation” in the Summary Compensation Table include these matching amounts for Messrs. Wilder, $100,000; Campbell, $30,560; Greene, $50,700; Baker, $50,560; Poole, $24,560; Oliver, $10,140 and Peterson, $10,908.

Under TXU Corp.’s Split-Dollar Life Insurance Program, split-dollar life insurance policies are purchased for eligible corporate executives of TXU Corp. and its participating subsidiaries. The eligibility provisions of this program were modified in 2003 so that no new participants were added after December 31, 2003. Accordingly, Messrs. Wilder, Campbell and Poole are not eligible to participate in the Split-Dollar Life Insurance Program. The death benefits of participants’ insurance policies are equal to two, three or four times their annual Split-Dollar Life Insurance Program compensation, depending on their executive category. Individuals who first became eligible to participate in the Split-Dollar Life Insurance Program after October 15, 1996, vested in the insurance policies issued under the Split-Dollar Life Insurance Program over a six-year period. TXU Corp. pays the premiums for the policies and has received a collateral assignment of the policies equal in value to the sum of all of its insurance premium payments; provided that, with respect to executives, premium payments made after August 1, 2002, are made on a non-split-dollar life insurance basis and TXU Corp.’s rights under the collateral assignment are limited to premium payments made prior to August 1, 2002. Although the Split-Dollar Life Insurance Program is terminable at any time, it is designed so that if it is continued, TXU Corp. will fully recover all of the insurance premium payments covered by the collateral assignments either upon the death of the participant or, if the assumptions made as to policy yield are realized, upon the later of 15 years of participation or the participant’s attainment of age 65. Because premium payments for TXU Corp.’s executives were made on a non-split-dollar life insurance basis during 2006, such premiums were fully taxable to the executives, and TXU Corp. provided tax gross-up payments to offset the effect of such taxes. Additional interest was attributed to the executives in 2006 relative to premium payments which had been made on their behalf prior to August 1, 2002. During 2006, the amounts reported under “All Other Compensation” in the Summary Compensation Table attributable to the aggregate amount of premiums and interest amounted to the following for Messrs. Greene, $100,246; Baker, $143,932; Oliver, $25,883 and Peterson, $27,278. The amount reported under “All Other Compensation” also includes tax gross-ups provided to offset the effect of taxes on premium payments made on a non-split dollar life insurance basis during 2006 as follows for Messrs. Greene, $57,498; Baker, $82,554; Oliver, $14,845 and Peterson, $15,646.

Amounts reported under “All Other Compensation” also include the perquisites summarized in the following table for the named executive officers in 2006.

2006 Perquisites for TXU Corp.’s Named Executive Officers

				Home		Country
				Security	Board of	Club
				and	Directors	and/or
	Aircraft	Financial	Executive	Moving	Strategy	Luncheon
Name	Usage	Planning	Physical	Expense	Meeting	Club	Total

C. John Wilder	$62,026	$9,150	$3,597	$374,887	$110	–	$449,770
David A. Campbell	–	$9,150	$1,484	–	$1,584	–	$12,218
M. S. Greene	–	$9,150	–	–	$1,185	–	$10,335
T. L. Baker	–	$9,150	$2,552	–	$1,329	–	$13,031
David P. Poole	–	–	$2,300	–	–	$1,860	$4,160
Kirk R. Oliver	–	$9,150	$2,379	–	–	$2,147	$13,676
Eric H. Peterson	–	$9,150	$2,528	–	–	$2,176	$13,854

With respect to personal aircraft usage, based upon the review and findings of an independent, third-party consultant, aggregate incremental costs to TXU Corp. include variable costs (including, fuel and maintenance costs, among other items), but exclude non-variable or fixed costs (such as pilot salaries and hanger rent, among other items), that would have been incurred regardless of whether there was any personal use. In addition to Mr. Wilder’s usage, certain other executives’ spouses accompanied the executives on the corporate aircraft to attend business functions. Because the aircraft was already being used for business purposes, there was no incremental cost to TXU Corp. for these spouses’ travel.

With respect to home security and moving expenses, at the request of the company, an independent security consultant reviewed Mr. Wilder’s security arrangements. Based on this review, the consultant recommended security upgrades ($365,916) to Mr. Wilder’s home. Additionally, TXU Corp. compensated Mr. Wilder in 2006 in connection with his relocation from Mandeville, Louisiana to Dallas. Both of these items are part of Mr. Wilder’s employment agreement.

The value reported for perquisites other than aircraft usage are actual amounts spent by TXU Corp.

Also included under “All Other Compensation” is a severance payment for Mr. Oliver of $11,356,381. The payment was made in accordance with the terms of his employment agreement with TXU Corp., as amended on March 28, 2003. On March 13, 2006, TXU Corp. announced that Mr. Oliver would be leaving TXU Corp. effective March 24, 2006. As a result, as of that date, Mr. Oliver’s employment was concluded, including his participation under the compensation plans discussed in this proxy statement. During 2006, he received severance payments including approximately $1.4 million in cash severance payments and approximately $10 million in cash for the contractually required vesting of previously granted and outstanding long-term incentive awards. Mr. Oliver has agreed to a two-year consulting arrangement with TXU Corp. In addition, Mr. Oliver was paid $76,500 for consulting services in 2006.

Also included under “All Other Compensation” is a cash severance payment for Mr. Peterson of $1,109,500. On March 13, 2006, TXU Corp. announced that Mr. Peterson would be leaving TXU Corp. effective April 2, 2006. As a result, as of that date, Mr. Peterson’s employment was concluded, including his participation under the compensation plans discussed in this proxy statement. Mr. Peterson has agreed to a one-year consulting arrangement with TXU Corp., to assist TXU Corp. with ongoing company-related legal matters that require Mr. Peterson’s knowledge. In addition, Mr. Peterson was paid $227,997 for consulting services in 2006.

For a discussion of the terms of the employment agreements for Messrs. Wilder, Campbell and Poole, please see the “Individual Compensation” section beginning on page 97 and narrative to the Potential Payments upon Termination or Change in Control tables beginning on page 117.

The following table sets forth information regarding grants of compensatory awards to TXU Corp.’s named executive officers during the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards - 2006

								Grant
		Estimated Possible Payouts			Estimated Future Payouts			Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			Value of
		Plan Awards(1)			Plan Awards(2)			Stock
	Grant	Threshold	Target	Max.	Threshold	Target	(Max)	Award(3)
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)

C. John Wilder	01/01/06	1,250,000	2,500,000	10,000,000
	04/01/06				152,001	304,002	608,004	13,680,000
David A. Campbell	01/01/06	114,600	229,200	916,800
	04/01/06				20,267	40,534	81,067	1,824,000
M. S. Greene	01/01/06	152,100	304,200	1,216,800
	04/01/06				6,637	13,275	23,231	499,110
T. L. Baker	01/01/06	189,600	379,200	1,516,800
	04/01/06				5,320	10,640	18,620	400,050
David P. Poole	01/01/06	92,100	184,200	736,800
	04/01/06				15,200	30,400	60,800	1,368,000
Kirk R. Oliver	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Eric H. Peterson	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The amounts disclosed under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” above reflect the threshold, target and maximum amounts available under the Executive Annual Incentive Plan. The actual awards for the 2006 plan year were paid in March 2007 and are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and are described in footnote (2) to the Summary Compensation Table. While the maximum award any participant can receive under the Executive Annual Incentive Plan is four times their target incentive level, the plan funding is limited to 200%, or two times, the aggregate target incentives of all participants. Please refer to footnote (2) to Summary Compensation Table for a more detailed explanation of the Executive Annual Incentive Plan.

(2)	The amounts reported as “Target” under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” represent the number of performance units granted to the individual in 2006 under the Omnibus Plan plus estimated reinvested dividends through December 31, 2006. These amounts include Unit I Awards for Messrs. Greene and Baker and Unit II Awards for Messrs. Wilder, Campbell and Poole granted in 2006. All 2006 equity awards, whether to executives or the general population, are granted with an effective date of April 1. The performance period for all participants is from April 1, 2006 through March 31, 2009.

(3)	The amounts reported under “Grant Date Fair Value of Stock Awards” represent the compensation expense under SFAS 123R for the entire performance period. These amounts include Unit I Awards for Messrs. Greene and Baker and Unit II Awards for Messrs. Wilder, Campbell and Poole granted in 2006. At the time Messrs. Wilder’s, Campbell’s, and Poole’s employment agreements were signed and these grant levels were set, the equivalent estimated fair market value of these awards, using a SFAS 123R valuation methodology was $3,734,000, $623,000, and $460,000 respectively.

The material terms of 2006 awards made under the Omnibus Plan are described below:

Unit I Awards:  The Unit I Awards provide for the issuance of performance units, each having a value equal to one share of Common Stock. The 2006 Unit I Awards were issued with an effective date of April 1, 2006. The performance units vest at the end of a three-year performance period (March 31, 2009) as set forth under the applicable Unit I Award.

The number of performance units actually awarded pursuant to each Unit I Award is determined using a formula based on TXU Corp.’s total shareholder return over the applicable performance period:

1.	Compared to the total shareholder return of the companies comprising either or both of the S&P 500 Electric Utilities Index and the S&P 500 Multi-Utilities Index; and

2.	Compared to absolute return targets as outlined under “Long Term Equity Incentives” beginning on page 88.

Depending on the total shareholder return, the number of performance units originally awarded in the Unit I Award is adjusted to become 0% to 175% of the original amount plus applicable dividends earned on the shares underlying such units.

Threshold levels of awards, if achieved, are equal to 50% of the initial target award, and maximum levels of awards equal 175% of the initial target award. Upon vesting, the Unit I Award requires TXU Corp. to distribute to the participant the number of shares of Common Stock equal to the number of performance units subject to the Unit I Award. Generally, the Unit I Awards provide that unvested performance units are forfeited upon termination of employment for reasons other than retirement, death or disability. In the event of retirement, death or disability, participants receive a prorated award, based on the period of their employment during the performance period compared to the total performance period.

Unit II Awards:  In 2006, TXU Corp. also granted Unit II Awards under the Omnibus Plan to certain of its executives pursuant to the terms and conditions of a performance unit award agreement. The Unit II Awards provide for the issuance of performance units each having a value equal to one share of Common Stock. The performance units vest at the end of a three-year performance period as discussed above.

The number of performance units actually awarded will depend on a formula comparing TXU Corp.’s total shareholder return over the applicable performance period to the total shareholder return of the companies comprising the S&P 500 Electric Utilities Index. Depending on the total shareholder return, the number of performance units originally awarded in such Unit II Award is adjusted to become 0% to 200% of the original amount, plus applicable dividends earned on the shares underlying such units.

Threshold levels of awards, if achieved, are equal to 50% of the initial target award, and maximum levels of awards equal 200% of the initial target award. Each Unit II Award contains forfeiture provisions consistent with the particular executive’s employment agreement, which provide generally that the awards are not forfeited upon termination of employment unless the termination is by TXU Corp. for “cause” (as defined in the executive’s employment agreement, if applicable) or by the executive without “good reason” (as defined in the executive’s employment agreement, if applicable).

The Omnibus Plan also imposes annual per-participant award limits. Specifically, under the Omnibus Plan:

1.	The maximum number of shares of Common Stock subject to stock options that may be granted to any person in any calendar year is 2,000,000;

2.	The maximum number of shares of Common Stock subject to stock appreciation rights that may be granted to any person in any calendar year is 2,000,000;

3.	The maximum aggregate grant to any person in any calendar year of shares of restricted stock and restricted stock units is 1,000,000 or the market value of 1,000,000 shares, as applicable;

4.	The maximum aggregate distribution pursuant to a grant of performance shares and performance units to any person in any calendar year is 2,000,000 shares or the market value of 2,000,000 shares, as applicable; and

5.	The maximum aggregate grant to any person in any calendar year of other stock-based awards is 1,000,000 shares or the market value of 1,000,000 shares, as applicable.

The Omnibus Plan does not mandate that awards vest or be paid out upon a change in control of TXU Corp. However, the Organization and Compensation Committee has broad discretion under the plan to make appropriate adjustments and determinations with respect to the awards in such circumstances.

The following table sets forth information regarding unvested stock awards held by TXU Corp.’s named executive officers as of December 31, 2006:

Outstanding Equity Awards at Fiscal Year-End - 2006

		Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
		Number of Unearned Shares,	Market or Payout Value of
	Grant	Units or Other Rights that	Unearned Shares, Units or Other
Name	Year	have not Vested (#)(1)	Rights that have not Vested ($)(2)

C. John Wilder	2004	319,588	34,649,720
	2005	312,805	16,957,140
	2006	304,002	8,239,973
David A. Campbell	2004	85,223	9,239,925
	2005	41,707	2,260,952
	2006	40,534	1,098,663
M. S. Greene	2004	115,584	12,531,649
	2005	29,195	1,946,680
	2006	13,275	359,812
T. L. Baker	2004	159,794	17,324,860
	2005	29,195	1,946,680
	2006	10,640	288,399
David P. Poole	2004	42,612	4,619,963
	2005	31,280	1,695,714
	2006	30,400	823,997
Kirk R. Oliver	n/a	n/a	n/a
Eric H. Peterson	n/a	n/a	n/a

(1)	The amounts reported under Outstanding Equity Awards at Fiscal Year-End table represent shares of restricted stock and/or performance units, as granted under the Long-Term Incentive Compensation Plan and the Omnibus Plan as of December 31, 2006. The number of unearned shares or units that have not vested represent the target award plus reinvested dividends since grant date.

(2)	The amounts reported under “Market Value” represent the payout value, as of December 31, 2006, using performance payout rates based on total shareholder return through December 31, 2006 and TXU Corp.’s stock price on December 31, 2006. Actual payouts will be based on actual total shareholder returns. Any shares received will also be subject to retention and ownership guidelines as referenced in “Stock Ownership & Retention Requirements” on page 101. Additionally, approximately one-third of the shares are expected to be withheld at the time of the distribution of these shares to the named executive officers to cover taxes payable by the named executive officers in connection with their receipt of the shares.

The amounts reported under Outstanding Equity Awards at Fiscal Year-End table include Unit I Awards for Messrs. Greene and Baker and Unit II Awards for Messrs. Wilder, Campbell and Poole granted in 2005 and 2006 as described in the narrative that follows the Grants of Plan-Based Awards table on pages 108 and 109. For Messrs. Wilder and Baker these amounts also include performance-based restricted stock awards granted in 2004 under the Long-Term Incentive Compensation Plan, as described in “Performance Based Restricted Stock Awards” below. For Messrs.

Campbell, Greene, and Poole, these amounts also include 2004 Unit Awards, as described in the corresponding section below.

The table below provides a summary of the assumptions utilized in determining the amounts reported under “Market Value” in the above table. The estimated performance payout percentage is based on the actual performance of the awards as of December 31, 2006; actual payouts will depend on the total shareholder returns achieved by TXU Corp. through the end of the performance period for each award year.

Outstanding Equity Award Market Value Assumptions

	Estimated
	Performance Payout	Stock Price as of
Grant Year	Percentage(1)	12/31/2006

2004
Restricted Stock	200%	$54.21
Unit Awards	200%	$54.21
2005
Unit I Awards	123%	$54.21
Unit II Awards	100%	$54.21
2006
Unit I Awards	50%	$54.21
Unit II Awards	50%	$54.21

(1)	Performance payout percentage is based on total shareholder return. Based on total shareholder return through December 31, 2006, the 2006 awards would not payout. However, a threshold payout percentage of 50% is included for market valuation purposes under the Outstanding Equity Awards at Fiscal Year-End table.

Based on total shareholder return through March 31, 2007 relative to the peer group companies, the performance payout percentage for the 2004 awards (which vested on March 31, 2007) is expected to be 200%. Since the time of grant of the 2004 awards, TXU Corp. had achieved total shareholder return of 300.3% through December 31, 2006; since the time of grant for the 2005 awards, TXU Corp. had achieved total shareholder return of 39.71% through December 31, 2006; and since the time of grant for the 2006 awards, TXU Corp. had achieved total shareholder return of 19.05% through December 31, 2006. Based on TXU Corp.’s share price as of December 31, 2006, cumulative shareholder value creation since February 20, 2004 has been approximately $26 billion; through April 15, 2007, cumulative shareholder value creation since February 20, 2004 has been more than $31 billion.

The information reported in the Outstanding Equity Awards at Fiscal Year-End table and the Outstanding Equity Award Market Value Assumptions table is presented in accordance with SEC rules requiring the use of the TXU Corp. share price on December 31, 2006 ($54.21) and other information as of December 31, 2006. The information in these tables does not reflect the $69.25 per share merger consideration contemplated by the February 25, 2007 Merger Agreement among TXU Corp., Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp or compensation changes after December 31, 2006.

Impact of Merger Transaction on Equity Awards: No additional equity or LTIP awards were or will be made as a result of the merger transaction. LTIP awards shown above were all granted pursuant to existing employment agreements or other employment arrangements.

The amount of any payments associated with the 2005 and 2006 LTIP awards for named executive officers will be fixed at the time of the Merger, but made at the end of the relevant performance period for each award; with respect to the named executive officers, no acceleration of LTIP payments would occur as a result of the Merger.

The actual payouts for 2005 and 2006 awards following closing of the Merger are not known at this time, and will not be known prior to the closing date of the Merger. The calculation of payout values as of the closing date will be based on TXU Corp.’s total shareholder return relative to the other companies in the peer group index and the defined absolute performance standard, as would be the case if the transaction does not close. Factors that will impact the ultimate payout level include the time it takes to secure regulatory approvals and satisfy other conditions to the closing of the Merger and the shareholder returns of the other electric power companies and utilities in the peer group index through the closing date of the Merger.

Performance-Based Restricted Stock Awards: Performance-based restricted stock awards granted under the Long-Term Incentive Compensation Plan provide for the issuance of restricted shares of Common Stock, which vest at the end of a three-year performance period, as provided for under the applicable award agreement. During the performance period, dividends on restricted shares are reinvested in Common Stock and are paid in cash upon release of the restricted shares. Upon vesting, the restricted shares become unrestricted shares of Common Stock.

The number of shares actually awarded pursuant to each Performance-Based Restricted Stock Award is determined using a formula based on TXU Corp.’s total shareholder return over the applicable performance period compared to the total shareholder return of the companies comprising the S&P 500 Electric Utilities Index. Depending on the total shareholder return, the number of shares originally awarded is adjusted to become from 0% to 200% of the original award. Generally, unvested restricted shares are forfeited upon termination of employment for reasons other than death or disability; however, restricted stock award agreements for executives with employment agreements contain provisions intended to conform the forfeiture provisions of the award agreement with the termination provisions of the applicable employment agreement.

2004 Unit Awards: The 2004 Unit Awards provide for the issuance of performance units, each having a value equal to one share of Common Stock. The performance units vest at the end of a three-year performance period, as set forth under the applicable 2004 Unit Award. During the performance period, the value of the dividends which would have been paid had the performance units been Common Stock are credited to the award and increase the number of performance units subject to the award by the number of shares that could have been purchased with such dividends.

The number of performance units actually awarded under each 2004 Unit Award is determined using a formula based on TXU Corp.’s total shareholder return over the applicable performance period compared to the total shareholder return of the companies comprising the S&P 500 Electric Utilities Index. Depending on the total shareholder return, the number of performance units originally awarded under the 2004 Unit Award (increased by the value of all accrued and reinvested dividends) is adjusted to become 0% to 200% of such original amount. Upon vesting, each 2004 Unit Award, as amended pursuant to amendments entered into effective December 31, 2004, requires TXU Corp. to distribute to the executive the number of shares of Common Stock equal to the number of performance units subject to the 2004 Unit Award. Generally, unvested performance units are forfeited upon termination of employment for reasons other than death or disability; however, 2004 Unit Awards for executives with employment agreements contain provisions intended to conform the forfeiture provisions of the award agreement with the termination provisions of the applicable employment agreement.

The following table sets forth information regarding the vesting of equity awards held by TXU Corp.’s named executive officers during 2006:

Option Exercises and Stock Vested - 2006

	Stock Awards
	Number of Shares	Value Realized on
Name	Acquired on Vesting (#)	Vesting ($)

C. John Wilder	630,762	28,456,806
David A. Campbell	–	–
M. S. Greene	77,269	3,486,004
T. L. Baker	171,710	7,746,676
David P. Poole	–	–
Kirk R. Oliver	–	–
Eric H. Peterson	107,318	4,841,672

CEO: For Mr. Wilder, the amounts reported represent the vesting and distribution of a 2004 stock award under the Long-Term Incentive Compensation Plan, which vested in 2006. On the last trading day prior to the announcement of Mr. Wilder’s hiring, TXU Corp.’s share price closed at $12.42 per share, and each 300,000 share award at time of grant had an estimated fair market value, using a SFAS 123R valuation, of $1,598,000. The shares vested in 2006 at 200% of target, based on TXU Corp.’s total shareholder return performance over that period. From April 1, 2004 through March 31, 2006, TXU Corp. delivered cumulative total shareholder returns of 228%. Over the same period, the S&P Multi-Utility Index reported cumulative total shareholder returns of 33% and the S&P 500 reported cumulative total shareholder returns of 19%. The total number of shares distributed included reinvested dividends resulting in a total distribution of 630,762 shares. Additionally, approximately one-third of the shares have either been withheld or are expected to be sold to cover taxes payable by Mr. Wilder in connection with his receipt of the shares.

Under the terms of the Long-Term Incentive Compensation Plan, the maximum amount of any award that may be paid in any one year to any of the executives is the fair market value of 200,000 shares of TXU Corp.’s Common Stock, determined as of the first day of such calendar year. The portion of any award that cannot be fully paid in any year as a result of this maximum amount limitation is automatically deferred until a subsequent year when it can be paid in accordance with applicable legal requirements without exceeding the maximum amount. As a result of this limitation, amounts reported as vested payouts also include 82,680 shares and 310,808 performance units for a total number of vested awards of 393,488 valued at $17,752,211 on the March 31, 2006 vesting date for Mr. Wilder. This amount represents a portion of his long-term incentive award maturing in 2006, which was deferred as a result of the maximum distribution under the Long-Term Incentive Compensation Plan.

Other Named Executive Officers: For the other executive officers named in the Option Exercises and Stock Vested table, the amounts reported in the table represent the vesting and distribution of 2003 stock awards under the Long-Term Incentive Compensation Plan, with similar performance and vesting. The Long-Term Incentive Compensation Plan is a comprehensive, stock-based compensation plan providing for common stock-based awards, including performance-based restricted stock and performance units. Long-Term Incentive Compensation Plan awards to the executives consisted of performance-based restricted stock represented by restricted stock award agreements and 2003 Unit Awards (described below). Please refer to the “Outstanding Equity Awards at Fiscal Year End — 2006” table and accompanying notes on page 110 for a more detailed discussion of performance-based restricted stock. Additionally, approximately one-third of the shares have either been withheld or are expected to be sold to cover taxes payable by the named executive officers in connection with their receipt of the shares.

2003 Unit Awards: The 2003 Unit Awards provided for the issuance of performance units/performance-based restricted stock, each having a value equal to one share of Common Stock. They vest at the end of a three-year performance period. During the performance period, the value of the dividends which would have been paid had the performance units been Common Stock are credited to the award and increase the number of performance units subject to the award by the number of shares which could have been purchased with such dividends.

The number of performance units actually awarded under each 2003 Unit Award is determined using a formula based on TXU Corp.’s total shareholder return over the applicable performance period compared to the total shareholder return of the companies comprising the S&P 500 Electric Utilities Index. Depending on the total shareholder return, the number of performance units originally awarded under the 2003 Unit Award (increased by the value of all accrued and reinvested dividends) is adjusted to become 0% to 200% of such original amount. Upon vesting, each 2003 Unit Award requires TXU Corp. to distribute to the executive the number of shares of Common Stock equal to the number of performance units subject to the 2003 Unit Award.

The amounts reported are gross of any tax withholdings. The number of shares and dollar value withheld for payment of taxes on the vesting date include for Messrs. Wilder, 119,529 shares ($5,392,565); Greene, 27,302 shares ($1,231,745); Baker 61,661 shares ($2,781,826) and Peterson, 39,118 shares ($1,765,004).

The following table sets forth information regarding TXU Corp.’s retirement plans that provide for benefits, in connection with, or following, the retirement of TXU Corp.’s named executive officers for the fiscal year ended December 31, 2006:

Pension Benefits - 2006

				Payments
		Number of		During
		Years	PV of	Last
		Credited	Accumulated	Fiscal
Name	Plan Name	Service (#)	Benefit ($)	Year ($)

C. John Wilder	Retirement Plan	1.8	17,189	0
	Supplemental Retirement Plan	1.8	307,782	0
David A. Campbell(1)	Retirement Plan	1.6	14,806	0
	Supplemental Retirement Plan	3.2	23,637	0
M. S. Greene	Retirement Plan	36.2	1,253,720	0
	Supplemental Retirement Plan	36.2	3,705,728	0
T. L. Baker	Retirement Plan	36.3	1,271,467	0
	Supplemental Retirement Plan	36.3	4,974,340	0
David P. Poole(2)	Retirement Plan	1.6	14,092	0
	Supplemental Retirement Plan	3.2	16,238	0
Kirk R. Oliver	Retirement Plan	6.5	84,620	0
	Supplemental Retirement Plan	6.5	145,392	0
Eric H. Peterson	Retirement Plan	2.9	31,012	0
	Supplemental Retirement Plan	2.9	33,929	0

(1)	Mr. Campbell’s employment agreement entitles him to additional retirement compensation equal to the retirement benefits he would be entitled to if, during each of his first ten years of service with TXU Corp., he was credited with two years of service under TXU Corp.’s retirement plan.

(2)	Mr. Poole’s employment agreement entitles him to additional retirement compensation equal to the retirement benefits he would be entitled to if, during each of his first ten years of service with TXU Corp., he was credited with two years of service under TXU Corp.’s retirement plan.

TXU Corp. and its participating subsidiaries maintain the Retirement Plan, which is intended to be qualified under applicable provisions of the Internal Revenue Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Only employees hired before January 1, 2002 may participate in traditional defined benefit component. All new employees hired after January 1, 2002 are in the cash balance component. In addition, the cash balance component covers employees previously covered under the traditional defined benefit component who elected to convert the actuarial equivalent of their accrued traditional defined benefit to the cash balance component during a special one-time election opportunity effective in 2002.

Annual retirement benefits under the traditional defined benefit component, which applied during 2006 to Messrs. Greene, Baker and Oliver, are computed as follows: for each year of accredited service up to a total of 40 years, 1.3% of the first $7,800, plus 1.5% of the excess over $7,800, of the participant’s average annual earnings (base salary) during his or her three years of highest earnings. Under the cash balance component, which covers Messrs. Wilder, Campbell, Poole, and Peterson, hypothetical accounts are established for participants and credited with monthly contribution credits equal to a percentage of the participant’s compensation (3.5%, 4.5%, 5.5% or 6.5% depending on the participant’s combined age and years of accredited service) and interest credits based on the average yield of the 30-year Treasury bond for the 12 months ending November 30 of the prior year. Benefits paid under the traditional defined benefit component of the Retirement Plan are not subject to any reduction for Social Security payments but are limited by provisions of the Internal Revenue Code.

The Supplemental Retirement Plan provides for the payment of retirement benefits, which would otherwise be limited by the Internal Revenue Code or the definition of earnings under the Retirement Plan. The Supplemental

Retirement Plan also provides for the payment of retirement compensation that is not otherwise payable under the Retirement Plan that TXU Corp. or its participating subsidiaries are obligated to pay under contractual arrangements. Under the Supplemental Retirement Plan, retirement benefits are calculated in accordance with the same formula used under the Retirement Plan, except that, with respect to calculating the portion of the Supplemental Retirement Plan benefit attributable to service under the traditional defined benefit component of the Retirement Plan, earnings also include Executive Annual Incentive Plan awards which are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The table set forth above illustrates present value on December 31, 2006 of each executive’s Retirement Plan benefit and benefits payable under the Supplemental Retirement Plan, based on their years of service and remuneration through December 31, 2006. Benefits accrued under the Supplemental Retirement Plan after December 31, 2004, are subject to Section 409A of the Internal Revenue Code. Accordingly, certain provisions of the Supplemental Retirement Plan have been modified in order to comply with the requirements of Section 409A and related guidance.

The present value of accumulated benefit for the Retirement Plan, traditional defined benefit component, was calculated based on the executive’s straight life annuity payable at the earliest age that unreduced benefits are available under the plan (generally age 62). Post-retirement mortality was based on the RP2000 Combined Healthy mortality table projected 10 years using scale AA. A discount rate of 6.00% was applied and no pre-retirement mortality or turnover was reflected.

The present value of accumulated benefit for the Retirement Plan, cash balance component, was calculated as the value of their cash balance account projected to age 65 at an assumed growth rate of 4.75% and then discounted back to December 31, 2006 at 6.00%. No mortality or turnover assumptions were applied.

The following table sets forth information regarding plans that provide for the deferral of TXU Corp.’s named executive officers’ compensation on a basis that is not tax-qualified for the fiscal year ended December 31, 2006:

Nonqualified Deferred Compensation - 2006

	Executive	Registrant		Aggregate	Aggregate	Aggregate
	Contributions	Contributions		Earnings	Withdrawals/	Balance at
Name	in Last FY ($)	in Last FY ($)		in Last FY ($)	Distributions ($)	Last FYE ($)

C. John Wilder	100,000	21,375,887	(1)	2,288,917	0	81,668,297	(2)
David A. Campbell	55,560	30,560		16,432	0	217,343
M. S. Greene	50,700	50,700		282,324	306,333	2,834,176
T. L. Baker	50,560	50,560		746,650	48,882	12,525,590	(3)
David P. Poole	105,700	24,560		56,581	0	467,167
Kirk R. Oliver	10,140	10,140		76,908	316,101	0
Eric H. Peterson	10,908	10,908		266,453	243,129	0

(1)	“Registrant Contributions in Last FY” for Mr. Wilder include a company match of $100,000 in the Salary Deferral Program and $21,275,887 representing the deferred payment (valued as of May 19, 2006) of the Long-Term Incentive Compensation Plan award that vested in 2006 but was deferred due to plan terms. Please refer to the Option Exercises and Stock Vested table and accompanying footnotes on page 112 for a more complete explanation of the deferred Long-Term Incentive Compensation Plan award. The deferred award is also included in the Option Exercises and Stock Vested table.

(2)	The amount under “Aggregate Balance at Last FYE” for Mr. Wilder includes, in addition to the year-end balances for the Salary Deferral Program and Deferred and Incentive Compensation Plan summarized below, a deferred stock award, as discussed in footnote (1) above, of $21,615,527 (valued at December 31, 2006 share price). This amount also includes the value of the trust shares ($57,751,662) awarded to Mr. Wilder to compensate him for a portion of his forgone compensation upon leaving his former employer to join TXU Corp. To join TXU Corp., Mr. Wilder had to forfeit certain benefits from his prior employer, including unvested stock options, unvested long term incentive, deferred cash awards, restricted cash payments and supplemental executive retirement from his prior employer. To partially compensate Mr. Wilder for a portion of his forgone compensation and to conserve cash payments in a time TXU Corp. was cash constrained, TXU Corp. established a rabbi trust, which holds 1,000,000 shares of Common Stock purchased for the benefit of Mr. Wilder by TXU Corp. The shares held in the rabbi trust are to be distributed to Mr. Wilder in the form of stock, in equal portions on the third and sixth anniversaries of the agreement unless otherwise deferred. The 1,000,000 share award at time of grant had an estimated fair market value, using a SFAS 123R valuation, of $10,158,000. The value of these shares will be taxable upon distribution. On June 20, 2005, as provided for in the agreement, Mr. Wilder elected to defer the distribution of the shares held in the rabbi trust to the later of the original distribution dates, or April 1 following the calendar year during which Mr. Wilder’s employment with TXU Corp. terminates. The value of the trust shares were previously reported as a bonus paid in 2004 and reported in TXU Corp.’s 2005 proxy statement. In total, Mr. Wilder’s trust shares and deferred shares were 1,464,030 as of December 31, 2006 (including 83,783 shares that are beneficially owned and reported in the Beneficial Ownership of Common Stock table on page 72, of which approximately 483,200 are expected to be sold to cover taxes on certain of the shares themselves.

(3)	The amount under “Aggregate Balance at Last FYE” for Mr. Baker includes, in addition to the year-end balances for the Salary Deferral Program and the Deferred and Incentive Compensation Plan, a deferred Long-Term Incentive Compensation Plan award of $7,915,249. A portion of the amounts reported as vested payouts from the Long-Term Incentive Compensation Plan for Mr. Baker were deferred due to plan terms. The value of the long-term incentive award payout was previously reported as a long-term incentive award payment in 2005 and reported in TXU Corp.’s 2006 proxy statement. In total, Mr. Baker’s deferred shares were 146,011, as of December 31, 2006 of which approximately 52,000 are expected to be sold to cover taxes on certain of the shares themselves.

The amounts reported in the Nonqualified Deferred Compensation table include deferrals and company match under the Salary Deferral Program and earnings and distributions under the Salary Deferral Program and the Deferred and Incentive Compensation Plan. Amounts reported under the heading “Aggregate Earnings in Last FY” also include dividends paid after the vesting date on prior deferrals under the Long-Term Incentive Compensation Plan that were paid out in 2006. The amounts reported as “Executive Contributions in Last FY” are also included as “Salary” in the Summary Compensation Table on page 104. Amounts included in “Aggregate Balance at Last FYE” have been included in the Summary Compensation Table in prior years as follows for Messrs. Wilder, $12,702,500; Campbell, $62,510; Greene, $500,480; Baker, $619,047; Poole, $214,004; Oliver, $0 and Peterson $0.

The material terms of the Salary Deferral Program and the Deferred and Incentive Compensation Plan are described below:

Salary Deferral Program: Under TXU Corp.’s Salary Deferral Program each employee of TXU Corp. and its participating subsidiaries who is in a designated job level and whose annual salary is equal to or greater than an amount established under the Salary Deferral Program ($110,840 for the program year beginning January 1, 2006) may elect to defer up to 50% of annual base salary, and/or up to 100% of any bonus or incentive award, for a period of seven years, for a period ending with the retirement of such employee, or for a combination thereof. TXU Corp. makes a matching award, subject to forfeiture under certain circumstances, equal to 100% of up to the first 8% of salary deferred under the Salary Deferral Program; provided that employees who first became eligible to participate in the Salary Deferral Program on or after January 1, 2002, who were also eligible, or became eligible, to participate in the Deferred and Incentive Compensation Plan, were not eligible to receive any Salary Deferral Program matching awards during the period prior to the freezing of the Deferred and Incentive Compensation Plan on March 31, 2005.

Deferrals are credited with earnings or losses based on the performance of investment alternatives under the Salary Deferral Program selected by each participant. At the end of the applicable maturity period, the trustee for the Salary Deferral Program distributes the deferrals and the applicable earnings in cash as a lump sum or in annual installments at the participant’s election made at the time of deferral. TXU Corp. is financing the retirement option portion of the Salary Deferral Program through the purchase of corporate-owned life insurance on the lives of participants. The proceeds from such insurance are expected to allow TXU Corp. to fully recover the cost of the retirement option. The amount included in “Aggregate Balance at Last FYE” attributable to the Salary Deferral

Program was for Messrs. Wilder, $427,871; Campbell, $217,343; Greene, $1,022,932; Baker, $1,139,928; Poole, $467,167; Oliver, $0 and Peterson, $0.

Deferred and Incentive Compensation Plan: In November 2004, the Board of Directors approved an amendment to the Deferred and Incentive Compensation Plan which froze any future participation as of March 31, 2005, which was the end of the 2004-2005 plan year for the Deferred and Incentive Compensation Plan. This amendment prohibited additional deferrals by existing participants and closed the plan to new participants. As amended, existing Deferred and Incentive Compensation Plan accounts will mature and be distributed in accordance with their normal schedule under the terms of the Deferred and Incentive Compensation Plan.

For plan years beginning on or prior to April 1, 2004, participants in the Deferred and Incentive Compensation Plan were permitted to defer a percentage of their base salary not to exceed a maximum percentage determined by the Organization and Compensation Committee for each plan year and in any event not to exceed 15% of the participant’s base salary. TXU Corp. made a matching award equal to 150% of the participant’s deferred salary. Matching awards are subject to forfeiture under certain circumstances.

Under the Deferred and Incentive Compensation Plan, a trustee purchased Common Stock with an amount of cash equal to each participant’s deferred salary and matching award, and accounts were established for each participant containing performance units equal to such number of common shares. Plan investments, including reinvested dividends, are restricted to Common Stock, and the value of each performance unit credited to participants’ accounts equals the value of a share of Common Stock and is at risk based on the performance of the stock. On the expiration of a five-year maturity period, the value of the participant’s maturing accounts are paid in cash based upon the then-current value of the performance units; provided, however, that in no event will a participant’s account be deemed to have a cash value which is less than the sum of such participant’s deferrals together with 6% per annum interest compounded annually. The participant’s account matures and becomes distributable if the participant dies or becomes totally and permanently disabled. Additionally, the maturity period is extended if the distribution of an otherwise maturing amount would cause the compensation paid to such participant during such year to exceed the limit on deductible compensation under Section 162(m) of the Internal Revenue Code.

Deferrals and matching awards under the Deferred and Incentive Compensation Plan made after December 31, 2004, are subject to the provisions of Section 409A of the Internal Revenue Code. Accordingly, certain provisions of the Deferred and Incentive Compensation Plan have been modified in order to comply with the requirements of Section 409A and related guidance. The amount included in “Aggregate Balance at Last FYE” and attributable to the Deferred and Incentive Compensation Plan was for Messrs. Wilder, $1,873,236; Campbell, $0; Greene, $1,811,244; Baker, $3,470,413; Poole, $0; Oliver, $0 and Peterson, $0.

Potential Payments upon Termination or Change in Control

The tables and narrative below provide information for payments to TXU Corp.’s named executive officers (or, as applicable, enhancements to payments or benefits) in the event of termination including retirement, voluntary, for cause, death, disability, without cause or change in control.

The information below is presented in accordance with SEC rules requiring the use of the TXU Corp. share price on December 31, 2006 ($54.21) and assuming termination of employment and other information as of December 31, 2006. The information below does not reflect the $69.25 per share merger consideration contemplated by the February 25, 2007 Merger Agreement among TXU Corp., Texas Energy Future Holdings Limited Partnership and Texas Energy Future Merger Sub Corp. or compensation changes after December 31, 2006. Information reflecting the $69.25 per share merger consideration and other updates as required by SEC rules for merger proxy statements are provided under “The Merger — Interests of our Directors and Executive Officers in the Merger” beginning on page 39. The use of updated information reflecting the Merger Agreement and other subsequent events to the date hereof would impact the value of total potential payments to named executive officers. As described above on pages 108-113, the impact on the outstanding 2005 and 2006 LTIP awards cannot be quantified with certainty at this time, given that payout values will depend on the timing of the merger closing date and TXU Corp.’s absolute shareholder returns and shareholder returns relative to the defined peer group through that date. Any payments associated with the 2005 and 2006 awards would be fixed at the time of the closing of the

Merger, but made at the end of the relevant performance period for each award; no acceleration of payments would occur.

In addition, as a result of the Merger Agreement and other events subsequent to December 31, 2006, there may be an increase in the amount of excise tax gross-ups payable to the named executive officers, but, as of the date hereof, TXU Corp. does not believe that it can calculate a reasonable estimate of such amount. Whether or not any incremental excise tax gross-up will occur, and the size of any gross-up, will be dependent on a number of factors, including the timing of closing, actual LTIP payout percentages and decisions to be made in the future by the acquiring company, its affiliates and the named executive officers.

Change in Control Policy: In the event of a change in control, Messrs. Greene and Baker are eligible to receive benefits under the terms of the Change in Control Policy and upon the events outlined in the change in control discussion on pages 101 and 102 of this proxy statement.

Severance Plan: Messrs. Greene and Baker are eligible for benefits under the terms of the Severance Plan and upon the events described therein on pages 102 and 103 of this proxy statement.

Employment Agreements with Contingent Payments: Messrs. Wilder, Campbell and Poole each have employment agreements with change in control and severance provisions as described in the following tables. The change in control and severance terms included in the employment agreements will govern through the term of the agreement.

Mr. Wilder

Potential Payments to Mr. Wilder Upon Termination (per Employment Agreement)

						Voluntary
						Termination
					Without	Following a
					Cause or For	Change In
Benefit	Voluntary	For Cause	Death	Disability	Good Reason	Control

Cash Severance	$0	$0	$7,500,000	$7,500,000	$10,523,875	$2,500,000
Executive Annual Incentive Plan	$0	$0	$2,500,000	$2,500,000	$0	$0
Equity
– LTIP	$0	$0	$76,109,833	$76,109,833	$59,846,833	$59,846,833
Retirement Benefits
– TXU Supplemental Retirement Plan(1)	$336,469	$336,469	$367,852	$887,394	$336,469	$336,469
Deferred Compensation(2)
– Salary Deferral Program	$0	$0	$198,560	$198,560	$0	$198,560
– Deferred & Incentive Comp. Plan	$0	$0	$1,653,037	$1,653,037	$0	$1,653,037
Health & Welfare – Medical/COBRA	$0	$0	$19,350	$0	$18,734	$18,734
– Dental/COBRA	$0	$0	$1,676	$0	$1,676	$1,676
– Life Insurance(3)	$0	$0	$1,250,000	$0	$0	$0
– AD&D(4)	$0	$0	$0	$0	$0	$0
– LTD(5)	$0	$0	$0	$300,000	$0	$0
Other
– Office & Related Services(6)	$0	$0	$0	$0	$60,000	$60,000
– Excise Tax Gross-Ups	$0	$0	$0	$0	$0	$0
Totals	$336,469	$336,469	$89,600,308	$89,148,824	$70,787,587	$64,615,309

(1)	Present value of accrued non-qualified pension. Amounts listed reflect the immediate vesting of retirement benefits due to the TXU Retirement Plan being in a partial plan termination status.

(2)	Amounts listed reflect the immediate vesting of the company matching contribution due to the occurrence of a termination or change-in-control. These amounts are also included in the Nonqualified Deferred Compensation Table on page 115. Excludes the deferred stock award and the value of trust shares described in note (2) following the Nonqualified Deferred Compensation Table on page 115.

(3)	For retirement, reported amount is annual subsidy provided by TXU Corp.; for death, reported amount is death benefit.

(4)	Payable only in the event of accidental death.

(5)	Amount reported is annual payable benefit.

(6)	Office and related services for one year (assume $5,000/month).

Mr. Wilder’s employment agreement provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Wilder’s death or disability:

a.	a lump sum payment equal to two times the sum of his annualized base salary plus his target annual incentive;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of all outstanding long-term incentive awards at the times such awards would otherwise have been paid in accordance with their terms;

d.	immediate grant of all ungranted long-term incentive awards that would have been made during the two-year period following the date of his death or disability;

e.	distribution of trust shares immediately; and

f.	certain continuing health care and company benefits.

2.	In the event of Mr. Wilder’s termination without cause or resignation for good reason (regardless of whether such termination or resignation follows a change-in-control), Mr. Wilder would be eligible to receive the following payments and benefits:

a.	a lump sum cash payment equal to his base salary and annual incentive bonuses he would have received through the remainder of the term of his employment agreement, with a minimum payment equal to two times the sum of his annualized base salary and annual incentive bonus;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of all outstanding long-term incentive awards, at the times such awards would otherwise have been paid in accordance with their terms (pursuant to the June 2005 amendment to his employment agreement, Mr. Wilder agreed to forego his right to receive as yet ungranted long-term incentive awards post-termination);

d.	distribution of the trust shares immediately;

e.	certain continuing health care and company benefits; and

f.	a tax gross-up payment to offset any excise tax that may result from the payments.

3.	In the event Mr. Wilder voluntarily terminates his employment without good reason within six months following a change in control of TXU Corp. which occurs on or before February 23, 2008, Mr. Wilder would be eligible to receive the following payments and benefits:

a.	a prorated annual incentive bonus for the year of termination;

b.	payment of all outstanding long-term incentive awards at the times such awards would otherwise have been paid in accordance with their terms;

c.	certain continuing health care and company benefits;

d.	distribution of the trust shares in accordance with the deferral election made by Mr. Wilder on June 20, 2005; and

e.	a tax gross-up payment to offset any excise tax that may result from the change in control payments.

Certain provisions of Mr. Wilder’s employment agreement may be subject to Code Section 409A. Accordingly, the agreement may be modified in order to comply with the requirements of Code Section 409A and related guidance. Additionally, upon termination, Mr. Wilder will receive the trust shares and the deferred LTIP award as disclosed in the Nonqualified Deferred Compensation Table and narrative.

During the term of Mr. Wilder’s employment agreement, severance benefits and change in control benefits provided pursuant to his employment agreement are in lieu of, and not in addition to, severance benefits and change in control benefits under TXU Corp.’s severance and change in control policies.

Mr. Campbell

Potential Payments to Mr. Campbell Upon Termination (per Employment Agreement)

						Without
						Cause or For
						Good Reason
					Without	in Connection
					Cause or For	With Change
Benefit	Voluntary	For Cause	Death	Disability	Good Reason	in Control

Cash Severance	$0	$0	$611,200	$611,200	$1,445,121	$1,833,600
Executive Annual Incentive Plan	$0	$0	$229,200	$229,200	$0	$0
Equity
– LTIP	$0	$0	$14,767,941	$14,767,941	$19,104,741	$19,104,741
Retirement Benefits
– TXU Supplemental Retirement Plan(1)	$28,848	$28,848	$31,626	$135,495	$28,848	$28,848
Deferred Compensation(2)
– Salary Deferral Program	$0	$0	$85,579	$85,579	$85,579	$85,579
Health & Welfare – Medical/COBRA	$0	$0	$18,822	$0	$18,791	$18,791
– Dental/COBRA	$0	$0	$1,676	$0	$1,676	$1,676
– Life Insurance(3)	$0	$0	$0	$0	$0	$0
– AD&D(4)	$0	$0	$765,000	$0	$0	$0
– LTD(5)	$0	$0	$0	$229,200	$0	$0
Other
– Excise Tax Gross-Ups	$0	$0	$0	$0	$0	$2,010,876
Totals	$28,848	$28,848	$16,511,044	$16,058,615	$20,684,756	$23,084,111

(1)	Present value of accrued non-qualified pension. Amounts listed reflect the immediate vesting of retirement benefits due to the TXU Retirement Plan being in a partial plan termination status.

(2)	Amounts listed reflect the immediate vesting of the company matching contribution due to the occurrence of a termination or change-in-control. These amounts are also included in the Nonqualified Deferred Compensation table on page 115.

(3)	For retirement, reported amount is annual subsidy provided by TXU Corp.; for death, reported amount is death benefit.

(3)	Payable only in the event of accidental death.

(4)	Amount reported is the annual payable benefit.

Mr. Campbell’s employment agreement provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Campbell’s death or disability:

a.	a lump sum payment equal to his annualized base salary plus his target annual incentive;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of all outstanding long-term incentive awards at the times such awards would otherwise have been paid in accordance with their terms;

d.	immediate grant of all ungranted long-term incentive awards that would have been made during the one-year period following the date of his death or disability; and

e.	certain continuing health care and company benefits.

2.	In the event of Mr. Campbell’s termination without cause or resignation for good reason, Mr. Campbell would be eligible to receive the following payments and benefits:

a.	a lump sum cash payment equal to his base salary and the annual incentive bonuses he would have received through the remainder of the term of his employment agreement, with a minimum payment equal to the sum of his annualized base salary and annual incentive bonus;

b.	payment of all outstanding long-term incentive awards, as well as all ungranted long-term incentive awards that would have been made during the remainder of the term of his employment agreement, at the times that the awards would otherwise have been paid in accordance with their terms;

c.	a cash payment equal to the forfeited portion of Mr. Campbell’s accounts under the Salary Deferral Program, and matching contributions that would have been made under the Salary Deferral Program during the 12-month period following the termination;

d.	the additional retirement compensation as if Mr. Campbell had worked through the expiration of the term of his employment agreement; and

e.	certain continuing health care and company benefits.

3.	In the event of Mr. Campbell’s termination without cause or resignation for good reason within 24 months following a change in control of TXU Corp., Mr. Campbell would be eligible to receive the following payments and benefits:

a.	a lump sum cash payment equal to his base salary and the annual incentive bonuses he would have received through the remainder of the term of his employment agreement, with a minimum payment equal to three times the sum of his annualized base salary and annual incentive bonus;

b.	payment of all outstanding long-term incentive awards, as well as all ungranted long-term incentive awards that would have been made during the remainder of the term of his employment agreement, at the times that the awards would otherwise have been paid in accordance with their terms;

c.	a cash payment equal to the forfeited portion of Mr. Campbell’s accounts under the Salary Deferral Program, and matching contributions that would have been made under the Salary Deferral Program during the 24-month period following the termination;

d.	the additional retirement compensation as if Mr. Campbell had worked through the expiration of the term of his employment agreement;

e.	certain continuing health care and company benefits; and

f.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

During the term of Mr. Campbell’s employment agreement, severance benefits and change in control benefits provided pursuant to his employment agreement are in lieu of, and not in addition to, severance benefits and change in control benefits under TXU Corp.’s severance and change in control policies.

Mr. Greene

Potential Payments to Mr. Greene Upon Termination (per TXU Corp. policy)

							Without Cause
							or For Good
							Reason In
							Connection
						Without	With Change
Benefit	Retirement	Voluntary	For Cause	Death	Disability	Cause	in Control

Cash Severance	$0	$0	$0	$0	$0	$1,318,200	$1,622,400
Executive Annual Incentive Plan	$304,200	$0	$0	$304,200	$304,200	$0	$0
Equity
– LTIP	$1,229,999	$0	$0	$13,761,648	$13,761,648	$0	$13,761,648
Retirement Benefits
– TXU Supplemental Retirement Plan(1)	$0	$0	$0	$0	$0	$0	$0
– Retiree Medical(2)	$16,156	$0	$0	$0	$0	$0	$0
Deferred Compensation(3)
– Salary Deferral Program	$299,202	$0	$0	$320,551	$320,551	$0	$320,551
– Deferred & Incentive Comp. Plan	$1,547,334	$0	$0	$1,547,334	$1,547,334	$0	$1,547,334
Health & Welfare – Medical/COBRA	$0	$0	$0	$0	$0	$16,652	$16,652
– Dental/COBRA	$0	$0	$0	$0	$0	$0	$0
– Life Insurance(4)	$0	$0	$0	$0	$0	$0	$0
– AD&D(5)	$0	$0	$0	$0	$0	$0	$0
– LTD(6)	$0	$0	$0	$0	$0	$0	$0
Other
– Outplacement Assistance	$0	$0	$0	$0	$0	$114,075	$114,075
– Split-Dollar Life Insurance(7)	$292,695	$292,695	$292,695	$3,140,000	$292,695	$292,695	$292,695
– Excise Tax Gross-Ups	$0	$0	$0	$0	$0	$0	$0
Totals	$3,689,586	$292,695	$292,695	$19,073,733	$16,226,428	$1,741,622	$17,675,355

(1)	Mr. Greene is fully vested in all retirement benefits as disclosed in the Pension Benefits table on page 114.

(2)	Amount reported is the annual subsidy provided by TXU Corp.

(3)	Amounts listed reflect the immediate vesting of the company matching contribution due to the occurrence of a termination or change-in-control.

(4)	For retirement, reported amount is annual subsidy provided by TXU Corp.; for death, reported amount is death benefit.

(5)	Payable only in the event of accidental death.

(6)	Amount reported is the annual payable benefit.

(7)	Amount reported, other than death benefit, is premiums for remaining four years.

Mr. Baker

Potential Payments to Mr. Baker Upon Termination (per TXU Corp. policy)

							Without
							Cause Or For
							Good Reason
							In Connection
			For			Without	With Change
Benefit	Retirement	Voluntary	Cause	Death	Disability	Cause	In Control

Cash Severance	$0	$0	$0	$0	$0	$1,643,200	$2,022,400
Executive Annual Incentive Plan	$379,200	$0	$0	$379,200	$379,200	$0	$0
Equity
– LTIP	$1,212,064	$0	$0	$18,536,924	$18,536,924	$0	$18,536,924
Retirement Benefits
– TXU Supplemental Retirement Plan(1)	$0	$0	$0	$0	$0	$0	$0
– Retiree Medical(2)	$16,156	$0	$0	$0	$0	$0	$0
Deferred Compensation(3)
– Salary Deferral Program	$385,591	$0	$0	$407,257	$407,257	$0	$407,257
Deferred & Incentive Comp. Plan	$2,278,106	$0	$0	$2,278,106	$2,278,106	$0	$2,278,106
Health & Welfare
– Medical/COBRA	$0	$0	$0	$0	$0	$16,652	$16,652
– Dental/COBRA	$0	$0	$0	$0	$0	$1,484	$1,484
– Life Insurance(4)	$656	$0	$0	$1,264,000	$0	$0	$0
– AD&D(5)	$0	$0	$0	$633,000	$0	$0	$0
– LTD(6)	$0	$0	$0	$0	$300,000	$0	$0
Other
– Outplacement Assistance	$0	$0	$0	$0	$0	$142,200	$142,200
– Split-Dollar Life Insurance(7)	$382,743	$382,743	$382,743	$3,960,000	$382,743	$382,743	$382,743
– Excise Tax Gross-Ups	$0	$0	$0	$0	$0	$0	$0
Totals	$4,654,516	$382,743	$382,743	$27,458,487	$22,284,230	$2,186,279	$23,787,766

(1)	Mr. Baker is fully vested in all retirement benefits as disclosed in the Pension Benefits table on page 114.

(2)	Amount reported is the annual subsidy provided by TXU Corp.

(3)	Amounts listed reflect the immediate vesting of the company matching contribution due to the occurrence of a termination or change-in-control. Excludes the deferred stock award described in note (3) following the Nonqualified Deferred Compensation table on page 116.

(4)	For retirement, reported amount is annual subsidy provided by TXU Corp.; for death, reported amount is death benefit.

(5)	Payable only in event of accidental death.

(6)	Reported amount is annual benefit until retirement.

(7)	Amount reported, other than death benefit, is premiums for remaining four years.

Additionally, upon termination, Mr. Baker will receive the deferred long-term incentive award disclosed in the Nonqualified Deferred Compensation Table and narrative.

Mr. Poole

Potential Payments to Mr. Poole Upon Termination (per Employment Agreement)

						Without Cause
						Or For Good
					Without	Reason In
					Cause Or	Connection
					For Good	With Change
Benefit	Voluntary	For Cause	Death	Disability	Reason	In Control

Cash Severance	$0	$0	$491,200	$491,200	$1,143,907	$1,143,907
Executive Annual Incentive Plan	$0	$0	$184,200	$184,200	$0	$0
Equity
- LTIP	$0	$0	$8,765,974	$8,765,974	$12,018,574	$12,018,574
Retirement Benefits
- TXU Supplemental Retirement Plan(1)	$18,495	$18,495	$20,257	$74,563	$18,495	$18,495
Deferred Compensation(2)
- Salary Deferral Program	$0	$0	$77,700	$77,700	$77,700	$77,700
Health & Welfare
- Medical/COBRA	$0	$0	$19,211	$0	$18,749	$18,749
- Dental/COBRA	$0	$0	$1,676	$0	$1,676	$1,676
- Life Insurance	$0	$0	$308,000	$0	$0	$0
- AD&D(3)	$0	$0	$615,000	$0	$0	$0
- LTD(4)	$0	$0	$0	$153,504	$0	$0
Other
- Excise Tax Gross-Ups	$0	$0	$0	$0	$0	$1,450,824
Totals	$18,495	$18,495	$10,483,218	$9,747,141	$13,279,101	$14,729,925

(1)	Present value of accrued non-qualified pension. Amounts listed reflect the immediate vesting of retirement benefits due to the TXU Retirement Plan being in a partial plan termination status.

(2)	Amounts listed reflect the immediate vesting of the company matching contribution due to the occurrence of a termination or change-in-control. These amounts are also included in the Nonqualified Deferred Compensation table on page 115.

(3)	Payable only in the event of accidental death.

(4)	Annual payable benefit.

Mr. Poole’s employment agreement provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Poole’s death or disability:

a.	a lump sum payment equal his annualized base salary plus his target annual incentive;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of all outstanding long-term incentive awards at the times such awards would otherwise have been paid in accordance with their terms;

d.	immediate grant of all ungranted long-term incentive awards that would have been made during the one-year period following the date of his death or disability; and

e.	certain continuing health care and company benefits.

2.	In the event of Mr. Poole’s termination without cause or resignation for good reason, Mr. Poole would be eligible to receive the following payments and benefits:

a.	a lump sum cash payment equal to his base salary and the annual incentive bonuses he would have received through the remainder of the term of his employment agreement, with a minimum payment equal to the sum of his annualized base salary and annual incentive bonus;

b.	payment of all outstanding long-term incentive awards, as well as all ungranted long-term incentive awards that would have been made during the remainder of the term of his employment agreement, at the times that the awards would otherwise have been paid in accordance with their terms;

c.	a cash payment equal to the forfeited portion of Mr. Poole’s accounts under the Salary Deferral Program, and matching contributions that would have been made under the Salary Deferral Program during the 12-month period following the termination;

d.	the additional retirement compensation as if Mr. Poole had worked through the expiration of the term of his employment agreement; and

e.	certain continuing health care and company benefits.

3.	In the event of Mr. Poole’s termination without cause or resignation for good reason within 24 months following a change in control of TXU Corp., Mr. Poole would be eligible to receive the following payments and benefits:

a.	a lump sum cash payment equal to his base salary and the annual incentive bonuses he would have received through the remainder of the term of his employment agreement, with a minimum payment equal to two times the sum of his annualized base salary and annual incentive bonus;

b.	payment of all outstanding long-term incentive awards, as well as all ungranted long-term incentive awards that would have been made during the remainder of the term of his employment agreement, at the times that the awards would otherwise have been paid in accordance with their terms;

c.	a cash payment equal to the forfeited portion of Mr. Poole’s accounts under the Salary Deferral Program, and matching contributions that would have been made under the Salary Deferral Program during the 24-month period following the termination;

d.	the additional retirement compensation as if Mr. Poole had worked through the expiration of the term and his employment agreement;

e.	certain continuing health care and company benefits; and

f.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

During the term of Mr. Poole’s employment agreement, severance benefits and change in control benefits provided pursuant to his employment agreement are in lieu of, and not in addition to, severance benefits and change in control benefits under TXU Corp.’s severance and change in control policies.

Excise Tax Gross-Ups

Executives Covered by Employment Agreements:  Upon a change in control of TXU Corp., Messrs. Wilder, Campbell and Poole (“the executive”) may be subject to certain excise taxes under Code Section 4999 as a result of the application of Code Section 280G to any payments they receive in connection with the change in control. Pursuant to their employment agreements, TXU Corp. has agreed to reimburse these executives for all excise (and other special additional) taxes that are imposed on them, including those imposed under Code section 4999, and any income and excise taxes that are payable by the executive as a result of any such reimbursements.

The “Excise Tax Gross-Up” amount in the tables assumes that the executive is entitled to a full reimbursement of the following expenses from TXU Corp.:

1.	Any excise taxes that are imposed upon the executive as a result of the change in control;

2.	Any income and excise taxes imposed upon the executive as a result of TXU Corp.’s reimbursement of the excise tax amount; and

3.	Any additional income and excise taxes that are imposed upon the executive as a result of TXU Corp.’s reimbursement for any excise or income taxes.

The calculation is based upon Internal Revenue Code Section 4999, which provides for an excise tax rate of 20%, and assumes a 35% federal income tax rate, a 1.45% Medicare tax rate and a 0% state income tax rate. The executives reside in the state of Texas, which does not impose a state income tax. For purposes of the Code Section 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

The Excise Tax Gross-Up will be payable to the executive for any excise tax incurred regardless of whether his employment is terminated. However, the actual amount of the Excise Tax Gross-Up will change based upon whether the executive’s employment with TXU Corp. is terminated because the amount of compensation received by the executive, and therefore subject to Internal Revenue Code Section 280G, will change. For purposes of Code Section 280G, the Excise Tax Gross-Up was calculated assuming (1) that a change in control of TXU Corp. occurred on December 31, 2006, using the value of TXU Corp.’s stock ($54.21) as of that date, and (2) that the executive’s employment with TXU Corp. terminated on that same day. In addition, to the extent that any payout was conditioned upon or determined based on achievement of performance criteria, it was assumed that such payout would be at the target level of performance, which was 100%. It was also assumed that all payments will be made in a manner that complies with Internal Revenue Code section 409A, which in some cases requires a delay in payment until a date six months following the date of the executive’s termination of employment.

“At Will” Executives:  Upon a change in control of TXU Corp., Mr. Greene and Baker (“the executive”) may be subject to certain excise taxes under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G to any payments he receives in connection with the change in control. The executive is eligible for benefits under the TXU Corp.’s Executive Change in Control Policy. Pursuant to the Change in Control Policy, TXU Corp. will reimburse the executive for all excise taxes that are imposed on the executive under Section 4999, that are attributable to payments received pursuant to the Change in Control Policy, and any income and excise taxes that are payable by the executive as a result of any such reimbursements. However, if the aggregate value of payments subject to Code Section 280G received by the executive pursuant to the Policy (other than the Excise Tax Gross-Up Amount) is less than 110% of the threshold amount as calculated in accordance with section 280G (three times the executive’s average compensation over the five-year period immediately preceding the change in control), then the payments received by the executive pursuant to the Change in Control Policy will be reduced in lieu of payment of the Excise Tax Gross-Up amount. The Change in Control Policy provides benefits only upon termination of employment within 24 months following a change in control. If the executive is subject to the excise tax under Section 4999 on amounts he receives outside the policy, he will not receive the Excise Tax Gross-Up payment for such amount.

The Excise Tax Gross-Up amount in the above tables assumes that Messrs. Greene and Baker are entitled to a full reimbursement by TXU Corp. of the following expenses:

1.	any excise taxes that are imposed upon the executive as a result of the change in control that are attributable to payments received pursuant to the Change-in-Control Policy;

2.	any income and excise taxes imposed upon the executive as a result of TXU Corp.’s reimbursement of the excise tax amount; and

3.	any additional income and excise taxes that are imposed upon the executive as a result of TXU Corp.’s reimbursement for any excise or income taxes.

The calculation is based upon Internal Revenue Code Section 4999, which provides for an excise tax rate of 20%, and assumes a 35% federal income tax rate, a 1.45% Medicare tax rate and a 0% state income tax rate. The executives reside in the state of Texas, which does not impose a state income tax. For purposes of the Section 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

The Excise Tax Gross-Up will be payable to the executive for any excise tax incurred on payments made pursuant to the Change-in-Control Policy as a result of termination of employment within 24 months following a change in control. The Excise Tax Gross-Up was calculated assuming (1) that a change in control of TXU Corp. occurred on December 31, 2006, using the value of TXU Corp.’s stock ($54.21) as of that date, and (2) that the executive’s employment with TXU Corp. terminated on that same day. In addition, to the extent that any payout was conditioned upon or determined based on achievement of performance criteria, it was assumed that such payout would be at target level of performance, which was 100%. It was also assumed that all payments will be made in a manner that complies with Internal Revenue Code section 409A, which in some cases requires a delay in payment until a date six months following the date of the executive’s termination of employment.

Director Compensation

The table below sets forth information regarding the aggregate compensation paid to the members of TXU Corp.’s Board of Directors during the fiscal year ended December 31, 2006. Directors who are officers, or former officers, of TXU Corp. do not receive any fees for service as a director. TXU Corp. reimburses all directors for reasonable expenses incurred in connection with their services as directors. Directors may be permitted to use company aircraft for travel related to their services as directors.

Director Compensation

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation
Name	($)(1)	($)(2)	($)(3)	Total ($)

Leldon E. Echols	84,500	100,000	–	184,500
Kerney Laday	79,750	100,000	–	179,750
Jack E. Little	94,750	100,000	–	194,750
Gerardo I. Lopez	51,000	111,250	–	162,250
J. E. Oesterreicher	90,000	100,000	–	190,000
Michael W. Ranger	69,000	100,000	–	169,000
Leonard H. Roberts	81,000	100,000	–	181,000
Glenn F. Tilton	78,500	100,000	–	178,500
E. Gail de Planque	82,000	100,000	–	182,000
William M. Griffin	12,750	60,000	7,780	80,530

(1)	Based on an analysis performed by the Organization and Compensation Committee’s independent compensation consultant, the directors’ compensation was changed in 2006. During 2006, each director received an annual board retainer of $45,000 plus $1,500 for each meeting attended. In addition, each committee member received $1,500 for each committee meeting attended. This amount was increased from $1,250 to $1,500 effective July 1, 2006. Non-chair members of the Audit Committee and the Nuclear Committee received an annual fee of $5,000 and the chairs of the Audit Committee and the Nuclear Committee received an annual fee of $10,000. The chairs of other committees received an annual fee of $5,000. Amounts reported include amounts deferred under TXU Corp.’s Deferred Compensation Plan for Outside Directors, as disclosed in footnote (2) below. Committee membership is set forth beginning on page 74.

(2)	During 2006, each director received an annual grant of Common Stock with a market value equal $100,000 which is also the SFAS 123R value of these grants. Based on an analysis performed by the Organization and

Compensation Committee’s independent compensation consultant, the annual grant of TXU Corp. stock was increased from $60,000 to $100,000, effective July 1, 2006. For Mr. Lopez, this amount also includes $11,250 which is the portion of his annual retainer that he chose to receive in Common Stock. Amounts reported include amounts deferred under the Deferred Compensation Plan for Outside Directors. Directors who receive a retainer for their board service may elect to defer, in increments of 25%, all or a portion of their annual board retainer and equity grant under the Deferred Compensation Plan for Outside Directors. Under the Deferred Compensation Plan for Outside Directors, a trustee purchases Common Stock with an amount of cash equal to each participant’s deferred retainer and equity grant. The trustee established accounts for each participant containing performance units equal to such number of shares of Common Stock. Each year, the participant selects a maturity period between three and ten years for that year’s deferrals. On the expiration of the applicable maturity period or upon a director’s death or disability, the trustee distributes the director’s maturing accounts in cash based on the then current value of the performance units. Certain provisions of the Deferred Compensation Plan for Outside Directors have been modified to comply with the requirements of Section 409A and related guidance. The number of units and the market value at December 31, 2006 of such units held in the TXU Corp. Deferred Compensation Plan for Outside Directors was for Mr. Echols 0 ($0), Mr. Laday 10,055 ($545,085), Dr. Little 27,899 ($1,512,428), Mr. Oesterreicher 29,094 ($1,577,188), Mr. Ranger 20,041 ($1,086,452), Mr. Roberts 1,883 ($102,089), Mr. Tilton 2,792 ($151,341), Dr. de Planque 3,350 ($181,590) and Mr. Griffin 5,196 ($281,675).

(3)	TXU Corp. has implemented a scholarship funding program to honor retiring directors. Upon a director’s retirement from the Board of Directors, TXU Corp. will fund two scholarships at a public university in a state where the company does business, designated by the retiring director. The time period of such funding is equal to the number of years the retiring director served on the Board of Directors, up to a maximum of 20 years. The amount of each scholarship is the university’s then-current annual tuition (two semesters or the equivalent) for Texas residents plus course fees and books, up to an aggregate maximum of $9,000. The amount listed as “All Other Compensation” for Mr. Griffin is attributable to payments made in 2006 in his honor under this scholarship program. Mr. William M. Griffin retired from the Board of Directors on February 16, 2006.

Directors and their spouses are invited to attend TXU Corp.’s strategy meeting. As part of the events associated with this meeting, TXU Corp. pays for spousal travel, lodging and meals and for the directors and their spouses to participate in various recreational events and entertainment. For 2006, the aggregate incremental cost to TXU Corp. for such travel, lodging, events and entertainment was less than $10,000 for each director.

On July 1, 2005, the Board of Directors adopted stock ownership requirements for its members. In general, each director will hold Common Stock having a value of at least:

1.	$75,000 within two years of joining the Board of Directors; and

2.	$150,000 within four years of joining the Board of Directors.

While compliance with these requirements will not be formally assessed until June 30, 2007, as of this time, all directors are compliant with the requirements.

Audit Committee Report

In addition to the preparation of this report, the principal purposes of the Audit Committee of the Board of Directors are to:

1.	Assist the Board of Directors in fulfilling its oversight responsibilities relating to:

a.	the integrity of TXU Corp.’s financial statements,

b.	TXU Corp.’s compliance with legal and regulatory requirements,

c.	the independent auditor’s qualifications and independence,

d.	the performance of TXU Corp.’s internal audit function and independent auditor, and

e.	TXU Corp.’s system of internal controls over financial reporting, accounting, legal compliance and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on TXU Corp.’s financial statements; and

2.	Foster open communications among the independent auditor, financial and senior management, internal audit and the Board of Directors.

The role and responsibilities of the Audit Committee are fully set forth in its written charter which was approved by the Board of Directors and is available on TXU Corp.’s website at www.txucorp.com. The Audit Committee consists solely of company directors who satisfy the requirements of independence and financial literacy under applicable law and regulations of the SEC and the NYSE and is chaired by Leldon E. Echols. The Audit Committee has directed the preparation of this report and has approved its content and submission to TXU Corp.’s shareholders.

The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP, the independent auditor for TXU Corp., as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with Deloitte & Touche its independence. The Audit Committee has received reports from Deloitte & Touche and TXU Corp.’s management relating to services provided by Deloitte & Touche and associated fees. In this regard, the Audit Committee has considered whether or not the provision of non-audit services by Deloitte & Touche for the year 2006 is compatible with maintaining the independence of the firm. In furtherance of the objective of assuring Deloitte & Touche’s independence, the Audit Committee has adopted a policy relating to the engagement of TXU Corp.’s independent auditor as described under “Selection of Independent Auditor” on pages 129, 130 and 131 of this proxy statement.

The Audit Committee reviewed and discussed with TXU Corp.’s management and Deloitte & Touche the interim unaudited financial statements and the audited consolidated financial statements of TXU Corp. for the year ended December 31, 2006. The Audit Committee also discussed with Deloitte & Touche those matters required to be discussed by the Public Company Accounting Oversight Board Interim Standard AU 380, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X concerning the quality of TXU Corp.’s accounting principles as applied in its financial statements.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in TXU Corp.’s Annual Report on Form 10-K for the year ended December 31, 2006. Additionally, as noted hereinafter in this proxy statement, the Audit Committee selected Deloitte & Touche to act as independent auditor for 2007, subject to shareholder approval.

Shareholder comments to the Audit Committee are welcomed and should be addressed to TXU Corp.’s Secretary at 1601 Bryan Street, Dallas, Texas 75201-3411.

Audit Committee

Leldon E. Echols, Chair J. E. Oesterreicher	Jack E. Little Leonard H. Roberts

SELECTION OF INDEPENDENT AUDITOR

Subject to the approval of shareholders at the annual meeting, the Audit Committee has selected the firm of Deloitte & Touche LLP to act as independent auditor for TXU Corp. for the year 2007 to audit the books of account and records of TXU Corp. and to make a report thereon to the shareholders. The persons named in the proxy will, unless otherwise instructed thereon, vote your shares in favor of the following resolution which will be submitted for consideration:

RESOLVED that the selection of the firm of Deloitte & Touche LLP, independent auditor, to audit the books of account and records of TXU Corp. for the year 2007, to make a report thereon, and to perform other services, be, and it hereby is, approved.

Deloitte & Touche has been the independent auditor for TXU Corp. since its organization in 1996 and for TXU Energy Industries Company (formerly Texas Utilities Company) since its organization in 1945, including the last fiscal year.

The Audit Committee has adopted a policy relating to the engagement of TXU Corp.’s independent auditor. The policy provides that in addition to the audit of the financial statements, related quarterly reviews and other audit services, and providing services necessary to complete SEC filings, TXU Corp.’s independent auditor may be engaged to provide non-audit services as described herein. Prior to engagement, all services to be rendered by the independent auditor must be authorized by the Audit Committee in accordance with pre-approval procedures which are defined in the policy. The pre-approval procedures require:

1.	The annual review and pre-approval by the Audit Committee of all anticipated audit and non-audit services; and

2.	The quarterly pre-approval by the Audit Committee of services, if any, not previously approved and the review of the status of previously approved services.

The Audit Committee may also approve certain on-going non-audit services not previously approved in the limited circumstances provided for in the SEC rules. All services performed by Deloitte & Touche for TXU Corp. in 2006 were pre-approved.

The policy defines those non-audit services which TXU Corp.’s independent auditor may also be engaged to provide as follows:

1.	Audit related services, including:

a.	due diligence accounting consultations and audits related to mergers, acquisitions and divestitures;

b.	employee benefit plan audits;

c.	accounting and financial reporting standards consultation; and

d.	internal control reviews.

2.	Tax related services, including:

a.	tax compliance;

b.	general tax consultation and planning; and

c.	tax advice related to mergers, acquisitions, and divestitures.

3.	Other services, including:

a.	process improvement, review and assurance;

b.	litigation and rate case assistance;

c.	general research;

d.	forensic and investigative services; and

e.	training services.

The policy prohibits TXU Corp. from engaging its independent auditor to provide:

1.	Bookkeeping or other services related to TXU Corp.’s accounting records or financial statements;

2.	Financial information systems design and implementation services;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management or human resource functions;

7.	Broker-dealer, investment advisor, or investment banking services;

8.	Legal and expert services unrelated to the audit; and

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, to be impermissible.

In addition, the policy prohibits TXU Corp.’s independent auditor from providing tax or financial planning advice to any officer of TXU Corp.

Compliance with the Audit Committee’s policy relating to the engagement of Deloitte & Touche is monitored on behalf of the Audit Committee by TXU Corp.’s chief internal audit executive. Reports from Deloitte & Touche and the chief internal audit executive describing the services provided by the firm and fees for such services are provided to the Audit Committee no less often than quarterly.

For the years ended December 31, 2006 and 2005, fees billed to TXU Corp. by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	2006	2005

Audit Fees. Fees for services necessary to perform the annual audit, review SEC filings, fulfill statutory and other service requirements, provide comfort letters and consents	$6,227,000	$5,831,000
Audit-Related Fees. Fees for services including employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards	5,176,000	1,419,000
Tax Fees. Fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions, divestitures, and communications with and requests for rulings from taxing authorities	253,000	115,000
All Other Fees. Fees for services including process improvement reviews, forensic accounting reviews, litigation and rate case assistance, and training services	286,000	159,000

Total	$11,942,000	$7,524,000

The amounts reported in the table above for 2005 differ from those reported in the 2006 proxy statement, due to the movement of $350,000 from “Audit Fees” to “Audit-Related Fees”. The amount in question was paid for a non-statutorily required audit of financial statements of a subsidiary of TXU Corp. TXU Corp. believes this move more accurately reflects the nature of the fees.

Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

SHAREHOLDERS’ PROPOSALS

TXU Corp. has been advised that shareholders intend to introduce up to two proposals for action at the annual meeting. The names and stock ownership of the submitting shareholders will be provided promptly either orally or in writing upon request to TXU Corp.’s Secretary. The shareholder proposals are reproduced below in the form received from the proponents, and TXU Corp. is not responsible for the accuracy or inaccuracy of any statements made in the proposals or the supporting statements. After reviewing the proposals, management of TXU Corp. and the Board of Directors have decided not to support the proposals for the reasons stated following each proposal.

Shareholder Proposal Related To TXU Corp.’s Adoption of Quantitative Goals For Emissions At Existing And Proposed Plants

Whereas:
Coal-burning power plants are responsible for 80% of the carbon dioxide (CO2) emissions from all U.S. power plants and are significant sources of mercury pollution. Texas power plants emit more mercury, a neurotoxin that accumulates in the food chain, and more CO2, a greenhouse gas linked to climate change, than power plants in any other state. TXU plans to build 11 of the 17 new pulverized coal plants proposed in Texas.

TXU is the tenth-largest emitter of CO2 among U.S. power generators and three TXU plants rank in the top 10 nationwide for total mercury emissions. TXU’s new coal-burning plants, each with a 50-year life expectancy, will double generating capacity and may increase TXU’s yearly CO2 emissions from 55 million tons in 2004 to 133 million tons in 2011. (WSJ-A1 7/21/06) http://online.wsj.com/article_print/SB115344549183413209.html

CO2 levels in the atmosphere are now higher than anytime in the past 400,000 years. Atmospheric levels of CO2, which persists in the atmosphere for over 100 years, will continue to rise as long as emissions from human activities continue. In order to avoid the most damaging effects of climate change, scientists urge that global CO2 emissions be kept at 2004 levels for the next 50 years. http://fire.pppl.gov/energy socolow 081304.pdf

While CO2 is not now regulated federally or in Texas, the in-coming chair of the Senate environmental committee has indicated that California’s new law requiring a 25% reduction in CO2 by 2020 will be a model for federal legislation. (AP 11/9/06) http://www.newspress.com/Top/Article/printArticle.jsp?ID=564837664831308159
&Section=LOCAL&Subsection=

TXU recently stated it will invest in C02 capture and storage technology and design eight of the new plants for retrofitting. However, pre-combustion CO2 capture, the most efficient option, can only be used with coal gasification, such as Integrated Gasification Combined Cycle (IGCC) technology. http://www.issues.org/22.1/stephens.html.

Despite U.S. EPA findings that new IGCC technology “has a potential advantage in capturing and sequestrating CO2 at lower costs,” http://www.epa.gov/airmarkets/articles/IGCCfactsheet.html, TXU has rejected IGCC.

Eight of TXU’s new plants will burn sub-bituminous coal; the other three will burn lignite. Mercury concentrations are three times higher in lignite coal than in sub-bituminous and harder to remove. TXU has acknowledged that it cannot determine the impact on its operations or financial position of the 2005 EPA regulations requiring a 70% reduction in mercury emissions by 2018.

TXU has pledged to reduce mercury and regulated pollutants by 20%. However in August, two administrative law judges recommended that TXU’s permit application for one of the new lignite-fired plants be rejected because, inter alia, the company failed to prove that its mercury control technology “is technically feasible.”

Resolved:

Shareholders request that the Board of Directors adopt quantitative goals for existing and proposed plants, based on current and emerging technologies, to reduce (a) mercury emissions to levels achievable by the best available control technology, and (b) total CO2 emissions below 2004 levels; and that the company report to shareholders by September 30, 2007, on its plans to achieve these goals. Such report shall omit proprietary information and be prepared at reasonable cost.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

As described under the caption “The Merger Agreement,” if the Merger is approved and completed, TXU Corp. will no longer have publicly traded common stock. Approval of this proposal by the current shareholders of TXU Corp. may divert resources from the day-to-day operations of the company and potentially from matters related to the completion of the Merger, even though the proposal may become moot. For this reason and the reasons outlined below, the Board of Directors recommends that shareholders vote against this proposal.

TXU Corp. has a long history of balancing responsibility for providing electricity with stewardship for the air, land and water. The Board of Directors recommends voting against this proposal for two primary reasons. TXU Corp. has already effectively implemented and gone beyond the first request, regarding goals for mercury emissions. The second request, regarding reduction of carbon dioxide (CO2) emissions to below 2004 levels, is unachievable without shutting down or curtailing production from existing plants and refraining from building any of the three proposed new generating units that are still in TXU’s plans. Furthermore, as described below, TXU Corp. is currently addressing the concerns raised in this resolution and the establishment of moot or unachievable goals would not be in the best interest of our shareholders.

With respect to mercury emissions, TXU Corp. has already committed to installing the best available control technology on its existing and proposed plants.

The request to return CO2 emissions to below 2004 levels is unachievable with current technology and generation options. In fact, without having built or operated any new generation facilities, TXU Corp.’s CO2 emissions for 2005 exceeded those in 2004 because of the demand for electricity and the generation mix available to the company to meet this need. Emissions of CO2 are not regulated and there are currently no control technologies installed on fossil fuel power plants in the U.S. There are no economically viable control technologies currently available. Returning future CO2 emissions to 2004 levels would be tantamount to limiting existing plants to operating at or below 2004 levels and not building any new generation. Texas has a critical and growing need for additional generating capacity which will only increase in the next few years. The goal stipulated by this resolution would prohibit TXU Corp. from helping meet this need, to the detriment of the company, its shareholders, and the public.

While it is committed to helping to supply Texas’ growing need for power, TXU Corp., its management and the Board of Directors, are acutely aware of and, sensitive to, carbon emissions concerns. Already the largest purchaser of renewable wind energy in Texas and one of the largest in the U.S., TXU Corp. has committed to doubling its renewable generating capacity in the next few years. TXU Corp. also has disclosed plans to add zero carbon emitting nuclear generation to its future generation portfolio.

TXU Corp. is currently engaged in and/or funding research and development of carbon capture technologies for application at fossil fuel power generating facilities. TXU Corp. has also recently announced a solicitation for the development of two integrated gasification combined cycle (IGCC) plants and the company has also committed to invest $400 million in demand side management initiatives over the next five years.

The Board of Directors Recommends a Vote AGAINST This Shareholder Proposal

Shareholder Proposal Requesting A Report On TXU Corp.’s Political Contributions And Expenditures

Resolved, that the shareholders of TXU Corp.  (“the Company”) hereby request that the Company provide a report, updated semi-annually, disclosing TXU’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of TXU’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in TXU who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing TXU’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of TXU, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy and in the best interest of TXU and its shareholders. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to TXU and its shareholders.

TXU contributed at least $25,000 and possibly more in corporate funds since the 2002 election cycle. (PoliticalMoneyLine: www.fecinfo.com/cgi-win/irsefinter.exe?DoFn=&sText=73214&sYR= 2004) However, its payments to trade associations used for political activities are undisclosed and unknown.

Trade Associations engage in political activities that may adversely impact the long-term interests of the company and its shareholders and the company’s reputation. A critical issue is global warming which can have serious consequences for TXU. For example, the Edison Electric Institute (EEI) continues to take a strong position against government action on global warming. TXU is a member of EEI. Without disclosure, it is impossible for shareholders to know how TXU’s payments to associations are used for political activities, including those opposing government action on global warming.

Relying on publicly available data does not provide a complete picture of political expenditures. TXU’s Board and shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

As described under the caption “The Merger Agreement,” if the Merger is approved and completed, TXU Corp. will no longer have publicly traded common stock. Approval of this proposal by the current shareholders of TXU Corp. may divert resources from the day-to-day operations of the company and potentially from matters related to the completion of the Merger, even though the proposal may become moot. For this reason and the reasons outlined below, the Board of Directors recommends that shareholders vote against this proposal.

TXU Corp. has been actively engaged in an ongoing initiative to achieve excellence in corporate governance. The Board of Directors believes that the adoption of this proposal is unnecessary since TXU Corp. does not use corporate funds for any political contributions or expenditures, other than minor administrative expenses of the employee political action committees (PACs) affiliated with TXU Corp., and it does not direct its payments to trade associations to be used for political purposes.

Federal law and the laws of many states, including the laws of Texas, prohibit corporations from using corporate funds for candidate contributions and restrict corporations from making certain other political contributions or political expenditures. TXU Corp. complies fully with all federal, state and local laws and regulations governing corporate political contributions.

TXU Corp.’s Code of Conduct, which is made available to all TXU Corp. employees and is also made available on TXU Corp.’s website at www.txucorp.com, expressly prohibits the payment or use of corporate assets of any type as payment, directly or indirectly, to any person, business, political organization, or public official for any unlawful or unauthorized purpose. In addition, employees of TXU Corp. are restricted from making any political contribution on behalf of TXU Corp. and from using any company resources to assist a candidate or elected official in any campaign. The Code of Conduct does permit employees to form PACs to solicit contributions from management and employees of TXU Corp.

Currently there are four employee PACs affiliated with TXU Corp. The primary purpose of these employee PACs is to stimulate awareness of and participation in governmental and political processes by eligible employees. Participation in an employee PAC is voluntary and not monitored by TXU Corp. All of the political contributions from the employee PACs are funded solely by voluntary contributions of eligible employees, and no corporate funds are involved in this process. As permitted by federal and Texas law, TXU Corp. pays minor administrative expenses for the employee PACs.

Multiple affiliated PACs are considered as one PAC by governmental and regulatory agencies for the purpose of tracking contribution limits. Each TXU Corp. employee PAC files monthly reports with the applicable federal and state regulatory agencies as required by law. The PACs also follow all guidelines of the Federal Election Campaign Act, the Bipartisan Campaign Reform Act and the Texas Ethics Commission. Any political contributions of the types described by the proponent that are made by TXU Corp.’s employee PACs are fully disclosed by both the employee PAC and the recipients in publicly available filings as required by applicable federal and state laws.

With respect to trade associations, TXU Corp. does not direct its payments to be used for political purposes [and makes no contributions of corporate funds to any PAC affiliated with any trade association].

The Board of Directors believes that TXU Corp.’s current policies and practices as well as federal and state reporting requirements are sufficient to advance TXU Corp.’s interest and provide ample public disclosure. Providing a separate report as set forth in the proposal would create an unnecessary obligation and would therefore not be a productive use of TXU Corp.’s assets.

The Board of Directors Recommends a Vote AGAINST This Shareholder Proposal

If the Merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the Merger is not completed or if we are otherwise required to do so under applicable law, we would hold a 2008 annual meeting of shareholders. Any shareholder proposals for inclusion in TXU Corp.’s 2008 proxy statement relating to the 2008 annual meeting must be received by the Secretary of TXU Corp., at 1601 Bryan Street, Dallas, Texas 75201-3411, not later than the close of business on [ • ]. If the date of the 2008 annual meeting of shareholders is moved more than 30 days before or 60 days after the anniversary date of the 2007 annual meeting of shareholders, the shareholder must deliver the proposal not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such proposals must also comply with the SEC’s rules concerning the inclusion of shareholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Exchange Act and our bylaws.

TXU Corp.’s restated bylaws require advance notice for any business to be brought before a meeting of shareholders. For business to be properly brought before the 2008 annual meeting by a shareholder (other than in connection with the election of directors; see “Election of Directors — Director Selection” above), written notice of the shareholders proposal must be received by the Secretary of TXU Corp. between [ • ] and [ • ]. This notice period may change if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date. The shareholder’s notice to the Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as certain other information. Additional information concerning the advance notice requirement may be obtained from the Secretary of TXU Corp. at the address provided above or on TXU’s website.

In addition, the rules of the SEC allow TXU Corp. to use discretionary voting authority to vote on any matter coming before the 2008 annual meeting of shareholders that is not included in the proxy statement for that meeting if TXU Corp. does not have notice of the matter by [ • ].

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

MISCELLANEOUS

If you have any questions about this proxy statement, the annual meeting or the Merger or need assistance with voting procedures, you should contact:

TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Telephone: (214) 812-4600
Attention: Corporate Secretary
E-mail: thogan@txu.com

or our proxy solicitor,

Georgeson Inc.
17 State Street
New York, New York, 10004
Telephone: (212) 440-9800
Attention: TXU Annual Meeting of Shareholders
E-mail: txuinfo@georgeson.com

You should not send in your Common Stock certificates until you receive the transmittal materials from the paying agent. If you have further questions about your Common Stock certificates or the exchange of our Common Stock for cash, you should call the paying agent, whose contact information will be provided in the transmittal materials.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated • , 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the Merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER
Among
TXU CORP.,
TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP
and
TEXAS ENERGY FUTURE MERGER SUB CORP
Dated as of February 25, 2007

A-i

Annex A	Defined Terms	A-I

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of February 25, 2007, among TXU Corp., a Texas corporation (the “Company”), Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and Texas Energy Future Merger Sub Corp, a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub,” the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, Parent, the board of directors of Merger Sub, and the board of directors of the Company, following the unanimous recommendation of the Strategic Transactions Committee of the board of directors of the Company (the “Transactions Committee”), have unanimously (by all directors voting) approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have authorized the execution hereof, and the board of directors of the Company has adopted a resolution unanimously (by all directors voting) recommending that this Agreement and the plan of merger set forth in this Agreement be approved by the shareholders of the Company.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, each of KKR 2006 Fund L.P., TPG Partners V, L.P., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (the “Guarantors”) are each entering into a guarantee in favor of the Company in the form attached hereto as Exhibit A (the “Guarantee”), pursuant to which the Guarantors are severally guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”), and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the Company shall continue its corporate existence under the Laws of the State of Texas, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects provided by this Agreement and the TBOC and other applicable Law. Without limiting the foregoing, and subject thereto, from and after the Effective Time, the Merger shall have the effects specified in Section 10.008 of the TBOC.

1.2  Closing.  Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:00 a.m. (Eastern Time) on the second business day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (a) a date during the Marketing Period to be specified by Merger Sub on no less than two business days’ notice to the Company, (b) the final day of the Marketing Period and (c) the Termination Date. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

1.3  Effective Time.  As soon as practicable following the Closing, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Texas for filing as provided under Section 10.153 of the TBOC. The Merger shall become effective at the time when the Certificate of Merger has been duly filed by the office of the Secretary of State of the State of Texas and a written acknowledgement of filing has been delivered by the office of the Secretary of State of the State of Texas pursuant to Section 4.002 of the TBOC, or at such later date as Parent and the Company shall agree and specify in the Certificate of Merger (the “Effective Time”).

ARTICLE II

Certificate of Formation and Bylaws of
the Surviving Corporation

2.1  The Certificate of Formation.  At the Effective Time, the certificate of formation of the Company shall be amended in its entirety to read in the form of the certificate of formation of Merger Sub as in effect immediately prior to the execution of this Agreement, except that the name of the Surviving Corporation shall be “TXU Corp.”, and, as amended, shall be the certificate of formation of the Surviving Corporation (the “Charter”), until thereafter amended as provided therein or by applicable Law.

2.2  The Bylaws.  The parties hereto shall take all actions necessary so that the bylaws of the Company in effect immediately prior to the Effective Time shall be amended so as to read in their entirety in the form of the bylaws of Merger Sub, and, as so amended, shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

Directors and Officers of the Surviving Corporation

3.1  Directors.  The parties hereto shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

3.2  Officers.  The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

4.1  Effect on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of the Company, the holder of any capital stock of the Company or the sole shareholder of Merger Sub:

(a) Merger Consideration.  Each share of the Common Stock, no par value, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties and (ii) Shares that are owned by shareholders who have not voted such Shares in favor of the Merger and who have otherwise taken all of the steps required by Subchapter H of Chapter 10 of the TBOC to properly exercise and perfect such shareholders’ dissenters rights (“Dissenting Shareholders”) (each Share referred to in clause (i) or clause (ii) being an “Excluded Share” and collectively, “Excluded Shares”) shall be converted into the right to receive $69.25 per Share in cash (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares (other than Shares to remain outstanding pursuant to Section 4.1(b)) shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest, and each certificate formerly representing Shares owned by Dissenting Shareholders shall thereafter only represent the right to receive the payment to which reference is made in Section 4.2(f).

(b) Cancellation of Excluded Shares.  Each Excluded Share referred to in Section 4.1(a)(i) or 4.1(a)(ii) (other than any Shares owned by any wholly-owned Subsidiary of the Company (including for these purposes TXU US Holdings Company), which shall remain outstanding) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of the holder of any Excluded Share referred to in Section 4.1(a)(ii) to receive the payment to which reference is made in Section 4.2(f).

(c) Merger Sub.  At the Effective Time, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value, of the Surviving Corporation.

4.2  Exchange of Certificates.

(a) Paying Agent.  Prior to the Closing Date, the Company shall use its reasonable best efforts to enter into a paying agent agreement with a paying agent selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed) (the “Paying Agent”). At the Closing, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 4.1(a) (such cash being hereinafter referred to as the “Exchange Fund”), provided that to the extent such deposits are being funded with the proceeds of the Debt Financing, Parent must deposit or cause to be deposited such funds by no later than immediately after the Effective Time. The Paying Agent shall invest the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 4.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 4.1(a).

(b) Exchange Procedures.  As promptly as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares evidenced by Certificates (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) multiplied by (y) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. As promptly as practicable after the Effective Time, the Paying Agent will mail to each holder of Shares represented by book-entry on the records of the Company or the Company’s transfer agent, on behalf of the Company (“Book-Entry Shares”), other than Excluded Shares, a check in the amount of the number of Shares held by such holder as Book-Entry Shares multiplied by the Per Share Merger Consideration.

(c) Transfers.  From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to and in accordance with this Article IV.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for 180 days after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of any Shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interests of any such holders or their successors, assigns or personal representatives previously entitled thereto. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(e) Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

(f) Dissenting Shares.  Notwithstanding any other provision contained in this Agreement, Shares that are issued and outstanding as of the Effective Time and that are held by a shareholder who has not voted such shares in favor of the Merger and who has otherwise taken all of the steps required by Subchapter H of Chapter 10 of the TBOC to properly exercise and perfect such shareholder’s dissenter’s rights shall be deemed to have ceased to represent any interest in the Surviving Corporation as of the Effective Time and shall be entitled to those rights and remedies set forth in Subchapter H of Chapter 10 of the TBOC; provided, however, that in the event that a shareholder of the Company fails to perfect, withdraws or otherwise loses any such right or remedy granted by the TBOC, the Shares held by such shareholder shall be converted into and represent only the right to receive the Per Share Merger Consideration specified in this Agreement. The Company shall give Parent (i) prompt notice of any written demands for payment for Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company with respect to shareholders’ rights to dissent and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle any such demands.

(g) Withholding Rights.  Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

(h) No Further Dividends.  No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares.

4.3  Treatment of Stock Plans.

(a) Restricted Stock Awards.  Except to the extent otherwise agreed to by Parent and the holder thereof, immediately prior to the Effective Time, all restricted stock awards (“Restricted Shares”) granted pursuant to the Stock Plans or otherwise that remain unvested shall automatically become fully vested and free of any forfeiture restrictions and each Restricted Share shall be considered an outstanding Share for all purposes of this Agreement, including the right to receive the Per Share Merger Consideration in accordance with Section 4.1(a) and subject to the provisions of Section 4.2(g). To the extent that the award agreement relating to any Restricted Shares provides that the number of such shares that will vest will depend on the achievement of targets measured by total shareholder return, the number of Restricted Shares that will vest in accordance with the prior sentence shall be determined in the same manner as specified in Section 4.3(b).

(b) Performance Awards.  Except as provided in Section 4.3(c) or to the extent otherwise agreed to by Parent and the holder thereof, immediately prior to the Effective Time, all performance awards (“Performance Awards”) granted under the Stock Plans that remain unvested shall automatically become fully vested and free of any forfeiture restrictions immediately prior to the Effective Time and, at the Effective Time, shall be paid out, in a lump sum cash payment equal to the product of (x) the number of Shares payable pursuant to each such Performance Award, based on performance through the Effective Time as determined by the Organization & Compensation Committee of the board of directors of the Company measured by the Per Share Merger Consideration (with awards measured on absolute performance adjusted for the duration of the performance period through the Effective Time), and (y) the Per Share Merger Consideration (the “Performance Award Merger Consideration”) in accordance with Section 4.1(a) and subject to the provisions of Section 4.2(g).

(c) Performance Awards Held by Designated Officers.  Notwithstanding Section 4.3(b), except to the extent otherwise agreed to by Parent and the holder thereof, immediately prior to the Effective Time, all Performance Awards held by the members of the Company’s Designated Officers (as defined in Section 5.1(h)) that remain unvested shall automatically (i) become fully vested and free of any forfeiture restrictions immediately prior to the Effective Time, (ii) be converted at the Effective Time into a cash amount in the same manner as specified in Section 4.3(b) and (iii) be paid out in cash in a lump sum at the end of each such award’s currently existing performance period, subject to the provisions of Section 4.2(g).

(d) Share-Based Benefits Under Deferred Compensation Plans.  At the Effective Time, each right of any kind, contingent or accrued, to receive payments or benefits measured by the value of Shares under any Company Benefit Plans, other than Restricted Shares and Performance Awards, shall entitle the beneficiary thereof to receive an amount in cash equal to the product of (x) the total number of Shares subject thereto immediately prior to the Effective Time and (y) the Per Share Merger Consideration.

(e) Corporate Actions.  At or prior to the Effective Time, the Company, the board of directors of the Company and the organization and compensation committee of the board of directors of the Company, as applicable, shall adopt resolutions to implement the provisions of Sections 4.3(a), 4.3(b), 4.3(c) and 4.3(d).

4.4  Adjustments to Prevent Dilution.  In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, provided that no such action shall be taken in violation of Section 6.1, the Per Share Merger Consideration shall be equitably adjusted.

4.5  Treatment of the Convertible Notes.  The Floating Rate Convertible Senior Notes due 2033 of the Company (the “Convertible Senior Notes”) shall be treated as set forth in Section 6.12.

ARTICLE V

Representations and Warranties

5.1  Representations and Warranties of the Company.  Except as set forth in reasonable detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006, the Company’s Current Reports on Form 8-K filed since January 1, 2006 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2006, in each case, filed with the SEC prior to the date hereof (other than disclosures in the “Risk Factors” sections thereof or any such disclosures included in such filings that are cautionary, predictive or forward-looking in nature) (it being agreed that such disclosures shall not be exceptions to Sections 5.1(b)(i), 5.1(c) and 5.1(d)(i)), or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent, provided that no such disclosure shall be deemed to qualify Section 5.1(f)(i) or Section 6.1 unless expressly set forth in Section 5.1(f)(i) or Section 6.1, as applicable, of the Company Disclosure Letter), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease, use and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or similar entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not be, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company’s and its Significant Subsidiaries’ certificates of incorporation and bylaws or comparable governing documents, each as amended to the date hereof, and each as so made available is in effect on the date hereof.

As used in this Agreement, the term (i) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided, however, that neither TXU Europe Limited, nor any entity directly or indirectly owned by TXU Europe Limited shall be deemed to be a “Subsidiary” of the Company or any of the Company’s Subsidiaries for purposes of this Agreement; (ii) “Significant Subsidiary” has the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”); (iii) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and (iv) “Company Material Adverse Effect” means a material adverse change or effect on the financial condition, business, assets, or results of operations of the

Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been or is a Company Material Adverse Effect:

(A) changes in general economic or political conditions or the securities, credit or financial markets in general in the United States or in the State of Texas or changes that are the result of acts of war or terrorism (other than such acts that cause any damage or destruction to or render physically unusable any facility or property of the Company or any of its Subsidiaries);

(B) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity (including, for the avoidance of doubt, ERCOT);

(C) changes or developments in national, regional or state wholesale or retail markets for fuel, including, without limitation, changes in natural gas or other commodity prices or in the hedging markets therefor, or related products;

(D) changes or developments in national, regional or state wholesale or retail electric power prices;

(E) system-wide changes or developments in national, regional or state electric transmission or distribution systems, other than changes or developments involving physical damage or destruction to or rendering physically unusable facilities or properties;

(F) changes that are the result of factors generally affecting any business in which the Company and its Subsidiaries operate, other than changes or developments involving physical damage or destruction to or rendering physically unusable facilities or properties;

(G) any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, regulators, financing sources or suppliers to the extent caused by the pendency or the announcement of the transactions contemplated by this Agreement;

(H) changes or effects to the extent relating to the entry into, pendency of actions contemplated by, or the performance of obligations required by this Agreement or consented to by Parent, including any change in the Company’s credit ratings to the extent relating thereto and any actions taken by the Company and its Subsidiaries that is not in violation of this Agreement to obtain approval from any Governmental Entity for consummation of the Merger;

(I) changes in any Law or GAAP or interpretation thereof after the date hereof;

(J) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period ending on or after the date of this Agreement, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect;

(K) changes or developments arising out of or related to any proceeding or action by or before a Governmental Entity to the extent affecting the plans of the Company and its Subsidiaries for the development of new generation capacity in the State of Texas, including any litigation with respect thereto; and

(L) a decline in the price or trading volume of the Company common stock on the New York Stock Exchange (the “NYSE”) or the Chicago Stock Exchange, provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect;

provided, further, that (x) matters, changes or developments set forth in clauses (A) through (F) above (other than action of the Public Utility Commission of Texas (the “PUCT”)) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such matters, changes or developments have a disproportionate (taking into account the relative size of the Company and its Subsidiaries and affected businesses of the Company and its Subsidiaries as compared to the other relevant entities and businesses) adverse affect on the Company as compared to other entities engaged in the relevant business in Texas or other relevant geographic area and are not otherwise excluded by clauses (G) through (L) from what may be taken into account in such determination, and (y) in no event shall any of the foregoing clauses (A) through (L) operate to exclude from the determination of whether there has been or is a Company Material Adverse Effect any Material Baseload Divestiture Requirement. For purposes of this Agreement, “Material Baseload Divestiture Requirement” shall mean any requirement imposed by a statute enacted into Law by the legislature of the State of Texas after the date of this Agreement, or any legally binding regulatory or administrative action taken pursuant to authority granted by such a new statute, that the Company or its Subsidiaries divest, or submit to capacity auctions for, a material amount of the Company’s approximately 8,137 Mw as of the date hereof of baseload solid fuel (coal, lignite and nuclear) generation capacity, and the effects of any Material Baseload Divestiture Requirement shall take into account the after-tax proceeds or other consideration or benefits that the Company and its Subsidiaries would reasonably be expected to receive in connection with any such divestiture or capacity auction.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of 1,000,000,000 Shares, of which 459,269,419 Shares were outstanding as of the close of business on February 23, 2007 and 50,000,000 shares of serial preference stock, par value $25 per share, none of which were outstanding as of the date hereof and, except for those Shares issuable or reserved for issuance as described below, no Shares have been issued since the close of business on February 23, 2007 through the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of February 23, 2007, other than up to 9,228,291.884 Shares issuable pursuant to the terms of outstanding awards under the TXU Corp. 2005 Omnibus Incentive Plan, the Company’s Long-Term Incentive Compensation Plan and the TXU Thrift Plan (collectively, the “Stock Plans”) and 1,523,916 Shares issuable, at the Company’s option, upon conversion of the Convertible Senior Notes, the Company has no Shares issuable or reserved for issuance and no rights to acquire Shares under the Stock Plans have been issued since February 23, 2007 and through the date hereof. As of the date hereof, there were no options to purchase Shares issued and outstanding. Except as set forth in this Section 5.1(b)(i), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Significant Subsidiaries to issue or sell any shares of capital stock or other equity securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(ii) None of the Subsidiaries of the Company own any Shares. Section 5.1(b)(ii) of the Company Disclosure Letter sets forth a list, as of the date hereof, of the Company’s Subsidiaries and entities (other than Subsidiaries) in which the Company or a Subsidiary of the Company owns a 5% or greater equity interest, the value of which is in excess of $25,000,000, as of the date hereof and the Company’s indirect interest in CapGemini Energy Limited Partnership (each a “Company Joint Venture”). Each of the outstanding shares of capital stock or other equity securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors’ qualifying shares and such failure to have such ownership would not reasonably be expected to have a Company Material Adverse Effect. The ownership interest in each Subsidiary and interest in each Company Joint Venture is owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”). Neither the Company nor any of its Subsidiaries has entered into any commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such commitment, arrangement or agreement in the ordinary course of business consistent with past practice, with respect to wholly owned Subsidiaries of the Company or pursuant to a Contract binding on the Company or any of its Subsidiaries made available to Parent or Merger Sub. For purposes of this Agreement, a wholly owned Subsidiary of the Company shall include any Subsidiary of the Company of which all of the shares of capital stock, other than director qualifying shares, are owned by the Company (or one or more wholly owned Subsidiaries of the Company).

(iii) Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable. Except for the Convertible Senior Notes, the Company

does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(iv) There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any equity securities of the Company or any of its Subsidiaries.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to approval of this Agreement by the holders of two-thirds of the outstanding Shares entitled to vote on such matter at a shareholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(ii) The board of directors of the Company at a meeting duly called and held, and following the unanimous recommendation of the Transactions Committee, has (A) unanimously (by all directors voting) determined that it is in the best interests of the Company’s shareholders to enter into this Agreement, approved and adopted this Agreement and adopted a resolution recommending that this Agreement be approved by the shareholders of the Company (the “Company Recommendation”), (B) unanimously (by all directors voting) directed that this Agreement be submitted to the shareholders of the Company for their approval at a shareholders’ meeting duly called and held for such purpose and (C) received the opinions of each of its financial advisors, Credit Suisse Securities (USA) LLC and Lazard Frères & Co. LLC, to the effect that, as of the date of such opinions, the Per Share Merger Consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view to such holders. It is agreed and understood that such opinions may not be relied on by Parent or Merger Sub. The board of directors of the Company has taken all action so that Parent will not be an “affiliated shareholder” (as such term is defined in Section 21.602 of the TBOC) or prohibited from entering into or consummating a “business combination” (as such term is defined in Section 21.604 of the TBOC) with the Company as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby.

(d) Governmental Filings; No Violations; Certain Contracts.

(i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) required as a result of facts and circumstances solely attributable to Parent or Merger Sub, (C) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration or earlier termination of applicable waiting periods thereunder, (D) under the Exchange Act, (E) under rules promulgated by the NYSE and the Chicago Stock Exchange, (F) with the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 203 of the Federal Power Act and the approval of FERC thereunder (the “FERC Approval”), (G) with the Federal Communications Commission (the “FCC”) for the transfer of radio licenses and point-to-point private microwave licenses held indirectly by the Company and the approval of the FCC for such transfer (the “FCC Approval”) and (H) with the Nuclear Regulatory Commission (the “NRC”) for approval of any indirect license transfer deemed to be created by the Merger and the approval of the NRC for such transfer (the “NRC Approval” and, together with the other approvals referred to in Subsections (C) through (G) of this Section 5.1(d)(i), the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, arbitrator, court, regional transmission organization, ERCOT, or any other legislative, executive or judicial governmental entity (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those, the failure to make or obtain which would not, individually or in the aggregate, reasonably be expected to have a

Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, or otherwise contravene or conflict with, the certificate of formation or bylaws of the Company or the comparable governing documents of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination, cancellation (or right of termination or amendment) or a default under, the creation or acceleration of any obligations under the requirement of any consent under, the requirement of any loss of any benefit under, or the creation of a Lien on any of the assets of the Company or any of its Significant Subsidiaries pursuant to, any material agreement, lease, license, contract, note, mortgage, indenture, credit agreement, arrangement or other obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries or any license from a Governmental Entity to which the Company or any of its Significant Subsidiaries is subject or (C) assuming compliance with the matters referred to in Section 5.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above and, in the case of clause (A) above, with respect to Subsidiaries other than Significant Subsidiaries, for any such breach, violation, termination, cancellation, default, creation, acceleration, consent, loss or change that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(e) Company Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and other documents required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended (the “Securities Act”) since December 31, 2003 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any amendments thereto, the “Company Reports”). Each of the Company Reports, including any financial statements or schedules included therein, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply in all material respects with the requirements of the Securities Act and the Exchange Act applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC staff with respect to the Company Reports.

(ii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE and the Chicago Stock Exchange.

(iii) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports as amended prior to the date hereof (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of its date and each of the statements of consolidated income, comprehensive income, cash flows and shareholders’ equity included in or incorporated by reference into the Company Reports (including any related notes and schedules), as finally amended prior to the date hereof, fairly presents in all material respects, or in the case of Company Reports filed after the date hereof, will fairly present in all material respects the financial position, results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end adjustments), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”), except as may be noted therein.

(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are effective to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents (including the Company’s chief executive officer and chief financial officer) and (B) the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors of the Company (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(v) Section 5.1(e)(v) of the Company Disclosure Letter sets forth a list of the Contracts and other arrangements containing the material commitments and obligations of the Company as of the date of this Agreement in respect of the development, engineering, construction and operation of new power generation facilities that is accurate in all material respects.

(f) Absence of Certain Changes

(i) Since September 30, 2006 there has not been any change in the financial condition, business, assets, or results of operations of the Company and its Subsidiaries that, individually or in the aggregate, has had or would be reasonably expected to have, a Company Material Adverse Effect.

(ii) Since September 30, 2006 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to the ordinary and usual course of such businesses and without limiting the foregoing, there has not been:

(A) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;

(B) other than regular quarterly dividends on Shares and on the shares of preferred stock of TXU US Holdings Company, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to the Company or to any wholly-owned Subsidiary of the Company); or

(C) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, other than as required by GAAP.

(g) Litigation and Liabilities

(i) There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations, inquiries, audits or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, as of the date hereof, no such proceedings are pending or threatened against any of the Company Joint Ventures, in each case that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay or impair the consummation of the transaction contemplated by this Agreement. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, as of the date hereof, any of the Company Joint Ventures is a party to or subject to the provisions of any judgment, settlement, order, writ, injunction, decree or award of any Governmental Entity specifically imposed upon the Company, any of its Subsidiaries or any of the Company Joint Ventures or any of their respective businesses, assets or properties which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay or impair the consummation of the transaction contemplated by this Agreement.

(ii) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations (A) set forth in the Company’s consolidated balance sheet as of December 31, 2006, including the notes thereto, included in the draft Annual Report on Form 10-K for the year ended December 31, 2006 attached to Section 5.1(g)(ii) of the Company

Disclosure Letter, (B) incurred in the ordinary course of business since December 31, 2006, (C) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement, (D) of a nature not required to be shown on a balance sheet prepared in accordance with GAAP, pursuant to any Contract or other similar arrangement binding upon the Company or any of its Subsidiaries, (E) that are expressly within the scope of any other representation or warranty in this Section 5.1 or are expressly excluded from such representation and warranty as a result of the scope of any materiality qualification applicable to such representation or warranty (provided that any matter arising after the date hereof shall not be deemed to be within the scope of or excluded from any representation or warranty given at or as of the date hereof or any date prior to the date hereof), or (F) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

The term “Knowledge” when used in this Agreement with respect to the Company shall mean the actual knowledge of those persons set forth in Section 5.1(g) of the Company Disclosure Letter.

(h) Employee Benefits

(i) (A) All material benefit and compensation plans, contracts, policies or arrangements covering current or former employees and officers of the Company and its Subsidiaries (the “Employees”) and/or current or former directors of the Company and its Subsidiaries under which the Company or its Subsidiaries are subject to continuing financial obligations, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, employment, change in control, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, agreements, programs, policies or arrangements sponsored, contributed to, or entered into by the Company or its Subsidiaries or for which the Company or its Subsidiaries could be reasonably expected to have any present or future liability (the “Benefit Plans”) are listed on Section 5.1(h)(i)(A) of the Company Disclosure Letter, and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office has been separately identified.

(B) True and complete copies of all Benefit Plans listed on Section 5.1(h)(i)(A) of the Company Disclosure Letter have been made available to Parent and to the extent applicable, the following have also been made available to Parent: (1) any related trust agreement or other funding instrument now in effect or required in the future as a result of the transaction contemplated in this Agreement or otherwise; (2) the most recent determination letter; (3) any summary plan description and (4) for the most recent year (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports related to an Employee Benefit Plan.

(ii) All Benefit Plans, other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and, to the Knowledge of the Company, all Multiemployer Plans are in substantial compliance with their respective terms and ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and other applicable Laws. Each Benefit Plan (other than any Multiemployer Plan) which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) or has applied to the IRS for such favorable determination letter under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such ERISA Plan under Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

(iii) Neither the Company nor any of its Subsidiaries has or is reasonably expected to incur any material liability under Subtitle C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). No Benefit Plan is a Multiemployer Plan and the Company and its Subsidiaries have not incurred and do not expect to incur any material withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

(iv) As of the date hereof, there is no material pending or, to the Knowledge of the Company, threatened litigation relating to the Benefit Plans, other than routine claims for benefits. Other than pursuant to a CBA, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan.

(v) Neither the execution of this Agreement, the approval of the Merger by the shareholders of the Company nor the consummation of the transactions contemplated hereby will (A) entitle any Designated Officer to severance pay or any material increase in severance pay upon any termination of employment after the date hereof, or (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, or (C) result or could result in payment under any Benefit Plans that would not be deductible under Section 280G of the Code.

The term “Designated Officer” when used in this Agreement shall mean, except as otherwise set forth in Section 5.1(h) of the Company Disclosure Letter, an “officer” of the Company for purposes of Rule 16a-1(f) under the Exchange Act. Section 5.1(h) of the Company Disclosure Letter contains a correct and complete list of the Designated Officers as of the date of this Agreement.

(i) Compliance with Laws; Licenses.  The businesses of each of the Company and its Subsidiaries and, to the Knowledge of the Company as of the date hereof, the businesses, as of the date hereof, of each of the Company Joint Ventures have not been since the Applicable Date, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except with respect to regulatory matters that are the subject of Section 6.5 hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews, the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries each has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, such Licenses are in full force and effect, and no suspension or cancellation of such Licenses is pending or, to the Knowledge of the Company, threatened, except where such failure to be in full force and effect, suspension or cancellation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j) Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of formation or bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

(k) Environmental Matters.  Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

(i) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, and none of them has received any written communication since February 1, 2002 from any Governmental Entity that alleges that any of them is not in material compliance with Environmental Laws.

(ii) Each of the Company and its Subsidiaries has obtained and possesses all environmental Licenses, including all required air emissions allowances, and all water rights (collectively, the “Environmental Permits”), necessary for the operation of its facilities in existence as of the date hereof and the conduct of its business as conducted as of the date hereof, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed for review by the relevant Governmental Entity, and each of the Company and its Subsidiaries is in compliance with all terms and conditions of the Environmental Permits granted to it.

(iii) There is no Environmental Claim (A) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (B) to the Knowledge of the Company, pending or threatened against any real or personal property that the Company or any of its Subsidiaries owns, leases or uses.

(iv) To the Knowledge of the Company, there has been no Release of any Hazardous Substance that has or would reasonably be expected to result in (A) any Environmental Claim against the Company or any of its Subsidiaries or against any Person (including any predecessor of the Company or any of its Subsidiaries) whose liability for such claim the Company or any of its Subsidiaries has or allegedly has retained or assumed either by operation of Law or by Contract, or (B) any requirement on the part of the Company or any of its Subsidiaries to undertake Remedial Action.

(v) To the Knowledge of the Company, the Company and its Subsidiaries have disclosed to Parent all circumstances or conditions which, as of the date hereof, are reasonably expected to result in (A) any Environmental Claim against any of them or (B) any obligation of any of them in excess of $5,000,000 currently required, or known to be required in the future, to incur costs for installing pollution control equipment or conducting environmental remediation under or to comply with applicable Environmental Laws.

As used herein, the term “Environmental Claim” means any and all actions, suits, claims, demands, demand letters, directives, written notices of noncompliance or violation by any Person, hearings, arbitrations, investigations or other proceedings alleging potential liability (including potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resource damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, or alleged presence, Release or threatened Release into the environment, of any Hazardous Substance at any location, whether or not owned, operated, leased or managed by the Company or any of its Subsidiaries; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

As used herein, the term “Environmental Law” means any and all Laws relating to (A) pollution, the protection of the environment (including air, surface water, groundwater, soil, land surface or subsurface strata, and natural resources) or protection of human health and safety as it relates to the environment, or (B) the use, treatment, storage, transport, handling, release or disposal of any harmful or deleterious substances.

As used herein, the term “Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law including petroleum and any derivative or by-products thereof, and any other substance regulated pursuant to, or the presence or exposure to which would reasonably be expected to form the basis for liability under, any applicable Environmental Law.

As used herein, the term “Release” means any spilling, emitting, leaking, pumping, pouring, emptying, injecting, escaping, dumping, disposing, discharging, or leaching into the environment, or into or out of any property owned, operated or leased by the applicable party.

As used herein, the term “Remedial Action” means all actions, including any capital expenditures required by a Governmental Entity or required under any Environmental Law, to (A) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Substance in the environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance so it does not endanger or threaten to endanger the public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

(l) Taxes.

(i) The Company and each of its Subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are complete and accurate, except in each case where such failures to so prepare or file Tax Returns, or the failure of such filed Tax Returns to be complete and accurate, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (B) have paid all Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and except where such failure to so pay or remit, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (C) have made adequate provision in the applicable financial statements in accordance with GAAP for any material Tax that is not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement; and (D) have not waived any statute of limitations with respect to any material amount of Taxes or agreed to any extension of time with respect to any material amount of Tax assessment or deficiency.

(ii) As of the date hereof, there are not pending or threatened in writing, any audits (or other similar proceedings initiated by a Governmental Entity) in respect of Taxes due from or with respect to the Company or any of its Subsidiaries or Tax matters to which the Company or any Subsidiary is a party, which (if determined adversely to the Company) could reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2005, 2004, and 2003.

(iii) There are no Tax sharing agreements (or similar agreements) to which the Company or any of its Subsidiaries is a party to or by which the Company or any of its Subsidiaries is bound (other than agreements exclusively between or among the Company and its Subsidiaries).

(iv) None of the Company or any of its Subsidiaries has engaged in any reportable transaction under Section 6011 of the Code and the Treasury Regulations promulgated thereunder.

(v) No actions have been taken by the Company or any of its Subsidiaries that would reasonably be expected to, individually or in the aggregate, have jeopardized the qualification of the interest as tax-exempt on any tax-exempt bonds that relate to any assets of the Company or any of its Subsidiaries.

(vi) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Company or any of its Subsidiaries with respect to any material Tax and neither the Company nor any of its Subsidiaries has requested or received a private letter ruling from the IRS or comparable rulings from other taxing authorities.

For purposes of this Section 5.1(l), the term “Subsidiary” shall include TXU Europe Limited and any entity directly or indirectly owned by TXU Europe Limited. As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes (1) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, margin, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, (2) any liability for payment of amounts described in clause (1), whether as a result of transferee liability or joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, and (3) any liability for the payment of amounts described in clause (1) or (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(m) Labor Matters.  Neither the Company nor any of its Subsidiaries (i) has agreed to recognize any labor union or labor organization, nor has any labor union or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of its Subsidiaries; (ii) is a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement or other Contract with a labor union or labor organization (a “CBA”); or (iii) is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor, to the Knowledge of the Company as of the date hereof, is any such proceeding threatened. There is not now, nor has there been since the Applicable Date any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries nor, to the Knowledge of the Company, is any such controversy threatened in writing as of the date hereof. To the Knowledge of the Company, as of the date hereof, there is no campaign being conducted to solicit cards from employees of the Company or any of its

Subsidiaries to authorize representation by a labor organization. As of the date hereof, neither the Company nor any of its Subsidiaries have closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program since the Applicable Date, nor has any such action or program been announced for the future in any case that would reasonably be expected to give rise to any material liability under the United States Worker Adjustment and Retraining Notification Act or the rules and regulations thereunder, except for any liabilities that were satisfied on or prior to September 30, 2006.

(n) Intellectual Property.  (i) To the Knowledge of the Company, (A) the Company and its Subsidiaries have sufficient rights to use all material Intellectual Property used in its business as presently conducted, and (B) no person is violating any material Intellectual Property owned by the Company except as would not reasonably be expected to result in a Company Material Adverse Effect.

(ii) For purposes of this Agreement, the following term has the following meaning:

“Intellectual Property” means any intellectual property, including trademarks, service marks Internet domain names, logos, trade dress, trade names, and all goodwill associated therewith and symbolized thereby, inventions, discoveries, patents, processes, technologies, confidential information, trade secrets, know-how, copyrights and copyrightable works, software, databases and related items.

(o) Insurance.  All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies or other material insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(p) Regulatory Matters.  (i) General. As of the date of this Agreement, the Company is an exempt holding company under the Public Utility Holding Company Act of 2005. As of the date of this Agreement, TXU Energy Holdings is subject to regulation under the Atomic Energy Act of 1954, as amended, as a licensee or the owner of a licensee, under Texas utility Law as a “power generation company,” a “retail electric provider” and a “power marketer” (as such terms are defined under PURA) and under the ERCOT Protocols as a “resource entity,” a “load serving entity” and a “qualified scheduling entity” (as such terms are defined in the ERCOT Protocols), and holds a tariff for sales of power at wholesale at market-based rates from FERC and has associated contracts as identified in Schedule 5.1(p). As of the date of this Agreement, TXU Electric Delivery is subject to regulation under Texas utility Law as a “public utility,” an “electric utility” and a “transmission and distribution utility” (as such terms are defined under PURA) and under the ERCOT Protocols as a “transmission and/or distribution service provider” (as such term is defined in the ERCOT Protocols), and its associated contracts tariffs and other facilities listed in Schedule 5.1(p) are subject to FERC jurisdiction under FERC orders. TXU Electric Delivery also holds franchises granted by municipalities and other Governmental Entities for the placement of utility facilities in or along public rights of way. As of the date of this Agreement, except as set forth in the immediately preceding sentences, the Company and its Subsidiaries are not subject to regulation as a public utility, public utility holding company or public service company (or similar designation) by any Governmental Entity.

As used in this Agreement, the term (A) “TXU Energy Holdings” means TXU Energy Company LLC, a Subsidiary of the Company, and/or its consolidated Subsidiaries, (B) “TXU Electric Delivery” means TXU Electric Delivery Company, a Subsidiary of the Company, and/or its consolidated Subsidiary, TXU Electric Delivery Transition Bond Company LLC, (C) “PURA” means the Texas Public Utility Regulatory Act, as amended, (D) “ERCOT Protocols” means the documents adopted by the Electric Reliability Council of Texas, Inc. (“ERCOT”), including any attachments or exhibits referenced therein, as amended from time to time that contain the scheduling, operating, planning, reliability, and settlement (including Customer registration) policies, rules, guidelines, procedures, standards, and criteria of ERCOT, and (E) “ERCOT Region” means the geographic area under the jurisdiction of the PUCT that is served by transmission and/or distribution providers that are not synchronously interconnected with electric utilities outside of the State of Texas.

(i) Comanche Peak Compliance.  The operation of Comanche Peak nuclear-powered generation Unit 1 and Unit 2 (together, “Comanche Peak”) is and has since January 1, 2002 been conducted in compliance in all material respects with applicable health, safety, regulatory and other legal requirements. Such legal requirements include, but are not limited to, the NRC Facility Operating Licenses for Comanche Peak issued pursuant to 10 C.F.R. Chapter I, and all regulations, requirements and orders related in any way thereto; and all obligations of the Company, as the owner of Comanche Peak, pursuant to contracts with the United States Department of Energy for the disposal of spent nuclear fuel and high-level radioactive waste, and any Laws of the State of Texas or any agency thereof. As of the date hereof, to the Knowledge of the Company, the operations of Comanche Peak are not the subject of any outstanding notice of violation or material request for information from the NRC or any other agency with jurisdiction over such facility. Comanche Peak maintains, and is in compliance in all material respects with, emergency plans designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials and such plans are in compliance in all material respects with the NRC’s rules and regulations.

(ii) Exempt Wholesale Generator Status.  TXU Energy Holdings is, and has been determined by order of FERC to be, an Exempt Wholesale Generator (“EWG”) under the Energy Policy Act of 2005 (the “EPAct 2005”), and neither such order nor TXU Energy Holdings’ status as an EWG under the EPAct 2005 is the subject of any pending or, to the Knowledge of the Company, threatened judicial or administrative proceeding to revoke or modify such status. To the Knowledge of the Company, there are no facts that are reasonably likely to cause TXU Energy Holdings to lose its status as an EWG under the EPAct 2005.

(iii) Qualified Decommissioning Fund.

(A) With respect to all periods commencing on or after January 1, 1997 and ending on or prior to the Closing Date: (1) the Company’s Qualified Decommissioning Fund consists of one or more trusts that are validly existing and in good standing under the laws of their respective jurisdictions of formation with all requisite authority to conduct their affairs as they now do; (2) the Company’s Qualified Decommissioning Fund satisfies the requirements necessary for such fund to be treated as a “Nuclear Decommissioning Reserve Fund” within the meaning of Code Section 468A(a) and as a “Nuclear Decommissioning Fund” and a “Qualified Nuclear Decommissioning Fund” within the meaning of Treas. Reg. Section l.468A-l(b)(3); (3) the Company’s Qualified Decommissioning Fund is in compliance in all material respects with all applicable rules and regulations of any Governmental Entity having jurisdiction, including the NRC, the PUCT and the IRS, (4) the Company’s Qualified Decommissioning Fund has not engaged in any acts of “self-dealing” as defined in Treas. Reg. Section 1.468A-5(b)(2); (5) no “excess contribution”, as defined in Treas. Reg. Section 1.468A-5(c)(2)(ii), has been made to the Company’s Qualified Decommissioning Fund which has not been withdrawn within the period provided under Treas. Reg. Section 1.468A-5(c)(2)(i); and (6) the Company has made timely and valid elections to make annual contributions to the Company’s Qualified Decommissioning Fund since its inception and the Company has heretofore delivered copies of such elections to Parent. As used in this Agreement, the term “Qualified Decommissioning Fund” means all amounts contributed to qualified funds for administrative costs and costs incurred in connection with the entombment, dismantlement, removal and disposal of the structures, systems and components of a unit of common facilities, including all costs incurred in connection with the preparation for decommissioning, such as engineering and other planning expenses incurred with respect to the unit of common facilities after actual decommissioning occurs, such as physical security and radiation monitoring expenses, as part of TXU Electric Delivery’s cost of service required by PURA or as approved by the PUCT.

(B) The Company has heretofore delivered to Parent a copy of its Decommissioning Trust Agreements as in effect on the date hereof.

(C) With respect to all periods commencing on or after January 1, 2002 and ending on or prior to the Closing Date, (1) the Company and/or Mellon Bank, N.A., the Trustee of the Company’s Qualified Decommissioning Fund (the “Trustee”) has/have filed or caused to be filed with the NRC, the IRS and any other Governmental Entity all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by the Company and/or the Trustee of the Company’s Qualified Decommissioning Fund; (2) there are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts that Parent may contribute to the Company’s Qualified Decommissioning Fund or may require distributions to be made from the Company’s Qualified Decommissioning Fund. The Company has delivered to Parent a copy of the schedule of ruling amounts most recently issued by the IRS for the Company’s Qualified Decommissioning Fund and a complete copy of the request that was filed with the IRS to obtain such schedule of ruling amounts and a copy of any pending request for revised ruling amounts, in each case together with all exhibits, amendments and supplements thereto.

(D) The Company has made available to Parent a statement of assets prepared by the Trustee for the Company’s Qualified Decommissioning Fund as of December 31, 2006 and as of January 31, 2007 and will make such a statement available as of the most recently available month end preceding the Closing, and such statements fairly presented and will fairly present as of such dates the financial position of each of the Company’s Qualified Decommissioning Funds. The Company has made available to Parent information from which Parent can determine the Tax basis of all assets in the Company’s Qualified Decommissioning Fund and will make such a statement available as of the most recently available month end preceding the Closing.

(E) The Company has made available to Parent all material contracts and agreements to which the Trustee, in its capacity as such, is a party.

(iv) Nonqualified Decommissioning Funds.  As of the date hereof, the Company does not maintain any funds in any nonqualified decommissioning trusts.

(vi) Foreign Ownership, Control or Influence.  Each officer and director of TXU Generation Company LP and any entity of which TXU Generation Company LP is a Subsidiary is a U.S. citizen.

(q) Derivative Products.  (i) (A) To the Knowledge of the Company, as of the date hereof, all Derivative Products entered into for the account of the Company or any of its Subsidiaries on or prior to the date hereof were entered into in accordance with (x) established risk parameters, limits and guidelines and in compliance with the risk management policies approved by management of the Company and in effect on the date hereof (the “TXU Trading Policies”), with exceptions having been handled in all material respects according to the Company’s risk management processes as in effect at the time at which such exceptions were handled, to limit the level of risk that the Company or any of its Subsidiaries is authorized to take, individually and in the aggregate, with respect to Derivative Products and monitor compliance with such risk parameters and (y) applicable Law and policies of any Governmental Entity.

(B) All Derivative Products entered into after the date hereof for the account of the Company or any of its Subsidiaries will be entered into in accordance with (x) the TXU Trading Policies with exceptions being handled in all material respects according to the Company’s risk management processes as in effect at the time at which such exceptions will be handled, to limit the level of risk that the Company or any of its Subsidiaries is authorized to take, individually and in the aggregate, with respect to Derivative Products and monitor compliance with such risk parameters and (y) applicable Law and policies of any Governmental Entity.

(i) The Company has made available to Parent a true and complete copy of the TXU Trading Policies, and the TXU Trading Policies contain a true and complete description of the practice of the Company and its Subsidiaries with respect to Derivative Products, as of the date hereof.

(ii) (A) Section 5.1(q)(iii)(A) of the Company Disclosure Letter sets forth a summary of the Company’s natural gas and heat rate positions as of February 16, 2007. The Company has made available to Parent pricing and other supporting information relating to the positions summarized on Schedule 5.1(q)(iii)(A) of the Company Disclosure Letter.

(B) Since February 16, 2007 and through the date of this Agreement, the Company has not entered into any Derivative Products outside of the normal course of business.

For purposes of this Agreement, “Derivative Product” means (i) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including electricity (including capacity and ancillary services products related thereto), natural gas, crude oil, coal and other commodities, emissions allowances, renewable energy credits, currencies, interest rates and indices and (ii) forward contracts for delivery of electricity (including capacity and ancillary services products related thereto), natural gas, crude oil, petcoke, lignite, coal and other commodities and emissions and renewable energy credits.

(r) Brokers and Finders.  Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Credit Suisse Securities (USA) LLC and Lazard Frères & Co. LLC as its financial advisors pursuant to engagement letters with the Company, copies of which have been provided to Parent prior to the date hereof or, in lieu thereof, redacted copies containing the material contents thereof including, without limitation, the provisions setting forth the fees payable thereunder and any commitments for future engagements have been provided to Parent prior to the date hereof.

(s) Real Property.  Except as would not be reasonably expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have either good title, in fee or valid leasehold, easement or other rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto, necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted free and clear of any Liens, options, rights of first refusal or other similar encumbrances.

(t) Company Material Contracts.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Contract that would be required to be filed by the Company as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC, except for any such Contract that is a Benefit Plan or would be a Benefit Plan but for the word “material” in the definition thereof) (each such Contract a “Company Material Contract”), (ii) as of the date hereof, to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and (iii) each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, is in full force and effect unless terminated in accordance with its terms.

5.2  Representations and Warranties of Parent and Merger Sub.  Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the ‘‘Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification.  Each of Parent and Merger Sub is a legal entity duly formed, validly existing and in good standing under the Laws of its respective jurisdiction of formation and has all requisite corporate, limited partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or limited partnership in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the certificate of formation and bylaws of Merger Sub as in effect on the date of this Agreement.

(b) Corporate Authority.  No vote of holders of limited partnership interests of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate or limited partnership power and authority and has taken all corporate or limited partnership action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent as the sole shareholder of Merger Sub (the “Requisite Parent Vote”), which will occur immediately following the execution of this Agreement, and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of, Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Governmental Filings; No Violations; Etc.

(i) Other than the FERC Approval, the NRC Approval and the FCC Approval and filings in respect thereof and the filings and/or notices (A) pursuant to Section 1.3, (B) required as a result of facts or circumstances solely attributable to the Company or its Subsidiaries, a direct or indirect change of control thereof or the operation of their businesses and (C) under the HSR Act (other than those in clauses (A) and (B), all such approvals being collectively the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those, the failure to make or obtain which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or formation or certificate of limited partnership or bylaws or comparable governing documents of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, (C) assuming compliance with the matters referred to in Section 5.2(c)(i), a violation of any Law to which Parent or any of its Subsidiaries is subject, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d) Litigation.  As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(e) Financing.  Section 5.2(e)(i) of the Parent Disclosure Letter sets forth a true and complete copy of the commitment letter, dated as of the date of this Agreement, among Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers Commercial Bank, Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc. (the “Debt Financing Commitment”), pursuant to which lenders party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing”). Section 5.2(e)(ii) of the Parent Disclosure Letter sets forth true and complete copies of the equity commitment letters, dated as of the date of this Agreement, from (i) KKR 2006 Fund L.P., (ii) TPG Partners V, L.P., (iii) J.P. Morgan Ventures Corporation, (iv) Citigroup Global Markets Inc. and (v) Morgan Stanley & Co. Incorporated (collectively, the “Equity Financing Commitments” and together with the Debt Financing Commitment, the ‘‘Financing Commitments”), pursuant to which the investor parties thereto have committed, subject to the terms and conditions set forth therein, to invest the amounts set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). Prior to the date hereof, (i) none of the Financing Commitments has been amended or modified, (ii) no such amendment or modification is contemplated, and (iii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. Merger Sub has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the execution hereof. The Financing Commitments are in full force and effect as of the date hereof and are the legal, valid and binding obligations of

Merger Sub and, to the knowledge of Parent, of the other parties thereto. Notwithstanding anything in this Agreement to the contrary, one or more Debt Financing Commitment may, in accordance with the provisions of this Agreement, be superseded at the option of Parent after the date of this Agreement but prior to the Effective Time by instruments (the “New Debt Financing Commitments”) replacing existing Debt Financing Commitment, provided that the terms of the New Debt Financing Commitments shall not (a) expand upon the conditions precedent to the Financing as set forth in the Debt Financing Commitment or (b) otherwise delay the Closing. In such event, the term “Financing Commitments” as used herein shall be deemed to include the Financing Commitments that are not so superseded at the time in question and the New Debt Financing Commitments to the extent then in effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of Parent or Merger Sub under any of the Financing Commitments. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the Financing will not be made available to Parent on the Closing Date. Assuming the Financing Commitments are funded, Parent and Merger Sub will have at and after the Closing funds sufficient to pay the aggregate Per Share Merger Consideration (and any repayment or refinancing of debt contemplated by this Agreement or the Financing Commitments) and any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and to pay all related fees and expenses.

(f) Capitalization of Merger Sub.  The authorized capital stock of Merger Sub consists solely of 1,000 shares of Common Stock, no par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement, including the Financing.

(g) Parent’s ERCOT Generation.  Parent and its “affiliates” (as defined in Section 11.003(2) of the Texas Utilities Code as in effect on the date hereof) do not directly or indirectly own, control or have under construction any electric generation facilities that offer electricity for sale in the ERCOT Region or that are located in, or are capable of delivering electricity for sale to, the ERCOT Region. Neither Parent nor its “affiliates” (as defined in Section 11.003(2) of the Texas Utilities Code as in effect on the date hereof) have a present intention to acquire or construct any electric generation facilities offering, or capable of offering electricity for sale to, the ERCOT Region, except through the Company or its Subsidiaries.

(h) Foreign Ownership, Control or Influence.  Each officer and manager of the sole general partner of Parent is a U.S. citizen, and to the knowledge of Parent, none of the members owning 5% or more of the limited liability company interests in the sole general partner of Parent is, or is controlled by, a foreign Person or entity. To the knowledge of Parent after due inquiry, none of the limited partners owning singularly or collectively 10% or more of Parent’s limited partnership interests is, or is controlled by, a foreign Person or entity. As of the Closing, no foreign Person will control TXU Generation Company LP.

(i) Brokers.  No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to the Closing.

(j) Solvency.  As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy of the representations and warranties of the Company set forth in Section 5.1 hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any “knowledge”, materiality or “Material Adverse Effect” qualification or exception) including, without limitation, the representations and warranties set forth in Section 5.1(e)(iii), and (iii) estimates, projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, and after giving effect to the transactions contemplated by this Agreement, including the Financing, and the payment of the aggregate Per Share Merger Consideration, any other repayment or refinancing of existing indebtedness contemplated in this Agreement or the Financing Commitments, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term “Solvent” when used with respect to Parent and the Surviving Corporation, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of Parent and the Surviving Corporation will, as of such date, exceed (i) the value of all “liabilities of Parent and the Surviving Corporation, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of Parent and the Surviving Corporation on their existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) Parent and the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they intend to engage or propose to be engaged following the Closing Date, and (c) Parent and the Surviving Corporation will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that Parent and the Surviving Corporation will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

(k) Guarantee.  Concurrently with the execution of this Agreement, Parent has caused the Guarantors to deliver to the Company the duly executed Guarantees.

(l) Absence of Certain Agreements.  As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any such agreement, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal; (ii) other than investment funds or other entities under common management with any of the Guarantors, any third party has agreed to provide, directly or indirectly, equity capital (other than pursuant to the Equity Financing Commitments or as set forth in Section 5.2(l) of the Parent Disclosure Letter) to Parent or the Company to finance in whole or in part the Merger; or (iii) any current employee of the Company has agreed to remain as an employee of the Company or any of its Subsidiaries following the Effective Time.

ARTICLE VI

Covenants

6.1  Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned)), and except as otherwise expressly contemplated by this Agreement or required by applicable Laws, the business of it and its Subsidiaries shall be conducted, to the extent contemplated thereby, in a manner consistent with the business plan set forth in Part I to Section 6.1(a) of the Company Disclosure Letter (the “Business Plan”) and, otherwise in the ordinary course of business (taking into account the effects of the Business Plan). To the extent consistent with the foregoing, the Company and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, employees and business associates. Without limiting the generality of the preceding provisions of this Section 6.1(a), and in furtherance thereof, from the date of this Agreement until the Effective Time, except (A) as otherwise specifically contemplated or specifically permitted by provisions of this Agreement other than this Section 6.1(a), (B) as Parent may approve in writing (such approval, not to be unreasonably withheld, delayed or conditioned), (C) as is required by applicable Law or (D) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

(i) adopt any change in its certificate of formation or bylaws or other applicable governing instruments;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person;

(iii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(iv) make any acquisition of any assets or Person for a purchase price in excess of $10 million unless such acquisition would be permissible under clause (xi) below;

(v) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than (A) the issuance of Shares upon the settlement of performance units, restricted stock awards and other awards under the Stock Plans (and dividend equivalents thereon, if applicable), (B) the issuance of Shares upon conversion of Convertible Senior Notes, or (C) the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(vi) make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $20 million in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) regular quarterly dividends paid to holders of Shares in an amount not to exceed $0.4325 per Share per quarter, with record dates of or no earlier than, March 2, 2007; June 1, 2007; September 1, 2007; December 1, 2007; March 1, 2008 and June 1, 2008, respectively, and provided that no quarterly dividend will be declared with respect to the quarter in which the Effective Time occurs unless the Effective Time is after the record date for such quarter, (B) dividends paid in the ordinary course of business consistent with past practice by any direct or indirect wholly-owned Subsidiary to the Company or to any other direct or indirect wholly-owned Subsidiary and (C) dividends to holders of shares of preferred stock of TXU US Holdings Company in accordance with the terms of such preferred stock) or enter into any agreement with respect to the voting of its capital stock;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than the acceptance of Convertible Senior Notes surrendered by their holders for conversion and the acquisition of any Shares tendered by current or former employees or directors in order to pay Taxes in connection with the settlement of performance units, restricted stock awards and other awards under the Stock Plans);

(ix) repurchase, redeem, defease, cancel, prepay, forgive, issue, sell, incur or otherwise acquire any indebtedness for borrowed money or any debt securities or rights to acquire debt securities of the Company or any of its Subsidiaries, or assume, guarantee or otherwise become responsible for such indebtedness of another Person (other than a wholly owned Subsidiary of the Company), except for indebtedness for borrowed money incurred or repaid in the ordinary course of business consistent with past practice (A) under the Company’s existing revolving credit facilities or the extension or refinancing thereof, (B) under commercial paper borrowings, (C) to refinance indebtedness for borrowed money as such indebtedness matures and using commercially reasonable efforts to obtain comparable terms and conditions, (D) by drawing under outstanding letters of credit or (E) in connection with the remarketing of outstanding Pollution Control Revenue Bonds in each case of any excepted issuance, refinancing or incurrence of indebtedness, which does not include any prepayment penalties, makewhole or similar terms and which does not interfere with, compete with or impede in any material respect the Debt Financing;

(x) amend or modify in any material respect the terms of, or refinance, any indebtedness for borrowed money, guarantee of indebtedness for borrowed money or debt securities of the Company or any of its Subsidiaries, except in connection with any refinancing of such indebtedness as it matures that does not include any new prepayment penalties, make-whole or similar term and does not unreasonably interfere with, compete with or impede in any material respect the Debt Financing;

(xi) except as set forth in the capital expenditures contained in the Business Plan and for expenditures related to operational emergencies, equipment failures or outages, make or authorize any capital expenditure in excess of $50 million in the aggregate during any 12 month period;

(xii) except as required by applicable Law, reactivate or enter into any “reliability must run” Contract with respect to any generating plant that, as of the date of this Agreement, is shutdown or “mothballed;”

(xiii) make any material changes with respect to accounting policies or procedures, except as required by Law or by changes in GAAP;

(xiv) waive, release or settle any pending or threatened litigation or other proceedings before a Governmental Entity (A) for an amount in excess of $10 million or (B) entailing the incurrence of (1) any obligation or liability of the Company in excess of such amount, including costs or revenue reductions, (2) obligations that would impose any material restrictions on the business or operations of the Company or its Subsidiaries, or (C) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any Subsidiary relating to the transactions contemplated by this Agreement;

(xv) other than in the ordinary course of business consistent with past practice or except to the extent required by Law, make or change any material Tax election, settle or compromise any Tax liability of the Company or any of its Subsidiaries in excess of $10 million, change any method of Tax accounting, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(xvi) take any action outside the ordinary course of business that could result in the inclusion in taxable income of any intercompany gain of the Company or any of its Subsidiaries;

(xvii) transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any assets, product lines or businesses of the Company or its Subsidiaries (including capital stock of any of its Subsidiaries) with a fair market value in excess of $400 million in the aggregate, other than sales of inventory, electricity or other commodities, Derivative Products, real property or obsolete goods or equipment or cancellation of, abandonment of, or allowing to lapse or expire, Intellectual Property in the ordinary course of business consistent with past practice or pursuant to Contracts in effect prior to the date hereof that have been made available to Parent or Merger Sub;

(xviii) except as required pursuant to Contracts or Benefit Plans in effect prior to the date of this Agreement, or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any director or employee of the Company or any of its Subsidiaries or to any Designated Officer, except, in the case of employees who are not Designated Officers, in the ordinary course of business and consistent with past practice, (B) increase the compensation or make any new equity awards to any director or employee of the Company or any of its Subsidiaries or to any Designated Officer, except, in the case of employees who are not Designated Officers of the Company, in the ordinary course of business and consistent with past practice or (C) establish, adopt, terminate or materially amend any Benefit Plan (other than routine changes to welfare plans);

(xix) (A) modify in any material respect the TXU Trading Policies or any similar policy, other than modifications that are more restrictive to the Company and its Subsidiaries or (B) enter into any Derivative Product or any similar transaction, other than as permitted by Section 6.1(a)(xix) of the Company Disclosure Letter;

(xx) enter into, terminate (other than at the end of a term), renew or materially extend or amend any Company Material Contract or Contract that, if in effect on the date hereof, would be a Company Material Contract; or waive any material default under, or release, settle or compromise any material claim against the Company or liability or obligation owing to the Company under any Company Material Contract;

(xxi) fail to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice unless the Company determines in its reasonable commercial judgment that the form or amount of such insurance should be modified;

(xxii) (A) except for any filings or proceedings related to automatic transmission capital trackers or automated meter reading investments, voluntarily file or initiate any proceeding before any Governmental Entity regarding rates charged by any Subsidiary of the Company, (B) enter into any settlement or make any commitment or concession with any Person (including any Governmental Entity) regarding the regulated rates, regulated rate base or return on equity of any Subsidiary of the Company or (C) take those actions referenced on Section 6.1(a)(xxii) of the Company Disclosure Letter;

(xxiii) sell, transfer, swap, encumber or otherwise make unavailable to the Company and its Subsidiaries any air emissions allowances, credits or offsets presently available to, possessed or controlled by the Company or its Subsidiaries, or purchase any air emissions allowances, credits or offsets, provided that the foregoing shall not restrict the Company or any of its Subsidiaries from using any such allowances, credits or offsets consistent with past practice, to offset emissions at any of their facilities;

(xxiv) enter into any new commodity transactions which are referred to as Category I transactions in (xix) of Section 6.1(a) of the Company Disclosure Letter (“Category I Transactions”), that require the initial or ongoing posting of letters of credit and/or cash as collateral support, except for any of such Category I Transactions referred to in paragraph 2 of the description thereof that will have a scheduled duration of 36 months or less (“Exempt Category I Transactions”);

(xxv) revoke, withdraw, terminate or abandon any currently outstanding or pending Environmental Permits or applications therefor relating to (A) the construction of generation facilities; or (B) the operation of the business of the Company or its Subsidiaries, except such actions that are taken in the ordinary course of business; or

(xxvi) agree, authorize or commit to do any of the foregoing.

(b) After the date hereof and on or prior to the Closing Date, to the extent that the Company or any of its Subsidiaries enters into any transactions defined as Category I Transactions (other than Exempt Category I Transactions, such non-exempt transactions being referred to as, “Post-Signing Commodity Hedging Arrangements”) and is required to provide Liens, security interests or other collateral to support their respective obligations under such Post-Signing Commodity Hedging Arrangements, the Company shall cause the documentation relating to such Post-Signing Commodity Hedging Arrangements to provide for, on the Closing Date, automatic termination, amendment and/or other release of such Liens, security interests and other collateral and the replacement of such collateral support obligations with Liens on the Collateral (as defined in Exhibit B to the Debt Financing Commitment) that would be pari passu with the Liens granted to secure the Borrower Obligations, the Guarantees and other Hedging Arrangements (each as described and as defined in Exhibit B to the Debt Financing Commitment). In addition, the Company shall cause the Post-Signing Commodity Hedging Arrangements not to include any limitations on the Company or its Subsidiaries to incur indebtedness or grant Liens on its assets.

(c) Except for actions required under the terms of this Agreement, neither party hereto shall intentionally take or permit any of its Affiliates to take any action that is reasonably likely to prevent or delay in any material respect the consummation of the Merger.

(d) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(e) The Company covenants and agrees that it will use its reasonable best efforts to enter into the commercial transactions referenced in Section 6.1(e) of the Company Disclosure Letter on the terms and conditions described therein.

6.2  Acquisition Proposals.

(a) During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (EST) on April 16, 2007 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”), shall have the right to: (i) initiate, solicit and encourage Acquisition Proposals, including by way of providing access to non-public information to any Person pursuant to an Acceptable Confidentiality Agreement, provided that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously made available to Parent or Merger Sub; and (ii) enter into and maintain or continue discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

(b) Except as expressly permitted by this Section 6.2 and except as may relate to any Person, group of related Persons or group that includes any Person (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the No-Shop Period Start Date constitute at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) or group of related Persons from whom the Company has received, after the date hereof and prior to the No-Shop Period Start Date, a written Acquisition Proposal that the board of directors of the Company or any committee thereof determines in good faith is bona fide and could reasonably be expected to result in a Superior Proposal (any such Person or group of related Persons, an “Excluded Party”, provided that any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Acquisition Proposal (as such Acquisition Proposal may be revised during the course of ongoing negotiations, in which event it may temporarily cease to be a Superior Proposal or an Acquisition Proposal that could reasonably be expected to result in a Superior Proposal, so long as such negotiations are ongoing and it subsequently constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal) made by such Person fails to constitute either a Superior Proposal or an Acquisition Proposal that could reasonably be expected to result in a Superior Proposal), the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall use its reasonable best efforts to instruct and cause its and its Subsidiaries’ other Representatives to, (i) on the No-Shop Period Start Date, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal; and (ii) from the No-Shop Period Start Date until the Effective Time or if earlier, the termination of this Agreement in accordance with Article VIII, not (A) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal, or (C) otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal. No later than the first business day following the No-Shop Period Start Date, the Company shall notify Parent in writing of the number of Excluded Parties, and promptly following the No-Shop Period Start Date shall identify in writing to Parent any Excluded Parties who are reasonably expected to make an Acquisition Proposal after the No-Shop Period Start Date.

(c) Notwithstanding anything to the contrary contained in Section 6.2(b) but subject to the last sentence of this paragraph, at any time following the No-Shop Period Start Date and prior to the time, but not after, the Requisite Company Vote is obtained, the Company may (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal after the date of this Agreement if the Company receives from the Person so requesting such information an executed Acceptable Confidentiality Agreement, provided that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that was not previously made available to Parent, Merger Sub or their Representatives; (B) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal; or (C) after having complied with Section 6.2(e), adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (x) prior to taking any action described in clause (A), (B) or (C) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable Law, and (y) in each such case referred to in clause (A) or (B) above, the board of directors of the Company has determined in good faith based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal; and (z) in the case referred to in clause (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal. Notwithstanding the foregoing, the parties agree that, notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 6.2(a) with respect to any Excluded Parties, including with respect to any amended proposal submitted by such Excluded Parties following the No-Shop Period Start Date, and the restrictions in this Section 6.2(c) shall not apply with respect thereto, provided that to the extent applicable to an Excluded Party, the provisions of Section 6.2(e) shall apply.

(d) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit the making or amendment of an Acquisition Proposal or the disclosure of such Acquisition Proposal, provided that such confidentiality agreement shall not prohibit compliance with the last two sentences of Section 6.2(e).

“Acquisition Proposal” means any inquiry, proposal or offer with respect to (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (ii) any other direct or indirect acquisition, in each case, under clauses (i) and (ii), involving 15% or more of the total voting power of any class of equity securities of the Company, or 15% or more of the consolidated total revenues or consolidated total assets (including equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement, provided that an “Acquisition Proposal” shall not include a recapitalization of the Company or its Subsidiaries or a split-off or spin-off of one or more of the business units or Subsidiaries of the Company that is not a component of and a material condition to a third party Acquisition Proposal in which the consideration to holders of equity securities of the Company that is not funded by borrowings of the Company or its Subsidiaries is predominantly funded from such third party.

“Superior Proposal” means a bona fide Acquisition Proposal involving (A) assets that generate more than 50% of the consolidated total revenues, or (B) assets that constitute more than 50% of the consolidated total assets of the Company and its Subsidiaries or (C) more than 50% of the total voting power of the equity securities of the Company that the board of directors of the Company has determined in its good faith judgment, would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transaction contemplated by this Agreement (x) after taking into account the likelihood and timing of consummation (as compared to the transactions contemplated hereby) and (y) after taking into account all material legal, financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal.

“Excluded Party Superior Proposal” means any Superior Proposal made by any Excluded Party on or prior to the No-Shop Period Start Date and any subsequent Superior Proposal made prior to the tenth business day following the No-Shop Period Start Date by such Excluded Party.

(e) Except as set forth in Section 6.2(e) or Section 6.2(f), the board of directors of the Company shall not:

(i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify (except, in each case, in connection with taking any actions required by clauses (A) and (B) of this Section 6.2(e) or the proviso set forth in Section 8.3(a)), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal (except, in the case only of any proposal to do so, in connection with taking any actions required by clauses (A) and (B) of this Section 6.2(e) or the proviso in Section 8.3(a)); or

(ii) except as expressly permitted by Section 8.3(a), cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement (other than a confidentiality agreement referred to in Section 6.2(a) or Section 6.2(c)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Company Vote is obtained, the board of directors of the Company may withhold, withdraw, qualify or modify the Company Recommendation in response to a material change in circumstances or approve, recommend or otherwise declare advisable any Superior Proposal made after the date hereof, if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable Law (any of the foregoing, a “Change of Recommendation”), provided that in the case of any Change in Recommendation that is not the result of an Excluded Party Superior Proposal:

(A) the Company shall have provided prior written notice to Parent and Merger Sub, at least five calendar days in advance (the “Notice Period”), of its intention to effect a Change of Recommendation which notice shall specify the basis for such Change of Recommendation including, if in connection with a Superior Proposal, the identity of the party making the Superior Proposal and the material terms thereof; and

(B) prior to effecting such Change of Recommendation, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company not to effect a Change of Recommendation.

In the event of any material revisions to the Superior Proposal that is not an Excluded Party Superior Proposal, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 6.2(e) with respect to such new written notice, except that the Notice Period shall be reduced to three calendar days. None of the board of directors of the Company, any committee thereof or the Company itself, shall enter into any binding agreement with any Person to limit or not to give prior notice to Parent and Merger Sub of its intention to effect a Change of Recommendation or to terminate this Agreement in light of a Superior Proposal, other than contemporaneously with the entering into of any Alternative Acquisition Agreement or the termination of this Agreement, in each case in compliance with Section 8.3(a).

(f) Nothing contained in this Section 6.2 shall be deemed to prohibit the Company or the board of directors of the Company from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders), provided that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change of Recommendation unless the board of directors of the Company expressly publicly reaffirms at least two business days prior to the Shareholders Meeting its recommendation in favor of the approval of this Agreement, or (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

(g) From and after the No-Shop Period Start Date, the Company agrees that it will promptly (and, in any event, within 48 hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

6.3  Proxy Statement.

(a) The Company shall prepare promptly following the date hereof and file with the SEC as promptly as practicable (and in any event use reasonable best efforts to file within 20 business days after the date of this Agreement), a proxy statement in preliminary form relating to the Shareholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that, at the date of mailing to shareholders of the Company and at the time of the Shareholders Meeting, (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement, provided that the Company shall not be required to mail the Proxy Statement prior to the No-Shop Period Start Date. To the extent required by applicable Laws, the Company shall, as promptly as reasonably practicable prepare, file and distribute to the shareholders of the Company any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting.

6.4  Shareholders Meeting.  The Company shall, in accordance with applicable Law and its certificate of formation and bylaws, call, give notice of and convene a meeting of holders of Shares (the “Shareholders Meeting”) and take all other reasonable action necessary to convene the Shareholder Meeting as promptly as practicable after the date of mailing of the Proxy Statement to consider and vote upon the approval of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to hold the Shareholders Meeting at any time at which the Company reasonably believes holding the Shareholders Meeting could result in a violation of applicable Law. Subject to Section 6.2, the board of directors of the Company shall recommend such approval (and shall include such recommendation in the Proxy Statement) and, unless there has been a Change of Recommendation, the Company shall take all reasonable lawful action to solicit such approval of this Agreement, provided that the foregoing shall not limit the Company’s obligations set forth in Section 6.3 of this Agreement. Subject to the second sentence of Section 6.4, notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Shareholders Meeting shall not be limited or otherwise affected by a Change of Recommendation unless this Agreement is terminated pursuant to Section 8.3(a).

6.5  Filings; Other Actions; Notification.

(a) Cooperation.  (i) Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger or any of the other transactions contemplated by this Agreement. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act. The Company and Parent shall use their respective commercially reasonable efforts to file with the FERC an application for the FERC Approval within 20 business days after the date hereof.

(ii) The Company and Parent have cooperated in formulating the strategy and business plan set forth in Section 6.5 of the Company Disclosure Letter, which is consistent with Parent’s business plans. The Company shall cooperate with Parent in communicating such strategy and business plan to, and pursuing such strategy and business plan with, the appropriate Governmental Entities. Subject to the terms and conditions of this Agreement, Parent shall be free to give notices to, make filings with, seek consents, waiver or approvals from or otherwise appear formally or informally before such Governmental Entities in support of the matters contemplated by the strategy and business plan, and, subject to the terms and conditions of this Agreement, the Company shall provide support in connection therewith, including, to the extent requested by Parent, by making such filings, seeking such consents, waivers or approvals or otherwise appearing formally (including by providing testimony) or informally before such Governmental Entities in support of the agreed strategy and business plan. Parent agrees that it will consult with and consider in good faith the views of the Company with regard to any proposed modifications to the agreed strategy and business plan. Parent shall be free to modify the agreed strategy and business plan, but except as otherwise expressly set forth in the Business Plan or for modifications agreed by the Company, in connection therewith, the Company and its Subsidiaries shall not be required to take or agree to take any action with respect to their respective businesses or operations unless the effectiveness of such agreement or action is conditioned upon Closing. Whether or not the Company agrees with any modified strategy of Parent, the Company shall take no action or make any statement intended or reasonably expected to frustrate, interfere with or delay any modification of the strategy and business plan the effectiveness of which is conditioned on the Closing, provided that nothing herein shall limit the ability of the Company or any of its representatives to respond truthfully to inquiries from any Governmental Entity. The Company shall not be required to endorse as the Company’s own strategy or take actions to support, or in support of, any modification of the strategy and business plan that the Company determines in good faith would not be in the best interests of the Company to support if the Merger were not to be completed, provided that in any event the Company agrees, subject to the proviso in the immediately preceding sentence, (x) to make such filings and seek such consents, waivers or approvals as are requested by Parent or are requested or required by any Governmental Entity and (y) to appear formally (including by providing testimony) or informally before such Governmental Entity if requested by Parent or required by such Governmental Entity, in each case in connection with and to facilitate modifications to the strategy and business plan. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall use their respective reasonable best efforts to provide the other a reasonable opportunity to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, or oral presentations made to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. The parties agree that to the extent practicable, neither shall hold any meetings or substantive telephonic communications with the PUCT or any Governmental Entity whose approval is required in connection with the Merger without giving the other party or its representatives a reasonable opportunity to participate, and in any event the parties shall keep each other reasonably apprised of all substantive communications with Governmental Entities regarding the Merger and the strategy and business plan.

(iii) In connection with any notices, reports and other filings and all consents, registrations, approvals, permits and authorizations sought to be obtained from any third party and/or any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger or in connection with any investigation, hearing, inquiry or other proceeding of any nature brought by any Governmental Entity with respect to or relating to this Agreement or the Merger, in no event shall the Company or any of its Subsidiaries consent to any action by any Governmental Entity or enter into or offer to enter into any material commitment, agreement or undertaking with any Governmental Entity or incur any material liability or obligation to any Governmental Entity with respect to the Company or any of its Subsidiaries without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed so long as such action is consistent with the strategy and business plan, including as modified by Parent. In the event that the Company and Parent agree upon the use of common counsel or consultants, they shall share equally the fees and expenses of such counsel and consultants.

Notwithstanding anything in this Article VI to the contrary, actions taken by either party consistent with the Business Plan shall not be deemed to breach any provisions of this Agreement.

(b) Information.  Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(c) Status.  Subject to applicable Laws and the instructions of any Governmental Entity, the Company and Parent each shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filings with, investigation or other inquiry by such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party (either directly or through one of its Representatives) the opportunity to attend and participate therein.

(d) Regulatory Matters.  Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.5, each of the Company (in the case of Subsections 6.5(d)(i) and (iii) set forth below) and Parent (in all cases set forth below) agree to take or cause to be taken the following actions:

(i) the prompt provision to each and every federal, state, local or foreign court or Governmental Entity (including FERC) with jurisdiction over any Company Approvals or Parent Approvals of non-privileged information and documents reasonably requested by any such Governmental Entity or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement;

(ii) with respect to the FERC Approval, the expiration or earlier termination of the waiting period applicable to the consummation of the Merger under the HSR Act, and any other approval or consent of a Governmental Entity arising due to a change in Law after the date of this Agreement, the prompt use of its best efforts to obtain all such necessary approvals and avoid the entry or enactment of any permanent, preliminary or temporary injunction or other order, decree, decision, determination, judgment or Law that would restrain, prevent, enjoin, materially delay or otherwise prohibit consummation of the transactions contemplated by this Agreement, including the proffer and agreement by Parent of its willingness to sell or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, disposal and holding separate of, such assets, categories of assets or businesses or other segments of the Company or Parent or either’s respective Subsidiaries or Affiliates (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto) if such action should be reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual, anticipated or threatened (x) commencement of any proceeding in any forum or (y) issuance, enactment or enforcement of any order, decree, decision, determination, judgment or Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger by any Governmental Entity; and

(iii) best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would restrain, prevent, enjoin, materially delay or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this Section 6.5(d)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid, remove or comply with such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement;

provided that nothing in Section 6.5(a) or this Section 6.5(d) shall obligate Parent to proffer, agree or commit to (A) modify Parent’s and its Subsidiaries’ (including the Company and its Subsidiaries) anticipated capital structure (including levels of indebtedness) as set forth in the Financing Commitments in effect on the date hereof (or in any Financing Commitments thereafter having a capital structure reflecting at least as much equity financing as is reflected in the Financing Commitments in effect on the date hereof) in any material respect following the Closing, (B) subject to Parent’s representations in Sections 5.2(g) and 5.2(h) being true and correct in all material respects, any modification in the identity of the equityholders of Parent and its Affiliates or the amounts of their equity investment as set forth in the Equity Financing Commitments on the date hereof, or (C) any Material Baseload Divestiture Requirement, except to the extent that any such divestiture or submission set forth in this clause (C) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) NRC Approval.  (i) The Company and Parent shall jointly prepare and cause TXU Generation Company LP to file as promptly following the date hereof as may be practicable (and in any event use reasonable best efforts to file within 25 business days after the date hereof) one or more applications (the “NRC Application”) with the NRC for approval of the indirect transfer of the NRC license for Comanche Peak and, if and to the extent necessary, any conforming amendment of the NRC license to reflect such indirect transfer. Thereafter, the Company and Parent shall cooperate with one another to facilitate review of the NRC Application by the NRC staff, including but not limited to promptly providing the NRC staff with any and all documents or information that the NRC staff may reasonably request or require any of the parties to provide or generate.

(ii) The NRC Application shall identify TXU Generation Company LP, the Company and Parent as separate parties to the NRC Application, but the Company and Parent shall jointly direct and control the prosecution of the NRC Application. In the event the processing of the NRC Application by the NRC becomes subject to a hearing or other extraordinary procedure by the NRC (a “Contested Proceeding”), until the earlier of the time such Contested Proceeding becomes final and nonappealable and the Effective Time, the Company, on the one hand, and Parent, on the other hand, shall separately appear therein by their own counsel, and shall continue to cooperate with each other to facilitate a favorable result.

(iii) The Company and Parent will bear their own costs of the preparation, submission and processing of the NRC Application, including any Contested Proceeding that may occur in respect thereof; provided, however, that Parent, on the one hand, and the Company, on the other hand, shall equally share the costs of all NRC staff fees payable in connection with the NRC Application and costs incurred by TXU Generation Company LP in filing and prosecuting the NRC Application. In the event that the Company and Parent agree upon the use of common counsel, they shall share equally the fees and expenses of such counsel.

(iv) Parent will conform to the restrictions on foreign ownership, control or domination contained in Sections 103d and 104d of the Atomic Energy Act, 42 U.S.C. §§ 2133(d) and 2134(d), as applicable, and the NRC’s regulations in 10 C.F.R. § 50.38 and will, as promptly as practicable after the date of this Agreement, use best efforts to develop and implement in a manner satisfactory to the NRC a mitigation plan to address foreign ownership and control and any other concerns that may be raised by the NRC, including accepting any licensing conditions imposed by the NRC, provided that nothing in this Section 6.5(e)(iv) shall obligate Parent to proffer, agree or commit to (A) modify Parent’s and its Subsidiaries (including the Company its Subsidiaries) anticipated capital structure (including levels of indebtedness) as set forth in the Financing Commitment in effect on the date hereof (or in any Financing Commitments thereafter having a capital structure reflecting at least as much equity financing as is reflected in the Financing Commitments in effect on the date hereof) in any material respect following the Closing; or (B) subject to Parent’s representations in Sections 5.2(g) and 5.2(h) being true and correct in all material respects, any modification in the identity of the equityholders of Parent and its Affiliates or the amounts of their equity investment, in each case as set forth in the Equity Financing Commitments in effect on the date hereof.

(f) If, after the date of this Agreement, the legislature of the State of Texas passes a statute which is enacted into Law or any binding regulatory or administrative action is taken pursuant to authority granted by such new statute which, in either case, imposes a requirement that the Company or its Subsidiaries divest or submit to capacity auctions for baseload solid fuel generation capacity (a “Baseload Enactment”), then, unless within 30 days after the date either party notifies the other in writing of such Baseload Enactment (each such 30th day, a “Baseload Waiver Date”), Parent and Merger Sub notify the Company in writing either (i) that such Baseload Enactment is not, and does not impose, a Material Baseload Divestiture Requirement or (ii) that no changes or effects to the extent resulting from such Baseload Enactment shall constitute or be taken into account in determining whether there has been a Company Material Adverse Effect (each written notice referred to in clause (ii) being an “MAE Exclusion Agreement”), the Company shall have the right for 15 days after the Baseload Waiver Date to terminate this Agreement pursuant to Section 8.3(d). Each party agrees to notify the other promptly upon determining in good faith that a Baseload Enactment has been enacted or taken.

6.6  Access and Reports.  Subject to applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other Representatives and, subject to the prior written approval of the Company (such approval not to be unreasonably withheld, delayed or conditioned), potential financing sources (that are not in competition in any material respect with the Company or its Subsidiaries, other than activities relating to financial transactions, including commodity hedging and trading activities), reasonable access, during normal business hours throughout the period from the date hereof and through the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties, facilities, operations and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein, and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to furnish such information in a manner that does not result in any such disclosure, including obtaining the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries if the Company shall have used commercially reasonable efforts to furnish such information in a manner that does not result in the loss of such privilege. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement. Subject in all respects to the terms of this Section 6.6, promptly after receipt thereof, the Company shall deliver to Parent copies of any written reports to the Company’s risk management forum, pursuant to the Company’s existing risk management policies, in connection with any breaches of, or exceptions from, the Company’s existing risk management policies, provided that to the extent that such exceptions include information related to commodity hedging and trading transactions or to counterparties covered by confidentiality provisions, the Company shall provide a modified form of such exception report excluding such information.

6.7  Stock Exchange De-listing.  Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the Chicago Stock Exchange to cause the delisting by the Surviving Corporation of the Shares from the NYSE and the Chicago Stock Exchange and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

6.8  Publicity.  The initial press release regarding the Merger shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Government Entity.

6.9  Employee Benefits.

(a) Parent agrees that the employees of the Company and its Subsidiaries will continue to be provided (i) during the period commencing at the Effective Time and ending on December 31, 2008 with (A) base salary and bonus opportunities (including annual and quarterly bonus opportunities and long-term incentive opportunities) which are no less favorable in the aggregate than the base salary and bonus opportunities (but excluding equity or equity-based compensation) provided by the Company and its Subsidiaries immediately prior to the Effective Time, and (B) pension and welfare benefits and perquisites that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries immediately prior to the Effective Time, and (ii) during the period commencing at the Effective Time and ending 24 months thereafter, with severance benefits that are no less than those provided by the Company and its Subsidiaries immediately prior to the Effective Time. Notwithstanding the foregoing, nothing contained herein shall obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee.

(b) Parent will cause any employee benefit plans which the employees of the Company and its Subsidiaries are entitled to participate in to take into account for purposes of eligibility, vesting and benefit accrual thereunder, service prior to the Effective Time by employees of the Company and its Subsidiaries as if such service were with Parent, to the same extent such service was credited under a comparable plan of the Company (except to the extent it would result in (1) a duplication of benefits or (2) benefit accruals under any defined benefit pension plan (other than utilizing such years of service in order to satisfy any requirements for future benefit accrual only under any defined benefit pension plan)), and, with respect to welfare benefit plans of Parent in which employees of the Company are eligible to participate, Parent agrees to waive any preexisting conditions (to the extent waived under welfare benefit plans of the Company), waiting periods and actively at work requirements under such plans.

(c) Parent shall, and shall cause the Surviving Corporation to, honor, fulfill and discharge its obligations to current and former employees under the Company Benefit Plans, provided that this shall not prevent the amendment or termination of any such plans in accordance with their terms and the Surviving Corporation shall have any rights privileges or powers under the Company Benefit Plan which were previously held by the Company. Prior to the Effective Time, the Company shall have the right to amend the TXU Thrift Plan to change the method of allocation of shares (or the proceeds from shares after payment of any applicable loan) held under the “suspense account” provided for in Section 6.5 thereof. Prior to the Effective Time, the Company shall have the right to create an irrevocable rabbi trust to hold the cash amount payable under Section 4.3(c) and the Company may fully fund such trust immediately prior to the Effective Time.

(d) Parent hereby acknowledges that a “change in control” or “change of control” within the meaning of each Benefit Plan listed in Section 5.1(h)(v) of the Company Disclosure Letter will occur upon the Effective Time.

(e) The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no employee or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Benefit Plan for any purpose.

6.10  Expenses.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

6.11  Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Parties’ service as a director or officer of the Company or its Subsidiaries or services performed by such persons at the request of the Company or its Subsidiaries at or prior to the Effective

Time, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time, to obtain and fully pay the premium for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.11.

(d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e) The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the certificate of formation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of formation or bylaws of the Company or of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

6.12  Convertible Senior Notes.  The Company shall take all necessary action to enter into a supplemental indenture prior to the Effective Time with The Bank of New York, as Trustee under the Indenture for Unsecured Debt Securities Series N, dated as of July 1, 2003, under which the Convertible Senior Notes were issued (the “Indenture”) pursuant to the Indenture and the Officer’s Certificate, dated July 15, 2003, establishing the Convertible Senior Notes, to provide, among other things, that on and after the Effective Time the Convertible Senior Notes will be convertible only into cash in an amount equal to the amount that the holders of Convertible Senior Notes would be entitled to receive in the Merger if they had validly converted their Convertible Senior Notes into Shares immediately prior to the Effective Time.

6.13  Takeover Statutes.  The Company shall use its reasonable best efforts to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall promptly grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise promptly act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.14  Parent Vote.  Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the approval of this Agreement at any meeting of shareholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of either the Company or Merger Sub by consent in lieu of a meeting).

6.15  Financing.  (a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitment (provided that Parent and Merger Sub may replace or amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitment as of the date hereof, or otherwise so long as the terms would not adversely impact the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby), including using reasonable best efforts to (i) maintain in effect the Debt Financing Commitment, (ii) negotiate definitive agreements with respect thereto on the terms and conditions contemplated by the Financing Commitments or, to the extent the financing contemplated by the Financing Commitments is not available to Parent, on other terms no less favorable to Parent and Merger Sub and (iii) satisfy on a timely basis all conditions in such Debt Financing Commitment applicable to Parent and Merger Sub that are within their control. In the event that all conditions to the Financing Commitments (other than in connection with the Debt Financing, the availability or funding of any of the Equity Financing) have been satisfied in Parent’s good faith judgment, and subject in the case of bridge financing to the sixth sentence of this Section 6.15(a), Parent shall use its reasonable best efforts to cause the lenders and the other Persons providing such Financing to fund on the Closing Date the Financing required to consummate the Merger (including by taking enforcement action to cause such lenders and the other Persons providing such Financing to fund such Financing). If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms no less favorable to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period or, if earlier, the business day immediately prior to the Termination Date. Parent shall give the Company prompt notice of any material breach by any party to the Financing Commitments, of which Parent or Merger Sub becomes aware, or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing. For the avoidance of doubt, in the event that (x) all or any portion of the Debt Financing structured as high yield financing has not been consummated, (y) all closing conditions contained in Article VII (other than the delivery of the officers’ certificates contemplated in Sections 7.2(a), 7.2(b), 7.3(a) and 7.3(b)) shall have been satisfied or waived and (z) the bridge facilities contemplated by the Debt Financing Commitment (or alternative bridge financing obtained in accordance with this Agreement) are available on the terms and conditions described in the Debt Financing Commitment (or replacements thereof on terms and conditions no less favorable to Parent and Merger Sub), then Parent shall cause the proceeds of such bridge financing to be used to replace such high yield financing no later than the final day of the Marketing Period or, if earlier, the business day immediately prior to the Termination Date. For purposes of this Agreement, “Marketing Period” shall mean the first period of 20 consecutive days after the date hereof throughout which (A) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 6.15(b) and (B) the conditions set forth in Section 7.1 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 7.2(a) or 7.2(b) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 day period, provided that if the

Marketing Period has not ended (i) on or prior to August 16, 2007, the Marketing Period shall commence no earlier than September 3, 2007 or (ii) on or prior to December 20, 2007, the Marketing Period shall commence no earlier than January 2, 2008; and provided, further, that the “Marketing Period” shall not be deemed to have commenced if, prior to the completion of the Marketing Period, Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company Reports.

(b) Prior to the Closing, the Company shall provide to Parent and Merger Sub, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause the respective officers, employees and advisors, including legal and accounting, of the Company and its Subsidiaries to, provide to Parent and Merger Sub cooperation reasonably requested by Parent in connection with the arrangement of the Financing, including (i) participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing, provided that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or its Subsidiaries; provided, further, that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (iii) executing and delivering any pledge and security documents, currency or interest hedging arrangements, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any borrowing Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) or otherwise reasonably facilitating the pledging of collateral, provided that such documents will not take effect until the Effective Time, (iv) furnishing Parent and its Financing sources as promptly as practicable (and in any event no later than 30 days prior to the Termination Date) with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offerings of debt securities contemplated by the Debt Financing Commitment at the time during the Company’s fiscal year such offerings will be made (the information required to be delivered pursuant to this clause (iv) being referred to as “Required Financial Information”), provided that Parent will provide the Company with a list of the form and types of financial and other information it will request pursuant to this clause (iv) by no later than April 2, 2007 (subject to any type or form of information subsequently identified by Parent that was previously omitted in good faith or that has become customary, the failure of which to include in the offering materials would cause such offering materials to contain an untrue statement of a material fact or omit to state a material fact necessary to be stated in such offering material in order to make the statements in such offering memorandum, in the light of the circumstances under which they were made, not misleading), (v) using reasonable best efforts to obtain accountants’ comfort letters, consents, legal opinions, surveys and title insurance as reasonably requested by Parent, (vi) providing monthly financial statements (excluding footnotes) to the extent, the Company customarily prepares such financial statements within the time from such statements are prepared, (vii) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Financing to evaluate the Company’s and its Subsidiaries current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, provided that such accounts, agreements and arrangements should not become active or take effect until the Effective Time, (viii) entering into one or more credit or other agreements on terms satisfactory to Parent in connection with the Debt Financing immediately prior to the Effective Time to the extent direct borrowings or debt incurrences by the Company or its Subsidiaries are contemplated by the Debt Financing Commitment, and (ix) at the Company’s option taking or appointing a representative of Parent to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing and the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high yield debt financing, by the Surviving Corporation immediately following the Effective Time; provided, however, that nothing herein shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses or give any indemnities prior to the Effective Time for which it is not reimbursed or indemnified under this

Agreement. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or its Subsidiaries in connection with such cooperation at the request of Parent and indemnify the Company for any loss incurred by the Company or any of its Subsidiaries arising therefrom (other than arising from information provided by the Company or its Subsidiaries). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(c) Parent acknowledges and agrees that the consummation of the transactions contemplated by this Agreement is not conditional upon the receipt by Parent of the proceeds of the Financing Commitments and that any failure by Parent to consummate the Merger on the Closing Date, provided that at such time the conditions to Closing set forth in Sections 7.1, 7.2(a) and 7.2(b) are satisfied, shall constitute a breach by Parent of this Agreement.

6.16  Treatment of Certain Notes.

(a) The Company shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to commence, promptly after the receipt of a written request from Parent to do so and the receipt of the Offer Documents from Parent, offers to purchase, and related consent solicitations with respect to, all of the outstanding aggregate principal amount of the notes identified on Section 6.16(a) of the Parent Disclosure Letter (collectively, the “Notes”) on the terms and conditions specified by Parent (collectively, the “Debt Offers”), and Parent shall assist the Company in connection therewith. Notwithstanding the foregoing, the closing of the Debt Offers shall be conditioned on the completion of the Merger and otherwise in compliance with applicable Laws and SEC rules and regulations and the Company shall not be required to commence any Debt Offer until the No-Shop Period Start Date. The Company shall provide, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, provide cooperation reasonably requested by Parent in connection with the Debt Offers. With respect to any series of Notes, if requested by Parent in writing, in lieu of commencing a Debt Offer for such series (or in addition thereto), the Company shall, to the extent permitted by the indenture and officers’ certificates or supplemental indenture governing such series of Notes (i) issue a notice of optional redemption for all of the outstanding principal amount of Notes of such series pursuant to the requisite provisions of the indenture and officer’s certificate governing such series of Notes or (ii) take actions reasonably requested by Parent that are reasonably necessary for the satisfaction and/or discharge and/or defeasance of such series pursuant to the applicable provisions of the indenture and officer’s certificate or supplemental indenture governing such series of Notes, and shall redeem or satisfy and/or discharge and/or defeasance, as applicable, such series in accordance with the terms of the indenture and officer’s certificate or supplemental indenture governing such series of Notes at the Effective Time, provided that to the extent that any action described in clause (i) or (ii) can be conditioned on the occurrence of the Effective Time, it will be so conditioned, and provided,further, that prior to the Company being required to take any of the actions described in clause (i) or (ii) above that cannot be conditioned on the occurrence of the Effective Time, prior to the Closing, Parent shall irrevocably deposit, or shall cause to be irrevocably deposited with the trustee under the relevant indenture governing such series of Notes sufficient funds to effect such redemption or satisfaction or discharge. The Company shall, and shall cause its Subsidiaries to, waive any of the conditions to the Debt Offers (other than that the Merger shall have been consummated and that there shall be no Law prohibiting consummation of the Debt Offers) as may be reasonably requested by Parent and shall not, without the written consent of Parent, waive any condition to the Debt Offers or make any changes to the Debt Offers other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, neither the Company nor any of the Company’s Subsidiaries need make any change to the terms and conditions of the Debt Offers requested by Parent that decreases the price per Note payable in the Debt Offers or related consent solicitation as set forth in Section 6.16(a) of the Parent Disclosure Letter or imposes conditions to the Debt Offers or related consent solicitation in addition to those set forth in Section 6.16(a) of the Parent Disclosure Letter that are adverse to the holders of the Notes, unless such change is previously approved by the Company in writing.

(b) The Company covenants and agrees that, promptly following the consent solicitation expiration date, assuming the requisite consents are received, each of the Company and its applicable Subsidiaries as is necessary shall (and shall use their commercially reasonable efforts to cause the applicable trustee to) execute supplemental indentures to the indentures governing each series of Notes for which the requisite consent has been received, which supplemental indentures shall implement the amendments described in the offer to purchase, related letter of transmittal, and other related documents (collectively, the “Offer Documents”) and shall become operative only concurrently with the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offers). Concurrent with the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and thereafter promptly pay for the Notes that have been properly tendered and not properly withdrawn pursuant to the Debt Offers and in accordance with the Debt Offers using funds provided by or at the direction of Parent.

(c) Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offers, including the Offer Documents. Parent and the Company shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in the preparation of the Offer Documents (provided that the Company’s and its Subsidiaries’ cooperation shall be limited to matters that Parent cannot accomplish without additional cost or delay without the assistance of the Company or its Subsidiaries). The Offer Documents (including all amendments or supplements) and all mailings to the holders of the Notes in connection with the Debt Offers shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Debt Offers any information in the Offer Documents should be discovered by the Company and its Subsidiaries, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company or its Subsidiaries to the holders of the applicable Notes (which supplement or amendment and dissemination may, at the reasonable direction of Parent, take the form of a filing of a Current Report on Form 8-K). Notwithstanding anything to the contrary in this Section 6.16(c), the Company shall and shall cause its Subsidiaries to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such laws are applicable in connection with the Debt Offers and such compliance will not be deemed a breach hereof.

(d) In connection with the Debt Offers, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall, and shall cause its Subsidiaries to, enter into customary agreements (including indemnities) with such parties so selected. Parent shall pay the fees and out-of pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offers upon the incurrence of such fees and out-of-pocket expenses, and Parent further agrees to reimburse the Company and their Subsidiaries for all of their reasonable and documented out-of-pocket costs incurred in connection with the Debt Offers promptly following the incurrence thereof. Parent shall indemnify and hold harmless the Company and its Subsidiaries, for and against any loss or incurred by them in connection with the Debt Offers (other than arising from information provided by the Company and its Subsidiaries that was materially incomplete or inaccurate).

6.17  Termination of Certain Other Indebtedness.

(a) The Company shall use commercially reasonable efforts to deliver to Parent at least two business days prior to the Closing Date payoff letters from third-party lenders, trustees, or equity issuer (in connection with a lease transaction), as applicable, in form and substance reasonably satisfactory to Parent, with respect to the indebtedness or rental obligations of the Company and its Subsidiaries identified on Section 6.17(a) of the Parent Disclosure Letter and any other indebtedness specified by Parent to the Company no later than 20 days prior to the Closing or entered into after the date hereof.

(b) On the Closing Date, subject to Parent making available necessary funds to do so, the Company shall and shall cause its Subsidiaries to permanently (i) terminate the credit facilities requested by Parent to be so terminated, if and to the extent such facilities are either identified on Section 6.17(a) of the Parent Disclosure Letter or specified by Parent to the Company no later than ten business days prior to Closing, and all related agreements, to which the Company and its Subsidiaries is a party and (ii) to the extent the related facility or lease is terminated pursuant to this

Section 6.17(b), release any liens on its assets relating to those facilities or the lease transaction identified on Section 6.17(a) of the Parent Disclosure Letter.

6.18  Existing Hedging Arrangements.  Except to the extent that disclosure of a counterparty would violate any Existing Commodity Hedging Arrangements, the Company shall, and shall cause its Subsidiaries to, cooperate with Parent and use commercially reasonable efforts to obtain the consent from each counterparty who is a party to any commodity hedging and trading arrangements with the Company or any of its Subsidiaries in effect on the date of this Agreement (the “Existing Commodity Hedging Arrangements”) to amend, change, novate or otherwise modify the collateral delivery requirements, liens and security interests granted or given to such counterparties in connection with such Existing Commodity Hedging Arrangements (including all liens granted on the Big Brown facilities) so that any such existing security interests, liens and other collateral delivery requirements are terminated, amended and/or otherwise released and replaced with liens on the Collateral (as defined in Exhibit B to the Debt Financing Commitment) that would be pari passu with the liens granted to secure the Borrower Obligations, the Guarantees and other Hedging Arrangements as described and as defined in Exhibit B to the Debt Financing Commitment no later than the Effective Time (“Hedging Arrangement Modifications”). With respect to those Existing Commodity Hedging Arrangements that would be violated by the disclosure of the counterparty, the Company shall, and cause its applicable Subsidiary to, use commercially reasonable efforts to obtain the consent of the applicable counterparties to make the Hedging Arrangement Modifications to such exiting Commodity Hedging Arrangements. Parent shall provide all cooperation necessary in connection with the foregoing.

6.19  Section 16(b).  The Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.20  Resignation of Directors.  The Company shall deliver to Parent at the Closing, except as otherwise may be agreed by Parent, the resignation of all directors of the Company, effective at the Effective Time, or, with respect to Subsidiaries of the Company, immediately prior to the Effective Time to the extent necessary to effect any corporate action required by clause (ix) of Section 6.15(b). Upon the written request of Parent, as specified by Parent reasonably in advance of the Closing, the Company will seek to obtain the resignation of any or all directors of Subsidiaries of the Company, in each case, effective at the Effective Time.

6.21  Notice of Current Events.  From and after the date of this Agreement until the Effective Time, the Company and Parent shall promptly notify each other orally and in writing of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (ii) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.21 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to either party, the failure to deliver any such notice shall not affect any of the conditions set forth in Article VII.

ARTICLE VII

Conditions

7.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval.  This Agreement shall have been duly approved by holders of Shares constituting the Requisite Company Vote in accordance with applicable Law and the certificate of formation and bylaws of the Company.

(b) Regulatory Consents.  The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated; each of the NRC Approval and the FERC Approval shall have been obtained and be in effect.

(c) Orders.  No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger (collectively, an “Order”).

7.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall, subject to the qualifications below, be true and correct as of such earlier date) except where any failures of any such representations and warranties to be so true and correct, individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties set forth in (x) Sections 5.1(b)(i) and 5.1(c)(i) shall be true and correct in all material respects and (y) Section 5.1(f)(i) shall be true and correct without disregarding the Company Material Adverse Effect qualification contained therein; and (iii) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that such officer has read this Section 7.2(a) and the conditions set forth in this Section 7.2(a) have been satisfied.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

7.3  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) except (other than with respect to Section 5.2(j)) where any failures to be so true and correct would not prevent consummation of the Merger, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that such officer has read this Section 7.3(a) and the conditions set forth in this Section 7.3(a) have been satisfied.

(b) Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.

(c) Solvency Certificate.  Parent shall have delivered to the Company a solvency certificate substantially similar in form and substance to the solvency certificate to be delivered to the senior lenders pursuant to the Debt Financing Commitment or any agreements entered into in connection with the Debt Financing.

ARTICLE VIII

Termination

8.1  Termination by Mutual Consent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

8.2  Termination by Either Parent or the Company.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either Parent or the board of directors of the Company if (a) the Merger shall not have been consummated by March 15, 2008, whether such date is before or after the date of approval of this Agreement by the shareholders of the Company referred to in Section 7.1(a) (the “Termination Date”), provided that, if on March 15, 2008 the conditions to Closing shall not have been fulfilled but remain capable of fulfillment then either of Parent (in the event such failure of the conditions to be satisfied relates to a change in Law after the date hereof) or the Company may, by written notice to the other, extend the termination date from March 15, 2008 to June 15, 2008 (which shall then be the “Termination Date”); provided, further, that (x) if the Marketing Period has commenced on or before any such Termination Date, but not ended on or before any such Termination Date, such Termination Date shall automatically be extended by one month and (y) the Termination Date shall not occur sooner than three business days after the final day of the Marketing Period; provided, further, that in no event shall the Termination Date be later than July 10, 2008 (which extended date (as ultimately extended in the case of more than one extension) shall then be the “Termination Date”), provided that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Termination Date, (b) the adoption of this Agreement by the shareholders of the Company referred to in Section 7.1(a) shall not have been obtained at the Shareholders Meeting or at any adjournment or postponement thereof or (c) any Order permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of this Agreement by the shareholders of the Company referred to in Section 7.1(a)).

8.3  Termination by the Company.  This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time prior to the time the Requisite Company Vote is obtained, if (i) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) immediately prior to or concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal, and (iii) the Company immediately prior to or concurrently with such termination pays as directed by Parent in immediately available funds the Termination Fee; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to the foregoing clause with respect to any Superior Proposal that is not an Excluded Party Superior Proposal unless the Company shall also have complied with the proviso to the second sentence of Section 6.2(e) and third sentence of Section 6.2(e), reading for purposes of this Section 8.3(a), the proviso to the second sentence of Section 6.2(e) as if the words “effect a Change of Recommendation” were replaced with the words “terminate this Agreement pursuant to Section 8.3(a)” and as if the words “effecting such Change of Recommendation” were replaced with the words “terminating this Agreement pursuant to Section 8.3(a)”;

(b) if there has been a breach in any material respect of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.1, 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable prior to the Termination Date; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 7.1, 7.2(a) or 7.2(b) not to be satisfied;

(c) if Parent has failed to consummate the Merger no later than two business days after the final day of the Marketing Period and all of the conditions set forth in Sections 7.1, 7.2(a) and 7.2(b) would have been satisfied if the Closing were to have occurred on such date (other than the delivery of an officer’s certificate pursuant to Sections 7.2(a) and 7.2(b)); or

(d) at any time within 15 days after any Baseload Waiver Date relating to any Baseload Enactment as to which an MAE Exclusion Agreement has not been delivered in accordance with this Agreement.

8.4  Termination by Parent.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of Parent:

(a) if the Board of Directors of the Company (i) shall have made a Change of Recommendation, (ii) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal or (iii) the Company fails to include the recommendation of the approval of this Agreement in the Proxy Statement; or

(b) if there has been a breach in any material respect of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Sections 7.1, 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable prior to the Termination Date; provided, however, that Parent is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 7.1, 7.3(a) or 7.3(b) not to be satisfied.

8.5  Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) except as otherwise provided herein and subject to this Section 8.5 or Section 9.10(a), no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful breach of this Agreement and (ii) the provisions set forth in the second sentence of Section 9.1 shall survive the termination of this Agreement.

(b) In the event that:

(i) a bona fide Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any Person shall have publicly announced or publicly made known an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification at least (A) 30 days prior to, with respect to any termination pursuant to Section 8.2(a), the date of termination (provided that at such time the Requisite Company Vote has been obtained), and (B) 10 business days prior to, with respect to termination pursuant to Section 8.2(b), the date of the Shareholders Meeting at which the vote on the Merger is held) and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), 8.2(b) or 8.4(b) (if in the case of a termination pursuant to Section 8.4(b), at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by a breach of the Company’s representations and warranties or covenants or other agreements hereunder) that would cause the conditions set forth in Section 7.1, 7.3(a) and 7.3(b) not to be satisfied on or prior to the Termination Date);

(ii) this Agreement is terminated by Parent pursuant to Section 8.4(a); or

(iii) this Agreement is terminated by the Company pursuant to Section 8.3(a);

then the Company shall concurrently with such termination pursuant to Section 8.3(a), and otherwise promptly, but in no event later than three business days after the date of such termination, pay as directed by Parent the Termination Fee (as defined below) less the amount of any Parent Expenses previously paid to Parent (if any), by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable as directed by Parent pursuant to clause (i) of this paragraph (b) unless and until within 12 months of such termination the Company or any of its Subsidiaries shall have entered into an Alternate Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Company’s shareholders, an Acquisition Proposal (substituting “50%” for “15%” in the definition thereof). The Company’s payment pursuant to clauses (ii) or (iii) of this Section 8.5(b) shall be the sole and exclusive monetary remedy of Parent, Merger Sub and their Affiliates for damages against the Company and any of its Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives with respect to any breach of any covenant or agreement giving rise to or associated with such termination. “Termination Fee” shall mean an amount equal to $375 million if the Termination Fee becomes payable in connection with a transaction or Alternate Acquisition Agreement with an Excluded Party and shall mean an amount equal to $1,000,000,000 (one billion dollars) in all other circumstances.

(c) In the event of termination of this Agreement pursuant to Section 8.3(b) (if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by a breach of Parent’s or Merger Sub’s representations and warranties or covenants or other agreements hereunder) that would cause the conditions set forth in Section 7.1, 7.2(a) and 7.2(b) not to be satisfied on or prior to the Termination Date) or Section 8.3(c), Parent shall pay or cause to be paid, to the Company as promptly as reasonably practicable (and, in any event, within three business days following such termination) an amount equal to $1,000,000,000 (one billion dollars) (the “Parent Fee”).

(d) In the event of termination of this Agreement by either party pursuant to Section 8.2(b) (or a termination by the Company pursuant to a different section of Section 8.2 at a time when this Agreement was terminable pursuant to Section 8.2(b)), the Company shall promptly, but in no event later than three business days after being notified of such by Parent, pay Parent all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (including the Financing) up to a maximum amount of $50 million (the ‘‘Parent Expenses”), by wire transfer of same day funds.

(e) The parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b) or 8.5(d) or Parent fails to promptly pay the amount due pursuant to Section 8.5(c), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.5(b) or 8.5(d) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.5(c) or any portion thereof, the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment. Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive payment of the Parent Fee from Parent pursuant to this Section 8.5 and the reimbursement and indemnification obligations of Parent under Sections 6.15(b) and 6.16(d) hereof or the guarantee thereof pursuant to the Guarantees shall, subject to Section 9.10, be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantors and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of Parent, Merger Sub, the Guarantors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall also be obligated with respect to the first sentence of this Section 8.5(e) and the indemnification and reimbursement obligations of Parent contained in the penultimate sentence of Section 6.15(b) and Section 6.16(d)).

ARTICLE IX

Miscellaneous and General

9.1  Survival.  This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 6.9 (Employee Benefits), 6.10 (Expenses) and 6.11 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the indemnification expense reimbursement provisions contained in Section 6.15(b) and Section 6.16(d) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

9.2  Modification or Amendment.  Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

9.3  Waiver of Conditions.  The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws.

9.4  Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

9.5  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT MANDATORY PROVISIONS OF TEXAS LAW ARE APPLICABLE), WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The parties consent to exclusive jurisdiction in the United States District Court for the Southern District of New York (and any courts from which appeals from judgments of that court are heard) as to any dispute or claim as to which there is subject matter jurisdiction in that court and, for all other disputes or claims, the parties consent to exclusive jurisdiction in the Supreme Court of the State of New York, New York County (and any courts from which appeals from judgments of that court are heard). Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court in accordance with the provisions of this Section 9.5(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.6 (Notices). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(b).

9.6  Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier:

If to Parent or Merger Sub:

KKR 2006 Fund, L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
Attention: Marc Lipschultz
fax: (212) 750-0003

Texas Pacific Group
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Clive D. Bode
fax: (813) 871-4010

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954

Attention:	David J. Sorkin
Andrew W. Smith
fax: (212) 455-2502

with a copy to:

Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin
Houston, TX 77002-6760

Attention:	Bruce R. Bilger
Keith Fullenweider
fax: (713) 758-2346

If to the Company:

TXU Corp.
1601 Bryan Street
Dallas, TX 75201
Attention: David P. Poole
fax: (214) 812-4600

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attention:	Joseph B. Frumkin
Eric M. Krautheimer
fax: (212) 558-3588

and

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019

Attention:	Richard Hall
James C. Woolery
fax: (212) 474-3700

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile and received by 5:00 pm New York time, on a business day (otherwise the next business day) (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7  Entire Agreement.  This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated November 30, 2006, between Kohlberg Kravis Roberts & Co. L.P., Tarrant Partners, L.P., Newbridge Capital, LLC and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.8  No Third Party Beneficiaries.  Except as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9  Obligations of Parent and of the Company.  Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10  Remedies.

(a) The Company agrees that to the extent it has incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Parent and Merger Sub for such losses or damages shall be limited to $1,000,000,000 (one billion dollars) and any amounts owed pursuant to the penultimate sentence of Section 6.15(b), Section 6.16(d) and the first sentence of Section 8.5(e), (ii) the maximum liability of each Guarantor, directly or indirectly, shall be limited to the express obligations of such Guarantor under its Guarantee, and (iii) in no event shall the Company seek to recover any money damages in excess of such amounts from Parent, Merger Sub, the Guarantors, or their respective Representatives and Affiliates in connection herewith or therewith.

(b) The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Article VIII, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Sections 8.5(c) and 9.10(a), provided that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub that would cause irreparable harm, and to enforce specifically the terms and provisions of this Agreement solely with respect to Section 6.1(a), Section 6.5, Section 6.8, Section 6.14, and Section 6.15; provided, further, that in no event shall the Company be entitled to any injunction or specific enforcement of the terms of this Agreement requiring Parent or Merger Sub to consummate the Merger or prohibiting Parent or Merger Sub from failing to consummate the Merger.

9.11  Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by the Surviving Corporation when due.

9.12  Definitions.  Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.13  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.14  Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” For purposes of Section 7.1(c) of this Agreement, any federal or Texas state Law adopted after the date hereof that prohibits consummation of the Merger without obtaining any approval or consent as a condition thereto, shall be deemed to render illegal the consummation of the Merger unless such approval or consent is obtained.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party here has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

9.15  Assignment.  This Agreement shall not be assignable by operation of law or otherwise without the written consent of the other parties hereto; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s shareholders, Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation, provided that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the shareholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

TXU CORP.

By:	/s/ C. John Wilder
Name: C. John Wilder

Title:	Chairman, President, Chief Executive Officer

TEXAS ENERGY FUTURE HOLDINGS LIMITED PARTNERSHIP

By: TEXAS ENERGY FUTURE CAPITAL HOLDINGS LLC, its general partner

By:	/s/ Marc S. Lipschultz
Name: Marc S. Lipschultz

Title:	President

TEXAS ENERGY FUTURE MERGER SUB CORP

By:	/s/ Michael MacDougall
Name: Michael MacDougall

Title:	President

ANNEX A

DEFINED TERMS

Terms	Section

Acceptable Confidentiality Agreement	6.2(d)
Acquisition Proposal	6.2(d)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)(ii)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Baseload Enactment	6.5(f)
Baseload Waiver Date	6.5(f)
Benefit Plans	5.1(h)(i)
Book-Entry Shares	4.2(b)
business day	1.2
Business Plan	6.1(a)
Bylaws	2.2
Category I Transactions	6.1(a)(xxiv)
CBA	5.1(m)
Certificate	4.1(a)
Certificate of Merger	1.3
Change of Recommendation	6.2(e)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	5.1(h)(ii)
Comanche Peak	5.1(p)(ii)
Company	Preamble
Company Approvals	5.1(d)(i)
Company Disclosure Letter	5.1
Company Joint Venture	5.1(b)(ii)
Company Material Adverse Effect	5.1(a)
Company Material Contract	5.1(t)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Confidentiality Agreement	9.7
Constituent Corporations	Preamble
Contested Proceeding	6.5(e)(ii)
Contract	5.1(d)(ii)
Convertible Senior Notes	4.5
Costs	6.11(a)
D&O Insurance	6.11(b)
Debt Financing	5.2(e)
Debt Financing Commitment	5.2(e)

A-I

Terms	Section

Debt Offers	6.16(a)
Derivative Product	5.1(q)
Designated Officer	5.1(h)
Dissenting Shareholders	4.1(a)
Effective Time	1.3
Employees	5.1(h)(i)
Environmental Claim	5.1(k)
Environmental Law	5.1(k)
Environmental Permits	5.1(k)(b)
EPAct 2005	5.1(p)(iii)
Equity Financing	5.2(e)
Equity Financing Commitments	5.2(e)
ERCOT	5.1(p)(i)
ERCOT Protocols	5.1(p)(i)
ERCOT Region	5.1(p)(i)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(iii)
ERISA Plan	5.1(h)(ii)
EWG	5.1(p)(iii)
Exchange Act	5.1(a)
Exchange Fund	4.2(a)
Excluded Party	6.2(b)
Excluded Party Superior Proposal	6.2(d)
Excluded Share	4.1(a)
Excluded Shares	4.1(a)
Exempt Category I Transactions	6.1(b)
Existing Commodity Hedging Arrangements	6.18
FERC	5.1(d)(i)
FERC Approval	5.1(d)(i)
FCC	5.1(d)(i)
FCC Approval	5.1(d)(i)
Financing	5.2(e)
Financing Commitments	5.2(e)
GAAP	5.1(e)(iii)
Governmental Entity	5.1(d)(i)
Guarantee	Recitals
Guarantors	Recitals
Hazardous Substance	5.1(k)
Hedging Arrangement Modifications	6.18
HSR Act	5.1(d)(i)
Indemnified Parties	6.11(a)
Indenture	6.12
Insurance Policies	5.1(o)
Intellectual Property	5.1(n)(ii)

A-II

Terms	Section

IRS	5.1(h)(ii)
Knowledge	5.1(g)
Laws	5.1(i)
Licenses	5.1(i)
Lien	5.1(b)(ii)
MAE Exclusion Agreement	6.5(f)
Marketing Period	6.15(a)
Material Baseload Divestiture Requirement	5.1(a)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(ii)
New Debt Financing Commitments	5.2(e)
No-Shop Period Start Date	6.2(a)
Notes	6.16(a)
Notice Period	6.2(e)(ii)(A)
NRC	5.1(a)(i)
NRC Application	6.5(e)(i)
NRC Approval	5.1(d)(i)
NYSE	5.1(a)(L)
Offer Documents	6.16(b)
Order	7.1(c)
Parent	Preamble
Parent Approvals	5.2(c)(i)
Parent Disclosure Letter	5.2
Parent Expenses	8.5(d)
Parent Fee	8.5(c)
Paying Agent	4.2(a)
Pension Plan	5.1(h)(ii)
Performance Awards	4.3(b)
Performance Awards Merger Consideration	4.3(b)
Per Share Merger Consideration	4.1(a)
Person	4.2(d)
Post-Signing Commodity Hedging Arrangements	6.1(b)
Proxy Statement	6.3(a)
PUCT	5.1
PURA	5.1(p)(i)
Qualified Decommissioning Fund	5.1(p)(iv)(A)
Release	5.1(k)
Remedial Action	5.1(k)
Representatives	6.2(a)
Required Financial Information	6.15(b)
Requisite Company Vote	5.1(c)(i)
Requisite Parent Vote	5.2(b)
Restricted Shares	4.3(a)

A-III

Terms	Section

SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Share	4.1(a)
Shareholders Meeting	6.4
Shares	4.1(a)
Significant Subsidiary	5.1(a)
Solvent	5.2(j)
Stock Plans	5.1(b)(i)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Corporation	1.1
Takeover Statute	5.1(j)
Tax, Taxes	5.1(l)
Tax Return	5.1(l)
TBOC	1.1
Termination Date	8.2
Termination Fee	8.5(b)
Transactions Committee	Recitals
Trustee	5.1(p)(iv)(C)
TXU Electric Delivery	5.1(p)(i)
TXU Energy Holdings	5.1(p)(i)
TXU Trading Policies	5.1(q)(i)(A)

A-IV

ANNEX B

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

February 25, 2007

Board of Directors
Strategic Transactions Committee
TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Members of the Board and the Strategic Transactions Committee:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, no par value (“TXU Common Stock”), of TXU Corp. (“TXU”) of the Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Agreement”), among Texas Energy Future Holdings Limited Partnership (“Texas Energy Future”), an entity formed by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Texas Pacific Group (“TPG”) and certain other investors, Texas Energy Future Merger Sub Corp (“Merger Sub”), a wholly owned subsidiary of Texas Energy Future, and TXU. The Agreement provides for, among other things, the merger of Merger Sub with and into TXU (the “Merger”) pursuant to which TXU will become a wholly owned subsidiary of Texas Energy Future and each outstanding share of TXU Common Stock (other than shares owned by TXU, Texas Energy Future, Merger Sub or any direct or indirect wholly owned subsidiary of TXU or Texas Energy Future or by shareholders who properly exercise dissenters rights) will be converted into the right to receive $69.25 in cash (the “Consideration”).

In arriving at our opinion, we have reviewed the Agreement as well as certain publicly available business and financial information relating to TXU. We also have reviewed certain other information relating to TXU, including financial forecasts under alternative business scenarios and commodity pricing assumptions, provided to or discussed with us by TXU, and have met with the management of TXU to discuss the business and prospects of TXU. We also have considered certain financial and stock market data of TXU, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of TXU, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for TXU that we have reviewed, the management of TXU has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of TXU as to the future financial performance of TXU under the alternative business scenarios reflected in such forecasts. With respect to the alternative commodity pricing assumptions that we have reviewed, we have been advised by the management of TXU, and we have assumed, that they are a reasonable basis on which to evaluate the future financial performance of TXU and are appropriate for us to utilize in our analyses. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect, in any respect material to our analyses, on TXU or the Merger and that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TXU, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to the holders of TXU Common Stock of the Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. We were not requested to,

B-1

Board of Directors
Strategic Transactions Committee
TXU Corp.
February 25, 2007

and did not, solicit third party indications of interest in acquiring all or any part of TXU; however, we understand that TXU will solicit such indications of interest from potential buyers for a limited period after the date of the Agreement as permitted under the provisions thereof. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof, including assumptions as to future commodity fuel prices which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to TXU, nor does it address the underlying business decision of TXU to proceed with the Merger.

We have acted as financial advisor to TXU in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, TXU has agreed to indemnify us for certain liabilities and other items arising out of our engagement. You have requested that we and certain of our affiliates offer to provide, arrange, or otherwise assist Texas Energy Future and other potential buyers in obtaining, all or a portion of the financing in connection with acquiring TXU, for which we and such affiliates would also expect to receive compensation. We and our affiliates from time to time in the past have provided and currently are providing investment banking and other financial services to TXU, for which services we and our affiliates have received, and expect to receive, compensation. We and our affiliates also from time to time in the past have provided, currently are providing and in the future may provide investment banking and other financial services to KKR, TPG, their respective affiliates and certain of their respective portfolio companies, for which services we and our affiliates have received, and may receive, compensation. In addition, we and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in affiliates of KKR and TPG. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of TXU, KKR, TPG and any other entities that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of TXU and the Strategic Transactions Committee thereof in connection with their evaluation of the Merger and is being provided to the Strategic Transactions Committee on the basis of it being an administrative committee of the Board of Directors which has not been established as a special independent committee for purposes of evaluating a possible conflicted or similar transaction. It is also understood that this letter does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by the holders of TXU Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

B-2

ANNEX C

[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]

February 25, 2007

The Strategic Transactions Committee of the Board of Directors
and the Board of Directors
TXU Corp.
1601 Bryan Street
Dallas, Texas 75201-3411

Dear Members of the Strategic Transactions Committee of the Board and the Board:

We understand that TXU Corp., a Texas corporation (the “Company”), Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership (“Parent”), and Texas Energy Future Merger Sub Corp, a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger to be dated the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. We further understand that pursuant to the Merger, each share of common stock, no par value per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $69.25 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (x) Parent or its affiliates or (y) holders of Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger. In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions contained in the latest draft of the Merger Agreement reviewed by us;

(ii)	Analyzed certain historical publicly available business and financial information relating to the Company;

(iii)	Reviewed various financial forecasts and other data provided to us by management of the Company relating to its businesses;

(iv)	Held discussions with members of the senior management of the Company with respect to the businesses and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company;

(vii)	Reviewed the historical stock prices and trading volumes of the Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information, and we have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, including, without limitation, the price of natural gas, which may be subject to significant fluctuation between the date hereof and the effective time of the Merger,

C-1

and thereafter. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions, including Parent’s or Merger Sub’s obtaining the necessary financing to effect the Merger. We have further assumed that the executed Merger Agreement will not differ in any material respect from the latest draft provided to us. In addition, we have assumed that the representations and warranties of the Company contained in the Merger Agreement and all agreements related thereto are true and complete.

We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Strategic Transactions Committee of the Board of Directors of the Company (the “Transactions Committee”), the Board of Directors of the Company and the Company have obtained such advice as they deemed necessary from qualified professionals. This opinion does not address the solvency or fair value of the Company or any other entity, including under any state, federal or other applicable laws relating to bankruptcy, insolvency or similar matters. We do not express any opinion as to the price at which shares of Common Stock may trade subsequent to the date hereof.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Transactions Committee and the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a portion of which is contingent upon the consummation of the Merger. We have in the past provided investment banking services to the Company and may have provided and may currently be providing investment banking services to one or more of the equity holders of Parent, or to one or more of their respective portfolio companies or other affiliates, for which we have received and/or may receive customary fees. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly held in large part by managing directors of Lazard) may actively trade securities of the Company and/or securities of the portfolio companies and/or other affiliates of the equity holders of Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Transactions Committee and the Board of Directors of the Company in connection with their consideration of the Merger and are not on behalf of, and are not intended to confer rights or remedies upon, Parent, any shareholders of Parent or the Company or any other person. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company. In that regard, we were not authorized to, and did not, solicit third party indications of interest in acquiring all or a part of the Company or engaging in a business combination or any other strategic transaction with the Company in connection with our engagement prior to the date hereof. Our opinion is not intended to and does not constitute a recommendation to any holder of Common Stock as to how such holder should vote with respect to the Merger or any other matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to holders of Common Stock (other than (x) Parent’s affiliates or (y) holders of Excluded Shares) pursuant to the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRÈRES & CO. LLC

C-2

ANNEX D

TEXAS BUSINESS ORGANIZATIONS CODE
CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS, AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351.  APPLICABILITY OF SUBCHAPTER.

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.352.  DEFINITIONS.  In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.353.  FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.354.  RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange or a similar system;

(B) listed on the Nasdaq Stock Market or a successor quotation system;

(C) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor system; or

(D) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or a successor entity; or

(iii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006. Amended by Acts 2005, 79th Leg., ch. 64, Sec. 39, eff. Jan. 1, 2006.

Sec. 10.355.  NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c) A notice required to be provided under Subsection (a) or (b) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(2) may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1) each owner who consents in writing to the action before the owner delivers the written consent; and

(2) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.356.  PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(2) must give to the responsible organization a notice dissenting to the action that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) before the action is considered for approval, if the action is to be submitted to a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the action was approved by the requisite vote of the owners, if the action is to be undertaken on the written consent of the owners; or

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c) An owner who does not make a demand within the period required by Subsection (b)(2)(E) is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under this section, the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.357.  WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.358.  RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356, the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) An offer made under Subsection (c)(2) must remain open for a period of at least 60 days from the date the offer is first delivered to the dissenting owner.

(e) If a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or if a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 60th day after the date the offer is accepted or the agreement is reached, as appropriate, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.359.  RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.360.  RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.  A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.361.  PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.362.  COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the organization as a going concern without including in the computation of value any:

(1) payment for a control premium or minority discount other than a discount attributable to the type of ownership interests held by the dissenting owner; and

(2) limitation placed on the rights and preferences of those ownership interests.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.363.  POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.364.  OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.365.  COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.366.  STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of another owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.367.  RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.  (a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases and the owner’s status as an owner of those ownership interests is restored without prejudice in any interim proceeding if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent fundamental business transaction; and

(3) the dissenting owner is entitled to receive dividends or other distributions made in the interim to owners of the same class and series of ownership interests held by the owner as if a demand for the payment of the ownership interests had not been made under Section 10.356, subject to any change in or adjustment to ownership interests because of the cancellation or exchange of the ownership interests after the date a demand under Section 10.356 was made pursuant to a fundamental business transaction.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.368.  EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.  In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest or money damages to the owner with respect to the ownership interest; and

(2) the owner’s right in the organization with respect to a fundamental business transaction.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

TXU Corp.
1601 Bryan Street
Dallas, TX 75201-3411
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Kim K. W. Rucker, Senior Vice President, Secretary and Chief Governance Officer of the Company, and David P. Poole, Executive Vice President and General Counsel of the Company, and each of them, Proxies with power to appoint a substitute, and hereby authorizes them to represent all shares of common stock of TXU Corp. held of record by the undersigned on [                     , 2007] at the Annual Meeting of Shareholders of the Company to be held in the [                                        ] on [                     , 2007], and at any adjournments thereof, and to vote, as directed on the reverse side of this card, on all specified matters coming before said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.
This proxy when properly executed will be voted in the manner directed therein. If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4 and AGAINST Items 5 and 6. Receipt is hereby acknowledged of the notice of Annual Meeting of Shareholders and Proxy Statement.
To change the address on your account, please indicate your new address below. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐ I (We) plan to attend the meeting in Dallas, Texas.

ACCTNUMBER          SHARES
REGISTRATION LINE 1
REGISTRATION LINE 2
REGISTRATION LINE 3
REGISTRATION LINE 4
REGISTRATION LINE 5
REGISTRATION LINE 6
(bar codes)
9999 999 9999

Date

Signature of Shareholder

Signature of Shareholder

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign a partnership name by authorized person.

é Please fold and detach card at perforation before mailing. é
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
If not voting by Internet or telephone, please sign, date and return this card promptly in the enclosed envelope.

è
Vote by Internet or Telephone or Mail — 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 6:00 AM Eastern Time [                     , 2007].
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
www.cesvote.com		1-888-693-8683

Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	Mark, sign and date your proxy
Have your proxy card in hand		vote your proxy. Have your proxy		card and return it in the enclosed
when you access the web site.		card in hand when you call.		postage-paid envelope.

(bar code) REGISTRATION LINE 1 REGISTRATION LINE 2 REGISTRATION LINE 3 REGISTRATION LINE 4 REGISTRATION LINE 5 REGISTRATION LINE 6

TXU Corp.
1601 Bryan Street
Dallas, TX 75201-3411
DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 4, “FOR ALL NOMINEES”, AND “AGAINST” ITEMS 5 AND 6.

1.	To approve the Agreement and Plan of Merger, dated as of February 25, 2007 (as amended from time to time, the “Merger Agreement”) among TXU Corp., Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership, and Texas Energy Future Merger Sub Corp, a Texas corporation, including the plan of merger contained in the Merger Agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	To approve any proposal by TXU Corp. to adjourn or postpone the annual meeting, if determined to be necessary.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Election of Directors	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐ FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and strike through the name of the nominee you wish to withhold

NOMINEES:	(1) Leldon E. Echols	(2) Kerney Laday	(3) Jack E. Little
	(4) Gerardo I. Lopez	(5) J. E. Oesterreicher	(6) Michael W. Ranger
	(7) Leonard H. Roberts	(8) Glenn F. Tilton	(9) C. John Wilder

4.	Approval of independent auditor — Deloitte & Touche LLP.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Shareholder proposal related to TXU Corp.’s adoption of quantitative goals for emissions at its existing and proposed plants.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6.	Shareholder proposal requesting a report on TXU Corp.’s political contributions and expenditures.

☐ FOR ☐ AGAINST ☐ ABSTAIN
(Please sign and date your proxy on the reverse side.)

é Please fold and detach card at perforation before mailing. é